UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MITEL NETWORKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

June 8, 2018

Dear Fellow Shareholder:

On April 23, 2018, Mitel Networks Corporation, a Canadian corporation (“Mitel” or the “Company”), entered into an Arrangement Agreement (the “arrangement agreement”) with MLN AcquisitionCo ULC, a British Columbia unlimited liability company (“Purchaser”) and MLN TopCo Ltd., a Cayman Islands exempted company, each of which was formed by funds advised by Searchlight Capital Partners, L.P. Under the terms of the arrangement agreement, Purchaser will acquire all of the outstanding common shares of the Company (“common shares”), pursuant to a plan of arrangement (the “arrangement”) to be approved by the Ontario Superior Court of Justice in accordance with Section 192 of the Canada Business Corporations Act. If the arrangement is completed, you will be entitled to receive $11.15 in cash (less any applicable withholding taxes) for each common share that you own.

A special meeting of Mitel shareholders will be held on July 10, 2018, at 10:00 a.m., Ottawa time, to vote on a resolution in favor of the arrangement (the “arrangement resolution”). The special meeting will be held at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2. Notice of the special meeting and the related proxy statement are enclosed.

The accompanying proxy statement gives you detailed information about the special meeting and the arrangement and includes the arrangement agreement as Annex B and the plan of arrangement as Annex C. The receipt of cash in exchange for common shares in the arrangement will constitute a taxable transaction to U.S. persons for U.S. federal income tax purposes and to Canadian persons for Canadian federal income tax purposes. We encourage you to read the proxy statement and the arrangement agreement carefully.

Mitel’s board of directors (the “Board”) unanimously (1) determined that the arrangement is fair to the shareholders of the Company, (2) determined that it was advisable and in the best interests of the Company to enter into the arrangement agreement, (3) approved the execution, delivery and performance of the arrangement agreement and the consummation of the transactions contemplated thereby and (4) resolved to recommend that shareholders vote in favor of the arrangement resolution.

Your vote is very important. The arrangement must be approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting. The Board recommends that shareholders vote FOR the approval of the arrangement resolution.

At the special meeting, shareholders will also be asked to vote on (1) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to our named executive officers by Mitel based on or otherwise relating to the arrangement (the “NEO arrangement-related compensation proposal”), as required by the rules adopted by the U.S. Securities and Exchange Commission and (2) a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution. The NEO arrangement-related compensation proposal requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote thereon. The adjournment proposal requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote thereon. The Board recommends that shareholders vote FOR each of these proposals.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or by facsimile, or submit your proxy by telephone or the Internet. Shareholders who attend the meeting may revoke their proxies and vote in person.

The Board appreciates your continuing support of the Company.

Sincerely,

/s/ Terence H. Matthews Terence H. Matthews
Chairman

Neither the Securities and Exchange Commission nor any state, provincial or territorial securities regulatory agency has approved or disapproved the arrangement, passed upon the merits or fairness of the arrangement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated June 8, 2018, and is first being mailed to shareholders on or about June 8, 2018.

MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On July 10, 2018

Dear Shareholder:

PLEASE TAKE NOTICE that a special meeting of shareholders of Mitel Networks Corporation, a Canadian corporation (“Mitel” or the “Company”), will be held on July 10, 2018, at 10:00 a.m. Ottawa time, at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2 (the “special meeting”), for the following purposes:

1. To consider, pursuant to an interim order of the Ontario Superior Court of Justice, dated as of June 7, 2018 (the “interim order”) and, if deemed advisable, to pass, with or without variation, a special resolution (the “arrangement resolution”) to approve an arrangement (the “arrangement”) under section 192 of the Canada Business Corporations Act pursuant to the Arrangement Agreement, dated as of April 23, 2018, among Mitel, MLN AcquisitionCo ULC (“Purchaser”), a British Columbia unlimited liability company and MLN TopCo Ltd., a Cayman Islands exempted company (the “arrangement agreement”), to effect among other things, the acquisition by Purchaser of all of the outstanding common shares of the Company (the “common shares”) in exchange for $11.15 cash (less any applicable withholding taxes) per common share.

2. To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the arrangement (the “NEO arrangement-related compensation proposal”).

3. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution.

4. To act upon other business as may properly come before the special meeting and any and all adjourned or postponed sessions thereof.

The record date for the determination of shareholders entitled to notice of and to vote at the special meeting is June 7, 2018. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of our shareholders will be available at our principal executive and registered offices at 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7 during ordinary business hours for ten days prior to the special meeting.

Please read the accompanying proxy statement carefully as it sets forth details of the proposed arrangement and other important information related to the arrangement.

Your vote is important, regardless of the number of common shares you own. The arrangement resolution must be approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting. The NEO arrangement-related compensation proposal requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote thereon. The adjournment proposal requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card by mail or facsimile or submit your proxy by telephone or the Internet prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares will not be counted for any purpose. Mitel’s board of directors (the “Board”) recommends that shareholders vote

FOR the approval of the arrangement resolution, FOR the NEO arrangement-related compensation proposal and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies.

Registration will begin at 9:30 a.m. Ottawa time, the day of the meeting. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted to be used at the special meeting.

Pursuant to the interim order, registered holders of common shares will have a right to dissent under section 190 of the Canada Business Corporations Act in respect of the arrangement resolution and to be paid an amount equal to the fair value of their common shares. See the section entitled “Dissenting Shareholders’ Rights,” beginning on page 93 in, as well as Annex F to, the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE OR BY FACSIMILE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board,

/s/ Gregory J. Hiscock
Gregory J. Hiscock Corporate Secretary

Ottawa, Ontario

June 8, 2018

v

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the Special Meeting and the Arrangement,” summarizes the material information in this proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Mitel. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information.”

The following terms used in this proxy statement refer as follows to:

•	“Mitel,” the “Company,” “we,” “our” or “us” mean Mitel Networks Corporation and its subsidiaries unless the context otherwise requires;

•	“Purchaser” means MLN AcquisitionCo ULC;

•	“Parent” means to MLN TopCo Ltd.;

•	“Searchlight” means Searchlight Capital Partners, L.P.;

•	“common shares” mean common shares issued by Mitel;

•	“shareholders” mean the record or beneficial owners of common shares, as the context requires;

•	“arrangement agreement” means the Arrangement Agreement, dated as of April 23, 2018 and as thereafter amended in accordance with its terms, among Mitel, Purchaser and Parent, a copy of which is attached as Annex B to this proxy statement;

•	“arrangement” means the Arrangement to be effected pursuant to the CBCA in accordance with the terms of the arrangement agreement and the Plan of Arrangement, a copy of which is attached as Annex C to this proxy statement.

•	“special meeting” means the special meeting of shareholders to be held to approve, among other things, the arrangement resolution;

•	“arrangement resolution” means the special resolution to be submitted to shareholders at the special meeting to approve the arrangement;

•	“interim order” means the interim order of the Ontario Superior Court of Justice, dated as of June 7, 2018

•	“NEOs” means named executive officers of Mitel

•	“NEO arrangement-related compensation proposal” means a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s NEOs in connection with the arrangement

•	“CBCA” means the Canada Business Corporations Act; and

•	“Board” means the board of directors of Mitel.

In addition to common shares issued and outstanding, as of the date of this proxy statement there are also approximately 1.3 million warrants issued and outstanding to one holder, which upon exercise entitles the holder of such warrants to receive, for no consideration, one common share for each such warrant. The warrants are exercisable at any time at the option of the holder. If any warrants are outstanding as of the date of the special meeting, the holder of the warrants will be entitled to vote with shareholders (voting together as a single class) on all matters to be voted on at the special meeting, with each warrant being treated as the equivalent of one common share. Consequently, unless the context otherwise requires, references in this proxy statement to:

•	votes cast by shareholders present in person or represented by proxy at the special meeting shall be deemed to mean votes cast by shareholders and the warrant holder (voting together as a single class) present in person or represented by proxy at the special meeting;

•	shareholders, solely in the context of voting at the special meeting, shall be deemed to mean shareholders and the warrant holder, collectively (voting together as a single class);

•	approval of shareholders shall be deemed to mean approval of shareholders and the warrant holder (voting together as a single class);

•	the deemed transfer upon consummation of the arrangement of common shares to Purchaser in exchange for the right to receive the Consideration (as defined below) shall be deemed to mean the deemed transfer upon consummation of the arrangement of common shares and warrants to Purchaser in exchange for the right to receive such Consideration; and

•	any phrases similar to the foregoing shall have similar correlative meanings.

We publish our consolidated financial statements in U.S. dollars. All references in this proxy statement to “dollars” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in this proxy statement and in the documents incorporated by reference in this proxy statement have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which differs in certain material respects from financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. These differences are not described in this proxy statement or the documents incorporated by reference in this proxy statement.

The Arrangement and the Arrangement Agreement

•	The Parties to the Arrangement. Mitel, a Canadian corporation, is a global leader in business communications. Purchaser, a British Columbia unlimited liability company, and Parent, a Cayman Islands exempted company, were formed solely for the purpose of effecting the arrangement and the transactions related to the arrangement. Purchaser and Parent have not engaged in any business except in furtherance of this purpose. Purchaser is currently a wholly owned subsidiary of Parent, and Parent is currently owned and controlled by funds affiliated with Searchlight, a private equity investment group. Both Purchaser and Parent will be owned and controlled by an investor group led by affiliates of Searchlight and certain co-investors (collectively, the “sponsors”) at the time of the consummation of the arrangement. See “The Parties to the Arrangement,” beginning on page 69. Parent has advised us that neither Parent nor its affiliates owns or controls any of our common shares.

•	The Arrangement. You are being asked to vote FOR approval of the arrangement resolution, which approves the plan of arrangement providing for the acquisition by Purchaser of all of the outstanding common shares. As a result of the arrangement, Mitel will cease to be a publicly traded company. See “The Arrangement Agreement (Proposal No. 1),” beginning on page 74.

•	Arrangement Consideration. If the arrangement is completed, you will be entitled to receive $11.15 in cash, without interest and less any applicable withholding taxes, for each common share that you own (the “Consideration”). See “The Arrangement Agreement (Proposal No. 1)—Arrangement Consideration,” beginning on page 74.

•

Treatment of Outstanding Options, Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”). Each outstanding option to acquire common shares not exercised prior to the arrangement will be assigned and transferred to Mitel in consideration for the right to receive a cash payment equal to the number of common shares underlying such option multiplied by the amount by which $11.15 exceeds the option exercise price, without interest and less any applicable withholding taxes. Each outstanding option with an exercise per common share equal to or exceeding $11.15 will be cancelled for no consideration. Each award of RSUs that by their terms accelerate at the effective time of the arrangement or are held by a non-employee director (“Cashed-Out RSUs”) will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such RSU, without interest and less any applicable withholding taxes. All RSUs that do not by their terms accelerate at the effective time of the arrangement and are not held by a non-employee director (“Other RSUs”) will be assigned and transferred to Mitel in exchange for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Cashed-Out RSU award, less any amounts the Company is required to withhold for taxes, following the date such RSUs would have vested in accordance with their terms, subject to the vesting conditions of such RSU, including holder’s continued employment through such date. Each award of PSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such PSU award, without interest and less any applicable withholding taxes. The number of common shares subject to each PSU award will be determined by multiplying (A) the number of common shares subject to such PSU award at target as set forth in the applicable award agreement by (B) in the case of a PSU award granted in 2017, 120.83%, or in the case of a PSU award granted in 2018, 117.11% See “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 56 and “The Arrangement Agreement (Proposal No. 1)—Treatment of Options and Other Awards,” beginning on page 75.

•	Conditions to the Arrangement. The consummation of the arrangement is conditioned on the satisfaction or waiver by the applicable party to the arrangement agreement (to the extent permitted by law) of a number of conditions, including the following:

•	the arrangement resolution must have been approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting;

•	the arrangement must have received interim and final approval from the Ontario Superior Court of Justice (the “Court”);

•	no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other law shall be in effect which prohibits, restrains or renders illegal the consummation of the arrangement;

•	the receipt of certain clearances and approvals and the provision of certain notices, including (i) the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), must have expired or been terminated, (ii) the expiration, termination or waiver of the waiting period (or any extension thereof) under the Competition Act (Canada), as amended (the “Competition Act”), (iii) notification to The Federal Antimonopoly Service of the Russian Federation under Federal Law No.135-FZ dated 26 July 2006, “On Protection of Competition” (Russian Federation) (“FLN 135”) and (iv) certain consents and approvals of (or filings or registrations with) the Federal Communications Commission (“FCC”) and certain other United States federal and state governmental telecom authorities. On May 17, 2018, an advance ruling certificate was issued by the Commissioner of Competition pursuant to the Competition Act. On May 21, 2018, the FTC granted early termination of the waiting period under the HSR Act. Accordingly, the conditions to the arrangement relating to the expiration or termination of the applicable waiting periods under the HSR Act and the Competition Act have been satisfied.

•	Mitel’s, Purchaser’s and Parent’s respective representations and warranties in the arrangement agreement must be true and correct, subject to applicable materiality qualifiers, as of the date of the agreement and as of the closing date as described under “The Arrangement Agreement (Proposal No. 1)—Conditions to the Arrangement,” beginning on page 83;

•	Mitel, Purchaser and Parent must have performed in all material respects all obligations that each is required to perform under the arrangement agreement;

•	since the date of the arrangement agreement, no material adverse effect (as such term is defined in the section of this proxy statement captioned “The Arrangement Agreement (Proposal No. 1)—Representation and Warranties” beginning on page 76) shall have occurred and be continuing; and

•	dissenters rights shall not have been exercised in respect of more than 10% of the outstanding common shares.

See “The Arrangement Agreement (Proposal No. 1)—Conditions to the Arrangement,” beginning on page 83 and “The Arrangement Agreement (Proposal No. 1)—Representations and Warranties,” beginning on page 76.

•	Go-Shop; Restrictions on Solicitations of Other Offers.

•	The arrangement agreement contains a “go shop” provision pursuant to which Mitel had the right to solicit and engage in discussions and negotiations with respect to competing proposals through 11:59 p.m., Ottawa, Ontario time, on June 7, 2018 (the “Go-Shop Period End Time”), subject to extensions to allow bidding between Purchaser and any “Excluded Party,” defined as a party that, among other requirements, submitted a bona fide written acquisition proposal to Mitel during the go-shop period that the Board determined in good faith (after consultation with its financial advisors and outside counsel) during the go-shop period constituted a “superior proposal” and Mitel commenced, at or prior to the Go-Shop Period End time, a notice period with respect to its intention to terminate the arrangement agreement to enter into a definitive agreement with respect to such superior proposal (subject to certain additional terms and conditions set forth in the arrangement agreement). See “The Arrangement—Background to the Transaction,” beginning on page 15.

•	Except with respect to Excluded Parties, after the Go-Shop Period End Time we are subject to a “no-shop” restriction on our ability to solicit third-party proposals, provide information to third parties and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows us to provide information and participate in discussions with respect to bona fide written acquisition proposals submitted by third parties after Go-Shop Period End Time, not in violation of the no-shop provision, and with respect to which the Board determines in good faith after consultation with outside counsel and financial advisors, that (1) such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal, and (2) failure to furnish information or enter into discussions or negotiations with such person would be inconsistent with its fiduciary duties under applicable law.

See “The Arrangement Agreement (Proposal No. 1)—Restrictions on Solicitations of Other Offers,” beginning on page 84.

•	Termination of the Arrangement Agreement. The arrangement agreement may be terminated:

•	by mutual written consent of the Company, on the one hand, and Purchaser, on the other hand;

•	by either the Company, on the one hand, or Purchaser, on the other hand, if:

•	the arrangement is not consummated on or before 5:00 p.m., New York City time, on January 23, 2019 (the “end date”), so long as the failure to complete the arrangement is not the result of, or caused by, the failure of the party seeking to exercise such termination rights to perform or observe any of the covenants or agreements of such party, and if all conditions to closing have been satisfied or are capable of being satisfied other than receipt of the required regulatory approvals, then either the Company or Purchaser may, by written notice to the other party, extend the end date to April 22, 2019;

•	there is any final and nonappealable restraining order, injunction or other judgement or order issued by any court or agency of competent jurisdiction preventing the consummation of the arrangement, provided that the right to terminate will not be available to a party whose breach of the arrangement agreement is the principal cause of or resulted in the application or imposition of such ruling; or

•	our shareholders, at the special meeting or at any adjournment thereof, fail to approve the arrangement resolution;

•	by Purchaser if:

•	there has been a willful and material breach of the covenants relating to solicitations and Recommendation Withdrawals;

•	we have breached any representations, warranties, covenants or agreements set forth in the arrangement agreement which would give rise to the failure of certain conditions to closing and where that breach is incapable of being cured by the end date or has not been cured prior to the thirtieth (30th) day after the giving of written notice thereof by Purchaser to us; provided that neither Parent nor Purchaser is then in material breach of the arrangement agreement so as to cause certain conditions to closing to not be satisfied; or

•	(i) the Board or any committee of the Board has effected or publicly proposed to effect a Recommendation Withdrawal (as described in “The Arrangement Agreement (Proposal No. 1)—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 86); or (ii) we fail to include a board recommendation for the arrangement resolution in our proxy statement;

•	by the Company if:

•	Purchaser or Parent has breached any of their respective representations, warranties, covenants or agreements under the arrangement agreement which would give rise to the failure of certain conditions to closing and where that breach is incapable of being cured by the end date or has not been cured prior to the thirtieth (30th) day after the giving of written notice thereof by us to Purchaser; provided that we are not then in material breach of the arrangement agreement so as to cause certain conditions to closing to not be satisfied;

•	prior to obtaining shareholder approval, we terminate the arrangement agreement in order to substantially concurrently enter into an agreement with respect to a superior proposal in accordance with and subject to the terms and conditions described in “The Arrangement Agreement (Proposal No. 1)—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 86, provided that we, concurrently with doing so, pay to Parent the termination fee as described under “The Arrangement Agreement (Proposal No. 1)—Termination Fees,” beginning on page 88 (the “superior proposal termination right”); or

•	all of the conditions applicable to Parent’s and Purchaser’s obligation to consummate the arrangement have been and continue to be satisfied or waived, Purchaser fails to consummate the closing on the date required pursuant to the arrangement agreement, we have irrevocably confirmed to Purchaser in writing that we are ready, willing and able to consummate the closing of the arrangement and Purchaser fails to consummate the closing within two (2) business days after the delivery of such notice.

•	Termination Fees. In connection with a termination pursuant to the superior proposal termination right and certain other circumstances specified in the arrangement agreement, the Company must pay a fee of $49,410,000 to (or as directed by) Parent, provided that if the termination pursuant to the superior proposal termination right relates to a superior proposal with an “Excluded Party,” as defined in the arrangement agreement, such fee will instead be equal to $17,650,000. In certain circumstances, the arrangement agreement provides for Parent to pay to the Company a termination fee equal to $84,690,000. See “The Arrangement Agreement (Proposal No. 1)—Termination Fees,” beginning on page 88.

•	Expense Reimbursement. In circumstances where shareholders do not approve the arrangement resolution, we are required to pay to (or as directed by) Parent an expense reimbursement payment of $7,500,000. Such expense reimbursement payment will be credited against any subsequent termination fee payable by the Company.

The Special Meeting

See “Questions and Answers About the Special Meeting and the Arrangement,” beginning on page 10 and “The Special Meeting,” beginning on page 70.

Other Important Considerations

•	Board Recommendation. The Board has unanimously (i) determined that the arrangement agreement is fair to the shareholders, (ii) determined that it was advisable and in the best interests of the Company to enter into the arrangement agreement and (iii) approved of the execution, delivery and performance of the arrangement agreement and the consummation of the transactions contemplated thereby. The Board also recommends that Mitel’s shareholders vote “FOR” the approval of the arrangement resolution, “FOR” the NEO arrangement-related compensation proposal and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies. See “The Arrangement—Reasons for the Arrangement; Recommendation of the Board,” beginning on page 25.

•	Share Ownership of Directors and Executive Officers. As of June 7, 2018, the record date, the directors and executive officers of Mitel held and are entitled to vote, in the aggregate, common shares representing approximately 4.45% of the outstanding common shares. Such directors and executive officers have informed Mitel that they intend to vote all of their common shares “FOR” the approval of the arrangement resolution, “FOR” the NEO arrangement-related compensation proposal and “FOR” the adjournment proposal, if necessary. See “The Special Meeting—Voting Rights; Quorum; Vote Required for Approval,” beginning on page 70.

•	Interests of the Company’s Directors and Executive Officers in the Arrangement. In considering the proposal to approve the arrangement resolution, Mitel’s shareholders should be aware that certain of Mitel’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Mitel’s shareholders generally, including accelerated vesting of equity awards, potential cash severance and other termination benefits, and provision of indemnification and insurance arrangements. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the arrangement agreement and to recommend that our shareholders vote in favor of approving the arrangement resolution.

These interests are described under “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 56. See also “Advisory Vote on Named Executive Officer Arrangement-Related Compensation (Proposal No.2),” beginning on page 100.

•	Opinion of Jefferies LLC

In April 2017, the Board engaged Jefferies LLC (“Jefferies”), pursuant to an engagement letter dated as of April 5, 2017, to act as Mitel’s financial advisor to provide Mitel with financial advice and assistance in connection with the possible sale, disposition or other business transaction involving all or certain of its consolidated equity or assets. At the meeting of Board on April 23, 2018, Jefferies rendered its opinion to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth in its written opinion, the Consideration to be received by the holders of Mitel common shares pursuant to the arrangement was fair, from a financial point of view, to such holders, other than holders of Mitel common shares that are affiliates of Purchaser (the “Excluded Holders”). Mitel encourages you to read carefully and in its entirety the full text of Jefferies’ written opinion attached as Annex D to this proxy statement, which is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Jefferies, as of the date of such opinion. For a description of the opinion that the Board received from Jefferies, see “Opinions of Financial Advisors—Opinion of Jefferies,” beginning on page 31.

•	Opinion of National Bank Financial Inc.

In April 2018, the Board engaged National Bank Financial Inc. (“NBF”), pursuant to an engagement letter dated April 11, 2018, to act as the Board’s financial advisor to provide, if requested by the Board, an opinion as to whether the consideration to be paid to shareholders pursuant to a potential sale of Mitel is fair, from a financial point of view, to shareholders. At the meeting of the Board on April 23, 2018, NBF rendered its oral opinion to the Board, which was subsequently followed by its written opinion, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and the scope of review undertaken as set forth in its written opinion, the Consideration to be received by the holders of Mitel common shares pursuant to the arrangement was fair, from a financial point of view, to such holders. Mitel encourages you to read carefully and in its entirety the full text of NBF’s written opinion attached as Annex E to this proxy statement, which is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to NBF, as of the date of such opinion. For a description of the opinion that the Board received from NBF, see “Opinions of Financial Advisors—Opinion of NBF,” beginning on page 40.

•	Sources of Financing.

•	Mitel anticipates that the total funds needed to complete the arrangement (including the funds to pay Mitel shareholders and to pay the holders of other equity-based interests the amounts due to them under the arrangement agreement), which is expected to be approximately $2.0 billion (including Mitel’s net debt), will be funded through a combination of the following:

•	Debt financing in an aggregate principal amount of up to $1.38 billion as well as a committed $100 million senior secured revolving facility (a portion of which will be available to be drawn at closing of the arrangement). Parent has obtained commitments from a consortium of financial institutions to provide the debt financing, which includes the revolving credit facility. For more information, see the section of this proxy statement captioned “Financing of the Arrangement—Debt Financing.”

•	Equity commitments from the sponsors in an aggregate amount of up to $700 million. For more information, see the section of this proxy statement captioned “Financing of the Arrangement—Equity Financing.”

•	Cash of Mitel and its subsidiaries available to be utilized in respect of the payment of the Consideration to holders of company stock-based awards and company options, if any, and to repay debt.

The completion of the arrangement is not conditioned upon Parent’s or Purchaser’s receipt of financing. See “The Arrangement Agreement (Proposal No. 1)—Financing of the Arrangement,” beginning on page 53 and “The Arrangement Agreement (Proposal No. 1)—Specific Performance,” beginning on page 91.

•	Regulatory Approvals.

•

Under the HSR Act, and the rules and regulations promulgated thereunder by the Federal Trade Commission (“FTC”), the arrangement may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the applicable waiting period has expired or been terminated. On May 21, 2018, the FTC granted early termination of the waiting period under the HSR Act.

Under the Competition Act the parties cannot complete the transaction until: (a) the parties have filed a Part IX notification with the Commissioner of Competition and the applicable waiting period under section 123 of the Competition Act has expired or been terminated; (b) an advance ruling certificate has been issued by the Commissioner of Competition pursuant to section 102(1) of the Competition Act; or (c) a waiver has been provided by the Commissioner of Competition pursuant to paragraph 113(c) of the Competition Act. On May 14, 2018, the parties to the arrangement agreement each filed their Part IX notification with the Commissioner of Competition. On May 17, 2018, an advance ruling certificate was issued by the Commissioner of Competition pursuant to the Competition Act. Under FLN 135, the arrangement may not be completed until notification has been filed with, and clearance has been received from, The Federal Antimonopoly Service of the Russian Federation. Notification was filed with The Federal Antimonopoly Service of the Russian Federation on May 21, 2018.

•	As a condition to the consummation of the arrangement, the FCC must approve the transfer of control of certain FCC authorizations held by Mitel or its subsidiaries. In connection with such approval, the FCC must determine whether, following the arrangement, Mitel will continue to be qualified to control such licenses and whether such transfer of control is consistent with applicable law and FCC rules and would serve the public interest, convenience and necessity. On May 17, 2018, Mitel and Purchaser filed applications with the FCC to obtain approval of the transfer of control of the FCC authorizations held by Mitel. The parties must also, and intend to, notify the FCC once the arrangement has been consummated.

•	As a condition to the consummation of the arrangement, the approval of, or the filing of pre-closing notifications with, certain state public utility commissions (“PUC”s) that have jurisdiction over transfers of control of authorizations to provide intrastate communications service must be obtained or filed, as applicable. Some state PUCs also require the filing of post-consummation notification of the arrangement. As a general matter, the relevant state PUCs, consistent with their states’ laws, will determine whether the transfer of control of their PUC authorizations is consistent with applicable state law, the public interest, convenience and necessity. All such applications for approvals and pre-closing filings were made with the applicable state PUCs on or prior to May 21, 2018, and all required post-closing notifications are expected to be filed following consummation of the arrangement.

•	Though not a condition to the consummation of the arrangement, U.S. and Canadian federal, provincial and state laws and regulations may require that we or Parent obtain approvals or certificates of need from, file new license and/or permit applications with, and/or provide notices to, applicable governmental authorities in connection with the arrangement. See “The Arrangement—Regulatory Approvals,” beginning on page 51.

•	Material U.S. Federal Income Tax Consequences. The arrangement will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. holder (as defined in “The Arrangement – Material U.S. Federal Income Tax Consequences”). Your receipt of cash in exchange for your common shares in the arrangement generally will cause you to recognize capital gain or loss for U.S. federal income tax purposes measured by the difference, if any, between the amount of cash you receive in the arrangement and your adjusted tax basis in your common shares if you hold common shares as a capital asset on the date of the consummation of the arrangement. See “The Arrangement—Material U.S. Federal Income Tax Consequences,” beginning on page 61.

•

Material Canadian Federal Income Tax Consequences. A Canadian resident who holds common shares as capital property will generally recognize a capital gain (or capital loss) for Canadian federal income tax purposes equal to the amount by which the amount of cash received for such common shares under the arrangement exceeds (or is less than) such holder’s adjusted cost base of the common shares and any reasonable costs of disposition. Any capital gain realized by a non-resident holder upon such holder’s disposition of common shares generally will not be subject to Canadian federal income taxation unless such common shares constitute “taxable Canadian property,” within the meaning of the Income Tax Act (Canada) (the “Tax Act”), to such non-resident holder and do not constitute “treaty-protected property,” within the meaning of the Tax Act. See “The Arrangement—Material Canadian Federal Income Tax Consequences,” beginning on page 63.

•	Dissenting Shareholders’ Rights. Pursuant to the interim order, registered holders of common shares as of the record date for the special meeting will have a right to dissent under section 190 of the CBCA in respect of the arrangement resolution and to be paid an amount equal to the fair value of their common shares. The dissent procedures require that a registered holder of common shares who wishes to dissent must send to Mitel (i) at 350 Legget Drive Ottawa, Ontario, Canada K2K 2W7 (Attention: Corporate Secretary) or (ii) by facsimile transmission to (613) 592-7813 (Attention: Corporate Secretary), in each case to be received not later than 5:00 p.m. (Ottawa time) on July 6, 2018 (or 5:00 p.m. (Ottawa time) on the second business day immediately preceding any adjourned or postponed special meeting), a written notice of objection to the arrangement resolution and must otherwise strictly comply with the dissent procedures described in the accompanying proxy statement. Failure to strictly comply with these dissent procedures may result in the loss or unavailability of the right to dissent. Beneficial owners of common shares registered in the name of a broker, trustee, financial institution or other nominee who wish to dissent should be aware that only registered owners of common shares are entitled to dissent. Holders of options are not entitled to dissent rights unless they exercise their options and acquire common shares and submit a dissent notice prior to the deadline set forth above. Holders of RSUs and PSUs are not entitled to dissent rights unless their RSUs vest and holders exchange such RSUs for common shares and submit a dissent notice prior to the deadline set forth above. See the section entitled “Dissenting Shareholders’ Rights,” beginning on page 93, as well as Annex F to this proxy statement.

•	Market Price of Common Shares. The closing sale price of common shares on the Nasdaq Stock Market (the “Nasdaq”) on April 23, 2018, the last trading day prior to the announcement of the transaction, was $10.16 per share. The $11.15 per share to be paid for each common share in the arrangement represents a premium of approximately 9.7% to the Nasdaq closing price on April 23, 2018. The $11.15 to be paid for each common share exceeds Mitel’s 52-week-high-price and last three-year-high price and represents a premium of approximately 24% to the 90-calendar-day volume-weighted average price of common shares on the Nasdaq through April 23, 2018. The closing sale price of common shares on the Toronto Stock Exchange (the “TSX”) on April 23, 2018, the last trading day prior to the announcement of the transaction, was C$13.04 per share. The $11.15 per common share to be paid for each common share in the arrangement, or C$14.30 based on the Bank of Canada closing exchange rate on April 23, 2018, represents a premium of approximately 9.7% to the TSX closing price on April 23, 2018. You are encouraged to obtain current market quotations for the common shares in connection with voting your shares. See “Market Price of Common Shares,” beginning on page 97.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT

The following questions and answers are intended to address briefly some commonly asked questions regarding the arrangement agreement, the arrangement and the special meeting. These questions and answers do not address all questions that may be important to you as a Mitel shareholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

Q.	When and where is the special meeting?

A.	The special meeting of shareholders of Mitel will be held on July 10, 2018, at 10:00 a.m. Ottawa time, at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2.

Q.	What matters will be voted on at the special meeting?

A.	You will be asked to consider and vote on the following proposals:

•	to approve the arrangement resolution;

•	to approve the non-binding, advisory NEO arrangement-related compensation resolution;

•	to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution; and

•	to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board recommends that you vote:

•	“FOR” approval of the arrangement resolution;

•	“FOR” approval of the NEO arrangement-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	Who is entitled to vote at the special meeting?

A.	All Mitel shareholders are entitled to notice, but only shareholders of record holding common shares as of the close of business on June 7, 2018, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were approximately 122,610,789 common shares outstanding and approximately 1,324 holders of record held such shares. Every shareholder is entitled to one vote for each common share the shareholder held as of the record date.

Registration will begin at 9:30 a.m., Ottawa time. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices are not permitted to be used at the special meeting.

Q.	What vote is required for Mitel’s shareholders to approve the arrangement? How do Mitel’s directors and officers intend to vote?

A.

Approval of the arrangement resolution requires that the arrangement is approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting. Our directors and executive officers who collectively own approximately 4.45% of the outstanding common shares have informed us that they intend to vote all such common shares FOR the approval of the arrangement resolution.

Q.	What vote is required for Mitel’s shareholders to approve the NEO arrangement-related compensation proposal?

A.	The NEO arrangement-related compensation proposal requires the affirmative vote of the holders of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote on the matter.

Q.	What vote is required for Mitel’s shareholders to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A.	The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote on the matter.

Q.	Why am I being asked to consider and vote on the NEO arrangement-related compensation proposal?

A.	The rules of the U.S. Securities and Exchange Commission (the “SEC”) require Mitel to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Mitel’s NEOs in connection with the arrangement. Approval of the NEO arrangement-related compensation proposal is not required to complete the arrangement.

Q.	Who is soliciting my vote?

A.	This proxy solicitation is being made by and on behalf of the Board and management of Mitel. In addition, we have retained Alliance Advisors, LLC to assist in the solicitation. We will pay Alliance Advisors, LLC approximately $45,000 in the aggregate, plus out-of-pocket expenses for its assistance. We may request additional services from Alliance Advisors, LLC on an as needed basis. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of common shares that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Alliance Advisors, LLC against any losses arising out of that firm’s proxy soliciting services on our behalf.

Q.	What do I need to do now?

A.	We urge you to carefully read and consider the information contained in this proxy statement. Even if you plan to attend the special meeting, if you hold your common shares in your own name as the shareholder of record, please vote your shares (1) by completing, signing, dating and returning the enclosed proxy card by mail or facsimile; (2) by calling the telephone number printed on your proxy card; or (3) by using the Internet voting instructions printed on your proxy card. Your telephone, Internet, mail or facsimile vote must be received by 5:00 p.m. on July 6, 2018. You can also attend the special meeting and vote, or change your prior vote, in person. Do NOT enclose or return your share certificate(s) with your proxy card. If you hold your common shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee’s proxy card which includes voting instructions and instructions on how to change your vote.

Each person named in the proxy card to represent you at the meeting is a director or officer of Mitel. You can appoint someone else to represent you at the special meeting. Please follow the instructions contained in the proxy card.

Q:	How do I vote? How can I revoke my vote?

A:	You may vote your shares (1) by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope or by facsimile, (2) by calling the telephone number or (3) by using the Internet voting instructions printed on your proxy card or as described below if you hold your common shares in “street name.” Your telephone, Internet, mail or facsimile vote must be received by 5:00 p.m. on July 6, 2018. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to approve the arrangement resolution and “FOR” the adjournment proposal. You have the right to revoke your proxy at any time before the vote is taken at the special meeting:

•	if you hold your shares in your name as a shareholder of record, by contacting our Corporate Secretary’s office at (613) 592-2122;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Q:	Can I vote by telephone or electronically?

A:	If you hold your common shares in your name as a shareholder of record, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card.If your common shares are held by your broker, bank or other nominee, often referred to as held in “street name,” please check your nominee’s proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically.

Q.	If my common shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.	Your broker, bank or other nominee will be permitted to vote your common shares only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your common shares. Absent specific instructions from the beneficial owner of such common shares, banks, brokerage firms or other nominees are not empowered to vote those common shares, which we refer to as “broker non-votes.” If you do not instruct your broker, bank or other nominee to vote your common shares, your common shares will not be voted and will not have an effect on the approval of the arrangement resolution, on the non-binding, advisory vote, of the arrangement-related executive compensation or on the proposal to adjourn the special meeting.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold common shares in “street name,” and directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your common shares are voted.

Q.	How are votes counted?

A.	For the proposal to approve the arrangement resolution, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For the proposal to approve the NEO arrangement-related compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares that are not voted will have no effect on the vote to approve the arrangement resolution, to approve the NEO arrangement-related compensation or to adjourn the meeting.

If you sign your proxy card without indicating your vote, your common shares will be voted “FOR” the approval of the arrangement resolution , “FOR” the NEO arrangement-related compensation proposal and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, and in accordance with the recommendations of the Board on any other matters properly brought before the special meeting for a vote.

Q:	Who will count the votes?

A:	A representative of our transfer agent, Computershare Investor Services, Inc., will count the votes and act as scrutineer. Questions concerning share certificates or other matters pertaining to your shares may be directed to Computershare Investor Services, Inc. at 1-800-564-6253 (toll free in Canada and the United States) or 514-982-7555 (international direct dial) between the hours of 8:30 a.m. and 8:00 p.m. Eastern time Monday to Friday.

Q.	When is the arrangement expected to be completed?

A.	We are working toward completing the arrangement as quickly as possible, and we anticipate that it will be completed in the second half of 2018. In order to complete the arrangement, we must obtain shareholder approval and the other closing conditions under the arrangement agreement must be satisfied or waived (as permitted by law).

Q.	What is the “marketing period”?

A.	Purchaser is not obligated to complete the arrangement until certain reorganization transactions of the Company requested by the Purchaser are completed and the expiration of a 17 consecutive business day “marketing period” that the Purchaser may use to complete its financing for the arrangement. The marketing period is the first period of 17 consecutive business days throughout which the Purchaser has certain specified information about Mitel (which we refer to as the “required information”), the required information remains compliant as set forth in the arrangement agreement and no conditions exist that would cause any of the conditions to the obligations of the Purchaser not to be satisfied if the arrangement were to be consummated during such period. The marketing period begins after Purchaser has received the required information on the latter of (1) the date of mailing of this proxy statement to shareholders and (2) September 4, 2018, if, at the time this proxy statement is mailed to the shareholders, the Purchaser concludes in its good faith judgment (after consultation with Mitel and regulatory counsel) that the regulatory approvals necessary to complete the transaction will not be obtained as of September 30, 2018. Notwithstanding the foregoing, the marketing period will not be deemed to have commenced if, at any point during such period, (A) the required information is not sufficiently current or fails to comply with the requirements of the arrangement agreement or (B) Mitel announces an intention to restate any of its financial information. If Mitel fails to file any required quarterly, annual or current reports with the SEC when due the marketing period with be tolled. Furthermore, (A) none of May 28, 2018, July 4, 2018, July 5, 2018, November 22, 2018 or November 23, 2018 shall be considered a business day for purposes of calculating the marketing period, (B) if the marketing period shall not have been completed prior to August 20, 2018, then the marketing period shall not commence prior to September 4, 2018 and (C) if the marketing period shall not have been completed prior to December 24, 2018, then the marketing period shall not commence prior to January 2, 2019. See “The Arrangement Agreement (Proposal No. 1)—Marketing Period,” beginning on page 82 and “The Arrangement Agreement (Proposal No. 1)—Conditions to the Arrangement,” beginning on page 83.

Q.	Where should I send in my share certificates?

A.	If you are a shareholder of record, you will have received a letter of transmittal with detailed instructions for exchanging your share certificates for the Consideration. If your common shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Consideration. Please do not send your share certificates with your proxy card.

Q.	How can I obtain additional information about Mitel?

A.	We will provide a copy of our annual report on Form 10-K for the year ended December 31, 2017 (excluding certain of its exhibits), and other filings with the SEC and the Canadian securities commissions, without charge, to any shareholder who makes a written request to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7; or an oral request to (613) 592-2122. Our annual report on Form 10-K and other filings also may be accessed by internet on the SEC’s website at http://www.sec.gov or on the Canadian Securities Administrators’ website at http://www.sedar.com or on the Company’s website at http://www.mitel.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not, and shall not be deemed to be, incorporated by reference in, or made part of, this proxy statement.

For a more detailed description of the information available, please refer to “Where You Can Find More Information.”

Q.	Who can help answer my questions?

A.	If you have additional questions about the arrangement after reading this proxy statement, please call our proxy solicitor, Alliance Advisors, LLC, toll-free at (833) 501-4817, or contact Mitel in writing at our principal executive offices at 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7, Attention: Investor Relations or by telephone at (613) 592-2122.

THE ARRANGEMENT

This discussion of the arrangement is qualified by reference to the arrangement agreement, which is attached to this proxy statement as Annex B. You should read the entire arrangement agreement carefully as it is the legal document that governs the arrangement.

Background to the Transaction

Mitel has a proactive merger and acquisition (“M&A”) program. In the past five years, Mitel has announced or completed a number of strategic acquisitions and divestitures, including the acquisition of Aastra Technologies Limited in January 2014, the public proposal to acquire ShoreTel, Inc. in November 2014, the acquisition of Mavenir Systems, Inc. in April 2015, the proposed merger with Polycom, Inc. announced in April 2016, the disposition of Mitel’s Mobile division in February 2017, the acquisition of Toshiba’s unified communications business in June 2017, the acquisition of ShoreTel in September 2017 and the disposition of DeTeWe, Mitel’s direct systems integration business in Germany, in April 2018. Accordingly, Mitel’s management and Board continually evaluate potential acquisition candidates as well as the potential disposition of non-core assets.

In addition to its proactive M&A program, the Board also routinely evaluates Mitel’s performance, future growth prospects, business alternatives and overall strategic direction as part of its ongoing evaluation of developments in the marketplace and consideration of opportunities to strengthen the Company’s business and enhance shareholder value. As part of this evaluation, the Board has, from time to time, considered a variety of strategic alternatives for Mitel, including the continuation of Mitel’s business plan as an independent company, modifications to Mitel’s strategy and product suite, potential expansion opportunities into new business lines through acquisitions and combinations of Mitel with other businesses, potential divestitures of non-core businesses, the separation of Mitel into a premise company and a cloud company and the potential sale of Mitel to a third party.

As an active participant in the M&A market, Mitel management and the Board have developed a well-informed knowledge of the market in which the Company operates, generally, and the M&A market, in particular. This knowledge is based on, among other things, management’s frequent meetings with senior management of other industry participants as well as financial buyers that have experience or interest in the unified communications industry. Members of the Board and management have also engaged in dialogue with investors that have a sophisticated understanding of the markets in which Mitel operates. In addition, several members of the Board are or have been participants with other companies operating in the unified communications industry, which experience gives them additional insight into the sector as a whole.

While actively pursuing its M&A strategy, Mitel has in the past been approached by several financial buyers that have expressed an interest in exploring a transaction to acquire Mitel. In contrast, in recent years no strategic buyer has approached Mitel and expressed an interest in exploring an acquisition of, or merger with, Mitel.

On January 20, 2017, the Board met to discuss the unsolicited expressions of interest Mitel had received over a period of several months from seven potential financial buyers, as well as a letter from a Mitel shareholder to the Board requesting that Mitel explore a potential sale to a financial buyer. While the Board determined that Mitel should continue to pursue its M&A strategy, the Board also directed management to engage on a preliminary basis with a limited number of private equity sponsors and then report back to the Board.

Mitel management subsequently conferred with Jefferies regarding discussions with the private equity sponsors. Jefferies was contacted because of its familiarity with Mitel, having served as Mitel’s financial advisor in connection with the acquisition of Aastra, and its expertise in M&A in the unified communications sector.

In February 2017, 13 potential financial buyers were contacted by Mitel and Jefferies to inquire whether they had an interest in exploring a potential acquisition of Mitel. The 13 potential financial buyers consisted of the seven potential financial buyers that had contacted Mitel to express an interest in exploring a potential acquisition of Mitel as well as six other potential financial buyers that Jefferies identified as having the financial capacity to complete an acquisition of Mitel and experience or an interest in the unified communications sector. Each of the seven potential financial buyers that had expressed an interest in exploring a potential acquisition of Mitel advised that it was still interested in learning more about Mitel. The other six potential financial buyers declined an invitation to learn more about Mitel.

In all, seven potential financial buyers entered into confidentiality agreements with Mitel and held due diligence meetings with management, which took place in February and March 2017. Following those meetings, four of the potential financial buyers advised Mitel management that they would like to receive more information about Mitel and were granted access to a virtual data room with certain non-public financial and operational data about Mitel that was responsive to questions submitted by the four potential financial buyers. The other three potential financial buyers declined to continue discussions with Mitel.

In mid-March 2017, Mitel contacted each of the four potential financial buyers that were still engaged in discussions with Mitel, asking each to submit in writing a non-binding proposal to acquire to Mitel.

On March 21, 2017, the Board met and, among other items on its agenda, received an update from management regarding discussions with the various potential financial buyers.

In late March 2017, Mitel received non-binding acquisition proposals from the four potential financial buyers, referred to as Party 1, Party 2, Party 3 and Party 4, respectively. Party 1’s proposal included an indicative purchase price range of $9.00 to $9.50 per common share. Party 2’s proposal included an indicative purchase price range of $8.50 to $9.50 per common share. Party 3’s proposal included an indicative purchase price range of $8.50 to $9.25 per common share. Party 4’s proposal included an indicative purchase price of up to $8.00 per common share.

On March 31, 2017, the Board met to review the four non-binding proposals submitted by Parties 1, 2, 3 and 4, respectively. Management summarized the dialogue with the parties that had occurred to date, including that the process had been undertaken by management at the direction of the Board and was only at a fact finding and information gathering stage. Representatives of Jefferies then provided an initial overview of the four proposals received. As the proposals had just been received, the Board asked management and representatives of Jefferies to provide a fuller analysis to the Board at a subsequent meeting to occur the following week.

After the representatives of Jefferies left the meeting, the Board also discussed retaining a financial advisor to assist with the process and determined that the Board would formally engage Jefferies to provide such advice based on Jefferies’ familiarity with Mitel, having served as Mitel’s financial advisor in connection with the acquisition of Aastra, and its expertise in M&A in the unified communications sector. An engagement letter with Jefferies was subsequently executed in April 2017.

On April 6, 2017, the Board met again to review the four non-binding proposals and representatives of Jefferies reviewed with the Board a process update and a summary of financial information regarding Mitel. At the meeting, the Board discussed possible next steps, including whether to terminate the process, continue discussions with Parties 1, 2, 3 and 4 (or some subset thereof) or to proceed with such discussions and expand the process to include additional potential strategic and financial buyers that may have an interest in acquiring Mitel. As part of that discussion, representatives of Jefferies reviewed with the Board names of several additional potential strategic and financial buyers. In considering these alternatives, the Board discussed the probability of achieving an outcome at an attractive price relative to the risk-adjusted projected future trading value of a Mitel common share, the likelihood of generating interest from additional potential strategic and financial buyers in light of recent outreach and the lack of inbound interest from any potential strategic buyer, as well as the potential risks of continuing or expanding the process in terms of management distraction, information leaks and market disruption by competitors.

After the representatives of Jefferies left the meeting, a representative of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Mitel’s counsel (“Paul, Weiss”), discussed with the Board various ways in which a board of directors could explore a potential sale transaction, including a pre-signing market check, which could range from a broad public process to a more targeted private process. The discussion also included a description of a “go-shop” process, which could serve as a post-signing market check and an alternative to a pre-signing market check. The Board discussed the relative advantages and disadvantages of a public process or broad private market canvass and how such a process could be used to contact the most potential buyers, and potentially increase competition and price, but could also be more disruptive to the business if competitors attempted to use their knowledge of a sales process to attempt to disrupt Mitel’s relationships with channel partners and customers. Following a lengthy discussion, the Board decided that Mitel should permit Parties 1, 2 and 3 to conduct additional due diligence, but that discussions with Party 4, whose proposal indicated a purchase price of up to $8.00 per common share, should be terminated unless Party 4 was prepared to increase its indicative purchase price. The Board then authorized management and Jefferies to continue to engage with Parties 1, 2 and 3. The Board also determined that the M&A ad hoc committee of the Board, which consisted of three independent directors (Messrs. Ball, Charbonneau and Matthews) and had been previously formed as a resource for management in connection with the Company’s active M&A program, should supervise all matters regarding the process, and that management and Jefferies should report to and seek instructions from the committee regarding any advances or changes to the process that had been discussed with the Board.

After the Board meeting, Mitel provided Parties 1, 2 and 3 with access to a virtual data room containing additional non-public information regarding strategy, segment data and go-to-market and operations. Party 4 declined to increase its indicative purchase price and discussions with Party 4 were discontinued.

After several weeks of additional due diligence, including one or two day management due diligence sessions in Dallas, representatives of Jefferies contacted each of Parties 1, 2 and 3 to inquire whether such party was prepared to submit a definitive proposal to acquire Mitel. In response, each of the parties indicated that it was no longer interested in exploring a potential acquisition of Mitel. Each of the parties provided several reasons for discontinuing discussions, including: concern that the decline in Mitel’s premise business could exceed growth in its cloud business; challenges Mitel has faced in meeting its internal operating targets; concerns about Mitel’s ability to achieve future profitability and cash flow growth; and substantial competition Mitel could face from pure play cloud vendors and new entrants.

At the same time Mitel was engaged in discussions with Parties 1, 2 and 3 regarding a potential sale of Mitel, Mitel had also begun to review a potential acquisition of Toshiba’s unified communications business. These discussions led to Mitel’s announcement in May 2017 that it had entered into a memorandum of understanding to acquire Toshiba’s unified communications business, which transaction was completed in July 2017.

In addition, in June 2017 Mitel re-engaged with ShoreTel about the potential acquisition of ShoreTel by Mitel. At the time Mitel contacted ShoreTel, ShoreTel was in the eleventh month of a public sales process which had not resulted in a binding offer and seen the trading price of its common stock increase and then significantly decline. On July 27, 2017, Mitel and ShoreTel announced that ShoreTel had agreed to be acquired by Mitel for $7.50 per share of ShoreTel common stock, a price that was $1.00 per share less than Mitel had publicly proposed to acquire ShoreTel for in November 2014.

The acquisition of ShoreTel was completed in September 2017. Since that time, Mitel commenced the integration of the ShoreTel businesses with the Mitel businesses to realize the synergies anticipated from the combination of the two companies.

On December 13, 2017, a representative of Searchlight contacted Rich McBee, Mitel’s President and Chief Executive Officer, to ask if Mr. McBee would meet to discuss Mitel’s business. As discussed above, Mitel management routinely engaged in discussions with strategic participants and financial sponsors interested in the unified communications sector. Accordingly, Mr. McBee agreed to meet with the representative of Searchlight.

The following week, Mr. McBee and Steve Spooner, Mitel’s Chief Financial Officer, met with the representative of Searchlight in New York. At that meeting, the representative of Searchlight indicated that Searchlight was interested in the unified communications sector and in exploring a potential transaction in which Searchlight’s affiliated funds would acquire Mitel. Messrs. McBee and Spooner responded that Mitel was not engaged in a sale process but they could discuss Searchlight’s interest in the new year.

In addition, at around the same time, a representative of Party 2 contacted Mr. McBee to inquire whether Mitel would be interested in re-engaging in discussions about a potential acquisition of Mitel by Party 2 or one of its portfolio companies.

On January 2, 2018, a representative of Searchlight emailed Messrs. McBee and Spooner and requested that Mitel and Searchlight enter into a confidentiality agreement to allow Mitel to provide Searchlight with non-public information about Mitel. On January 5, 2018, Mitel and Searchlight entered into a confidentiality agreement, which included, among other things, a standstill provision (which did not prevent Searchlight from making confidential proposals), a provision that prohibited Searchlight from contacting debt or equity financing sources and a provision that prohibited Searchlight and its representatives from engaging in any discussion, agreement or arrangement with Mitel employees (including executive officers) regarding compensation matters of any kind without the prior written consent of the Board. Thereafter, Mitel provided Searchlight and its representatives certain limited non-public financial and operating data to allow Searchlight to gain a better understanding of Mitel.

On February 20, 2018, Searchlight submitted a non-binding indicative proposal for its affiliated funds to acquire all of Mitel’s common shares at a price of $10.80 to $11.30 per share. At the time the proposal was made, the indicative price range represented a premium of 29% to 35% to the 90-day volume weighted average trading price of Mitel’s common shares on Nasdaq.

On February 21, 2018, the full Board met and, among other things, discussed Searchlight’s non-binding indicative proposal. Messrs. McBee and Spooner summarized the due diligence that Searchlight had undertaken to date leading up to Searchlight’s submission of its indicative non-binding proposal. The Board discussed the merits of the proposal, including whether the proposed price range was sufficient to warrant further discussions with Searchlight, as well as the relative advantages and disadvantages of further engagement or disengagement with Searchlight. The Board members observed, among other things, that the indicative purchase price range in Searchlight’s non-binding proposal was substantially higher than that in the non-binding indicative proposals received from potential financial buyers in March 2017, which at the high-end proposed a purchase price of $9.50 per common share. After discussion, the Board determined to consider continuing the dialogue with Searchlight and directed that management request that Jefferies, whose engagement was still active, provide the Board with its preliminary financial analyses in respect of Searchlight’s indicative non-binding proposal at a meeting to be held on March 2, 2018.

On March 2, 2018, the full Board met telephonically, with representatives of management and Jefferies in attendance, to discuss Searchlight’s indicative non-binding proposal. On March 1, 2018, the last trading day prior to the meeting, the closing price of a Mitel common share on Nasdaq was $8.03.

Representatives of Jefferies reviewed with the Board Jefferies’ preliminary financial analyses of Mitel and an overview of Searchlight, including Searchlight’s history and investment focus, principal partners of its funds, fund size and overview of its recent investments. Following discussion among the Board members regarding whether to disengage from or continue further discussions with Searchlight, the Board directed management to open a full data room to allow Searchlight to complete its due diligence investigation to determine whether Searchlight was prepared to make a definitive proposal and whether such due diligence would lead to Searchlight proposing a higher price. The Board also discussed the fact that Party 2 had contacted Mr. McBee about reengaging with Mitel. The Board then directed management to provide regular updates to the Board regarding discussions with Searchlight and, because Party 2 had recently contacted Mr. McBee, directed representatives of Jefferies to contact Party 2 and gauge its interest in a potential transaction with Mitel.

Over the course of the next several weeks, Mitel responded to due diligence inquiries from Searchlight and populated a virtual data room, while Searchlight and its advisors conducted substantial due diligence on Mitel. Searchlight also held due diligence meetings with Mitel management in Dallas.

On March 6, 2018, Mitel authorized Searchlight to contact certain limited partners of its affiliated funds to determine if such limited partners had an interest in co-investing with Searchlight in connection with a potential acquisition of Mitel.

On March 14, 2018, representatives of Jefferies contacted Party 2 to inquire whether Party was still interested in acquiring Mitel. Party 2 advised that it may still have an interest in acquiring Mitel directly or through a portfolio company and on March 15, 2018, Party 2 executed an extension to the confidentiality agreement that it had entered into in 2017, and Party 2’s portfolio company subsequently executed a joinder to such confidentiality agreement. Following such time, Party 2 updated its prior due diligence, including holding due diligence meetings with management in New York.

On April 4, 2018, Searchlight submitted a revised non-binding proposal for the acquisition of all Mitel common shares for $11.00 per common share. The revised proposal indicated: that, due to an updated number of fully-diluted common shares outstanding, the proposed purchase price per common share was not at the high end of the range previously proposed per common share but was at the high end of the range on a share equivalent basis; that Searchlight expected to complete its due diligence within the next two weeks; and that Searchlight intended to finance the transaction with $1.35 billion of debt financing and approximately $700 million of equity financing, of which at least half would be provided by funds affiliated with Searchlight.

On April 5, 2018, the full Board met telephonically to discuss Searchlight’s revised non-binding proposal, with representatives of management, Jefferies, Paul, Weiss and Osler, Hoskin & Harcourt LLP, Mitel’s Canadian counsel (“Osler”) in attendance. Representatives of Jefferies reviewed with the Board a summary of the process to date, including the process undertaken in 2017 and more recent discussion with Party 2, Searchlight’s revised proposal and Jefferies’ preliminary financial analyses of Mitel. Osler then advised on the corporate duties applicable to directors in considering a sale of a corporation. The Board then engaged in a lengthy discussion of the relative merits of pursuing a transaction with Searchlight compared to the other strategic alternatives available to Mitel, including maintaining the status quo by pursuing Mitel’s existing strategy as a standalone public company. The Board discussed challenges Mitel has faced and may face in the future, including the risks associated with the execution of Mitel’s strategic plan. The Board also discussed the challenges of trying to create shareholder value by separating Mitel into two independent companies, a premise company and a cloud company, among other reasons for a potential transaction. See “—Reasons for the Arrangement; Recommendation of the Board,” beginning on page 25. The Board then discussed possible next steps, including rejecting Searchlight’s revised proposal and not proceeding, moving forward with Searchlight but requiring a higher price or proceeding with Searchlight based on its revised proposal.

The Board also discussed whether to solicit additional potential buyers (strategic and financial), which could have the benefit of increasing competition and/or price, but could prolong the process, increase the risk of leaks of information (information that Mitel’s competitors could use to attempt to disrupt Mitel’s relationships with channel partners and customers) and also dampen Searchlight’s enthusiasm to acquire Mitel. Based on the Board’s knowledge of the market, the discussions with potential buyers undertaken over the prior 12 months and the fact that no strategic buyer had expressed an interest in acquiring Mitel in recent years, the Board was of the view that there was not a significant likelihood that another buyer (strategic or financial) would surface to top Searchlight’s proposal but that they nevertheless would consider further whether additional potential buyers should be solicited.

At the Board’s request, management also presented some preliminary data regarding Q1 2018 results. After significant discussion, the Board determined that it would be prudent to obtain a more comprehensive update regarding Q1 2018 performance before coming to a conclusion regarding further engagement with Searchlight. The Board then directed management to accelerate preparation of Q1 2018 results and prepare a Q1 2018 update for a meeting to be held the following week. The representatives of management, Jefferies, Paul, Weiss and Osler then left the meeting and the independent directors engaged in a lengthy discussion of the matters previously addressed.

On April 8, 2018, Party 2 advised representatives of Jefferies that, based on the due diligence Party 2 had conducted and after taking into account potential synergies it may be able to achieve by combining Mitel with its portfolio company, the amount it would be willing to pay to acquire Mitel would be less than $11.00 per common share. The representatives of Jefferies informed Party 2 that an amount less than $11.00 per common share would be insufficient to warrant further discussions, following which discussions with Party 2 were discontinued.

On April 9, 2018, the full Board met telephonically, with representatives of management, Jefferies, Paul, Weiss and Osler in attendance. Management provided a presentation regarding preliminary Q1 2018 results and full year outlook, including: that revenue and earnings gains were primarily due to favorable currency exchange rates; that consolidated revenue in constant currency declined 3% versus the same quarter in the prior year; that the decline in On-Site Products and Services revenue was greater than projected (down approximately 8% in Q1 2018 in constant currency compared to a projected decline of 6% in the 2018 plan in constant currency, and management indicated that they did not expect that future rates of decline would significantly improve compared to Q1 2018 results); that Cloud Recurring revenue was largely in-line with management’s expectations, but Cloud Recurring bookings experienced a double digit decline in Q1 2018 compared to both Q4 2017 and Q1 2017, while competitors experienced double digit growth, and management did not expect that the Q1 2018 shortfall would be recovered in the remainder of the year; and that the integration of the Company’s and ShoreTel’s combined UCaaS business was progressing more slowly than expected. A lengthy discussion then ensued among Board members and management regarding Q1 2018 results and Mitel’s future performance in light of Q1 2018 results.

Next, representatives of Jefferies provided an update on Searchlight’s proposal, including the status of Searchlight’s due diligence and financing. The representatives of Jefferies also informed the Board that Party 2 was no longer engaged in discussions with the Company. After further discussion among Board members, management and Jefferies regarding such matters, the representatives of management and Jefferies left the meeting.

The independent Board members then discussed various matters, including: Q1 2018 results; Mitel’s future performance in light of such results; whether and how to respond to Searchlight’s proposal; and the benefits of soliciting other potential strategic and financial buyers. Given the prior discussions with financial buyers, including the more recent engagement with Party 2, the independent Board members concluded that there was a low likelihood that outreach to additional potential financial buyers would yield a proposal with a higher value than that proposed by Searchlight. The independent Board members then considered the relative advantages and disadvantages of contacting potential strategic buyers in either a targeted or broad manner. In doing so, the independent Board members were informed by their knowledge of the market place and the fact that no strategic buyer had expressed an interest in acquiring Mitel in recent years.

The independent Board members also discussed whether the Board should form a committee of independent directors to oversee negotiations with Searchlight and make a recommendation to the Board or whether the full Board should continue to meet to discuss the process, with Mr. McBee (the only non-independent member) being excused to allow the independent members to freely discuss all matters in his absence. After significant discussion, and having received the advice of legal counsel, the independent Board members determined that the benefits of having all of the independent Board members actively involved in the process outweighed the benefits of forming a committee to oversee the process. Finally, the Board also discussed the benefits of retaining a second financial advisor to provide an opinion on a fixed fee basis and reviewed a survey prepared by counsel of financial advisors that could provide such an opinion.

The full Board then reconvened, with representatives of management and Jefferies in attendance. The independent Board members instructed representatives of Jefferies to seek to obtain a higher price from Searchlight and also to prepare a list of potential strategic buyers that Mitel could potentially contact. The Board also agreed to permit Searchlight to contact a limited number of potential debt financing sources. In addition, the Board directed Paul, Weiss to deliver an initial draft arrangement agreement to Searchlight’s counsel, and to contact NBF to determine if they were independent and could provide a second fairness opinion if requested by the Board. The Board also authorized the Lead Director to retain a second financial advisor.

On April 10, 2018, Paul, Weiss delivered an initial draft arrangement agreement to Wachtell, Lipton, Rosen & Katz, Searchlight’s counsel (“Wachtell, Lipton”). Later that day, after being interviewed by the Lead Director and representing that it was independent with respect to Mitel and Searchlight, NBF was retained by the Board as a second financial advisor to potentially provide, if requested by the Board, a second fairness opinion on a fixed-fee basis. An engagement letter with NBF was subsequently executed.

On April 11, 2018, Jefferies prepared a list of potential strategic buyers, which was circulated to the Board. Members of the Board informally discussed the list with one another and representatives of Jefferies, as well as the advantages and disadvantages of contacting potential strategic buyers prior to potentially entering into an arrangement agreement with Searchlight. The Board also determined that Jefferies should not contact potential strategic buyers at such time in light of the risks of doing so, including management distraction, information leaks and potential market disruption and the independent Board members’ conclusion that there was a low likelihood that such contact would yield a proposal with a higher value than that proposed by Searchlight.

On April 12, 2018, Wachtell, Lipton contacted Paul, Weiss to discuss the initial draft of the arrangement agreement, including:

•	the length of the go-shop period (the initial draft contemplated a 45-day period) and whether there should be a “tail” period with a reduced fee applying to any party that was engaged in ongoing discussions with the Company at the end of the go-shop period (the initial draft contemplated the “tail” period would run until the shareholders meeting);

•	the circumstances in which the Board should be permitted to change its recommendation in favor of the Arrangement (the initial draft contemplated that the Board could change its recommendation for a superior proposal or intervening event);

•	the size of the termination fee Mitel would be required to pay in order to terminate the arrangement agreement to enter into a superior proposal and in certain other circumstances (the initial draft contemplated a fee equal to 1% of equity value applicable to parties that made acquisition proposals during the go-shop period, including any such parties that were having continuing discussions and negotiations with Mitel after the go-shop period, and a fee equal to 3% of equity value applicable to all other parties) and the reverse termination fee payable by Parent in the event it did not complete the arrangement when required (the initial draft contemplated a fee equal to 7% of equity value);

•	requesting an expense reimbursement payment in the amount of $12.5 million in the event the shareholders of the Company failed to approve the arrangement (the initial draft did not provide any expense reimbursement if the shareholders of the Company failed to approve the arrangement); and

•	the efforts standard applicable to the Purchaser in respect of obtaining regulatory approvals (the initial draft contemplated a “hell or high water” standard, which would require Purchaser and its affiliates to take all action necessary to obtain the required regulatory approvals).

On April 15, 2018, Wachtell, Lipton delivered comments to Paul, Weiss on the draft arrangement agreement Paul, Weiss had prepared.

On April 17, 2018, the full Board met telephonically with representatives of management, Jefferies, NBF, Paul, Weiss and Osler in attendance. A representative of Jefferies summarized his discussions with Searchlight, including that Searchlight indicated that Searchlight was at or very close to the limit of what Searchlight would be willing to pay to acquire Mitel. Paul, Weiss then summarized the principal issues in Searchlight’s comments on the draft arrangement agreement, including, among other things:

•	a go-shop period of less than 45 days, although no specific counterproposal was made;

•	a go-shop termination fee equal to 1.8% of the equity value of the Company, a termination fee equal to 3.5% of the equity value of the Company and a reverse termination fee equal to 5.5% of the equity value of the Company;

•	expense reimbursement in the amount of $12.5 million in the event the shareholders of the Company failed to approve the arrangement;

•	that Purchaser would be required to take all action necessary to obtain the necessary regulatory approvals unless it would be material to the Company; and

•	a closing condition that dissent rights were exercised with respect to no more than 5% of the common shares.

Representatives of management and Jefferies then left the meeting and NBF provided an update as to the status of its financial analyses. The representatives of NBF then left the meeting and the independent Board members engaged in a lengthy discussion of the proposed terms of the revised draft arrangement agreement and the relative merits of pursuing a transaction with Searchlight compared to the other strategic alternatives available to Mitel, including maintaining the status quo by pursuing Mitel’s existing strategy as a standalone public company. The independent Board members also discussed the benefits of widening the process to contact other potential strategic and financial buyers as well as the potential negative consequences of a broader process, including distraction of management, information leaks and the risk that competitors could use knowledge of a sales process to harm Mitel’s business. The Board also considered how a well-structured go-shop process overseen by the independent Board members, with a sufficiently long period and low enough termination fee would permit Mitel to actively solicit competitive bids and allow an interested third party to make a superior proposal with minimal additional cost and, thus, was a reasonable alternative to a pre-signing market check and mitigated the concerns associated with not conducting a broader pre-signing process.

Following the conclusion of such discussions, the independent Board members determined that Jefferies should be directed to seek a higher price from Searchlight, which direction was conveyed to representatives of Jefferies by Paul, Weiss after the meeting, and that Paul, Weiss should revise the arrangement agreement as follows: a 40-day go-shop period with a 20-day extension to negotiate with parties who had submitted a proposal during the initial 40-day period; a go-shop termination fee of 1.25% of the equity value of the Company; a reverse termination fee of 6.0% of the equity value of the Company; expense reimbursement in the amount of $6.5 million in the event the shareholders of the Company failed to approve the arrangement; a bifurcated efforts standard with respect to regulatory approvals based on the specific regulatory approvals; and a closing condition that dissent rights were exercised with respect to no more than 10% of the common shares. On April 18, 2018, Paul, Weiss delivered a revised draft of the arrangement agreement to Wachtell, Lipton reflecting the directions provided by the independent Board members.

Later on April 18, 2018, Wachtell, Lipton delivered initial drafts of the equity commitment letters from Searchlight and its co-investors and the limited guarantee from Searchlight. Later that day, Paul, Weiss and Wachtell, Lipton discussed the revised draft arrangement agreement. See the sections of this proxy statement captioned “The Arrangement—Financing of the Arrangement,” beginning on page 53 and “The Arrangement—Limited Guarantee,” beginning on page 55.

On April 19, 2018, Searchlight conveyed to representatives of Jefferies Searchlight’s “best and final” proposal of $11.15 per common share and also discussed with the representatives of Jefferies the key open issues in the revised draft arrangement agreement, including the terms of the go-shop provision. Later that day, Wachtell, Lipton delivered comments on the revised draft arrangement agreement Paul, Weiss had prepared as well as an initial draft debt commitment letter, and Paul, Weiss delivered comments on the draft equity commitment letters and draft limited guarantee to Wachtell, Lipton.

On April 20, 2018, the full Board met telephonically to review and evaluate Searchlight’s “best and final” proposal of $11.15 per common share, with representatives of management, Jefferies, NBF, Paul, Weiss and Osler in attendance. A representative of Jefferies described his conversations with Searchlight regarding price and other key terms of the revised draft arrangement agreement and provided Jefferies’ view that Searchlight’s increased proposal reflected the highest value Searchlight was likely willing to pay. Paul, Weiss then summarized Searchlight’s comments on the revised draft arrangement agreement, including that they contemplated a 45-day go-shop period, expense reimbursement in the amount of $7.5 million in the event the shareholders of the Company failed to approve the arrangement and that Purchaser would be required to take all action necessary to obtain the necessary regulatory approvals unless it would result in a “material adverse effect” to the Company. Representatives of management and Jefferies then left the meeting and representatives of NBF provided an update as to the status of its financial analyses. The representatives of NBF then left the meeting and the independent Board members continued to discuss the revised terms of the draft arrangement agreement and the merits of seeking a higher per share price from Searchlight. After considering the circumstances leading up to Searchlight’s “best and final” proposal and the existence of the “go-shop” provision, the Board determined that attempting to initiate further price negotiations with Searchlight was unlikely to produce an offer with a higher price per common share.

Later on April 20, 2018, Paul, Weiss delivered comments on the draft debt commitment letter to Wachtell, Lipton.

During the period from April 20 through April 23, 2018, counsel to the parties continued to negotiate and finalize the terms of the draft arrangement agreement, the draft equity commitment letters, the draft limited guarantee and the draft debt commitment letter.

On April 21, 2018, a presentation prepared by Jefferies was distributed to the independent Board members, which summarized how a go-shop process would operate, including the timing of contacting potential buyers, the timing of providing information to potential buyers and generating proposals from such potential buyers. The presentation also included a preliminary list of 19 potential strategic buyers and 56 potential financial buyers that could be solicited in connection with a go-shop process. Over the next two days, certain members of the Board contacted Jefferies with suggestions regarding the list of potential strategic and financial buyers that could be contacted. At the request of the independent Board members, Jefferies also prepared a presentation that analyzed the trading of Mitel common shares relative to its peers over various periods since the beginning of 2018, which analyses showed that the price of Mitel common shares had increased significantly relative to its peers over certain periods since the beginning of 2018.

On April 23, 2018, the full Board met telephonically to discuss and consider the Searchlight proposal, including the current drafts of the arrangement agreement and the other transaction agreements, with representatives of management, Jefferies, NBF, Paul, Weiss and Osler in attendance. At the meeting, representatives of Jefferies reviewed with the Board a presentation prepared by Jefferies, which summarized, among other things, the Searchlight proposal and Jefferies’ financial analyses of the Searchlight proposal. A representative of Jefferies also provided a presentation on the mechanics of the go-shop process, including an updated list of potential strategic and financial buyers that could be solicited. At the conclusion of its presentation, Jefferies rendered its opinion to the Board, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed and limitations on the scope of the review undertaken in its opinion, the consideration of $11.15 per common share to be received by shareholders pursuant to the arrangement agreement was fair, from a financial point of view, to such shareholders, other than the Excluded Holders. A representative of NBF then provided a presentation to the Board in which it reviewed the events leading up to the Searchlight proposal and summarized its financial analyses. At the conclusion of its presentation, NBF rendered its oral opinion to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed and limitations on the scope of review undertaken in its opinion, the consideration of $11.15 per common share to be received by shareholders pursuant to the arrangement agreement was fair, from a financial point of view, to shareholders.

Representatives of Jefferies and NBF then left the meeting and a representative of Osler reviewed with the Board the corporate duties applicable to directors in considering a sale of a corporation. A representative of Paul, Weiss then summarized the principal terms of the arrangement agreement and the other transaction agreements, which had been negotiated between Paul, Weiss and Wachtell, Lipton on behalf of their respective clients. Management then left the meeting and the independent Board members engaged in a discussion regarding the Searchlight proposal and other strategic alternatives available to Mitel in light of recent developments in Mitel’s business, including the accelerated decline in revenue from the On-Site Products and Services segment and lower than expected Cloud Recurring bookings. The independent Board members also determined that the benefits of widening the process to contact other potential strategic and financial buyers prior to entering into the arrangement agreement with Searchlight were outweighed by the negative factors of a wider pre-signing market check, including the risk of losing Searchlight’s offer, management distraction, information leaks and that competitors could use their knowledge of a sales process to harm Mitel’s business. Having received the advice of the Board’s financial and legal advisors, the independent Board members concluded that a well-structured go-shop process overseen by the independent Board members was a reasonable alternative to a broad pre-signing market check, and that the length of the go-shop period combined with the low termination fee applicable to a superior proposal received during the go-shop period would allow any third party that may be interested in acquiring Mitel reasonable time to do so with minimal additional cost.

Following a lengthy discussion, each of the independent directors expressed his or her support for a transaction with Searchlight based on the terms set out in the draft arrangement agreement and the other transaction agreements. Following such expression of support by the independent Board members, the full Board reconvened with management in attendance. After considering the proposed terms of the arrangement agreement and the other transaction agreements, and having received the advice of the Board’s financial and legal advisors, the Board unanimously (1) determined that the arrangement is fair to the shareholders, (2) determined that it was advisable and in the best interests of Mitel to enter into the arrangement agreement, (3) approved the execution, delivery and performance of the arrangement agreement and the consummation of the transactions contemplated thereby and (4) resolved to recommend approval of the arrangement resolution by the shareholders.

After the Board meeting concluded, late in the evening of April 23, 2018, Mitel, Parent and Purchaser executed the arrangement agreement and the limited guarantee, and Parent and Purchaser delivered fully executed copies of the equity commitment letters and the debt commitment letter. Prior to the open of markets on April 24, 2018, Mitel and Searchlight issued a joint press release announcing the arrangement agreement and describing the go-shop period.

On the morning of April 24, 2018, at the direction of the independent Board members, representatives of Jefferies began to contact potential strategic and financial buyers to actively solicit their interest in making an acquisition proposal to acquire Mitel. Jefferies contacted 86 potential buyers, consisting of 34 potential strategic buyers and 52 potential financial buyers. Of the potential buyers contacted, 33 potential strategic buyers and 46 potential financial buyers affirmatively indicated they were not interested in acquiring Mitel, indicated that they did not wish to enter in a confidentiality agreement and receive more information at such time or did not respond to no less than three inquiries soliciting their participation in the process. One potential strategic buyer and six potential financial buyers entered into confidentiality agreements with Mitel and were granted access to a virtual data room containing non-public information about Mitel and offered the opportunity to attend due diligence meetings with management. Since that time, the only potential strategic buyer and all of the potential financial buyers that entered into confidentiality agreements with Mitel informed Jefferies that they were not interested in continuing to explore a potential acquisition of Mitel. The go-shop expired at 11:59 p.m., Ottawa, Ontario time, on June 7, 2018.

Reasons for the Arrangement; Recommendation of the Board

At a meeting of the Board held on April 23, 2018, the Board unanimously (1) determined that the arrangement is fair to the shareholders, (2) determined that it was advisable and in the best interests of Mitel to enter into the arrangement agreement, (3) approved the execution, delivery and performance of the arrangement agreement and the consummation of the transactions contemplated thereby and (4) resolved to recommend that shareholders vote FOR approval of the arrangement resolution.

In evaluating the arrangement agreement and the transactions contemplated by the arrangement agreement, including the arrangement, the Board consulted with Mitel’s management and legal and financial advisors and considered a variety of factors with respect to the arrangement and the other transactions contemplated by the arrangement agreement, including the factors described below (not necessarily in order of importance):

•	the Board’s knowledge and understanding of Mitel and the industry in which Mitel operates, and the Board’s review of Mitel’s business, strategy, current and projected financial condition, current earnings and earnings prospects;

•	the Board’s knowledge of the M&A market, including as a result of the various strategic transactions Mitel had engaged in since 2014 and as a result of Mitel’s discussions with potential financial buyers in 2017 and 2018;

•	the increasing competition, consolidation and other challenges in the unified communications industry, including the significant competition that Mitel faces from companies with substantially greater size and resources, and the likely effect thereof on the business, operations, financial condition and prospects of Mitel;

•	the risks associated with Mitel’s execution of its strategy as an independent, publicly-traded company, including the uncertainty and volatility related to the transition from premise to cloud and the integration of ShoreTel’s businesses with Mitel’s businesses; and

•	the nature and amount of consideration offered in the arrangement, as well as the terms and conditions of the arrangement agreement, including that the go-shop would allow Mitel to conduct a broad, post-signing market check.

In the course of reaching its determination, the Board considered various substantive factors and benefits of the arrangement, each of which the Board believed supported its decision, including (not necessarily in order of importance):

•	that the $11.15 per common share consideration exceeded the price that the common shares have traded in the prior 52-week and three year periods and represented a 9.7% premium over the closing price of the common shares on the Nasdaq and on the TSX on April 23, 2018, the date the arrangement agreement was executed, as well as a premium of approximately 24% to the 90-calendar-day volume-weighted average trading price for the common shares on the Nasdaq and the TSX prior to the date the arrangement agreement was executed;

•

that the $11.15 per common share consideration implied a total enterprise value of approximately 9.4 times Mitel’s estimated 2018 Adjusted EBITDA of $215 million, which represents approximately the 95th percentile of forward multiples of Adjusted EBITDA at which Mitel common shares have traded in the prior five years; moreover, the estimated 2018

Adjusted EBITDA assumed a 6% decline in On-Site Products and Services revenue in 2018 compared to 2017 in constant currency and growth in Cloud Recurring bookings in Q1 2018, whereas preliminary Q1 2018 results showed a decline of 8% in On-Site Products and Services revenue in constant currency and that Cloud Recurring bookings experienced a double digit decline in Q1 2018 compared to both Q4 2017 and Q1 2017, and management did not expect that the Q1 2018 shortfall would be recovered in the remainder of the year, which meant that it may be significantly more challenging for Mitel to meet its targeted 2018 Adjusted EBITDA of $215 million and, consequently, that the implied total enterprise value of Searchlight’s offer may ultimately be in excess of 9.4 times actual 2018 Adjusted EBITDA;

•	the Board’s belief that it was unlikely that the trading price of the common shares would, in the near to medium term, yield greater value to shareholders compared to the consideration to be received by shareholders pursuant to the arrangement, based on the risks of Mitel not executing its strategic plan as described in further detail below;

•	the Board’s belief that $11.15 per common share was the highest price that Searchlight was willing to pay to acquire 100% of the common shares, and that the terms of the arrangement agreement were the most favorable that Searchlight would be willing to agree to, which belief was based on, among other things, the extensive negotiations with Searchlight and its counsel, the increase in price obtained from Searchlight and the final terms of the arrangement agreement, all as detailed above under “—Background”;

•	the $11.15 per common share to be received by shareholders in the arrangement is substantially greater than any of the non-binding indicative proposals received from potential financial buyers in March 2017, in each case, as described under “—Background” above, none of which non-binding indicative proposals resulted in a binding offer even at such lower prices;

•	the Board’s belief that there was not a significant likelihood that another potential buyer would be interested in acquiring 100% of Mitel shares at a price in excess of $11.15 per common share, based on the Board’s knowledge and experience, including the fact that no strategic buyer had in recent years expressed an interest in acquiring Mitel; the fact that of the 14 potential financial buyers contacted in 2017 and 2018 (including Searchlight), only five made indicative non-binding proposals and only Searchlight made a definitive offer to acquire Mitel; and management’s on-going and active dialogue with industry participants and investors;

•	the consideration to be received by shareholders pursuant to the arrangement is payable entirely in cash and provides shareholders with immediate liquidity and certainty of value for their investment, and removes the risks and volatility associated with owning shares of Mitel as an independent, publicly traded company;

•	the near-term, medium-term and long-term risks associated with execution of Mitel’s strategic plan as an independent, publicly-traded company, including:

•	industry trends affecting the unified communications industry as a whole, including accelerated decline in projected premise end-user spending and slower growth in projected cloud end-user spending;

•	the decline in On-Site Products and Services revenue had accelerated faster than anticipated, down approximately 8% in Q1 2018 compared to Q1 2017 in constant currency versus a decline of 6% projected in the 2018 plan in constant currency, and management did not expect that future rates of decline would significantly improve compared to Q1 2018 results;

•	Cloud Recurring bookings experienced a double digit decline in Q1 2018 compared to both Q4 2017 and Q1 2017, while competitors experienced double digit growth, and management did not expect that the Q1 2018 shortfall would be recovered in the remainder of the year;

•	integration of the Company’s and ShoreTel’s combined UCaaS business taking longer than expected;

•	the challenge and lack of track record converting premise customers to cloud customers, in part because Mitel’s sales are conducted largely through channel partners rather than direct to customer;

•	the risks and challenges Mitel has faced and will continue to face in seeking to grow its UCaaS business;

•	the challenges Mitel has faced and continues to face as a public company competing with pure cloud companies that trade based on a multiple of revenue compared to companies like Mitel that trade based on a multiple of EBITDA and, therefore, unlike Mitel, such pure cloud competitors can focus exclusively on top line growth without being constrained by a focus on profitability;

•	increased competition and consolidation in the unified communications industry and the fact that Mitel faces significant competition from companies with greater size and resources, including from large enterprise telephony vendors;

•	increased competition from new, well capitalized competitors such as Amazon and Google entering the UCaaS market; and

•	the challenges of creating a differentiated product offering.

•	the challenges Mitel has faced, largely as a result of the volatility of the markets in which it operates, in projecting future performance and meeting analysts’ and investors’ quarterly expectations;

•	the Board’s belief that pursuing strategic alternatives would not yield greater value than the consideration to be received by shareholders pursuant to the arrangement;

•	for example, the Board considered the benefits of separating Mitel into two independent companies (a premise company and a cloud company), but the Board concluded, based in part on management’s advice, that such a transaction was not likely to yield greater value because a separation could potentially take years to accomplish, would create significant dis-synergies in the separated companies and would result in two smaller public companies that would potentially face even greater competitive challenges than Mitel;

•	the Board’s belief that the arrangement agreement offered reasonable assurances as to the likelihood of consummation of the arrangement, based on:

•	the fact that the arrangement agreement is not subject to a financing condition;

•	the fact that Parent has committed debt financing and committed equity financing for the arrangement, and that Mitel is entitled to receive a reverse termination fee of $84.69 million from Parent if the arrangement agreement is terminated under certain circumstances (see “The Arrangement Agreement—Termination Fees”); and

•	the likelihood of receiving the required regulatory approvals within the timeframe set out in the arrangement agreement, including by the end date, as it may be extended;

•	the respective opinions of Jefferies and NBF to the effect that, as of the date of their respective opinions and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of their respective reviews undertaken as set forth in their respective opinions, the Consideration to be received by shareholders pursuant to the arrangement was fair, from a financial point of view, to the shareholders (excluding, in the case of Jefferies’ opinion, shareholders affiliated with Purchaser), which respective opinions are more fully described in the section entitled: “The Arrangement—Opinions of Financial Advisors”); and

•	the financial analyses of each of Jefferies and NBF presented to the Board in connection with the delivery by each of Jefferies and NBF of its fairness opinion as described above.

In addition, the Board also considered various procedural factors and terms of the arrangement agreement, each of which the Board believed supported its decision, including (not necessarily in order of importance):

•	that the independent Board members met frequently without management to consider Searchlight’s proposals, and that negotiation of the arrangement agreement and other transaction agreements was, and that the go-shop process would be, conducted under the oversight of the independent Board members;

•	that the Board retained its own independent financial advisor, NBF, on a fixed-fee basis and received an opinion from NBF as to the fairness, from a financial point of view, to shareholders of the consideration to be received by shareholders pursuant to the arrangement;

•	that Searchlight was prohibited under the terms of its confidentiality agreement with Mitel from engaging in discussions or entering into agreements or arrangements of any kind with Mitel employees (including executive officers) regarding compensation arrangements of any kind without the prior written consent of the Board and that Searchlight did not seek permission for (nor did the Board permit) such discussions, agreements or arrangements to take place;

•	the Board’s belief that the go-shop process would allow any potential strategic or financial buyer to make a superior proposal to acquire Mitel and, therefore, was a reasonable alternative to a pre-signing market check based on:

•	the fact that under the terms of the arrangement agreement, the Company is permitted to actively solicit an unlimited number of potential strategic and financial buyers and is not restricted from responding to inquiries regarding acquisition proposals during the go-shop period (with 34 potential strategic buyers and 52 potential financial buyers having subsequently been solicited regarding a potential acquisition of the Company);

•	the Board’s belief, based on their own knowledge and experience as well as advice from the financial and legal advisors, that the 45-day go-shop period was sufficient in duration to allow any potential strategic or financial buyer to complete its due diligence (in part because Mitel had a full data room available to potential buyers at the time the arrangement was announced) and submit a superior proposal within the go-shop period;

•	the Board’s belief, based on their own knowledge and experience as well as advice from the financial advisors, that the termination fee payable by the Company in the event a potential buyer submits a superior proposal during the go-shop period and subsequently enters into an agreement with respect to a superior proposal, which is only $17.65 million (or less than 1.25% of Mitel’s fully diluted equity value and less than 1% of Mitel’s enterprise value), is sufficiently low that it would not reasonably be expected to deter a potential strategic or financial buyer that is interested in acquiring Mitel from making a superior proposal; and

•	the Board’s belief, based on their own experience and knowledge as well as advice from one of the financial advisors, that the disadvantages of contacting potential strategic and financial buyers prior to signing the arrangement agreement with Searchlight, including the risk that competitors could use knowledge of a sales process to harm Mitel’s business and the risk that Searchlight’s offer of $11.15 per common share may no longer be available, outweighed the advantages that could reasonably be obtained by conducting a broader pre-signing market check;

•	after the go-shop period ends, the arrangement agreement allows the Board to engage in discussions or negotiations with respect to an unsolicited, bona fide acquisition proposal at any time if the Board determines in good faith, after consultation with its outside counsel and financial advisors, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal;

•	the arrangement agreement allows the Board to change its recommendation supporting the arrangement at any time following the Board’s good faith determination, after consultation with its outside counsel and financial advisors, that an alternative acquisition proposal constitutes a superior proposal or in response to an intervening event (see “The Arrangement Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal or Intervening Event”);

•	the termination fee payable by a potential buyer that submits a superior proposal after the go-shop period ends is $49.41 million (or less than 3.5% of Mitel’s fully diluted equity value) and should not preclude a potential buyer from pursuing a potential transaction with Mitel even after the go-shop period;

•	completion of the arrangement will be subject to a judicial determination by the Court that the arrangement is fair and reasonable;

•	the arrangement agreement must be approved by no less than two-thirds of the votes cast by shareholders present in person or represented by proxy at the special meeting; and

•	shareholders that do not vote in favor of the Arrangement Resolution and follow certain prescribed procedures described in this proxy statement will, if the Arrangement is consummated, be entitled to dissent under the CBCA and seek fair value for their shares.

The Board also considered a variety of risks and other potentially negative factors concerning the arrangement agreement and the arrangement, including (not necessarily in order of importance):

•	that shareholders will no longer participate in future earnings or growth of Mitel and will not benefit from any appreciation in value of Mitel to the extent that those benefits exceed the benefits reflected in the consideration to be received by shareholders pursuant to the arrangement;

•	the potential risk of diverting management attention and resources from the operation of Mitel’s business, including other strategic opportunities and operational matters, while working toward the completion of the arrangement;

•	the potential negative effect on Mitel’s business, including its relationships with employees, suppliers, channel partners and customers, of the pendency of the arrangement;

•	the restrictions on the conduct of Mitel’s business prior to completion of the arrangement;

•	the possibility that the required regulatory approvals may not be obtained in a timely manner, which could result in the end date being extended, and the risk that required regulatory approvals may never be obtained;

•	that Parent and Purchaser are newly-formed entities with no assets other than, with respect to Parent, its rights under the debt commitment letter and the equity commitment letters;

•	the risk that the financing contemplated by the debt commitment letter and the equity commitment letters for the consummation of the arrangement might not be obtained and Mitel’s inability to seek specific performance to require Parent and Purchaser to complete the arrangement if the debt financing is not then available;

•	the risk that the arrangement may not be completed despite the parties’ efforts or that completion of the arrangement may be unduly delayed, even if the arrangement resolution is approved by shareholders, including the possibility that conditions to the parties’ obligations to complete the arrangement may not be satisfied, and the potential resulting disruptions to Mitel’s business;

•	the conditions to Purchaser’s obligation to complete the arrangement and the rights of Purchaser to terminate the arrangement agreement in certain circumstances;

•	the limitations contained in the arrangement agreement on Mitel’s ability to solicit additional acquisition proposals from third parties after the end of the go-shop period, as well as the fact that if the arrangement agreement is terminated in certain circumstances, Mitel must pay a termination fee to (or as directed by) Parent or reimburse Parent for certain expenses (see “The Arrangement Agreement—Termination Fees”);

•	that because the consideration to be paid for the Mitel common shares will be paid in U.S. dollars and that the exchange rate between U.S. dollars and Canadian dollars will fluctuate prior to the effective date, Canadian shareholders cannot be certain of the value in Canadian dollars of the consideration they will receive for their Mitel common shares under the arrangement;

•	that the consideration to be received by shareholders in the arrangement is expected to be taxable for U.S. federal income tax purposes and Canadian federal income tax purposes (See “The Arrangement—Material U.S. Federal Income Tax Consequences” and “The Arrangement—Material Canadian Federal Income Tax Consequences”); and

•	that Mitel’s directors and officers may have interests in the arrangement that are different from, or in addition to, those of other shareholders, (see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement”).

The Board concluded that the potential negative factors associated with the acquisition of Mitel by Purchaser were outweighed by the potential benefits that the Board expects Mitel and its shareholders to achieve as a result of the arrangement. Accordingly, the Board approved the arrangement agreement and the transactions contemplated by the arrangement agreement, including the arrangement.

In considering the recommendation of the Board, shareholders should be aware that directors and executive officers of Mitel have interests in the arrangement that are different from, or in addition to, any interests they might have solely as a shareholder (see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement” beginning on page 56).

The foregoing discussion of factors considered by the Board is not meant to be exhaustive, but includes the material factors considered by the Board in approving the arrangement agreement and the transactions contemplated by the arrangement agreement, including the arrangement. The Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the members of the Board made their respective determinations based on the totality of the information presented to them, including the input from Mitel’s management and advisors, and the judgments of individual members of the Board may have been influenced to a greater or lesser degree by different factors. The

Board did not undertake to make any specific determinations as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its determination on the totality of the information presented.

The Board unanimously recommends that shareholders vote “FOR” the arrangement resolution.

Opinions of Financial Advisors

Opinion of Jefferies

In April 2017, the Board engaged Jefferies, pursuant to an engagement letter dated as of April 5, 2017, to act as Mitel’s financial advisor to provide Mitel with financial advice and assistance in connection with the possible sale, disposition or other business transaction involving all or certain of its consolidated equity or assets. At the meeting of the Board on April 23, 2018 Jefferies rendered its opinion to the Board to the effect that, as of April 23, 2018 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth in its written opinion, the Consideration to be received by the holders of Mitel common shares pursuant to the arrangement was fair, from a financial point of view, to such holders, other than the Excluded Holders.

The full text of the written opinion of Jefferies, dated as of April 23, 2018, to the Board is attached as Annex D to this proxy statement. Jefferies’ opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and the limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Mitel encourages you to read Jefferies’ opinion carefully and in its entirety. Jefferies’ opinion was directed to the Board (in its capacity as such) and addresses only the fairness, from a financial point of view, to the holders of Mitel common shares, other than the Excluded Holders, of the Consideration as of the date of the opinion. It does not address the relative merits of the arrangement as compared to any alternative transaction or opportunity that might be available to Mitel, nor does it address the underlying business decision by Mitel to engage in the arrangement or the terms of the arrangement agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of Mitel common shares should vote or act with respect to the arrangement or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed drafts dated April 23, 2018 of the arrangement agreement and the plan of arrangement;

•	reviewed certain publicly available financial and other information about Mitel;

•	reviewed certain information furnished to Jefferies by Mitel’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Mitel (which we refer to in this section as the “Mitel Forecasts”; for further information regarding the Mitel Forecasts, see “The Arrangement—Projected Financial Information,” beginning on page 46);

•	held discussions with members of senior management of Mitel concerning the matters described in the second and third bullet above;

•	reviewed the share trading price history and valuation multiples for Mitel common shares and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the arrangement with the financial terms of certain other transactions that Jefferies deemed relevant; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Mitel or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Mitel that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Mitel, nor was Jefferies furnished with any such evaluations or appraisals of such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations or appraisals.

With respect to the Mitel Forecasts provided to and examined by Jefferies, Jefferies noted in its opinion that projecting future results of any company is inherently subject to uncertainty. Mitel informed Jefferies, however, and Jefferies assumed, that such Mitel Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Mitel as to the future financial performance of Mitel. Jefferies expressed no opinion as to the Mitel Forecasts or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting Mitel, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to Mitel and the Board, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the arrangement agreement and the plan of arrangement to Mitel and its shareholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the arrangement to any holder of Mitel common shares. Jefferies assumed that the arrangement will be consummated in accordance with the terms of the arrangement agreement and the plan of arrangement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements and that the final forms of the arrangement agreement and the plan of arrangement will be substantially similar to the last drafts reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the arrangement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Mitel, Purchaser or the contemplated benefits of the arrangement.

Jefferies’ opinion was for the use and benefit of the Board (in its capacity as such) in its consideration of the arrangement, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the arrangement agreement as compared to any alternative transaction or opportunity that might be available to Mitel, nor did it address the underlying business decision by Mitel to engage in the arrangement or the terms of the arrangement agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of Mitel common shares should vote on the arrangement or any matter related thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Mitel, other than the holders of Mitel common shares, other than the Excluded Holders. Jefferies expressed no opinion as to the price at which common shares will trade at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Mitel’s officers, directors or employees, or any class of such persons, in connection with the arrangement relative to the Consideration or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies.

In connection with rendering its opinion, Jefferies performed a variety of financial and comparative analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the Mitel selected publicly traded companies and the selected transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to Mitel or the Arrangement, respectively. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying the conclusion expressed in Jefferies’ analyses and opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that implied reference ranges resulting from any particular analysis described below should not be taken to be Jefferies’ view of Mitel’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Mitel’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the range of the valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty.

The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the Consideration to the holders of Mitel common shares, other than the Excluded Holders, and were provided to the Board in connection with the delivery of Jefferies’ opinion. The Consideration payable in the arrangement was determined through negotiation between Mitel and Purchaser, and the decision by Mitel to enter into the arrangement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Consideration and should not be viewed as determinative of the views of the Board or Mitel’s management with respect to the arrangement or the Consideration payable in the arrangement.

The following is a summary of the material financial analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and presentation to the Board at its meeting on April 23, 2018. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The following summary does not purport to be a complete description of all financial analyses performed by Jefferies and factors considered in connection with Jefferies’ opinion. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 20, 2018, and is not necessarily indicative of current or future market conditions.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value as of June 30, 2018 of Mitel’s unlevered free cash flows through the fiscal year ending 2022 using the Mitel Forecasts provided by Mitel’s management, where unlevered free cash flow was derived as Adjusted EBITDA, less stock based compensation, special charges expense, taxes (including the impact of depreciation and amortization), capital expenditures, and increase in net working capital and other. The terminal value of Mitel was then calculated by using perpetuity growth rates of Mitel’s estimated normalized free cash flow in the terminal year, based on the Mitel Forecasts as provided by Mitel’s management, ranging from 2.5% to 3.5%, which range was selected by Jefferies in its professional judgment. The present values of the free cash flows and the terminal value of Mitel were then calculated using discount rates ranging from 10.6% to 11.6%, which were based on the estimated weighted average cost of capital for Mitel. Jefferies determined implied enterprise values for Mitel, then added projected cash and cash equivalents and certain equity interests and promissory notes and subtracted projected total debt, unfunded pension obligations and capital leases, each as of June 30, 2018 and as provided by Mitel’s management, and divided by the fully diluted Mitel common shares provided by Mitel’s management to determine implied equity reference ranges per Mitel common share. This analysis indicated an implied equity reference range per Mitel common share of $9.16 to $12.60, compared to Consideration of $11.15.

Selected Publicly Traded Companies Analysis

Jefferies reviewed publicly available financial and stock market information of 10 low-to-moderate growth enterprise communications technology companies with market capitalizations between $500 million and $10 billion and publicly available consensus median research analysts’ estimates of 2018 revenue growth between (6%) and 6% that Jefferies in its professional judgment considered generally relevant to Mitel for purposes of its financial analyses (which we refer to as the “Selected Low-to-Moderate Growth Communications Technology Companies”), and four unified communications as a service companies with publicly available consensus median research analysts’ estimates of 2018 revenue growth between 3% and 26% that Jefferies in its professional judgment considered generally relevant to Mitel for purposes of its financial analyses, which we refer to as the “Selected UCaaS Companies” and together with the Selected Low to Moderate Growth Communications Technology Companies, the “Mitel selected publicly traded companies,” and compared such information with similar financial data of Mitel provided by Mitel’s management to Jefferies as described below.

In its analysis, Jefferies derived multiples for each of the Mitel selected publicly traded companies, calculated as

•	total enterprise value, or TEV, defined as the fully-diluted equity value based on the closing stock price on April 20 2018, less cash and cash equivalents, plus total debt, unfunded pension obligations, capital leases, preferred stock and non-controlling interests (as applicable), divided by estimated revenue, for calendar year 2018, which is referred to below as “TEV/CY2018E Revenue,” and for calendar year 2019, which is referred to below as “TEV/CY2019E Revenue,” and

•	TEV divided by estimated Adjusted EBITDA, defined as estimated earnings before interest, taxes, depreciation and amortization and stock-based compensation expense, for calendar year 2018, which is referred to below “TEV/CY2018E Adjusted EBITDA,” and for calendar year 2019, which is referred to below as “TEV/CY2019E Adjusted EBITDA.”

Estimated Financial information of the Mitel selected publicly traded companies was based on publicly available consensus median research analysts’ estimates.

The Selected Low-to-Moderate Growth Communications Technology Companies, the Selected UCaaS Companies and the multiples described above for each such company were as follows:

Selected Low-to-Moderate Growth Communications Technology Companies

	TEV / CY 2018E Revenue		TEV / CY 2019E Revenue	TEV / CY 2018E Adj. EBITDA		TEV / CY 2018E Adj. EBITDA
Amdocs Limited	2.2x		2.1x	10.7x		10.2x

ARRIS International plc	1.0x		1.0x	8.0x		7.6x

Avaya Holdings Corp.	2.1x		NA	8.3x		NA

Belden Inc.	1.6x		1.5x	7.9x		7.6x

Ciena Corporation	1.4x		1.3x	9.0x		8.4x

CSG Systems International, Inc.	2.0x		2.0x	8.9x		8.4x

F5 Networks, Inc.	3.9x		3.8x	10.3x		9.8x

Juniper Networks, Inc.	1.5x		1.4x	6.5x		5.9x

Plantronics, Inc.	2.2x	(1)	NA	10.2x	(1)	NA

Ribbon Communications, Inc	0.8x		0.8x	7.0x		5.1x

Note: Not Available (NA) when figures were not publicly available.

(1)	Actual results for calendar year 2017 were used as a proxy for 2018E revenue and 2018E Adjusted EBITDA, as 2018E revenue and 2018E Adjusted EBITDA were not available (as a result of Plantronics, Inc.’s pending acquisition of Polycom, Inc.).

Selected UCaaS Companies

	TEV / CY 2018E Revenue	TEV / CY 2019E Revenue	TEV / CY 2018E Adj. EBITDA	TEV / CY 2018E Adj. EBITDA
8x8, Inc.	5.4x	4.4x	NM	NM

Five9, Inc.	7.4x	6.3x	NM	NM

RingCentral, Inc.	9.1x	7.4x	NM	NM

Vonage Holdings Corp.	2.9x	2.8x	15.3x	14.6x

Note: Not meaningful (NM) when multiples were greater than 25x.

This analysis indicated the following:

Selected Low-to-Moderate Growth Communications Technology

Companies Multiples

Benchmark	High	Low	Median
TEV/CY2018E Revenue(1)	3.9x	0.8x	1.6x
TEV/CY2019E Revenue(2)	3.8x	0.8x	1.5x
TEV/CY2018E Adjusted EBITDA(1)	10.7x	6.5x	8.3x
TEV/CY2019E Adjusted EBITDA(2)	10.2x	5.1x	8.0x

(1)	The multiples for Plantronics, Inc. were excluded from the high, low and median statistics because they were not available (as a result of Plantronics, Inc.’s pending acquisition of Polycom, Inc.).
(2)	The multiples for the following companies were excluded from the high, low and median statistics because they were not available: Avaya Holdings Corp. and Plantronics, Inc. (as a result of Plantronics, Inc.’s pending acquisition of Polycom, Inc.).

Selected UCaaS Companies Multiples

Benchmark	High	Low	Median
TEV/CY2018E Revenue	9.1x	2.9x	6.4x
TEV/CY2019E Revenue	7.4x	2.8x	5.3x
TEV/CY2018E Adjusted EBITDA(1)	15.3x	NA	15.3x
TEV/CY2019E Adjusted EBITDA(1)	14.6x	NA	14.6x

Note: “NA” means Not Applicable.

(1)	Represents the multiple for Vonage Holdings Corp. The multiples for 8x8, Inc., Five9, Inc. and RingCentral, Inc. were excluded from the high, low and median statistics because they were greater than 25.0x and were considered not meaningful.

Using the reference ranges for the benchmarks set forth below, which ranges were selected by Jefferies in its professional judgment, and Mitel’s estimated revenue and estimated Adjusted EBITDA (which in the case of Mitel for calendar year 2018 excluded special charges expense), as applicable, for calendar year 2018 and 2019, as provided by Mitel’s management as part of the Mitel Forecasts, Jefferies determined implied enterprise values for Mitel. Jefferies then added projected cash and cash equivalents and certain equity interests and promissory notes and subtracted projected total debt, unfunded pension obligations and capital leases, each as of March 31, 2018 provided by Mitel’s management and dividing by the fully diluted Mitel common shares provided by Mitel’s management to determine implied equity reference ranges per Mitel common share. This analysis indicated implied equity reference ranges per Mitel common share as set forth below as compared, in each case, to the Consideration of $11.15.

Benchmark	Multiple Range	Implied Equity Reference Range Per Mitel Common Share
TEV/CY2018E Revenue	1.4x – 1.7x	$8.88 – $11.83
TEV/CY2019E Revenue	1.3x – 1.6x	$7.98 – $10.96
TEV/CY2018E Adjusted EBITDA	8.0x - 9.5x	$7.96 - $10.38
TEV/CY2019E Adjusted EBITDA	7.5x - 9.0x	$8.22 - $10.85

None of the Mitel selected publicly traded companies are identical to Mitel. In evaluating the Mitel selected publicly traded companies, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Mitel’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using the Mitel selected publicly traded companies’ data.

Selected Transactions Analysis

Jefferies reviewed, among other things, financial data relating to 13 selected transactions involving low-to-moderate growth companies in the enterprise communications industry announced since November 2011 listed below that Jefferies in its professional judgment considered generally relevant to Mitel for the purposes of its financial analyses, which we refer to as the “selected transactions.”

In its analysis, Jefferies derived multiples for each of the selected transactions, calculated as each target company’s TEV implied by the transaction value divided by each target company’s last twelve months, or LTM, Adjusted EBITDA prior to announcement, which is referred to below as “TEV/LTM Adjusted EBITDA.”

The selected transactions and the multiple described above for each such transaction were as follows:

Month and Year Announced	Acquiror	Target	TEV / LTM Adj. EBITDA
March 2018	Plantronics, Inc.	Polycom, Inc.	8.2x
July 2017	Mitel	ShoreTel, Inc.	18.2x
May 2017	Sonus Networks, Inc.	GENBAND Holdings Company	18.4x	(1)
May 2017	Affiliates of Apollo Global Management, LLC	West Corporation	7.5x
July 2016	Affiliates of Siris Capital Group, LLC	Polycom, Inc	6.9x
May 2016	Affiliates of Siris Capital Group, LLC	Xura, Inc.	8.1x
November 2015	Atos SE	Unify	NM
September 2015	Affiliates of Siris Capital Group, LLC	Premiere Global Services, Inc.	9.4x
June 2015	Comverse, Inc.	Acision Global Limited	Conf.
February 2014	China Huaxin	Alcatel Lucent enterprise business	3.6x
November 2013	Mitel	Aastra Technologies Limited	8.6x
February 2013	Extreme Networks, Inc.	Enterasys Networks, Inc.	13.9x	(2)
November 2011	Affiliates of Siris Capital Group, LLC	Tekelec	9.3x

Note: Not meaningful (NM) when multiple was negative. Confidential (Conf.) when multiple was not publicly available.

(1)	Based on 2016A EBITDA of $23.6 million.
(2)	LTM metric as of September 30, 2013.

This analysis indicated the following:

Selected Transactions Multiples

Benchmark	High	Low	Median
TEV/LTM Adjusted EBITDA	18.4x	3.6x	8.4x

Using the reference ranges for the benchmarks set forth below, which ranges were selected by Jefferies in its professional judgment, and Mitel’s estimated LTM Adjusted EBITDA as of June 30, 2018, provided by Mitel’s management as part of the Mitel Forecasts, Jefferies determined implied enterprise values for Mitel. Jefferies then added projected cash and cash equivalents and certain equity interests and promissory notes and subtracted projected total debt, unfunded pension obligations and capital leases, each as of March 31, 2018 provided by Mitel’s management and dividing by the fully diluted Mitel common shares provided by Mitel’s management to determine an implied equity reference range per Mitel common share. This analysis indicated an implied equity reference range per Mitel common share as set forth below as compared to the Consideration of $11.15.

Benchmark	Multiple Range	Implied Equity Reference Range Per Mitel Common Share
TEV/LTM Adjusted EBITDA	8.0x – 10.0x	$6.34 – $9.19

No transaction selected by Jefferies for its analysis is identical to the arrangement. In evaluating the arrangement, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Mitel’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of analyzing transaction data.

Other Information

Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but were noted for references purposes only. Using publicly available information, Jefferies reviewed the premia offered in 155 mergers and acquisitions transactions in the United States and Canada that were announced between January 1, 2015 and April 20, 2018 and having a transaction value of between $1 billion and $3 billion. For each of these transactions, Jefferies calculated the premium represented by the offer price or merger consideration over the target company’s closing price one trading day and one trading month (20 trading days) prior to the transaction’s announcement. The review indicated the following premia for those time periods prior to announcement:

Time Period Prior to Announcement	25th Percentile	75th Percentile
One-Day Premium	9%	37%
One- Month Premium	14%	44%

Applying a reference range of the 25th and the 75th percentile for each of the time periods described above to Mitel’s stock price of $10.14 on April 19, 2018, one trading day before the last full trading day prior to the date of the Board’s approval of the arrangement and Mitel’s stock price of $9.42 on March 20, 2018 one trading month prior to last trading day prior to the date of the Board’s approval of the arrangement, Jefferies derived implied equity reference ranges per Mitel common share of $11.07 to $13.88 with respect to the one trading day premium prior to the date of the Board’s approval of the Arrangement, and $10.74 to $13.53 with respect to the one trading month premium prior to date of the Board’s approval of the arrangement, in each case, as compared to the Consideration of $11.15.

In addition, Jefferies reviewed six recently published, publicly available research analysts’ reports for Mitel. These research analysts’ reports set a median 12-month undiscounted price target of $11.50 per Mitel common share, with a high of $15.00 per share and a low of $9.50 per Mitel common share, as compared to the Consideration of $11.15.

Jefferies also noted, for reference purposes only, that the Consideration of $11.15 represented an implied premium of approximately:

•	11% over the closing price per Mitel common share on April 20, 2018, the last full trading day prior to the date of the Board’s approval of the arrangement;

•	11% over the volume weighted average price, or VWAP, per Mitel common share during the 5-trading day period immediately preceding April 20, 2018;

•	14% over the VWAP per Mitel common share during the 10-trading day period immediately preceding April 20, 2018;

•	16% over the VWAP per Mitel common share during the 20-trading day period immediately preceding April 20, 2018;

•	19% over the VWAP per Mitel common share during the 30-trading day period immediately preceding April 20, 2018;

•	24% over the VWAP per Mitel common share during the 60-trading day period immediately preceding April 20, 2018;

•	26% over the VWAP per Mitel common share during the 90-trading day period immediately preceding April 20, 2018;

•	18% over the closing price per Mitel common share on March 20, 2018, the date one month prior to the last full trading day prior to the date of the Board’s approval of the arrangement;

•	24% over the closing price per Mitel common share on January 19, 2018, the date three months prior to the last full trading day prior to the date of the Board’s approval of the arrangement;

•	10% over the 52-week high closing price per Mitel common share of $10.14 on April 19, 2018; and

•	76% over the 52-week low closing price per Mitel common share of $6.32 on May 8, 2017.

General

Jefferies’ opinion was one of many factors taken into consideration by the Board in making its determination to approve the arrangement and should not be considered determinative of the views of the Board or Mitel management with respect to the arrangement agreement, the arrangement or the Consideration.

Jefferies was selected by the Board based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

In April 2017, Mitel entered into an engagement letter, dated as of April 5, 2017, with Jefferies to act as the Board’s financial advisor to provide financial advice and assistance in connection with the possible sale, disposition or other business transaction involving all or certain of its consolidated equity or assets, and to render an opinion to the Board as to the fairness, from a financial point of view, to the holders of Mitel common shares of the Consideration. In connection with the arrangement, Mitel has agreed to pay Jefferies a transaction fee, based upon a percentage of the transaction value implied by the Consideration, in the amount of approximately $35.5 million, of which $1.5 million was payable upon delivery of its opinion (regardless of the conclusion reached therein) and is creditable against the transaction fee, and the remainder of which is payable contingent upon the consummation of the arrangement. Mitel has also agreed to reimburse Jefferies for certain of its reasonable expenses incurred and to indemnify Jefferies against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement. In the past, Jefferies has provided financing services to Mitel and may continue to do so and has received, and may receive, fees for the rendering of such services. Specifically, during the two years prior to the date of its opinion, Jefferies received fees from Mitel for financial advisory and financing services in the amount of approximately $7.5 million. During the two years prior to the date of its opinion, Jefferies received fees from certain affiliates of Purchaser and Parent, including portfolio companies of funds managed by Searchlight, for financial advisory and financing services in the amount of approximately $1.7 million. In addition, Jefferies maintains a market in the securities of Mitel and, in the ordinary course of its business, Jefferies and its affiliates may trade or hold securities of Mitel, Purchaser or Parent and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Mitel, Purchaser, Parent, or entities that are affiliated with Mitel, Purchaser, Parent or Searchlight for which Jefferies would expect to receive compensation.

Opinion of NBF

In April 2018, the Board engaged NBF, pursuant to an engagement letter dated April 11, 2018, to act as the Board’s financial advisor to provide, if requested by the Board, an opinion as to whether the consideration to be paid to shareholders pursuant to a potential sale of Mitel is fair, from a financial point of view, to shareholders. At the meeting of the Board on April 23, 2018, NBF rendered its oral opinion to the Board, which was subsequently followed by its written opinion, to the effect that, as of April 23, 2018 and based upon and subject to the various assumptions made, procedures followed, matters considered and the scope of review undertaken as set forth in its written opinion, the Consideration to be received by the holders of common shares pursuant to the arrangement was fair, from a financial point of view, to such holders.

The full text of the written opinion of NBF, dated as of April 23, 2018, to the Board is attached as Annex E to this proxy statement. NBF’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and the scope of review undertaken by NBF in rendering its opinion. Mitel encourages you to read NBF’s opinion carefully and in its entirety, which opinion is subject to the assumptions, limitation, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to NBF, as of the date of such opinion. NBF’s opinion was directed to the Board (in its capacity as such) and addresses only the fairness, from a financial point of view, to the holders of Mitel common shares, of the Consideration as of the date of the opinion. It does not address the relative merits of the arrangement as compared to any alternative transaction or opportunity that might be available to Mitel, nor does it address the underlying business decision by Mitel to engage in the arrangement or the terms of the arrangement agreement or the documents referred to therein. NBF’s opinion does not constitute a recommendation as to how any holder of Mitel common shares should vote or act with respect to the arrangement or any matter related thereto.

Scope of Review

In connection with rendering its opinion, NBF reviewed and relied upon or carried out, among other things, the following:

•	information in respect of the arrangement, including the draft arrangement agreement, dated April 22, 2018, as well as drafts of the debt commitment letter and equity commitment letters;

•	publicly available documents regarding Mitel, including annual and interim reports on Form 10-K and 10-Q, annual and interim financial statements and related MD&A, annual information forms, management proxy circulars and other filings deemed relevant;

•	a three year strategic plan prepared by Mitel’s management in respect of the fiscal years 2018 to 2020;

•	a financial model prepared by Mitel’s management, including detailed forecasts for the fiscal years ended December 31, 2018 to 2022 (for further information regarding such detailed forecasts, see “The Arrangement—Projected Financial Information,” beginning on page 46);

•	various reports published by equity research analysts and industry sources regarding Mitel and other public companies, to the extent deemed relevant by NBF;

•	trading statistics and selected financial information of Mitel and other selected public companies;

•	comparable acquisition transactions considered by NBF to be relevant;

•	certain other non-public information prepared and provided to NBF by Mitel’s management, primarily financial in nature, concerning the business, assets, liabilities and prospects of Mitel;

•	consultation with legal advisors to the Board and Mitel;

•	in addition to the written information described above, NBF participated in discussions with Mitel’s management with regards to, among other things, the arrangement, as well as Mitel’s business, operations, financial position, forecast, key assets and prospects;

•	such other information, discussions (including discussions with third parties) and analyses as NBF considered necessary or appropriate in the circumstances; and

•	a certificate addressed to NBF, from senior officers of Mitel regarding the completeness and accuracy of the information upon which NBF’s opinion is based.

NBF was not, to the best of its knowledge, denied access by Mitel to any information under its control that has been requested by NBF. No limitation has been placed on NBF’s scope of review.

Assumptions and Limitations

NBF relied upon the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by NBF from public sources or information provided to NBF by Mitel, its subsidiaries or their respective directors, officers, associates, affiliates, consultants, advisors and representatives (collectively, the “Information”). NBF did not meet with the auditors of Mitel and has assumed the accuracy and fair presentation of, and relied upon, the audited consolidated financial statements of Mitel and the reports of the auditors thereon as well as the unaudited interim financial statements of Mitel. NBF’s opinion assumes such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, NBF did not attempt to independently verify the completeness, accuracy or fair presentation of any of the Information.

Senior officers of Mitel have represented to NBF in a representation letter dated as of the date of NBF’s opinion, among other things, that: (i) with the exception of forecasts, projections or estimates (collectively, “Forecasts”), the Information (financial and otherwise) provided orally by, or in the presence of, an officer or employee of Mitel or in writing by Mitel or any of its subsidiaries (as such term is defined in the Securities Act (Ontario)) or their respective agents to NBF relating to Mitel or any of its subsidiaries or the arrangement for the purpose of preparing NBF’s opinion was, at the date the Information was provided to NBF, and as of the date of NBF’s opinion, complete, true and correct in all material respects, and did not contain any untrue statement of a material fact in respect of Mitel, its subsidiaries or the Arrangement and did not omit to state a material fact in respect of Mitel, its subsidiaries or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) since the dates on which the Information was provided to NBF, except as disclosed in writing to NBF, there was no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Mitel or any of its subsidiaries and no material change occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on NBF’s opinion; (iii) to the best of the senior officers’ knowledge, information and belief after due inquiry, there were no independent appraisals or valuations or material non-independent appraisals or valuations relating to Mitel or any of its subsidiaries or any of their respective material assets or liabilities which have been prepared as of a date within the two years preceding the date of NBF’s opinion and which had not been provided to NBF; and (iv) any portions of the Information provided to NBF (or filed on SEDAR) which constitute Forecasts (a) were prepared using the assumptions identified therein, which, in the reasonable opinion of Mitel were reasonable in the circumstances and (b) are not, in such senior officers’ reasonable belief, misleading in any material respect in light of the assumptions used therefor.

With respect to any Forecasts provided to NBF and used in its analyses, NBF notes that projecting future results of any company is inherently subject to uncertainty.

NBF has assumed that, in all respects material to its analysis, the arrangement agreement, the debt commitment letter and the equity commitment letters executed by the parties will be in substantially the form of the drafts provided to NBF, the representations and warranties of the parties contained therein are true, accurate and complete in all material respects, such parties will perform all of the respective covenants and agreements to be performed by them thereunder and all conditions to the obligations of such parties as specified therein will be satisfied without any waiver thereof. NBF has also assumed that all material approvals and consents required in connection with the consummation of the arrangement will be obtained and that, in connection with obtaining any necessary approvals and consents, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Mitel.

NBF’s opinion did not address the relative merits of the arrangement as compared to other business strategies or transactions that might be available with respect to Mitel or Mitel’s underlying business decision to effect the arrangement or any other term or aspect of the arrangement or the arrangement agreement or any other agreement entered into in connection with the arrangement.

NBF is not a legal, tax or accounting expert and expresses no opinion concerning any legal, tax or accounting matters concerning the arrangement or the sufficiency of NBF’s opinion for the Board’s purposes.

NBF’s opinion was rendered as of its date and on the basis of securities markets, economic and general business and financial conditions prevailing as of the date of its opinion and the conditions and prospects, financial and otherwise, of Mitel as they are reflected in the Information and as they were represented to NBF in its discussions with the management of Mitel. In NBF’s analyses and in connection with the preparation of its opinion, NBF made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of NBF and any party involved in the arrangement. NBF disclaims any undertaking or obligation to advise any person of any change in any fact, information or matter affecting its opinion that may come or be brought to NBF’s attention after the date of its opinion Without limiting the foregoing, if there is any material change in any fact, information or matter affecting its opinion after the date of its opinion, NBF reserves the right to change, modify or withdraw its opinion.

NBF’s opinion is not to be construed as a recommendation to any shareholders to vote in favor or against the arrangement or any other matter. In addition, NBF’s opinion does not address in any manner the prices at which any securities of Mitel will trade at any time.

NBF believes that its analyses must be considered as a whole and that selecting portions of NBF’s analyses or the factors considered by NBF, without considering all factors and analyses together, could create a misleading view of the process underlying NBF’s opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

Approach to Fairness

In considering the fairness of the Consideration payable pursuant to the arrangement, from a financial point of view, to the shareholders, NBF principally considered and relied upon the following methodologies: (i) an analysis of the financial multiples of selected comparable companies whose securities are publicly traded; (ii) an analysis of the financial multiples, to the extent publicly available, of selected precedent transactions; and (iii) a discounted cash flow analysis of Mitel. Additionally, NBF reviewed and considered other factors and analyses as we considered appropriate, including the 52-week trading range and volume weighted average trading prices of the common shares, and equity research analysts’ target prices of the common shares.

Comparable Company Trading Analysis

NBF compared selected financial data of Mitel with similar data for selected publicly traded companies engaged in businesses which NBF viewed to be analogous to the businesses of Mitel based on business characteristics, including market segments, industry participation, operations and financial metrics. While the selected companies operate in a similar industry as that of Mitel, NBF noted that none of the selected companies is identical to Mitel and certain of these companies may have characteristics that are materially different from those of Mitel.

For each of the selected companies, NBF considered the multiple of enterprise value (“EV”) (defined as fully-diluted equity value, less cash and cash equivalents, certain equity interests and promissory notes, plus total debt and capital leases) to estimated EBITDA (defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation expense) for fiscal year 2018 based on consensus research analyst estimates. The multiples were based on the selected companies’ closing share prices on April 20, 2018 and on publicly available information. The following table represents the results of this analysis:

Selected Comparable Companies	EV / 2018E EBITDA
Diversified Unified Communications
Avaya Holdings Corp.	6.5x
Plantronics, Inc.	11.5x
Ribbon Communications Inc.	7.3x

Networking Equipment Providers
Cisco Systems, Inc.	11.1x
Arista Networks, Inc.	28.1x
Juniper Networks, Inc.	6.5x
Ciena Corporation	9.1x
Extreme Networks, Inc.	3.3x
Cloud Communications Service Providers
RingCentral, Inc.	nmf	(1)
Vonage Holdings Corp.	15.3x
8x8, Inc.	nmf	(1)
Five9, Inc.	nmf	(1)

(1)	Represents projected EBITDA figures that are small or negative, resulting in implied multiples that are not meaningful (“nmf”).

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a multiple reference range of 7.5x to 9.5x for EV / 2018E EBITDA, based on its professional judgement, and applied this reference range to Mitel’s estimated EBITDA for fiscal year 2018 based on management’s forecasts. NBF then added cash and cash equivalents, certain equity interests and promissory notes and subtracted total debt and capital leases, each as of March 31, 2018, which resulted in an implied trading value range of $8.01 to $11.28 per common share.

NBF applied a control premium to the implied trading value range to determine the en bloc value for the common shares. NBF considered the range of premiums associated with acquisition of control of selected companies in the unified communications sector. The following table represents the results of this analysis:

Announcement Date	Target	Acquiror	Premium to 1-Day Unaffected Price(1)	Premium to 20-Day Unaffected VWAP(1)
October 2017	BroadSoft, Inc.	Cisco Systems, Inc.	27.8%	25.4%
July 2017	ShoreTel, Inc.	Mitel Networks Corp.	28.2%	30.1%
May 2017	West Corp.	Apollo Global Management, LLC	17.4%	12.2%
July 2016	Polycom, Inc.	Siris Capital Group, LLC	15.1%	19.8%
April 2015	Alcatel-Lucent	Nokia Corp.	10.6%	18.3%
November 2013	Aastra Technologies Ltd.	Mitel Networks Corp.	13.2%	19.4%

(1)	Unaffected price defined as the last trading price before transaction announcement or announcement of a strategic review process.

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a control premium of 20%, based on its professional judgment, and applied this premium to the implied trading value range of $8.01 to $11.28 per common share described above. This resulted in a range of implied en bloc equity values for the common shares of between $9.62 to $13.54 per common share as compared to the Consideration of $11.15 per common share.

Precedent Transaction Analysis

NBF examined selected precedent public market M&A transactions involving companies that engaged in businesses which NBF viewed to be reasonably analogous to the business of Mitel or aspects thereof based on business characteristics, including market segments, industry participation, operations and financial metrics. While the selected precedent transactions involved companies that operated in a similar industry as that of Mitel, we note that none of the selected target companies was identical to Mitel and certain of these companies may have had characteristics that were materially different from those of Mitel.

For each of the selected transactions, NBF considered the ratio of the target company’s enterprise value, implied by the transaction value, to the public estimates of one-year forward revenue following the announcement of the transaction, where publicly available. NBF reviewed the following transactions:

Announcement Date	Target	Acquiror	EV / Forward Revenue
March 2018	Polycom, Inc.	Plantronics, Inc.	n/a(1)
October 2017	BroadSoft, Inc.	Cisco Systems, Inc.	4.1x
July 2017	ShoreTel, Inc.	Mitel Networks Corp.	1.2x
May 2017	GENBAND Holdings Company	Sonus Networks, Inc.	1.0x
May 2017	West Corp.	Apollo Global Management, LLC	2.1x
August 2016	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc.	3.3x
July 2016	Polycom, Inc.	Siris Capital Group, LLC	1.2x
November 2015	Unify Inc.	Atos SE	n/a(1)
August 2015	iCore Networks, Inc.	Vonage Holdings Corp.	1.3x
April 2015	Alcatel-Lucent	Nokia Corp.	1.1x
March 2015	SimpleSignal, Inc.	Vonage Holdings Corp.	1.5x
November 2014	Telesphere Networks Ltd.	Vonage Holdings Corp.	2.0x
November 2013	Aastra Technologies Ltd.	Mitel Networks Corp.	0.5x

(1)	Forward-looking revenue estimates were not available at the time of transaction announcement.

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a multiple reference range of 1.2x to 2.0x for EV / Forward Revenue, based on its professional judgment, and applied this reference range to Mitel’s estimated revenue for fiscal year 2018 based on management’s forecasts. NBF then added cash and cash equivalents, certain equity interests and promissory notes and subtracted total debt and capital leases, each as of March 31, 2018. This resulted in a range of implied equity values for the common shares of between $7.68 and $15.63 as compared to the Consideration of $11.15 per common share.

Discounted Cash Flow (“DCF”) Analysis

The DCF approach requires that certain assumptions be made regarding, among other things, future unlevered free cash flows, terminal values and discount rates. As a part of the DCF approach, NBF reviewed the five-year forecast provided by management, including assumptions on revenue growth and segment mix, realized margins and expected synergies from ShoreTel integration, estimated costs, capital investment and working capital.

In performing this analysis, NBF used the forecasted unlevered free cash flows (defined as earnings before interest and taxes, less taxes, capital expenditures and change in net non-cash working capital, plus depreciation and amortization and stock-based compensation) for Mitel through the fiscal year ending 2022, derived based on the forecast provided by management. NBF also calculated a range of terminal values of Mitel by applying a perpetual growth rate ranging from 1.0% to 3.0%, which range was selected by NBF in its professional judgment, to the normalized unlevered free cash flow of Mitel in the final year of the forecast period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10.8% to 12.8%, which was derived by NBF based upon an analysis of the weighted average cost of capital of Mitel. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for net debt, pension and tax attributes. Based on the results of this analysis, NBF arrived at a range of implied equity values for the common shares of between $8.18 to $13.52 as compared to the Consideration of $11.15 per common share.

Other Considerations

NBF reviewed the trading range of the common shares for the 52-week period ended April 20, 2018, which was $6.21 to $10.22 per common share, and the range of 12-month analyst target prices for the common shares, which was $9.50 to $15.00 per common share, and discounted them to present values using a discount rate of 13.1%, which was derived by NBF based upon an analysis of the cost of equity of Mitel, which resulted in a range of $8.40 to $13.26 per common share, and compared each of the foregoing to the closing price of the common shares on April 20, 2018, which was $10.08 per common share and the Consideration of $11.15 per common share. NBF noted that these considerations were presented merely for reference purposes only, and were not relied upon for valuation purposes.

General

NBF’s opinion was one of many factors taken into consideration by the Board in making its determination to approve the arrangement and should not be considered determinative of the views of the Board or Mitel management with respect to the arrangement agreement, the arrangement or the Consideration.

NBF was selected by the Board based on NBF’s qualifications, expertise and reputation in Canada. NBF is a leading Canadian investment dealer whose businesses include corporate finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. NBF has been a financial advisor in a significant number of transactions involving public and private companies in various industry sectors and has extensive experience in preparing fairness opinions and in transactions similar to the arrangement.

Under the engagement letter between the Board and NBF, Mitel has agreed to pay NBF a fixed opinion fee that is not contingent on the success of any transaction, which was payable upon delivery of its opinion (regardless of the conclusion reached therein). Mitel has also agreed to reimburse NBF for certain of its reasonable expenses incurred and to indemnify NBF against liabilities, including liabilities under securities laws, arising out of or in connection with the services rendered and to be rendered by NBF under its engagement.

In the past, NBF has provided financing services to Mitel and may continue to do so and has received, and may receive, fees for the rendering of such services. During the two years prior to the date of its opinion, NBF received no fees from Mitel for financial advisory and financing services. During the two years prior to the date of its opinion, NBF received de minimis fees from Searchlight, Purchaser, Parent and their respective affiliates. In addition, NBF maintains a market in the securities of Mitel and, in the ordinary course of its business, NBF and its affiliates may trade or hold securities of Mitel for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, NBF may seek to, in the future, provide financial advisory and financing services to Mitel, Purchaser, Parent, or entities that are affiliated with Mitel, Purchaser, Parent or Searchlight for which NBF would expect to receive compensation. NBF, as an investment dealer, conducts research on securities and may, in the ordinary course of business, provide research reports and investment advice to its clients on investment matters, including with respect to Mitel, Purchaser, Parent, or entities that are affiliated with Mitel, Purchaser, Parent or Searchlight.

Projected Financial Information

Mitel’s senior management provided certain financial forecasts to the Board, in connection with its consideration of the arrangement, which financial forecasts were also provided to and used by Jefferies and NBF in connection with their respective financial analyses and opinions described under “The Arrangement—Opinions of Financial Advisors,” beginning on page 31. None of the financial forecasts were intended for public disclosure. Nonetheless, we have included a summary of these financial forecasts because certain of the financial forecasts were made available to the Board, Jefferies, NBF and/or Searchlight. The inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by the Company, Searchlight, Jefferies, NBF or any other recipient of this information that the information is material. The inclusion of this information should not be regarded as an indication that the Board, Jefferies, NBF or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

In the opinion of Mitel management, the financial forecasts as a whole (1) were prepared on a reasonable basis; (2) reflect the best currently available estimates and judgments; and (3) present, to the best of Mitel management’s knowledge, the expected course of action and the expected future financial performance of Mitel. However, this information is not fact and should not be relied upon as being necessarily indicative of future results.

The financial forecasts are subjective in many respects. Although presented with numerical specificity, the financial forecasts reflect and are based on numerous varying assumptions and estimates with respect to industry performance, general business, economic, political, market and financial conditions, competitive uncertainties, tax laws and other matters, all of which are difficult to predict and beyond Mitel’s control. As a result, there can be no assurance that Mitel’s future performance depicted in the forecasts will be realized or that actual results will not be materially more favorable or less favorable than projected and the inclusion of the financial forecasts in this proxy statement should not be regarded as a representation that the financial forecasts will be achieved. The financial forecasts are forward-looking statements and should be read with caution. See “Cautionary Note Regarding Forward-Looking Information,” beginning on page 67 of this proxy statement as well as the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this proxy statement. The financial forecasts cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the financial forecasts will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The financial forecasts also reflect varying assumptions under different scenarios as to certain business matters that are subject to change or beyond the Company’s control.

The financial forecasts were prepared for internal use and to assist the financial advisors to the Company with their respective financial analyses of Mitel and the Consideration and not with a view toward public disclosure or toward complying with U.S. or Canadian generally accepted accounting principles, the published guidelines and policies of the SEC or Canadian securities commissions regarding forecasts, including the guidelines relating to future oriented financial information, or the guidelines established by the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined, reviewed, audited, compiled or performed any procedures with respect to any of the financial forecasts, expressed any conclusion or opinion or provided any form of assurance with respect to the financial forecasts and, accordingly, assumes no responsibility for them. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared.

By including the forecasts in this proxy statement, neither Mitel nor any other person (or their respective representatives) has made or is making any representation to any person regarding the information included in the forecasts or the ultimate performance of the Company compared to the information contained in the forecasts. Similarly, except for the representations and warranties expressly set forth in the arrangement agreement, Mitel has not made any representation to Purchaser or Parent in the arrangement agreement or otherwise concerning the forecasts. The financial forecasts provided below have not been updated since the time of their preparation, are not facts and the inclusion of this information should not be regarded as an indication that the Board, Mitel or any other recipient of this information considered, or now considers, the forecasts to be predictive of actual future results. Some or all of the assumptions that have been made in connection with the preparation of the financial forecasts may have changed since the date the financial forecasts were prepared. None of Mitel, Parent, Purchaser or any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial forecasts. The financial forecasts are not included in this proxy statement in order to induce any Mitel shareholder to vote in favor of any proposal to be considered at the special meeting and you are cautioned not to rely on the financial forecasts.

Since the date of the forecasts described below, the Company has made publicly available its actual results of operations for the year ended December 31, 2017 and the quarter ended March 31, 2018. You should review the Company’s annual report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the quarter ended March 31, 2018 to obtain this information, which are also incorporated by reference herein. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial forecasts set forth below. Except for the representations and warranties made to Parent and Purchaser that are expressly set forth in the arrangement agreement, no one has made or makes any representation regarding the information included in these forecasts.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial forecasts set forth below. Except for the representations and warranties made to Parent and Purchaser that are expressly set forth in the arrangement agreement, no one has made or makes any representation regarding the information included in these forecasts.

For the foregoing reasons, as well as the bases and assumptions on which the financial forecasts were compiled, the inclusion of specific portions of the financial forecasts in this proxy statement should not be regarded as an indication that such forecasts will be an accurate prediction of future events, and they should not be relied on as such.

Except as required by applicable securities laws, Mitel does not intend to update, or otherwise revise the financial forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error or no longer appropriate.

In April 2018, Mitel provided Searchlight, Jefferies and NBF with forecasts for fiscal years 2018 through 2022, as presented below.

	Forecasts ($ in millions)
	2018E	2019E	2020E	2021E	2022E
Revenue	$1,317	$1,326	$1,351	$1,391	$1,452

Growth	(1%)	1%	2%	3%	4%

Gross Profit	$773	$791	$818	$853	$898

Margin	59%	60%	61%	61%	62%

Operating Income	$167	$187	$202	$224	$252

Margin	13%	14%	15%	16%	17%

Depreciation	$29	$28	$28	$28	$28

Stock Based Compensation	$19	$19	$19	$19	$19

Adjusted EBITDA(1)	$215	$234	$250	$271	$299

Margin	16%	18%	18%	19%	21%

Effective Tax Rate (2)	23%	23%	23%	25%	25%

Special Charges Expense (3)	$49	$0	$0	$0	$0

Amortization	$107	$106	$80	$75	$51

Capital Expenditures	$28	$30	$32	$34	$36

Increase in Net Working Capital and Other(4)	$37	$10	$5	$6	$8

(1)	We define Adjusted EBITDA as net income (loss), adjusted for interest expense, income tax expense (recovery), amortization and depreciation, special charges and restructuring costs, stock-based compensation, and purchase accounting adjustments. Adjusted EBITDA is not a measure calculated in accordance with GAAP and such measures should not be relied upon as a substitute for financial measures prepared in accordance with GAAP. Please see in Item 6. Selected Financial Data in our Annual Report on Form 10-K incorporated by reference in this proxy statement.
(2)	Includes the impact of tax credits, net operating losses and other tax affecting items.
(3)	Special charges expense consists of employee-related charges, facility-reduction related charges, integration-related charges and acquisition-related charges. The employee-related charges consisted of termination and related costs in connection with headcount reductions. Facility-reduction related charges include costs of reducing or eliminating facilities including, for vacant facilities, the net anticipated lease costs up to the end of the lease period. Integration-related charges include professional fees and incidental costs relating to the integrations of acquisitions. Acquisition-related charges consist primarily of legal and advisory fees incurred. Special charges expense is identified in our quarterly report on Form 10-Q for the quarter ended March 31, 2018 as “Restructuring, Integration and Acquisition-Related Costs.”
(4)	Other includes one-time cash payments related to special charges from prior periods.

Certain Effects of the Arrangement

If the arrangement is consummated, Mitel will cease to be a publicly traded company.

Upon the consummation of the arrangement, each common share issued and outstanding immediately prior to the effective time of the arrangement will be deemed transferred to Purchaser in exchange for the right to receive the Consideration, except that shareholders who are entitled to and who properly exercise dissent rights under the terms of the interim order instead shall have the right to receive the fair value for their common shares under Section 190 of the CBCA.

Upon the consummation of the arrangement, each outstanding option to acquire common shares not exercised prior to the arrangement will be assigned and transferred to Mitel in consideration for the right to receive a cash payment equal to the number of common shares underlying such option multiplied by the amount by which $11.15 exceeds the option exercise price, without interest and less any applicable withholding taxes. Each outstanding option with an exercise price per common share equal to or exceeding $11.15 will be cancelled for no consideration. Each award of Cashed-Out RSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Cashed-Out RSU award, without interest and less any applicable withholding taxes. Each award of Other RSUs will be assigned and transferred to Mitel in exchange for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Other RSU, less any amounts the Company is required to withhold for taxes, following the date such Other RSUs would have vested in accordance with their terms, subject to the vesting conditions of such Other RSU, including holder’s continued employment through such date. Each award of PSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such PSU award, without interest and less any applicable withholding taxes. The number of common shares subject to each PSU award will be determined by multiplying (A) the number of common shares subject to such PSU award at target as set forth in the applicable award agreement by (B) in the case of a PSU award granted in 2017, 120.83%, or in the case of a PSU award granted in 2018, 117.11%.

Following the consummation of the arrangement, the equity in Mitel will be indirectly owned through Parent by the sponsors, and any additional investors that the sponsors permit to invest in Parent or an affiliate of Parent. If the arrangement is completed, the sponsors and any additional investors that the sponsors permit to invest in Parent or an affiliate of Parent will be the sole beneficiaries of our future earnings and growth, if any, and will be the sole persons entitled to vote on corporate matters affecting Mitel following the arrangement. Similarly, the sponsors and any additional investors that sponsors permit to invest in Parent or an affiliate of Parent will also bear the risks of ongoing operations, including the risks of any decrease in our value after the arrangement and the operational and other risks related to the incurrence by us of significant additional debt as described below under “The Arrangement—Financing of the Arrangement,” beginning on page 53.

Mitel’s common shares are currently registered under the Exchange Act and listed and traded on the Nasdaq under the symbol “MITL.” Mitel is also a reporting issuer in each province of Canada and its common shares are listed on the TSX under the symbol “MNW.” As a result of the arrangement, Mitel will be a privately held corporation, and there will be no public market for its common shares. After the arrangement, the common shares will cease to be listed and traded on the Nasdaq and the TSX, and sales of common shares in the public market will no longer be available. In addition, registration of the common shares under the Exchange Act will be terminated and Mitel will cease to file reports with the SEC and Mitel will cease to be a reporting issuer in each province of Canada.

Effects on the Company if the Arrangement is Not Completed

If the arrangement resolution is not approved by Mitel’s shareholders or if the arrangement is not completed for any other reason, shareholders will not receive any payment for their common shares in connection with the arrangement. Instead, Mitel will remain an independent public company and the common shares will continue to be listed and traded on the Nasdaq and the TSX. In addition, if the arrangement is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Mitel shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory and market conditions. Accordingly, if the arrangement is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Mitel shares. Furthermore, if the arrangement is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common shares would return to the price at which it trades as of the date of this proxy statement. From time to time, the Board will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of Mitel and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the arrangement resolution is not approved by Mitel’s shareholders or if the arrangement is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Mitel will be offered, or that the business, prospects or results of operations of Mitel will not be adversely impacted.

Delisting and Deregistration of Mitel Common Shares

If the arrangement is completed, the common shares will cease to be listed and traded on the Nasdaq and the TSX, and sales of common shares in the public market will no longer be available. In addition, registration of the common shares under the Exchange Act will be terminated and Mitel will cease to be a reporting issuer in each province of Canada.

Court Approval of the Arrangement and Completion of the Arrangement

Mitel’s arrangement under the CBCA requires Court approval. On June 7, 2018, Mitel obtained the interim order, which provides for the calling and holding of the special meeting, the dissent rights and other procedural matters. A copy of the interim order is attached hereto as Annex G. Subject to the approval of the arrangement resolution by holders of common shares at the special meeting, the hearing in respect of the final order approving the arrangement is currently anticipated to take place in July or August 2018 in the Court at 333 University Avenue, 8th Floor, Toronto, Ontario. Any holder of common shares who wishes to appear, or to be represented, and to present evidence or arguments must comply with certain procedural requirements that are described in the interim order, including filing a Notice of Appearance with the Court and serving same upon Mitel in accordance with the applicable timelines.

The Court has broad discretion under the CBCA when making orders with respect to arrangements. The Court will consider, among other things, the fairness of the arrangement. The Court may approve the arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled, then, subject to further order of the Court, only those persons having previously served a Notice of Appearance in compliance with the interim order will be given notice of the postponement, adjournment or rescheduled date.

Assuming the final order approving the arrangement is granted and the other conditions to closing contained in the arrangement agreement are satisfied or waived to the extent legally permissible, then Articles of Arrangement will be filed with the director under the CBCA to give effect to the arrangement. Notwithstanding the approval by Mitel shareholders of the arrangement resolution, Mitel reserves the right not to proceed with the arrangement in accordance with the terms of the arrangement agreement.

Canadian Securities Law Matters

Mitel is a reporting issuer (or its equivalent) in all provinces and territories of Canada and accordingly is subject to the applicable Canadian Securities Laws of such provinces and territories that have adopted Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI-61-101”).

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding interested or related parties, independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” that terminate the interests of securityholders without their consent.

MI 61-101 provides that, in certain circumstances, where a related party of an issuer is entitled to receive a “collateral benefit” in connection with an arrangement transaction (such as the Arrangement), such transaction may be considered a “business combination” for the purposes of MI 61-101 and subject to minority approval requirements. However, the minority approval requirements of MI 61-101 do not apply to related parties who have beneficial ownership of or control or direction over less than 1% of the issuer’s outstanding equity securities at the time the transaction was agreed to and where collateral benefits are disclosed in the proxy statement.

Certain of the executive officers and directors of Mitel hold options to purchase common shares, PSUs and RSUs. If the Arrangement is completed, the vesting of all options to purchase common shares and PSUs is to be accelerated and such executive officers and directors holding options to purchase common shares and PSUs are entitled to receive cash payments in respect thereof at the effective time of the arrangement. Likewise, the vesting of all RSUs held by Richard D. McBee, Chief Executive Officer, and Steven E. Spooner, Chief Financial Officer, and all directors is to be accelerated and such executive officers and directors are entitled to receive cash payments in respect thereof at the effective time of the arrangement. In addition, employment agreements with certain officers provide that in the event that an officer’s employment is terminated within a specified period of time in connection with a “change of control,” the officer is entitled to receive certain enhanced severance benefits. See “The Arrangement — Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 56. The accelerated vesting of options to purchase common shares, PSUs and RSUs and the enhanced severance benefits payable pursuant to the employment agreements upon a qualifying termination of employment in connection with the Arrangement may be considered to be “collateral benefits” received by the applicable executive officers and directors of Mitel for the purposes of MI 61-101.

Following disclosure by management of Mitel to the Board of the number of options to purchase common shares, PSUs and RSUs held by officers and directors and the total consideration that they are expected to receive pursuant to the Arrangement, the Mitel Board has determined that, other than Mr. Terence H. Matthews, the executive officers and directors of Mitel, and their associated entities, each beneficially own, or exercise control or direction over, less than 1% of the outstanding common shares. Accordingly, such directors and officers will not be considered to have a “collateral benefit” under MI 61-101 as a result of the accelerated vesting of the options to purchase common shares, PSUs and RSUs, or the enhanced severance benefits payable pursuant to the employment agreements upon a qualifying termination of employment in connection with the Arrangement. With respect to Mr. Matthews, the Board has determined that while Mr. Matthews and his associated entities beneficially own or exercise control or direction over more than 1% of the outstanding common shares, Mr. Matthews holds common shares and options to purchase common shares that are currently exercisable and as a result is not receiving any “collateral benefit” under MI 61-101 as no portion of his security holdings are subject to accelerated vesting nor is he receiving any enhanced severance benefits.

Accordingly, the Arrangement is not considered a “business combination” under MI 61-101 and the minority approval requirements of MI 61-101 do not apply to the Arrangement.

See “The Arrangement — Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 56 for detailed information regarding the benefits and other payments to be received by each of the officers and directors in connection with the Arrangement.

Regulatory Approvals

Competition Act (Canada)

Part IX of the Competition Act defines certain transactions that exceed the thresholds set out in sections 109 and 110 of the Competition Act as “notifiable transactions.” Subject to certain limited exceptions, the parties to a notifiable transaction cannot complete the transaction until: (a) the parties have filed a Part IX notification with the Commissioner of Competition and the applicable waiting period under section 123 of the Competition Act has expired or been terminated; (b) an advance ruling certificate has been issued by the Commissioner of Competition pursuant to section 102(1) of the Competition Act; or (c) a waiver has been provided by the Commissioner of Competition pursuant to paragraph 113(c) of the Competition Act. Where a Part IX notification is filed, the waiting period is 30 calendar days after the day on which the parties to the transaction submit the prescribed information, provided that, before the expiry of this period, the Commissioner of Competition has not issued a notice to the parties pursuant to subsection 114(2) of the Competition Act requiring additional information relevant to the Commissioner of Competition’s assessment of the transaction (a “Supplementary Information Request”). If a Supplementary Information Request is issued, the parties cannot complete the transaction until 30 calendar days after compliance with the Supplementary Information Request and cannot complete the transaction after that 30 day period if there is any order in effect prohibiting completion of the transaction at that time.

The arrangement constitutes a notifiable transaction under the Competition Act. On May 14, 2018, the parties to the arrangement agreement each filed their Part IX notification with the Commissioner of Competition. On May 17, 2018, an advance ruling certificate was issued by the Commissioner of Competition pursuant to the Competition Act. It is a condition to closing of the arrangement that any applicable waiting period (or extensions thereof) or approvals under applicable competition laws, which includes the Competition Act, shall have expired, been terminated, been waived or been obtained.

HSR Act

Under the HSR Act, and the rules promulgated thereunder by the FTC, the arrangement may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On May 21, 2018, the FTC granted early termination of the waiting period under the HSR Act.

At any time before or after consummation of the arrangement, notwithstanding clearance under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the arrangement or seeking divestiture of substantial assets of Mitel or Purchaser or an affiliate of Purchaser. At any time before or after the consummation of the arrangement, and notwithstanding clearance under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the arrangement or seeking divestiture of substantial assets of Mitel or Purchaser or an affiliate of Purchaser. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

While there can be no assurance that the arrangement will not be challenged by a governmental authority or private party on antitrust grounds, Mitel, based on a review of information provided by Purchaser relating to the businesses in which it and its affiliates are engaged, believes that the arrangement can be effected in compliance with federal and state antitrust laws. The term “antitrust laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Telecom Approvals

As a condition to the consummation of the arrangement, the FCC must approve the transfer of control of certain FCC authorizations held by Mitel or its subsidiaries. In connection with such approval, the FCC must determine whether, following the arrangement, Mitel will continue to be qualified to control such licenses and whether such transfer of control is consistent with applicable law and FCC rules and would serve the public interest, convenience and necessity. On May 17, 2018, Mitel and Purchaser filed applications with the FCC to obtain approval of the transfer of control of the FCC authorizations held by Mitel. The parties must also, and intend to, notify the FCC once the arrangement has been consummated

As a condition to the consummation of the arrangement, the approval of, or the filing of pre-closing notifications with, certain state public utility commissions (PUCs) that have jurisdiction over transfers of control of authorizations to provide intrastate communications service must be obtained or filed, as applicable. Some state PUCs also require the filing of post-consummation notification of the arrangement. As a general matter, the relevant state PUCs, consistent with their states’ laws, will determine whether the transfer of control of their PUC authorizations is consistent with applicable state law, the public interest, convenience and necessity. All such applications for approvals and pre-closing filings were made with the applicable state PUCs on or prior to May 21, 2018, and all required post-closing notifications are expected to be filed following consummation of the arrangement.

Other Regulatory Issues

Under FLN 135, the arrangement may not be completed until notification has been filed with, and clearance has been received from, The Federal Antimonopoly Service of the Russian Federation. Notification was filed with The Federal Antimonopoly Service of the Russian Federation on May 21, 2018.

Though not a condition to the consummation of the arrangement, United States and Canadian federal, state and provincial laws and regulations may require that Mitel or Purchaser obtain approvals or certificates of need from, file new license and/or permit applications with, and/or provide notices to, applicable governmental authorities in connection with the arrangement.

Financing of the Arrangement

Mitel anticipates that the total funds needed to complete the arrangement (including the funds to pay Mitel shareholders and to pay the holders of other equity-based interests the amounts due to them under the arrangement agreement), which is expected to be approximately $2.0 billion (including Mitel’s net debt), will be funded through a combination of the following:

•	Debt financing in an aggregate principal amount of up to $1.38 billion as well as a committed $100 million senior secured revolving facility (a portion of which will be available to be drawn at closing of the arrangement). Parent has obtained commitments from a consortium of financial institutions to provide the debt financing, which includes the revolving credit facility. For more information, see the section of this proxy statement captioned “Financing of the Arrangement—Debt Financing.”

•	Equity commitments from the sponsors in an aggregate amount of up to $700 million. For more information, see the section of this proxy statement captioned “Financing of the Arrangement—Equity Financing.”

•	Cash of Mitel and its subsidiaries available to be utilized in respect of the payment of the arrangement consideration to holders of company stock-based awards and company options, if any, and to repay debt.

The completion of the arrangement is not conditioned upon Parent’s or Purchaser’s receipt of financing. See also “The Arrangement Agreement (Proposal No. 1)—Specific Performance,” beginning on page 91.

Debt Financing

In connection with the entry into the arrangement agreement, Parent has entered into a commitment letter, as amended or modified from time to time (which we refer to as the “debt commitment letter”), with Credit Suisse AG, Credit Suisse Loan Funding LLC, Bank of Montreal, BMO Capital Markets Corp., The Toronto-Dominion Bank and TD Securities (USA) LLC (which we refer to collectively as the “debt commitment parties”) to provide to Borrower (as defined below), severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $1.38 billion in debt financing as well as a $100 million senior secured revolving facility (a portion of which is available to be drawn at the closing of the arrangement), consisting of the following:

•	a $1,020 million senior secured first lien term loan;

•	a $100 million senior secured first lien revolving facility; and

•	a $360 million senior secured second lien term loan.

Parent will be the direct parent of an intermediate holding company, currently contemplated to be formed under the laws of England and Wales (“Intermediate Holdings”). Intermediate Holdings will be the direct parent of a U.S. intermediate holding company, currently contemplated to be a Delaware corporation (“US Holdings”). US Holdings will be the direct parent of a U.S. intermediate holding company, currently contemplated to be a Delaware corporation (the “Borrower”). The U.S. subsidiaries of Mitel will become subsidiaries of the Borrower and the non-U.S. subsidiaries of Mitel will become subsidiaries of Intermediate Holdings. All obligations of the Borrower under the debt financing will be guaranteed by Parent, Intermediate Holdings, US Holdings, each wholly-owned U.S. subsidiary of the Borrower and each wholly-owned Canadian subsidiary of Intermediate Holdings (collectively, the “guarantors”).

The proceeds of the debt financing will be used (1) to finance, in part, the payment of the amounts payable under the arrangement agreement; (2) to repay certain existing indebtedness of Mitel; and (3) for general corporate purposes.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including: (1) the execution and delivery of definitive documentation consistent with the terms of the debt commitment letter; (2) the substantially concurrent consummation of the arrangement in accordance with the arrangement agreement (without giving effect to any amendment, waiver, consent or other modification to the arrangement agreement by Parent that is materially adverse to the lenders in their capacities as such unless it is approved by the debt commitment parties); (3) the consummation of the equity financing, prior to, or substantially concurrently with, the closing under the debt facilities; (4) since December 31, 2017, no company material adverse effect (as defined in the section of this proxy statement captioned “The Arrangement Agreement—Representations and Warranties”) having occurred; (5) the delivery of certain audited, unaudited and pro forma financial statements; (6) Parent having ensured that the arrangers were afforded a marketing period of 15 consecutive business days (subject to certain blackout dates) following receipt of certain audited, unaudited and pro forma financial statements; (7) the payment of all applicable invoiced fees and expenses; (8) the repayment of certain outstanding debt of Mitel; (9) the delivery of all documentation and other information about the borrower and guarantors required under applicable “know your customer” or anti-money laundering rules and regulations (including the PATRIOT Act); (10) the execution of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral; (11) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and of certain representations and warranties in the arrangement agreement; and (12) the delivery of certain customary closing documents.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earlier of (1) the consummation of the arrangement with or without the funding of the applicable debt financing (or earlier termination of the arrangement agreement in accordance with its terms) and (2) five business days after the end date (as defined in and, if applicable, extended pursuant to and as set forth in the section of this proxy captioned “The Arrangement Agreement—Termination of the Arrangement Agreement”).

Parent is required under the arrangement agreement to use its reasonable best efforts to arrange the debt financing on the terms and conditions contemplated by the debt commitment letter. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter,

Parent is required under the arrangement agreement to use its reasonable best efforts to obtain alternative financing commitments from alternative sources on terms, taken as a whole, no less favorable to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us of any plans to utilize financing in lieu of the financing described above. The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

The debt commitment parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Equity Financing

Parent has received equity commitment letters, dated as of April 23, 2018 (the “equity commitment letters”) from the sponsors in an aggregate amount of up to $700 million.

The obligations of the sponsors to fund their respective commitment pursuant to the equity commitment letters will terminate automatically and immediately upon the earliest to occur of (1) the closing; (2) the valid termination of the arrangement agreement in accordance with its terms; (3) the payment in full by the guarantors of the guaranteed obligations pursuant to the limited guarantee on the terms and subject to the conditions thereof; or (4) the assertion by Mitel, any of its subsidiaries or any of their respective officers, directors or affiliates of any claim against any sponsor, Parent, Purchaser or any former, current or future direct or indirect equity holder, controlling person, general or limited partner, shareholder, member, manager, director, officer, employee, agent, affiliate, assignee, representative or financing source of any of the foregoing (any such person, other than the sponsor, Parent or Purchaser or their permitted assignees under the arrangement agreement, a “related party”) in connection with the arrangement agreement, the limited guarantee, the equity commitment letters or any of the transactions contemplated thereby (including in respect of any oral representations made or alleged to be made in connection therewith), except, in the case of clause (4), for (i) a claim brought by Mitel against the sponsor seeking specific performance of such sponsor’s obligation to cause its commitment to be funded and Parent’s obligation to direct such funds to Purchaser, (ii) a claim brought by Mitel against any party to, and solely pursuant to the terms and conditions of, the confidentiality agreement, dated as of January 3, 2018, by and between Mitel and Searchlight, (iii) Mitel seeking payment of the guaranteed obligations under the limited guarantee in accordance with and subject to the terms and conditions thereof, (iv) a claim brought by Mitel against any related party (if any) that is a party to any of the equity commitment letters in accordance with and subject to the terms and conditions thereof or (v) a claim brought by Mitel against any party to, and solely pursuant to the terms and conditions of, the arrangement agreement.

Mitel is an express third-party beneficiary of the equity commitment letters for the purpose of causing the equity financing to be funded, but solely to the extent that Mitel has been awarded, in accordance with terms and conditions the arrangement agreement, specific performance of Parent’s obligation to cause the equity financing to be funded. In no event may the Company enforce any aspect of the equity commitment letters if the purchaser termination fee has been paid in accordance with the arrangement agreement.

Limited Guarantee

Concurrently with the execution of the arrangement agreement, and as a condition and inducement to Mitel’s willingness to enter into the arrangement agreement, Parent and Purchaser delivered to Mitel a limited guarantee in favor of Mitel, pursuant to which, and subject to the terms and conditions contained therein, certain funds managed by Searchlight are guaranteeing certain obligations of Parent and Purchaser in connection with the arrangement agreement, including the $84,690,000 termination fee potentially payable by Parent.

Interests of the Company’s Directors and Executive Officers in the Arrangement

In considering the proposal to approve the arrangement resolution, Mitel’s shareholders should be aware that certain of Mitel’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Mitel’s shareholders generally. These interests are described in more detail below, and with respect to the named executive officers of Mitel, are individually quantified in the “Golden Parachute Compensation” table below. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the arrangement agreement and to recommend that our shareholders vote in favor of approving the arrangement resolution.

With regard to the directors serving on the Board, these interests relate to the impact of the transaction on the directors’ outstanding equity awards and the provision of indemnification and insurance arrangements. Non-employee directors receive an initial grant of 45,000 stock options upon election or appointment, which vest in three (3) equal installments on each of the first three (3) anniversaries of the date of grant. In addition, non-employee directors receive an annual grant of 14,500 RSUs that cliff-vest at the end of the calendar year of grant. However, all unvested stock options and unvested RSUs held by Mitel’s non-employee directors will vest in full at the effective time of the arrangement. We estimate that the aggregate amount that would become payable to our seven non-employee directors in consideration of their unvested equity awards assuming the effective time of the arrangement occurred on May 31, 2018, based on a price per common share of $11.15, is approximately $1,344,388.

Mitel’s current named executive officers are: Richard D. McBee, President and Chief Executive Officer; Steven E. Spooner, Chief Financial Officer; Graham Bevington, EVP of Business Development; Todd Abbott, EVP, Global Sales and Services; and Robert D. Agnes, EVP and President, Mitel Products and Solutions. Mitel’s current executive officers who are not named executive officers are: Wesley Durow, Chief Marketing Officer, Thomas Lokar, Chief Human Resources Officer and Jamshid Rezaei, Chief Information Officer. With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the arrangement, assuming the effective time of the arrangement occurred on May 31, 2018 and, where applicable, the executive officer experiences a qualifying termination immediately thereafter, in each case as further described below:

•	accelerated vesting of stock options, PSUs, Cashed-Out RSUs and Other RSUs, in the aggregate amount of approximately $5,043,812 for our three executive officers who are not named executive officers (see “–Golden Parachute Compensation” below for an estimate of the value of the unvested equity awards held by Mitel’s named executive officers);

•	possible cash severance payments and other termination benefits pursuant to employment agreements with each of our executives, in an aggregate amount of approximately $1,377,791 for our three executive officers who are not named executive officers (see “-Golden Parachute Compensation” below for an estimate of the value of the cash severance payments and other termination benefits for Mitel’s named executive officers); and

•	the provision of indemnification and insurance arrangements.

Treatment of Director and Executive Officer Equity Awards

As described under “The Arrangement Agreement (Proposal No. 1) – Treatment of Options and Other Awards,” beginning on page 75, the arrangement provides that each stock option, PSU, Cashed-Out RSU and Other RSU will be treated as set forth below.

Treatment of Stock Options

Upon the consummation of the arrangement, each outstanding option to acquire common shares not exercised prior to the arrangement will be assigned and transferred to Mitel in consideration for the right to receive a cash payment equal to the number of common shares underlying such option multiplied by the amount by which $11.15 exceeds the option exercise price, without interest and less any applicable withholding taxes. Each outstanding option with an exercise price per common share equal to or exceeding $11.15 will be cancelled for no consideration.

Treatment of PSUs

Each outstanding award of PSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such PSU award, without interest and less any applicable withholding taxes. The number of common shares subject to each PSU award will be determined by multiplying (A) the number of common shares subject to such PSU award at target as set forth in the applicable award agreement by (B) in the case of a PSU award granted in 2017, 120.83%, or in the case of a PSU award granted in 2018, 117.11%.

Treatment of RSUs

Each outstanding award of Cashed-Out RSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Cashed-Out RSU award, without interest and less any applicable withholding taxes. Each outstanding award of Other RSUs will be assigned and transferred to Mitel in exchange for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Other RSU, less any amounts the Company is required to withhold for taxes, following the date such Other RSUs would have vested in accordance with their terms, subject to the vesting conditions of such Other RSU, including the holder’s continued employment through such date (but subject to accelerated vesting upon a termination without “cause” or resignation for “good reason” within 12 months following the effective time of the arrangement in the case of Other RSUs held by executive officers).

Payments for Unvested Equity Awards

The following table sets forth the amounts that the seven non-employee directors as a group and the three executive officers who are not named executive officers as a group would receive with respect to unvested stock options, PSUs, Cashed-Out RSUs and Other RSUs, assuming the effective time of the arrangement occurred on May 31, 2018 for these purposes (and, in the case of Other RSUs, that a qualifying termination also occurred on such date), with such amounts calculated based on the per share consideration of $11.15 per common share. The numbers below do not include any estimate of forfeitures which may occur following the date of this proxy statement. Depending on when the effective time occurs, certain equity-based awards shown in the table below may vest prior to the effective time in accordance with their terms. See “– Golden Parachute Compensation” below, for an estimate of the value of unvested stock options, PSUs, Cashed-Out RSUs and Other RSUs held by the named executive officers.

	Aggregate Amount Payable for Unvested Stock Options	Aggregate Amount Payable for Unvested PSUs	Aggregate Amount Payable for Unvested Cashed-Out RSUs	Aggregate Amount Payable for Unvested Other RSUs
Executive Officers and Directors	($)(1)	($)(2)	($)(3)	($)(4)

Non-Employee Directors	140,400	—	—	1,203,988

All Other Executive Officers as a Group(5)	286,542	2,067,466	—	2,689,804

(1)	This amount includes the estimated value that each executive officer or director would receive in respect of unvested stock options based on the arrangement consideration of $11.15 per share and the assumed closing on May 31, 2018 on a “single-trigger” basis, pursuant to the terms of the arrangement agreement solely as a result of the closing of the arrangement.

(2)	This amount includes the estimated value that each executive officer would receive in respect of PSUs based on the arrangement consideration of $11.15 per share and the assumed closing on May 31, 2018 on a “single-trigger” basis, pursuant to the terms of the arrangement agreement solely as a result of the closing of the arrangement. The PSUs granted in 2017 will be deemed to vest at 120.83% of target and the PSUs granted in 2018 will be deemed to vest at 117.11% of target.
(3)	This amount includes the estimated value that each executive officer or director would receive in respect of Cashed-Out RSUs based on the arrangement consideration of $11.15 per share and the assumed closing on May 31, 2018 on a “single-trigger” basis, pursuant to the terms of the arrangement agreement solely as a result of the closing of the arrangement. It does not include Other RSUs.
(4)	This amount includes the estimated value that each executive officer or director would receive in respect of Other RSUs based on the arrangement consideration of $11.15 per share and the assumed closing on May 31, 2018 on a “double trigger” basis, assuming that a qualifying termination also occurred on such date. It does not include Cashed-Out RSUs.
(5)	This group includes Wesley Durow, Thomas Lokar and Jamshid Rezaei.

Employment Agreements

Each of our executive officers, including our named executive officers, is party to an employment agreement with Mitel, pursuant to which the executive officer is entitled to certain payments and benefits upon certain terminations of employment.

Richard D. McBee. Rich McBee is employed as our President and Chief Executive Officer. Pursuant to an employment agreement with us, Mr. McBee is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If, in the event of a “change of control” (which would include the proposed arrangement) of Mitel we either terminate Mr. McBee’s employment without “cause” or Mr. McBee ends his employment relationship with us for “good reason,” in either case within 12 months of such “change of control,” he will receive a severance payment totaling 24 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. McBee during the three most recently completed fiscal years), paid over a 24-month period, plus benefit continuation during such period. In the event of a “change of control,” all time-vesting equity-based compensation becomes 100% fully vested and payable. Mr. McBee’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Steven E. Spooner. Steve Spooner is employed as our CFO, reporting to our President and Chief Executive Officer. Pursuant to an employment agreement with us, Mr. Spooner is employed for an indefinite term, subject to termination in accordance with its terms. If , in the event of a “change of control” (which would include the proposed arrangement) of Mitel we either terminate Mr. Spooner’s employment without “cause” or Mr. Spooner ends his employment relationship with us, in either case within 12 months of such “change of control,” he will receive a severance payment totaling 18 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Spooner during the three most recently completed fiscal years), paid over an 18-month period, plus benefit continuation during such period. In the event of a “change of control,” all time-vesting equity-based compensation becomes 100% fully vested. Mr. Spooner’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Graham G. Bevington. Graham Bevington is employed as our Executive Vice President of Business Development, reporting to our President and Chief Executive Officer. Mr. Bevington is employed for an indefinite term, subject to termination in accordance with the terms of his employment letter agreement, as amended. If, in the event of a “change of control” (which would include the proposed arrangement) of Mitel, we either terminate Mr. Bevington’s employment without “cause” or Mr. Bevington ends his employment relationship with us for “good reason,” in either case within 12 months of such “change of control,” he will receive a severance payment totaling 12 months’ salary, bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Bevington during the three most recently completed fiscal years) and monthly car allowance, paid over a 12-month period, plus benefit continuation during such period. In the event Mr. Bevington’s employment is terminated by us without “cause,” or by Mr. Bevington for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control,” all equity-based compensation shall become 100% fully vested upon such termination of employment. Mr. Bevington’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Todd Abbott. Todd Abbott is employed as our Executive Vice President of Global Sales & Services, reporting to our President and Chief Executive Officer. Mr. Abbott is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If , in the event of a “change of control” (which would include the proposed arrangement) of Mitel we either terminate Mr. Abbott’s employment without “cause” or Mr. Abbott ends his employment relationship with us for “good reason,” in either case within 12 months of such change of control, he will receive a severance payment totaling 12 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Abbott during the three most recently completed fiscal years), paid over a 12-month period, plus benefit continuation during such period. In the event Mr. Abbott’s employment is terminated by us without “cause,” or by Mr. Abbott for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control,” all equity-based compensation shall become 100% fully vested upon such termination of employment. Mr. Abbott’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Robert D. Agnes. Robert Agnes is employed as our Executive Vice President and President of Products and Solutions. Mr. Agnes is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If , in the event of a “change of control” (which would include the proposed arrangement) of Mitel we either terminate Mr. Agnes’s employment without “cause” or Mr. Agnes ends his employment relationship with us for “good reason,” in either case within 12 months of such change of control, he will receive a severance payment totaling 12 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Agnes during the three most recently completed fiscal years), paid in a lump sum, plus benefit continuation for 12 months. In the event Mr. Agnes’s employment is terminated by us without “cause,” or by Mr. Agnes for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control,” all equity-based compensation shall become 100% fully vested upon such termination of employment. Mr. Agnes’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

For an estimate of the value of the severance benefits that would become payable to each of Mitel’s named executive officers if a qualifying termination of employment were to occur immediately following the effective time of the arrangement, see “–Golden Parachute Compensation” below. The estimated aggregate value of the severance benefits that would become payable to Mitel’s three executive officers who are not named executive officers if a qualifying termination of employment were to occur immediately following the effective time of the arrangement, assuming for this purpose that the effective time occurs on May 31, 2018 is $1,377,791.

Indemnification and Insurance

Pursuant to the terms of the arrangement agreement, Mitel directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the arrangement. Such indemnification and insurance coverage is further described in the section entitled “The Arrangement Agreement (Proposal No. 1)—Indemnification and Insurance” beginning on page 90.

Employment Arrangements After Closing

Prior to the execution of the arrangement agreement, Searchlight was prohibited under the terms of its confidentiality agreement with Mitel from engaging in any discussion or entering into any agreement or arrangement with Mitel employees (including executive officers) regarding compensation arrangements of any kind without the prior written consent of the Board. During this period, Searchlight did not seek permission from the Board to have such discussions or enter into such agreements or arrangements nor were such discussions, agreements or arrangements permitted by the Board. As of the date of this proxy statement, none of Mitel’s executive officers has an understanding regarding potential employment or other retention terms with Mitel, Purchaser, Parent or any of their respective affiliates (including Searchlight) other than the employment agreements described above, nor have Mitel’s executive officers entered into any definitive agreements or arrangements regarding employment or other retention with Mitel, Purchaser, Parent or any of their respective affiliates (including Searchlight) other than the employment agreements described above. However, prior to the effective time of the arrangement, Searchlight or its affiliates may seek to initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Mitel’s executive officers, to be effective as of, or after, the effective time of the arrangement.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for Mitel’s named executive officers based on the arrangement, assuming that the effective time of the arrangement occurred on May 31, 2018, and the named executive officers have a qualifying termination of employment immediately following the completion of the arrangement. The actual amounts payable would depend on the date of termination, the manner of termination and the terms of agreements in effect at such time.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Richard D. McBee	3,227,558	13,235,431	21,092	16,484,081
Steven E. Spooner	1,067,465	4,911,454	10,312	5,989,231
Graham Bevington	576,287	1,980,573	23,904	2,580,764
Todd Abbott	749,565	2,136,272	16,119	2,901,956
Robert D. Agnes	543,658	2,510,667	16,119	3,070,444

(1)	This amount includes the estimated total cash severance payments which would be payable under the respective named executive officer’s employment agreement assuming a termination date of, and the completion of the arrangement occurring on, May 31, 2018. All components of the cash severance amount are “double-trigger” (i.e. they are contingent upon a qualifying termination of employment during the 12 month period following the completion of the arrangement). These severance arrangements are further described above under “–Employment Agreements” above.
(2)	This amount includes the estimated value of (i) unvested stock options, PSUs and Cashed-Out RSUs, the vesting of which would be accelerated immediately prior to the effective time on a “single-trigger” basis, and (ii) unvested Other RSUs, assuming that a “double-trigger” termination occurred at the effective time of the arrangement. The value attributable to each type of accelerated equity held by Mitel’s named executive officers is as follows:

Named Executive Officer	Unvested Stock Options ($)	Unvested PSUs ($)	Unvested Cashed- Out RSUs ($)	Unvested Other RSUs ($)	Total ($)
Richard D. McBee	648,820	6,116,121	6,470,490	—	13,235,431
Steven E. Spooner	364,238	2,020,068	2,527,148	—	4,911,454
Graham Bevington	192,225	710,489	—	1,077,859	1,980,573
Todd Abbott	210,600	798,128	—	1,127,544	2,136,272
Robert D. Agnes	15,319	1,269,684	—	1,225,664	2,510,667

(3)	This amount includes the estimated value of the continued benefits, during the applicable severance period (24 months for Mr. McBee, 18 months for Mr. Spooner, and 12 months for each of Messrs. Bevington, Abbott, and Agnes), or where not available, cash payment in lieu of such benefits.
(4)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the arrangement to U.S. holders (as defined below) of common shares whose common shares are converted into the right to receive cash in the arrangement. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders or to any particular holder of common shares in light of such holder’s particular facts and circumstances. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of common shares that holds such common shares as a capital asset (generally, property held for investment) and that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation (or any entity or arrangement treated as a corporation) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner in such partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding common shares is urged to consult his, her or its own tax advisor.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative decisions of the Internal Revenue Service (the “IRS”), each as of the date hereof and each of which is subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion applies only to beneficial owners of common shares who are U.S. holders and hold common shares as capital assets within the meaning of the Code, and it does not apply to common shares received in connection with the exercise of options, RSUs, PSUs or otherwise as compensation, shareholders who hold an equity interest, directly, indirectly or constructively, in Purchaser or an affiliate of Purchaser after the arrangement, shareholders who hold, directly, indirectly or constructively, 10% or more of the total combined voting power or of the total value of the stock of the Company, or certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities (or investors therein), mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, U.S. expatriates or shareholders who are former U.S. citizens or long-term U.S. residents, shareholders that have a functional currency other than the U.S. dollar, holders other than U.S. holders (except as expressly noted below in respect of backup withholding) shareholders required to report income no later than when such income is reported on an “applicable financial statement,” or shareholders who hold common shares as part of a hedge, straddle or a constructive sale or conversion transaction or other risk reduction or integrated transaction). In addition, this discussion does not address holders (i) that are a resident, or are deemed to be a resident, in Canada for purposes of the Tax Act, (ii) that use or hold, or are deemed to use or hold, common shares in connection with carrying on a business in Canada, (iii) whose common stock constitutes “taxable Canadian property” (as defined in the Tax Act) at the time of disposition, or (iv) that have a permanent establishment in Canada for purposes of the U.S.-Canada Tax Convention.

This discussion does not address the receipt of cash in connection with warrants or the cancellation of options, RSUs, or any matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local, non-U.S. or other tax laws or any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

Subject to the discussions below under the heading “—Passive Foreign Investment Company Considerations,” the exchange of common shares for cash in the arrangement will be a taxable transaction to U.S. holders, including any U.S. holder that properly exercises dissent rights, for U.S. federal income tax purposes. In general, a U.S. holder whose common shares are converted into the right to receive cash in the arrangement (or in connection with the exercise of dissent rights) will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received (in U.S. dollars or the U.S. dollar value of any Canadian dollars received, as applicable; see “Receipt of Canadian Currency” below) with respect to such shares in the arrangement (or in connection with the exercise of dissent rights) and the U.S. holder’s adjusted tax basis in such shares (as determined in U.S. dollars) (other than, with respect to the exercise of dissent rights, amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income). Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same time and cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares is more than one year at the time of the consummation of the arrangement. Long-term capital gains of noncorporate U.S. holders, including individuals, generally are eligible for preferential rates of taxation. There are significant limitations on the deductibility of capital losses.

Receipt of Canadian Currency

The U.S. dollar value of any Canadian dollars received as a result of an election to receive Canadian currency pursuant to the arrangement (or in connection with the exercise of dissent rights) generally will be determined based on the exchange rate applicable on the date such Canadian dollar payment is received or includible in income, as applicable (regardless of whether such Canadian dollars are converted into U.S. dollars at that time). A U.S. Holder that receives Canadian dollars at an exchange rate other than the rate used to determine the U.S. dollar value of the amount includible in income or that converts such Canadian dollars into U.S. dollars at an exchange rate other than the rate used to determine the U.S. dollar value of the Canadian dollars received may recognize a foreign currency exchange gain or loss, which generally would be U.S. source ordinary income or loss. U.S. Holders that receive any amounts in Canadian dollars as a result of the arrangement (or in connection with the exercise of dissent rights) should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of Canadian dollars.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a “passive foreign investment company” (a “PFIC”) for any taxable year, if after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, or gains on the disposition of certain minority interests), or (b) at least 50% of the average value of its assets consists of assets that produce, or are held for the production of, “passive income.” To the Company’s knowledge, the Company is not, and has never been, a PFIC. If the Company were classified as a PFIC for any taxable year during which a U.S. holder held common shares, such classification could result in adverse tax consequences to such U.S. holder, and U.S. federal income tax consequences of the receipt of cash by such U.S. holder in exchange for common shares different than those described above might apply. These consequences could include having gains realized on the receipt of cash in exchange for common shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains. U.S. holders should consult their own tax advisors regarding the potential application of the PFIC rules to their disposition of common shares in connection with the arrangement.

Backup Withholding and Information Reporting

Backup withholding of tax (currently at a rate of 24%) may apply to cash payments received by a non-corporate U.S. holder in the arrangement, unless the U.S. holder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other U.S. holders), certifies, under penalties of perjury, that such number is correct, and otherwise complies with the backup withholding rules. U.S. holders should complete, date and sign the IRS Form W-9 included as part of the letter of transmittal and return it to the depositary and paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Certain non-U.S. holders receiving payments at an address in the United States may be required to provide a valid Form W-8BEN, W-8BEN-E or other applicable Form W-8 to avoid backup withholding. Failure to provide a correct, completed and signed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, may subject a holder of common shares to U.S. federal income tax withholding on any payments made to such holder pursuant to the arrangement. All holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding requirements and to determine which form should be used to avoid backup withholding.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Payments received in the arrangement will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the arrangement. Because individual circumstances may differ, each shareholder is urged to consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the arrangement in light of such shareholder’s particular circumstances, the application of state, local, non-U.S., and other tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with warrants or the cancellation of restricted shares, RSUs, PSUs or options to purchase common shares, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans. U.S. holders who own, directly, indirectly or constructively, 10% or more of the total combined voting power or the total value of the stock of the Company should consult with their tax advisors regarding the tax consequences to them and the effect of any election under Section 338(g) of the Code that may be made by Purchaser or any of its affiliates with respect to the Company or any of its subsidiaries in connection with the consummation of the arrangement, as well as any alternatives for mitigating any adverse tax consequences to such holders potentially resulting therefrom (including the desirability of selling their common shares prior to the consummation of the arrangement).

Material Canadian Federal Income Tax Consequences

The following is a general summary of the principal Canadian federal income tax consequences in respect of the arrangement generally applicable to a holder who is the beneficial owner of common shares and who, for the purposes of the Tax Act and at all relevant times, holds such common shares as capital property, deals at arm’s length and is not affiliated with either Mitel or Purchaser, and disposes of common shares to Purchaser under the arrangement (“Holder”). Common shares will generally be capital property to a Holder unless the Holder holds such common shares in the course of carrying on a business or acquired such common shares in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Canadian resident Holders whose common shares might not otherwise be considered capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the common shares and all other “Canadian securities” as defined in the Tax Act owned by such Holder in the taxation year in which the election is made and in all subsequent taxation years deemed to be capital property. Such holders should consult their own tax advisors regarding whether an election under subsection 39(4) is available and advisable in their particular circumstances.

This summary does not address the tax consequences to a holder who is a beneficial owner of Mitel options, PSUs, RSUs or warrants. Such holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof, and Mitel’s understanding, based on publicly available materials published in writing prior to the date hereof, of the current administrative practices of the Canada Revenue Agency (“CRA”). This summary also takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the Tax Proposals will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax consequences described herein. Consequently, Holders may wish to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their common shares pursuant to the arrangement, having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.

This summary is not applicable to a Holder (i) that is a “financial institution” as defined in the Tax Act for the purposes of the “mark-to-market” rules, (ii) that is a “specified financial institution” as defined in the Tax Act, (iii) an interest in which would be a “tax shelter investment” within the meaning of the Tax Act, (iv) who has acquired common shares on the exercise of an employee stock option, (v) who reports “Canadian tax results” within the meaning of section 261 of the Tax Act in a currency other than Canadian currency; or (vi) that has entered into a “derivative forward agreement” as defined in the Tax Act in respect of the common shares. Such Holders should consult their own tax advisors.

This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representations with respect to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Consequently, Holders may wish to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their common shares pursuant to the arrangement, having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.

For the purposes of the Tax Act, all amounts must be expressed in Canadian dollars including the adjusted cost base and proceeds of disposition. Amounts denominated in U.S. dollars must be converted into Canadian dollars based upon the exchange rates as determined in accordance with the Tax Act.

Holders Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for purposes of the Tax Act and any applicable income tax treaty (a “Resident Holder”).

Disposition of Common Shares Under the Arrangement

Generally, a Resident Holder who disposes of common shares to Purchaser under the arrangement will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received by the Resident Holder for such common shares under the arrangement, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such common shares immediately before the disposition and any reasonable costs of disposition.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a common share may be reduced by the amount of any dividends received or deemed to be received at or before such time on the common share, subject to and in accordance with the provisions of the Tax Act. Similar rules may apply where the common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may apply should consult their own tax advisors

Capital Gains and Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Generally, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in such taxation year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward indefinitely and deducted in any subsequent taxation year against net taxable capital gains realized by the Resident Holder in such years in the circumstances described in the Tax Act.

Capital gains realized by individuals or trusts, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the potential application of the alternative minimum tax.

Additional Refundable Tax

A Resident Holder that is throughout the year a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay an additional refundable tax of 10 2/3% on certain investment income, including taxable capital gains and interest income.

Dissenting Resident Holders

As described under “Dissenting Shareholders’ Rights,” a Resident Holder who has validly exercised that Resident Holder’s dissent right under the arrangement (“Resident Dissenting Holder”) will be considered to have disposed of such Holder’s common shares to Purchaser and will be entitled to receive a payment from Purchaser of an amount equal to the fair value of the common shares held by such Resident Dissenting Holder.

Generally, a Resident Dissenting Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received from Purchaser on the disposition of the common shares, less any interest awarded by the Court, exceeds (or is less than) the adjusted cost base to the Resident Dissenting Holder of such common shares immediately before the disposition and any reasonable costs of disposition. The tax consequences as described above under “Material Canadian Federal Income Tax Consequences—Holders Resident in Canada—Capital Gains and Losses,” beginning on page 65 above, will apply to the taxation of capital gains and losses to a Resident Dissenting Holder.

Any interest awarded by a Court must be included in the dissenting Resident Dissenting Holder’s income for the purposes of the Tax Act.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax convention, and at all relevant times, is not and has not been a resident or deemed to be a resident of Canada and does not use or hold, and is not deemed to use or hold, the common shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is (i) an insurer carrying on business in Canada and elsewhere or (ii) an “authorized foreign bank,” as defined in the Tax Act.

Disposition of Common Shares Under the Arrangement

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain, or entitled to deduct any capital loss, realized on the disposition of common shares to Purchaser under the arrangement unless such common shares constitute “taxable Canadian property” to the Non-Resident Holder and do not constitute “treaty-protected property” within the meaning of Tax Act.

Generally, a common share will not be taxable Canadian property to a Non-Resident Holder at the time of disposition provided that (i) such common share is listed on a designated stock exchange within the meaning of the Tax Act (which currently includes the TSX and the Nasdaq) at that time, (ii) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, partnerships in which the non-resident holder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships or any combination of the foregoing, did not own 25% or more of the issued shares of any class or series in the capital of Mitel at any time during the 60-month period immediately preceding that time, and (iii) such common share is not deemed to be taxable Canadian property for purposes of the Tax Act.

Even if the common shares are taxable Canadian property to a Non-Resident Holder at the time of disposition, a taxable capital gain resulting from the disposition of the common shares will not be included in computing the Non-Resident Holder’s income for the purposes of the Tax Act if the common shares constitute “treaty-protected property.” Common shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty to which Canada is a signatory, be exempt from tax under Part I of the Tax Act. In the event that common shares constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, the tax consequences as described above under “Material Canadian Federal Income Tax Consequences—Holders Resident in Canada—Disposition of Common Shares Under the Arrangement,” beginning on page 66 will generally apply. A Non-Resident Holder who disposes of taxable Canadian property that is not treaty protected property should consult its own tax adviser, including with regard to any Canadian income tax reporting requirement arising from the arrangement.

Dissenting Non-Resident Holders

As described under “Dissenting Shareholders’ Rights,” a Non-Resident Holder who has validly exercised that Non-Resident Holder’s dissent right under the arrangement (“Non-Resident Dissenting Holder”) will be considered to have disposed of such Holder’s common shares to Purchaser and will be entitled to receive a payment from Purchaser of an amount equal to the fair value of the Non-Resident Dissenting Holder’s common shares. A Non-Resident Dissenting Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received from Purchaser on the disposition of the common shares, less any interest awarded by the Court, exceed (or are less than) the adjusted cost base to the Non-Resident Dissenting Holder of such common shares immediately before the disposition and any reasonable costs of disposition. The taxation of capital gains and losses is described above under “Material Canadian Federal Income Tax Consequences—Holders Not Resident in Canada—Disposition of Common Shares Under the Arrangement,” beginning on page 66.

A Non-Resident Dissenting Holder will not be subject to Canadian withholding tax on any amount of interest that is awarded by a court provided such interest is not “participating debt interest” (as defined in the Tax Act).

Certain Relationships Between Purchaser and Mitel

There are no material relationships between Purchaser or any of its affiliates, on the one hand, and Mitel or any of its affiliates, on the other hand, other than in respect of the arrangement agreement and those arrangements described above under “The Arrangement—Background to the Transaction,” beginning on page 15, “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 56, “The Arrangement—Financing of the Arrangement,” beginning on page 53 and “The Arrangement—Limited Guarantee,” beginning on page 55.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” “will,” “should,” “could,” “outlook,” and variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to forecasts or projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in our annual report on Form 10-K for the year ended December 31, 2017, and our quarterly report on Form 10-Q for the quarter ended March 31, 2018 under “Item 1A. Risk Factors,” and elsewhere therein. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statements for any reason.

Certain information contained in this proxy statement, and the documents to which we refer you in this proxy statement, including information regarding future financial results, performance and plans, expectations, and objectives of our management, constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In particular, this proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements pertaining to, among other matters: the ability to obtain required regulatory, shareholder and court approvals for the Arrangement, the timing of obtaining such approvals and the risk that such approvals may not be obtained in a timely manner or at all, and the risk that such approvals may be obtained on conditions that are not anticipated; the risk that the conditions to the Arrangement are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the ability to achieve the expected benefits of the transaction; the inherent uncertainty associated with financial or other forecasts or projections; the integration of Mitel and ShoreTel, Inc. (“ShoreTel”) and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for our products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms; our ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; and, our ability to successfully implement and achieve our business strategies, including our growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel.

These statements reflect our current views with respect to future events and are based on assumptions and factors and subject to risks and uncertainties. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. In making these statements we have made certain assumptions. While we believe our plans, intentions, expectations, assumptions and strategies reflected in these forward-looking statements are reasonable, we cannot assure you that these plans, intentions, expectations assumptions and strategies will be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this proxy statement, as a result of various factors, including the risks and uncertainties discussed in the section entitled “Risk Factors” included in Item 1A in our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly report on Form 10-Q for the quarter ended March 31, 2018 incorporated by reference herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this proxy statement and the documents to which we refer you in this proxy statement. Except as required by law, we are under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Please refer to the section entitled “Risk Factors” included in Item 1A in our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly report on Form 10-Q for the quarter ended March 31, 2018 incorporated by reference herein.

THE PARTIES TO THE ARRANGEMENT

Mitel

Mitel is a global provider of cloud and On-Site business communications and collaboration solutions. Through its software product development, Mitel helps more than 70 million end users around the world, including more than a million cloud-based Unified Communications as a Service subscribers, to seamlessly connect, collaborate and provide innovative solutions to their customers.

Our revenues are generated through the sale of unified communications and collaboration solutions. Mitel’s solutions generally include a communications platform (On-Site, cloud-based or a hybrid), phones, unified communications and collaboration applications (including contact center applications) as well as various value-added services. Mitel’s On-Site solutions are generally sold for a fixed upfront fee, with recurring revenues being driven by services such as software maintenance. Mitel’s cloud-based solutions are sold under a recurring billing model, where the customer pays a fixed monthly fee under an initial three-year to five-year contract.

Mitel’s principal executive office is located at 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7, and its telephone number at that location is (613) 592-2122.

Additional information concerning Mitel is included in the Mitel reports incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 102 of this proxy statement. Mitel’s common shares are listed on the Nasdaq, trading under the symbol “MITL,” and on the TSX, trading under the symbol “MNW.”

Purchaser

Purchaser, a British Columbia unlimited liability company, and Parent, a Cayman Islands exempted company were formed solely for the purpose of effecting the arrangement and the transactions related to the arrangement. Purchaser and Parent have not engaged in any business except in furtherance of this purpose. Purchaser is currently a wholly owned subsidiary of Parent, and Parent is currently owned and controlled by funds affiliated with Searchlight. Both Purchaser and Parent will be owned and controlled by the sponsors at the time of the consummation of the arrangement.

The principal executive office of Purchaser is c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151, and its telephone number at that location is (212) 293-3730.

The principal executive office of Parent is c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151, and its telephone number at that location is (212) 293-3730.

Searchlight is a leading private equity investment firm. The team has more than 290 years of investing experience across North America and Europe, and has worked successfully in partnership with leading businesses throughout the world. Searchlight drives value through thoughtful strategic direction, operational expertise and deep industry knowledge. Searchlight has $3.9 billion of assets under management. Searchlight’s funds invest in companies in various sectors, including communications, media, consumer and business services. The principal place of business and principal office of Searchlight is 745 Fifth Avenue, 27th Floor, New York, New York 10151. The business telephone number of Searchlight is (212) 293-3730. Purchaser has advised us that neither Purchaser nor its affiliates owns or controls common shares.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by our directors in connection with the special meeting of our shareholders relating to the arrangement.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held as follows:

Date:     July 10, 2018

Time:    10:00 a.m., Ottawa time

Place:    The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2

Proposals to be Considered at the Special Meeting

At the special meeting, you will be asked to vote on a proposal to approve the arrangement resolution, which includes approval of the arrangement agreement and the plan of arrangement, to approve the NEO arrangement-related compensation proposal and to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution. A copy of the arrangement agreement is attached as Annex B to this proxy statement. A copy of the plan of arrangement is attached as Annex C to this proxy statement.

Record Date

We have fixed June 7, 2018 as the record date for the special meeting, and only holders of record of common shares on the record date are entitled to vote at the special meeting. On the record date, there were approximately 122,610,789 common shares outstanding and entitled to vote.

Voting Rights; Quorum; Vote Required for Approval

Each common share entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person of two shareholders representing not less than 33 1⁄3% of the common shares entitled to vote shall constitute a quorum for the purpose of considering the proposals. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional attendance. Abstentions are counted as present for the purpose of determining whether a quorum is present, but are not included in the number of shares present or represented and voting on each matter. Broker non-votes are not counted as present for the purpose of determining whether a quorum is present and are included in the number of shares present or represented ad voting on each matter.

The arrangement resolution must be approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting. For the proposal to approve the arrangement resolution, you may vote FOR, AGAINST or ABSTAIN. Abstentions, broker non-votes and shares which are not voted will have no effect on the vote to approve the arrangement resolution.

Approval of the NEO arrangement-related compensation proposal requires the affirmative vote of the holders of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote on the matter. For the proposal to approve arrangement-related executive compensation, you may vote FOR, AGAINST or ABSTAIN. Abstentions, broker-non votes and shares which are not voted will have no effect on the vote to approve the NEO arrangement-related compensation resolution.

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast by shareholders present or represented by proxy at the special meeting and entitled to vote on the matter. For the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions, broker non-votes and shares which are not voted will have no effect on the vote to approve the adjournment of the special meeting resolution.

As of June 7, 2018 the record date, the directors and executive officers of Mitel held and are entitled to vote, in the aggregate, 5,457,165 common shares, representing approximately 4.45% of the outstanding common shares.

The directors and executive officers have informed Mitel that they intend to vote all of their common shares “FOR” the approval of the arrangement resolution, “FOR” the NEO arrangement-related compensation proposal and “FOR” the adjournment proposal. If our directors and executive officers vote their common shares in favor of approval of the arrangement resolution, approximately 4.45% of the outstanding common shares will have voted for the proposal to approve the arrangement resolution.

Voting and Revocation of Proxies

Shareholders of record may submit proxies by mail or facsimile. Shareholders who wish to submit a proxy by mail or facsimile should mark, date, sign and return the proxy card in the envelope furnished or by facsimile. If you hold your common shares in your name as a shareholder of record, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. Your telephone, Internet, mail or facsimile vote must be received by 5:00 p.m. on July 6, 2018. Shareholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by mail or facsimile, or by telephone or electronically if those services are offered by the nominee.

Proxies received by 5:00 p.m. on July 6, 2018, and not revoked or superseded before being voted, will be voted at the special meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the approval of the arrangement resolution, “FOR” the approval of the arrangement-related executive compensation resolution and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, and in accordance with the recommendations of the Board on any other matters properly brought before the special meeting for a vote.

You have the right to revoke your proxy at any time before the vote is taken at the special meeting:

•	if you hold your shares in your name as a shareholder of record, by notifying our Corporate Secretary’s office at (613) 592-2122 by 5:00 p.m. on July 6, 2018;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card by 5:00 p.m. on July 6, 2018; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Please do not send in your share certificates with your proxy card. If you are a shareholder of record, you will have received a separate letter of transmittal with detailed instructions for exchanging your share certificates for the Consideration.

Rights of Shareholders Who Object to the Arrangement

Pursuant to the interim order, registered holders of common shares will have a right to dissent under section 190 of the Canada Business Corporations Act in respect of the arrangement resolution and to be paid an amount equal to the fair value of their common shares. See the section entitled “Dissenting Shareholders’ Rights” as well as Annex F to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by and on behalf of the Board and management of Mitel. In addition, we have retained Alliance Advisors, LLC to assist in the solicitation. We will pay Alliance Advisors, LLC approximately $45,000 in the aggregate, plus out-of-pocket expenses for its assistance. We may request additional services from Alliance Advisors, LLC on an as needed basis. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of common shares that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Alliance Advisors, LLC against any losses arising out of that firm’s proxy soliciting services on our behalf.

Appointment of Proxyholder

If you do not come to the special meeting, you can still make your vote(s) count by appointing someone who will be there to act as your proxyholder at the special meeting. You can appoint the persons named in the enclosed form of proxy, who are directors or officers of Mitel. Alternatively, you can appoint any other person to attend the special meeting as your proxyholder. Such other person need not be a shareholder. If you do not fill a name in the blank space in the enclosed form of proxy, the persons named in the form of proxy are appointed to act as your proxyholder. Regardless of who you appoint as your proxyholder, you can either instruct that person or company how you want to vote or you can let him or her decide for you. You can do this by completing a form of proxy. In order to be valid, you must return the completed form of proxy by 5:00 p.m. on July 6, 2018 or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of any adjournment(s) or postponement(s) of the special meeting, to our transfer agent, Computershare Investor Services Inc., at Mitel c/o Computershare Investor Services, Inc., 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1.

Instructing your Proxyholder and Exercise of Discretion by your Proxyholder

You may indicate on your form of proxy how you wish your proxyholder to vote your common shares. To do this, simply mark the appropriate box on the form of proxy. If you do this, your proxyholder must vote your common shares in accordance with the instructions you have given. To vote your common shares, your proxyholder must attend the special meeting.

If you do not give any instructions as to how to vote on a particular issue to be decided at the special meeting, your proxyholder can vote your shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote your common shares at the special meeting FOR the arrangement resolution.

Further details about these matters are set out in this proxy statement. The enclosed forms of proxy give the persons named on the form the authority to use their discretion in voting on amendments or variations to matters identified on the notice of meeting. At the time of printing this proxy statement, management of Mitel is not aware of any other matter to be presented for action at the special meeting. If, however, other matters do properly come before the special meeting, the persons named on the enclosed forms of proxy will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that common shares represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

Questions and Additional Information

If you have more questions about the arrangement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Alliance Advisors, LLC, toll-free at (833) 501-4817, or contact Mitel in writing at our principal executive and registered offices at 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7, Attention: Corporate Secretary, or by telephone at (613) 592-2122.

Availability of Documents

The reports and opinions referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested shareholder.

THE ARRANGEMENT AGREEMENT

(PROPOSAL NO. 1)

This section of the proxy statement describes the material provisions of the arrangement agreement but does not purport to describe all of the terms of the arrangement agreement. The following summary is qualified in its entirety by reference to the complete text of the arrangement agreement, which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the arrangement agreement because it is the legal document that governs the arrangement. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC and the Canadian securities commissions, as described in the section entitled “Where You Can Find More Information” below.

Explanatory Note Regarding the Arrangement Agreement

The arrangement agreement and this summary are included to provide you with information regarding its material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC and the Canadian securities commissions may supplement, update or modify the factual disclosures about the Company contained in the arrangement agreement. The representations, warranties and covenants made in the arrangement agreement by the Company, Purchaser and Parent were made solely to the parties to, and solely for the purposes of, the arrangement agreement and as of specific dates and were qualified by and subject to important limitations agreed to by the Company, Purchaser and Parent in connection with negotiating the terms of the arrangement agreement. In particular, in your review of the representations and warranties contained in the arrangement agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the arrangement agreement may have the right not to consummate the arrangement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the arrangement agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and the Canadian securities commissions and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the arrangement agreement, which disclosures were not reflected in the arrangement agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the arrangement agreement.

Arrangement

The arrangement agreement provides for the purchase by Purchaser of the entire equity interest in Mitel upon the terms, and subject to the conditions, of the arrangement agreement. The arrangement will be effective at the time the articles of arrangement are filed with the director appointed under Section 260 of the CBCA and the issuance of a certificate of arrangement by such director pursuant to subsection 192(7) of the CBCA. We expect to complete the arrangement as promptly as practicable after the receipt of the regulatory approvals described below.

Mitel or Purchaser may terminate the arrangement agreement prior to the consummation of the arrangement in some circumstances, whether before or after the approval of the arrangement resolution by our shareholders. Additional details on termination of the arrangement agreement are described in “The Arrangement Agreement (Proposal No. 1)—Termination of the Arrangement Agreement,” beginning on page 87.

Arrangement Consideration

Upon consummation of the arrangement, each common share issued and outstanding immediately before the arrangement will be transferred to Purchaser, and each holder of common shares, other than such holders who have properly demanded and perfected dissent rights, will be entitled to receive $11.15 in cash, without interest and less any applicable withholding taxes, per common share that such holder owns. Because the Consideration will be payable in U.S. dollars, the value of the Consideration expressed in Canadian dollars will fluctuate.

After the arrangement is effective, each holder of a certificate representing any common shares (other than common shares for which dissent rights have been properly demanded and perfected) will no longer have any rights with respect to the common shares, except for the right to receive the Consideration. See “Dissenting Shareholders’ Rights,” beginning on page 93.

Treatment of Options and Other Awards

Upon consummation of the arrangement, each outstanding option to purchase common shares outstanding immediately prior to the effective time of the arrangement will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to the number of common shares underlying such option multiplied by the amount by which $11.15 exceeds the option exercise price, without interest and less any applicable withholding taxes. Each outstanding option with an exercise price per common share equal to or exceeding $11.15 will be cancelled for no consideration. Each award of Cashed-Out RSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such Cashed-Out RSU award, without interest and less any applicable withholding taxes. Each award of Other RSUs will be assigned and transferred to Mitel in exchange for the right to receive a cash payment from the Company equal to $11.15, less any amounts the Company is required to withhold for taxes, following the date such Other RSUs would have vested in accordance with their terms, subject to the vesting conditions of such Other RSUs, including holder’s continued employment through such date. Each award of PSUs will be assigned and transferred to Mitel in consideration for the right to receive a cash payment from the Company equal to $11.15 per common share subject to such PSU award, without interest and less any applicable withholding taxes. The number of common shares subject to each PSU award will be determined by multiplying (A) the number of common shares subject to such PSU award at target as set forth in the applicable award agreement by (B) in the case of a PSU award granted in 2017, 120.83%, or in the case of a PSU award granted in 2018, 117.11%.

The effect of the arrangement upon our employee benefit plans is described below under “The Arrangement Agreement (Proposal No. 1) —Employee Benefits,” beginning on page 89.

Payment for the Shares

Before the consummation of the arrangement, Purchaser will designate a depositary and paying agent to make payment of the Consideration described above. Prior to or substantially concurrently with the effective time of the arrangement, Purchaser shall deposit or caused to be deposited, in trust with the depositary and paying agent, the funds appropriate to pay the Consideration to the shareholders.

Upon the consummation of the arrangement and the settlement of transfers that occurred prior to the effective time of the arrangement, we will close our stock ledger. After that time, there will be no further transfer of our common shares.

If you are a shareholder of record, you will have received a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the Consideration. The depositary and paying agent will pay you your Consideration after you have (1) surrendered your certificates to the depositary and paying agent (or, if the applicable common shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such common shares on a book-entry account statement (it being understood that any references herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of common shares)) and (2) provided to the depositary and paying agent your signed letter of transmittal and any other items reasonably requested by Purchaser and the depositary.

Interest will not be paid or accrue in respect of the Consideration. Purchaser will reduce the amount of any Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE DEPOSITARY AND PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

If any cash deposited with the depositary and paying agent is not claimed within 180 days following the effective time of the arrangement, such cash will be returned to Mitel after which time claim for payment must be made directly to Mitel. Any claim for payment in respect of one or more outstanding common shares will be extinguished six years after the effective date of the arrangement.

If the depositary and paying agent is to pay some or all of your Consideration to a person other than you, as the registered owner of a share certificate, you must have your share certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer and establish to the depositary and paying agent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

The transmittal instructions will tell you what to do if you have lost your share certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the depositary and paying agent or Purchaser, post a bond in an amount that Purchaser or the depositary and paying agent reasonably directs as indemnity against any claim that may be made against it in respect of the certificate.

If you are a shareholder of record, you will receive the Consideration per common share in U.S. dollars unless you elect in your letter of transmittal to receive the Consideration per common share in Canadian dollars. If your common shares are held in “street name” by your broker, bank or other nominee, you will receive the Consideration per common share in U.S. dollars unless you contact your broker, bank or other nominee in whose name your common shares are registered and request that they elect, on your behalf, to receive the Consideration in respect of your common shares in Canadian dollars. If your broker, bank or other nominee does not make an election on your behalf, you will receive payment in U.S. dollars.

The exchange rate that will be used to convert payments from U.S. dollars into Canadian dollars will be the rate established by the depositary, in its capacity as foreign exchange service provider to the Purchaser, Parent and Mitel, on behalf of those common shareholders who elect to receive Canadian dollars, on the date the funds are converted, which rate will be based on the prevailing market rate on the date the funds are converted. The risk of any fluctuations in such rates, including risks relating to the particular date and time at which funds are converted, will be solely borne by the common shareholder. The depositary will act as principal in such currency conversion transactions.

In addition, Mitel shall deliver to (i) each holder of outstanding options to acquire common shares under the Company’s equity incentive plans and each Cashed-Out RSU and PSU holder, as soon as practicable after the effective time of the arrangement and (ii) each holder of Other RSUs, following the date such Other RSUs would have vested in accordance with their terms, subject to the vesting conditions of such RSU, including holder’s continued employment through such date, in each case, that amount of cash which such holder has the right to receive.

Representations and Warranties

The arrangement agreement contains representations and warranties made by us to Purchaser and Parent and representations and warranties made by Purchaser and Parent to us. The assertions embodied in those representations and warranties were made solely for purposes of the arrangement agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the arrangement agreement rather than establishing matters of fact.

In the arrangement agreement, Mitel, Purchaser and Parent each made representations and warranties relating to, among other things:

•	corporate existence and power;

•	corporate authority to enter into and perform its obligations under, and enforceability of, the arrangement agreement and valid execution and delivery of the arrangement agreement;

•	required regulatory filings and consents and approvals of governmental entities as a result of the arrangement;

•	the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws;

•	the absence of undisclosed litigation; and

•	information supplied for inclusion in this proxy statement and other documents filed with the SEC.

In the arrangement agreement, Purchaser and Parent also made representations and warranties relating to the availability of the funds necessary to pay all amounts required to be paid by Purchaser at the effective time of the arrangement.

Mitel also made representations and warranties relating to, among other things:

•	the capital structure of Mitel and our subsidiaries, including in particular, the number of common shares, warrants, options, RSUs and PSUs outstanding;

•	the subsidiaries of Mitel, including their corporate existence, good standing, power, authority, qualifications and ownership of their outstanding equity interests;

•	documents and financial statements filed with the SEC and Canadian securities commissions since January 1, 2016;

•	absence of undisclosed liabilities;

•	absence of certain changes or events since December 31, 2017, including the absence of a material adverse effect;

•	tax matters;

•	employee benefit matters;

•	compliance with applicable laws;

•	our insurance policies;

•	absence of undisclosed finder’s fees;

•	receipt by us of an opinion of each of Jefferies and NBF;

•	our intellectual property;

•	real property owned and leased by us and our subsidiaries and title to assets;

•	environmental matters;

•	material contracts; and

•	takeover statutes and the absence of a rights plan.

Parent and Purchaser also made representations and warranties relating to, among other things:

•	the debt financing, equity financing and the delivery of the financing commitments;

•	the delivery and effectiveness of the limited guarantee;

•	the operations of Parent and Purchaser;

•	the solvency of Mitel and our subsidiaries immediately following the effective time of the arrangement; and

•	the status of Purchaser under the Investment Canada Act.

Many of Mitel’s representations and warranties are qualified by a material adverse effect standard. For purposes of the arrangement agreement, “material adverse effect” for Mitel is defined to mean any effect, fact, development, circumstance, event, occurrence or change (each, a “Change”) that, together with all other Changes, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a material adverse effect: (a) Changes in general economic or political conditions or in the financial, credit or securities markets; (b) Changes generally affecting, the industries in which the Company and its subsidiaries operate; (c) failure of the Company to meet internal or external projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures shall not be excluded); (d) Changes in the price or trading volume of the common shares of the Company in and of itself (provided that the underlying causes of such Changes shall not be excluded); (e) Changes that result from the announcement of the arrangement agreement or the transactions contemplated hereby or the identity of Purchaser or any of its affiliates as the acquiror of the Company, including the loss of employees or customers (other than for purposes of any representation or warranty addressing the effect of the announcement, execution, delivery and performance of the arrangement agreement or the consummation of the transactions contemplated thereby, including the arrangement); (f) compliance with the express terms of, or the taking of any action expressly required by, the arrangement agreement or consented to or requested by Purchaser in writing (other than for purposes of any representation or warranty addressing the effect of the announcement, execution, delivery and performance of the arrangement agreement or the consummation of the transactions contemplated thereby, including the arrangement); (g) acts of terrorism or war; (h) Changes in GAAP or the authoritative interpretation thereof after the date hereof; (i) Changes in law or the authoritative interpretation thereof after the date hereof; or (j) Changes in currency exchange or interest rates, except, in the case of clauses (a), (b), (g), (h), (i) and (j), to the extent such Changes referred to therein have or would be reasonably expected to have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its subsidiaries operate.

Conduct of Business Pending the Arrangement

We have agreed in the arrangement agreement that, until the consummation of the arrangement, except as (i) expressly contemplated by or specifically provided in the arrangement agreement, (ii) consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed) or (iii) as required by applicable law, we will use our reasonable best efforts to, and will cause our subsidiaries to use their reasonable best efforts to:

•	conduct our respective businesses in the ordinary course consistent with past practice;

•	preserve intact in all material respects our business organization, and our existing relationships with persons having material business relationships with the Company or its subsidiaries; and

•	comply with all applicable laws in all material respects.

Without limiting the generality of the foregoing, we have also agreed that, until the consummation of the arrangement, except as expressly contemplated by or specifically provided in the arrangement agreement or consented to in writing by Purchaser (which consent will not be unreasonably withheld or delayed), we will not, and will not permit any of our subsidiaries to:

•	amend or otherwise change the Company’s organizational or governing documents or, as would be materially adverse to Purchaser, amend or otherwise change our subsidiaries’ organizational or governing documents;

•	issue, sell, pledge, dispose of, grant or otherwise encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or acceleration of the vesting of, any shares of our or our subsidiaries’ capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of the Company or any of our subsidiaries (subject to certain exceptions);

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or our subsidiaries’ capital stock, except for dividends by any of the Company’s direct or indirect wholly owned subsidiaries to the Company or any of its other wholly owned subsidiaries;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries’ capital stock;

•	(i) acquire (including, without limitation, by merger, consolidation, amalgamation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, the purchase price of which is in excess of $2,500,000 per acquisition or $5,000,000 in the aggregate; (ii) except for borrowings under existing revolving credit facilities for working capital purposes, incur any indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of our or our subsidiaries’ assets except in the ordinary course of business; (iii) enter into any contract or agreement other than in the ordinary course of business, except in respect of permitted transactions under (i), (ii) or (iv); (iv) make, authorize, or make any commitment with respect to, capital expenditures which are in excess of $1,000,000 and not contemplated by the Company’s fiscal 2018 budget and capital expenditure plan; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to the foregoing (i)-(iv) (subject to certain exceptions);

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its significant subsidiaries (other than the transactions contemplated by the arrangement agreement and other than such transactions solely among the Company and/or its wholly owned subsidiaries that would not result in a material increase in the tax liability of the Company or its subsidiaries);

•	except as required pursuant to existing Company benefit plans or collective bargaining agreements in effect on the date of the arrangement agreement or as required by applicable law, (i) adopt, amend (other than amending a Company benefit plan providing health or welfare benefits in a manner that does not increase the benefits provided thereunder) or terminate any Company benefit plan, (ii) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company benefit plan, (iii) increase the cash compensation or welfare or pension benefits of Company employees except for merit-based salary increases in the ordinary course of business consistent with past practice and the budget made available to Purchaser solely with respect to certain Company employees who are categorized as Grade 11 or below, (iv) except for grants that are otherwise permitted by the arrangement agreement, grant any new awards under any Company benefit plan, (v) change any actuarial or other assumption used to calculate funding obligations with respect to any Company benefit plan or change the manner in which contributions to any Company benefit plan are made or determined, (vi) hire or promote any employee to an executive officer position or (vii) terminate the employment of any executive officer other than for cause and after consulting with Purchaser;

•	take any action, other than as required by GAAP or any applicable laws, with respect to financial accounting policies or procedures;

•

(i) change (or apply for any change to) any material tax accounting period or make any change (or file any such change) in (x) any material method of tax accounting or (y) any method for reporting income, deductions or accounting in respect of a material amount of taxes, (ii) make, change or rescind any material tax election, (iii) settle or compromise any material tax claim, assessment reassessment or liability or any audit, investigation, examination or other proceeding by any governmental authority in respect of a material amount of taxes, (iv) file any amended tax return involving a material amount of additional taxes, (y) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. law) relating to a material amount of taxes or (vi) surrender any right to claim a material tax abatement, credit, reduction, deduction, exemption or refund;

•	knowingly take any action or knowingly permit inaction or knowingly enter into any transaction that could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any affiliates or subsidiaries of the Company and other non-depreciable capital property owned by the Company or any of its subsidiaries on the date of the arrangement agreement, upon an amalgamation or winding-up of the Company or any of its subsidiaries (or any of their respective successors);

•	make any “investment” (as defined for purposes of section 212.3 of the Tax Act) in any corporation that is a “foreign affiliate” of the Company (as defined in the Tax Act);

•	enter into, renew, extend, amend in any material respect, waive any rights under, terminate or settle any material claim, liability or obligation under, any contract that is or would be material to us or our subsidiaries, taken as a whole, or any material contract, in each case, other than in the ordinary course of business consistent with past practice;

•	settle or compromise any investigation or claim by a governmental authority, or any other claim, litigation or arbitration, or release, dismiss or otherwise dispose of any claim, litigation or arbitration, other than settlements or compromises of litigations, claims or arbitrations that do not exceed, individually or in the aggregate, $2,500,000 (net of insurance recoveries) and do not impose any material restrictions on the business or operations of the Company or any of its subsidiaries;

•	take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by the arrangement agreement (provided that the foregoing shall not require the Company to waive any condition to its obligations under the arrangement agreement, or require the Company to waive, or prohibit the Company from exercising, any of its rights granted under the arrangement agreement or the other agreements and documents contemplated to be delivered thereby);

•	sell, lease, license, subject to a lien (subject to certain exceptions) or otherwise surrender, relinquish or dispose of any material assets or property of the Company or any of our subsidiaries, other than (i) pursuant to existing written contracts or commitments, (ii) sales of inventory and rental streams, of products or services, or obsolete equipment, or licensing of intellectual property, all in the ordinary course of business, (iii) sales, licenses, leases or other transfers to the Company or any of its wholly owned subsidiaries, (iv) abandonments, lapses or other dispositions of intellectual property in the ordinary course of business or (v) consistent with past practices in an amount not in excess of $5,000,000 in the aggregate;

•	terminate or cancel any insurance coverage maintained by the Company or any of its subsidiaries with respect to any material assets which is not replaced by a comparable amount of insurance coverage, other than in the ordinary course of business consistent with past practice or if the Company, in its reasonable judgment, determines that such cancellation, termination or failure to keep in place would not result in the Company and its subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

•	enter any new material line of business outside of its existing business as of the date of the arrangement agreement; or

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Efforts to Complete the Arrangement

Subject to the terms and conditions set forth in the arrangement agreement, each of the parties to the arrangement agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do or cause to be done all things necessary, proper or advisable to consummate the arrangement, including preparing and filing as promptly as practicable all documentation to effect all necessary or appropriate filings, consents, waivers, approvals, authorizations, permits or orders from all governmental authorities or other persons. The parties have also agreed to make any required submissions pursuant to the HSR Act with respect to the transactions contemplated by the arrangement agreement and to make, or cause to be made, the filings and authorizations required under the Competition Act (Canada), FLN 135, certain United States federal and state telecommunications regulatory laws, or other applicable law.

Subject to certain exceptions, if any objections are asserted with respect to the transactions contemplated by the arrangement agreement under any law or if any legal proceeding is instituted (or threatened to be instituted) by any governmental authority or any private party challenging any of the transactions contemplated by the arrangement agreement as prohibited by or violating any law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by the arrangement agreement, each of parties to the arrangement agreement has agreed to (i) take all action necessary to resolve any such objections or suits so as to permit consummation of the transactions contemplated by the arrangement agreement, including, (A) the sale, divestiture, license or other disposition of any and all of the share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of any party to the arrangement agreement; (B) the termination, amendment or assignment of existing relationships or contractual rights or obligations of any party to the arrangement agreement; (C) the change or modification of any course of conduct regarding future operations of any party to the arrangement agreement; and (D) any other restrictions on the activities of any party to the arrangement agreement, with respect to, or their ability to retain, one or more of their respective businesses, assets or rights or interests therein (each such action, a “Regulatory Requirement); and (ii) contest, defend and appeal any legal proceedings brought or threatened to be brought by any person (including any governmental authority) in order to avoid entry of, or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the transaction contemplated by the arrangement agreement.

In no event, however, will Purchaser’s affiliates or any other person (other than Mitel, Mitel’s subsidiaries, Parent and Purchaser) be obligated to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or otherwise take any action that limits their freedom of action with respect to, or their ability to retain any share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or otherwise be obligated to subject itself to any Regulatory Requirement, nor will Mitel, Mitel’s subsidiaries, Parent or Purchaser be required to take any actions which actions would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Mitel (a “Burdensome Condition”), nor will Mitel or Mitel’s subsidiaries subject itself or any other person to a Regulatory Requirement without the prior written consent of Purchaser (which consent Purchaser shall grant if such Regulatory Requirement does not involve any Burdensome Condition), nor will Parent, Purchaser, Mitel or Mitel’s subsidiaries be obligated to subject itself to a Regulatory Requirement unless such Regulatory Requirement is conditioned upon, and only effective as of, the closing.

Mitel has agreed, subject to applicable law, to provide, and cause its subsidiaries to provide, Purchaser and its officers and employees, and Purchaser’s potential financing sources and their representatives, upon reasonable advance notice, (i) such access to the offices, properties, books and records, management and other personnel of the Company and its subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company and its subsidiaries) as Purchaser reasonably may request, (iii) certain monthly financial information and (iii) all documents that Purchaser reasonably may request (subject to certain limitations).

Marketing Period

Unless otherwise agreed by the parties to the arrangement agreement, the parties are required to close the arrangement on the second business day after the satisfaction or waiver of the conditions described under “The Arrangement Agreement (Proposal No. 1)—Conditions to the Arrangement,” beginning on page 83 below, provided that, Purchaser shall not be required to consummate the arrangement and the other transactions contemplated by the arrangement agreement prior to the later of (i) the earlier of (A) a date during the marketing period specified by Purchaser on no less than two business days’ notice to the Company and (B) the third business day after the end of the marketing period and (B) the completion of certain reorganization transactions, if any, of the Company and its subsidiaries reasonably requested by Purchaser or necessary or appropriate to complete the transactions contemplated by the arrangement agreement which will not materially delay the closing.

For purposes of the arrangement agreement, “marketing period” means the first period of seventeen consecutive business days through which (i) Purchaser has certain financial and other information required to be provided by the Company under the arrangement agreement in connection with Purchaser’s debt financing of the arrangement (which we refer to as the “required information”) and such information remains compliant as set forth in the arrangement agreement and (ii) nothing has occurred and no conditions exist that would cause any of the conditions to the obligations of the Purchaser not to be satisfied if the arrangement were to be consummated during such period.

The marketing period begins to run after Purchaser has received the required information on the later of:

•	the mailing of this proxy statement to shareholders;

•	September 4, 2018, if, at the time this proxy statement is mailed to shareholders, the Purchaser concludes in its good faith judgment (after consultation with the Company and regulatory counsel) that certain the regulatory approvals necessary to complete the transaction will not be obtained as of September 30, 2018;

The marketing period will not be deemed to have commenced if, at any point during such period:

•	any of the required information ceases to comply with the requirements set forth in the arrangement agreement;

•	the Company announces an intention to restate any of the financial statements provided to Purchaser as part of the required information;

•	the Company has failed to file any required quarterly, annual or current report with the SEC when due, in which case the marketing period will be tolled; or

•	the financial statements provided to Purchaser as part of the required information are not sufficiently current to permit the Company’s independent auditors to issue a customary comfort letter to Purchaser and its debt financing sources. .

None of May 28, 2018, July 4, 2018, July 5, 2018, November 22, 2018 or November 23, 2018 shall be considered a business day for purposes of calculating the marketing period. Furthermore, (i) if the marketing period shall not have been completed prior to August 20, 2018, then the marketing period shall not commence prior to September 4, 2018, and (ii) if the marketing period shall not have been completed prior to December 24, 2018, then the marketing period shall not commence prior to January 2, 2019.

Parent has agreed:

•	to use its reasonable best efforts to arrange the debt financing at or prior to the effective time of the arrangement on the terms and conditions in the debt financing commitments (see “The Arrangement—Financing of the Arrangement—Debt Financing,” beginning on page 53.) and to satisfy on a timely basis all conditions applicable to Parent in any definitive agreements entered into with respect to the debt financing; and

•	in the event that any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitments, to use its reasonable best efforts to obtain alternative financing commitments from alternative sources on terms, taken as a whole, no less favorable to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable.

Parent has agreed not to agree to any amendments or modifications to, or grant any waivers of, any condition or other material provision under the debt financing commitments without the consent of Mitel if such amendments, modifications or waivers would impose any new or additional condition or otherwise amend, modify or waive any of the conditions to the receipt of the applicable financing in each case in a manner that would be reasonably likely to cause any a material delay in the satisfaction of the conditions to consummation of the arrangement set forth in the arrangement agreement.

Conditions to the Arrangement

Conditions to Each Party’s Obligations. The obligations of each of the Company, Purchaser and Parent to consummate the arrangement are subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:

•	the arrangement resolution must have been approved by the affirmative vote of not less than two-thirds of the votes cast by shareholders present or represented by proxy at the special meeting;

•	the Court shall have issued an interim order and final order approving the arrangement in form and on terms satisfactory to each of the Company and Parent, acting reasonably, and such orders shall not have been set aside or modified in a manner unacceptable to Company or Parent, acting reasonably;

•	any applicable waiting period (and any extension thereof) or approvals under the HSR Act, the Competition Act (Canada) and FLN 135 shall have expired, been terminated, been waived or been obtained. On May 17, 2018, an advance ruling certificate was issued by the Commissioner of Competition pursuant to the Competition Act. On May 21, 2018, the FTC granted early termination of the waiting period under the HSR Act. Accordingly, the conditions to the arrangement relating to the expiration or termination of the applicable waiting periods under the HSR Act and the Competition Act have been satisfied;

•	all filings, consents and approvals of (or filings or registrations with) certain United States federal and state governmental telecom authorities required in connection with the transactions contemplated by the arrangement agreement shall have been obtained or made and shall be in full force and effect, and any applicable waiting periods in respect thereof shall have expired or been terminated; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other law shall be in effect which prohibits, restrains or renders illegal the consummation of the arrangement.

Conditions to Purchaser’s and Parent’s Obligations. The obligations of Purchaser and Parent to consummate the arrangement are subject to the satisfaction or waiver of the following additional conditions:

•

our representations and warranties (i) with respect to certain matters relating to the capitalization of the Company must be true and correct in all respects (other than de minims inaccuracies) both as of the date of the arrangement agreement and the closing of the arrangement, (ii) with respect to our corporate existence and power, corporate authorization and certain other matters relating to the capitalization of the Company, that no entity is entitled to a finders’ fee in respect of the arrangement other than Jefferies and NBF and that there is no shareholders rights plan in effect or applicable anti-takeover statute must be true and correct in all material respects both as of the date of the arrangement agreement and the closing of the arrangement, (iii) with respect to there being no material adverse effect since December 31, 2017 must be true and correct both as of the date of the arrangement agreement and the closing of the arrangement and (iv) all other representations and warranties made by us in the arrangement agreement, with the exception of those listed above, must be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect” set forth therein) both as of the date of the arrangement agreement and the closing of the arrangement, except where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have, a material adverse effect on us; provided that any representations made by us as of a specific date need be so true and correct (subject to such qualifications) only as of the date made;

•	we must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, we are required to perform or comply with under the arrangement agreement at or prior to the closing date;

•	we must deliver to Purchaser at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements;

•	since the date of the arrangement agreement, no material adverse effect shall have occurred and be continuing; and

•	dissent rights shall not have been exercised in respect of more than 10% of the outstanding common shares.

Conditions to Mitel’s Obligations. Our obligation to complete the arrangement is subject to the satisfaction or waiver of the following additional conditions:

•	each representation and warranty made by Purchaser and Parent in the arrangement agreement must be true and correct as of the closing of the arrangement, except where the failure of any such representation and warranty to be so true would not prevent consummation of any of the transactions contemplated by the arrangement agreement; provided that any representation and warranty made by Parent and Purchaser as of a specific date need only be so true and correct as of the date made;

•	Purchaser and Parent must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the arrangement agreement; and

•	Purchaser’s and Parent’s delivery to us at closing of a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

If a failure to satisfy one of these conditions to the arrangement is not considered by the Board to be material to our shareholders, the Board could waive compliance with that condition (subject to applicable law). The Board is not aware of any condition to the arrangement that cannot be satisfied. After the arrangement resolution has been approved by our shareholders, no amendment may be made which under applicable law requires the further approval of our shareholders without such further approval.

Restrictions on Solicitations of Other Offers

The arrangement agreement provides that, until the Go-Shop Period End Time (subject to specified extensions to allow bidding between Purchaser and an Excluded Party), we were permitted to:

•	initiate, solicit and encourage any acquisition proposal for us (including by way of providing access to non-public information or to our employees pursuant to one or more acceptable confidentiality agreements), provided that we shall promptly (and in any event within twenty-four (24) hours) provide to Purchaser any non-public information concerning us or our subsidiaries and access to any of our employees that is provided to any person given such access and which was not previously provided to Purchaser; and

•	enter into and maintain discussions or negotiations concerning an acquisition proposal for us or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations and the making of any acquisition proposal by any third party.

From and after the Go-Shop Period End Time, we, our subsidiaries and any of our and their respective representatives have agreed not to, directly or indirectly:

•	initiate, solicit, propose or knowingly encourage, knowingly facilitate or knowingly assist (including by way of providing information or access to our properties, books, records or personnel) the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, an acquisition proposal for us or continue or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations or furnish or disclose to any person (other than Purchaser and its representatives) any information in connection therewith, except with respect to Excluded Parties subject to certain conditions;

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal for us or enter into any merger agreement, amalgamation agreement, arrangement agreement, plan of arrangement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to any acquisition proposal for us; or

•	authorize or permit to do any of the foregoing.

Notwithstanding the aforementioned restrictions, any other provision of the arrangement agreement or any standstill agreement or similarly restrictive agreement between the Company and any other person, at any time prior to the approval of the arrangement resolution by our shareholders, we are permitted to engage in discussions or negotiations with, or furnish information to any party to the extent that:

•	we receive from such party a bona fide written acquisition proposal from a third party that was not solicited or obtained in violation of the prohibitions described above; and

•	the Board after consultation with outside counsel and financial advisors determines in good faith that (i) the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal, and (ii) the failure to furnish information or enter into discussions or negotiations with such person would be inconsistent with its fiduciary duties under applicable law.

In such cases, we (i) will not, and our representatives will not, disclose any non-public information to such person without entering into a confidentiality agreement that contains provisions that, subject to certain specified exceptions, are generally no less favorable in any material respect to us than those contained in the confidentiality agreement entered into with Searchlight; and (ii) will promptly provide to Purchaser any non-public information concerning us or our subsidiaries and access to any Company employees provided to such other person which was not previously provided to Purchaser.

We must promptly (and in any event within twenty-four (24) hours) notify Purchaser in the event that we, our subsidiaries or any of our or our subsidiaries’ respective representatives receives (i) an acquisition proposal from a person or group of related persons (but prior to the Go-Shop Period End Time only a written acquisition proposal); (ii) any request made after the Go-Shop Period End Time by a person or group of related persons other than an Excluded Party for information relating to any potential acquisition proposal; or (iii) any inquiry or request for discussions or negotiations regarding any acquisition proposal made after the Go-Shop Period End Time by a person or a group of related persons other than an Excluded Party. Any such notice required by the preceding sentence must include the identity of the person or group of persons (other than, prior to the Go-Shop Period End Time, with respect to an Excluded Party or any party that may become an Excluded Party) making such proposal, request or inquiry and the material terms and conditions thereof (and shall include a copy of any written proposal, inquiry or request, which may, prior to the Go-Shop Period End Time, redact the identity of an Excluded Party or any party that may become an Excluded Party). We must keep Purchaser informed on a prompt and current basis (and in any event within twenty-four (24) hours) as to the status and any material developments, modifications, discussions and negotiations concerning the matters referred to in the two preceding sentences that the Company is required to notify Purchaser in respect of, including the material terms and conditions thereof (and we must include a copy of any written modification or other material documentation relating thereto, which may, prior to the Go-Shop Period End Time, redact the identity of an Excluded Party or any party that may become an Excluded Party). Additionally, after the Go-Shop Period End Time, we must notify Purchaser in writing promptly (and in any event within twenty-four (24) hours) upon providing or making available information or engaging in negotiations concerning an acquisition proposal from a person or group of related persons. We and our representatives may only provide confidential information only in compliance with the foregoing requirements and we and our subsidiaries may not be party to any agreement that prohibits us from providing or making available to Purchaser any information provided or made available to any other Person.

An “acquisition proposal” means any inquiry, proposal or offer from any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of persons (other than Purchaser or its affiliates) relating to (a) any direct or indirect acquisition, purchase, sale or disposition, in a single transaction or series of related transactions (by amalgamation, merger, plan of arrangement, or otherwise), of (i) businesses or assets (including equity interests of subsidiaries) with a fair market value equal to 20% or more of the fair market value of, or that constitutes 20% or more of the revenue or assets of, the Company and its subsidiaries, taken as a whole, or (ii) 20% or more of the outstanding common shares, (b) any direct or indirect tender offer, take-over bid, exchange offer or issuance that if consummated would result in such person or group of persons beneficially owning 20% or more of the outstanding common shares, or (c) any amalgamation, merger, plan of arrangement, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries that if consummated would result in such person or group of persons beneficially owning (i) businesses or assets (including equity interests of subsidiaries) with a fair market value equal to 20% or more of the fair market value of, or that constitutes 20% or more of the revenue or assets of, the Company and its subsidiaries, taken as a whole, (ii) 20% or more of the outstanding common shares or (iii) in the case of such a transaction involving the Company (as opposed to its subsidiaries) in which the Company is not the surviving entity, 20% or more of the total voting power of such surviving entity.

A “superior proposal” means a bona fide written acquisition proposal for us which the Board in good faith determines (after consultation with its outside counsel and financial advisors) (a) is more favorable from a financial point of view to the holders of common shares of the Company (solely in their capacities as holders of common shares of the Company) than the arrangement and is reasonably capable of being consummated in accordance with its terms, in each case after taking into account all other relevant factors permitted by applicable law (including regulatory, legal, financing, timing and other factors, all conditions included in such acquisition proposal and the identity of the person or group of persons making such acquisition proposal) and (b) is not subject to any diligence or financing condition; provided, that for purposes of the definition of “superior proposal,” the references to “20% or more” in the definition of “acquisition proposal” shall be deemed to be references to “a majority.”

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

Neither the Board nor any committee thereof may directly or indirectly (i) modify or qualify in a manner adverse to Purchaser or withdraw, or publicly propose to modify or qualify in a manner adverse to Purchaser or withdraw, the recommendation of the arrangement to shareholders, (ii) approve or make any recommendation to shareholders in connection with any tender offer, take-over bid or other acquisition proposal (other than a recommendation against such offer), (iii) fail to include such recommendation in the proxy statement or otherwise take any other action in connection with the special meeting or make any other public statement inconsistent with the recommendation of the arrangement to shareholders, (iv) fail to publicly reaffirm its recommendation within ten (10) business days after Purchaser so reasonably requests in writing after a material event or development (other than a take-over bid, tender offer or exchange offer) (or within such fewer number of days as remains prior to the day that is two (2) business days before the special meeting), provided that, Purchaser may not make such request prior to the Go-Shop Period End Time, (v) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, fail to recommend, in a solicitation/recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer within ten (10) Business Days of the commencement of such tender offer or exchange offer, or (vi) in the case of a take-over bid or insider bid subject to National Instrument 62-104 - Take-Over Bids and Issuer Bids of the Canadian Securities Administrators, fail to recommend, in a directors’ circular, rejection of such take-over bid or insider bid within fifteen (15) days of the date of such take-over bid or insider bid (each of (i)–(vi), a “Recommendation Withdrawal”).

However, at any time prior to obtaining the requisite shareholder vote, if the Company receives an acquisition proposal which the Board concludes in good faith (after consultation with its outside counsel and financial advisors) constitutes a superior proposal or the Board concludes in good faith (after consultation with its outside counsel and financial advisors) there has been an intervening event and, in either case, the Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, then the Board may (A) make a Recommendation Withdrawal or (B) terminate the arrangement agreement in order to substantially concurrently enter into a definitive agreement with respect to such superior proposal. The Company shall not terminate the arrangement agreement unless the Company has complied with the covenants relating to solicitations and Recommendation Withdrawals and concurrently with such termination the Company pays the termination fee payable (see “The Arrangement Agreement—Termination Fees,” beginning on page 88) and prior to such termination or Recommendation Withdrawal the Company provides prior written notice to Parent at least four (4) business days in advance (the “Notice Period”) of its intention to effect a Recommendation Withdrawal in response to such superior proposal or intervening event or terminate the arrangement agreement to enter into a definitive agreement with respect to such superior proposal, which notice shall specify the material terms and conditions of any such superior proposal (including the identity of the person or group of persons making such superior proposal) including all relevant transaction documents or the facts and circumstances, in reasonable detail, of the intervening event, as applicable. During the Notice Period, the Board must negotiate in good faith with Purchaser (to the extent Purchaser desires to negotiate) regarding any revisions to the terms of the arrangement agreement that may, at Purchaser’s sole discretion, be proposed by Purchaser in response to the superior proposal or intervening event, as applicable. At the end of the Notice Period, if the Board concludes in good faith (after consultation with its outside counsel and financial advisors) taking into account any adjustment or modifications of the terms of the arrangement agreement proposed by Purchaser that is capable of acceptance, that the acquisition proposal continues to be a superior proposal or the intervening event continues to warrant a Recommendation Withdrawal, as applicable, and, in either case, concludes in good faith (after consultation with outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then it may make such Recommendation Withdrawal or accept such superior proposal. If there is a subsequent material revision to the superior proposal, the Company will be required to deliver a new written notice to Parent and comply with the requirements of the previous sentence with respect to such notice, except the notice period will be reduced to two (2) business days.

An “intervening event” means any effect, fact, development, circumstance, event, occurrence or change that (a) is material to the Company and its subsidiaries, taken as a whole, (b) is first arising or occurring after the date of the arrangement agreement, (c) was unknown to, and was not reasonably foreseeable by, the Board as of the date of the arrangement agreement and (d) does not relate to (i) any acquisition proposal or (ii) a change to the price or trading volume of the common shares of the Company.

Termination of the Arrangement Agreement

The arrangement agreement may be terminated at any time prior to the consummation of the arrangement, whether before or after shareholder approval has been obtained:

•	by mutual written consent of the Company, on the one hand, and Purchaser, on the other hand;

•	by either the Company, on the one hand, or Purchaser, on the other hand, if:

•

the arrangement is not consummated on or before the end date so long as the failure to complete the arrangement is not the result of, or caused by, the failure of the party seeking to exercise such termination right to perform or observe any of the covenants or agreements of such party, and if all conditions to closing have been satisfied or are capable of being satisfied other than receipt of the required regulatory approvals than either the Company or Purchaser may by written notice to the other party extend the end date to April 22, 2019;

•	there is any final and nonappealable restraining order, injunction or other judgement or order issued by any court or agency of competent jurisdiction preventing the consummation of the arrangement, provided that the right to terminate will not be available to a party whose breach of the arrangement agreement is the principal cause of or resulted in the application or imposition of such ruling; or

•	our shareholders, at the special meeting or at any adjournment thereof, fail to approve the arrangement resolution;

•	by Purchaser if:

•	there has been a willful and material breach of the covenants relating to solicitations or Recommendation Withdrawals;

•	we have breached any representations, warranties, covenants or agreements set forth in the arrangement agreement which would give rise to the failure of certain conditions to closing and where that breach is incapable of being cured by the end date or has not been cured prior to the thirtieth (30th) day after the giving of written notice thereof by Purchaser to us; provided that neither Parent or Purchaser is then in material breach of the arrangement agreement so as to cause certain conditions to closing to not be satisfied;

•	the Board or any committee of the Board has effected or publicly proposed to effect a Recommendation Withdrawal; or

•	we fail to include a recommendation of the Board for the arrangement resolution in our proxy statement;

•	by the Company if:

•	Purchaser or Parent has breached any of its representations, warranties, covenants or agreements under the arrangement agreement which would give rise to the failure of certain conditions to closing and where that breach is incapable of being cured by the end date or has not been cured prior to the thirtieth (30th) day after the giving of written notice thereof by us to Purchaser; provided that we are not then in material breach of the arrangement agreement so as to cause certain conditions to closing to not be satisfied;

•	prior to obtaining shareholder approval, we terminate the arrangement agreement in order to substantially concurrently enter into an agreement with respect to a superior proposal in accordance with and subject to the terms and conditions described in “The Arrangement Agreement (Proposal No. 1)—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 86, provided that we, concurrently with doing so, pay to Parent the termination fee as described below; or

•	all of the conditions applicable to Parent’s and Purchaser’s obligation to consummate the arrangement have been and continue to be satisfied or waived, Purchaser fails to consummate the closing on the date required pursuant to the arrangement agreement, we have irrevocably confirmed to Purchaser in writing that we are ready willing and able to consummate the closing of the arrangement and Purchaser fails to consummate the closing within two (2) business days after the delivery of such notice.

Termination Fees

If we terminate the arrangement agreement, or the arrangement agreement is terminated by Purchaser under the conditions described in further detail below, we must pay a termination fee at the direction of Parent.

We must pay a termination fee equal to $17,650,000 to (or as directed by) Parent if:

•	we terminate the arrangement agreement, prior to the shareholders meeting, in order to substantially concurrently enter into a definitive acquisition agreement relating to a superior proposal with an Excluded Party in accordance with and subject to the terms and conditions described in “The Arrangement Agreement (Proposal No. 1)—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 86.

We must pay a termination fee equal to $49,410,000 to (or as directed by) Parent if:

•	we terminate the arrangement agreement, prior to the shareholders meeting, in order to substantially concurrently enter into a definitive acquisition agreement relating to a superior proposal in accordance with and subject to the terms and conditions described in “The Arrangement Agreement (Proposal No. 1)—Recommendation Withdrawal/Termination in Connection with a Superior Proposal,” beginning on page 86; or

•	Purchaser terminates the arrangement agreement because (i) there has been a willful and material breach of the covenants relating to solicitations or Recommendation Withdrawals or (ii) the Board or any committee of the Board has effected a Recommendation Withdrawal or publicly proposed to effect a Recommendation Withdrawal or we fail to include a recommendation of the Board in support of the arrangement in this proxy statement; or

•	(i) the agreement is terminated by (a) Purchaser or Mitel because the arrangement was not completed on the end date or because our shareholders, at the special meeting or at any adjournment thereof, fail to approve the arrangement or (b) Purchaser because of our breach of any representations, warranties, covenants or agreements set forth in the arrangement agreement which would give rise to the failure of certain conditions to closing; (ii) at the time of such termination a competing acquisition proposal involving the purchase of not less than a majority of the outstanding securities of the Company shall have been publicly announced or publicly made known and not publicly withdrawn (or, in the case of a termination set forth in clause (i)(b) above, such a proposal that has been communicated or made known to us and not withdrawn); and (c) within 12 months of termination the Company or its subsidiaries consummate or enter into a definitive agreement with respect to such an acquisition proposal which is subsequently consummated.

If the arrangement agreement is terminated because our shareholders failed to approve the arrangement, we must pay $7,500,000 to (or as directed by) Parent in respect of expenses incurred by Parent, Purchaser and their affiliates in connection with the transactions contemplated by the arrangement agreement, without the need for any supporting documentation. Any amounts paid for expenses will be credited against subsequent termination fee payable by the Company.

Parent must pay a termination fee to the Company equal to $84,690,000 if all of the conditions applicable to Parent’s and Purchaser’s obligation to consummate the arrangement have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, each of which is capable of being satisfied at the closing), Purchaser fails to consummate the closing on the date required pursuant to the arrangement agreement, we have irrevocably confirmed to Purchaser in writing that we are ready, willing and able to consummate the closing of the arrangement and Purchaser fails to consummate the closing within two (2) business days after the delivery of such notice.

Employee Benefits

For each employee employed by the Company or any of its subsidiaries at the effective time of the arrangement, Purchaser has agreed to maintain, for so long as such employee remains employed by Purchaser and its subsidiaries during the period commencing at the effective time of the arrangement and ending on the first anniversary thereof, (i) his or her salary or hourly wage rate, commission structure and opportunities, and/or target cash bonus opportunities that are each no less favorable, and (ii) all other compensation and benefits , including severance, that are substantially comparable in the aggregate , to those maintained for and provided to such employee immediately prior to the effective time of the arrangement; provided that Parent may make any changes that are necessary to conform with applicable laws. Purchaser has agreed to recognize the service of such employees with Mitel prior to the consummation of the arrangement for purposes of eligibility and vesting with respect to any pension, benefit plan, program or arrangement (but not for purposes of benefit accruals except for purposes of vacation and severance) maintained at or after the effective time by Purchaser, the Company or its subsidiaries for the benefit of such employees to the same extent such service is recognized as of immediately prior to the effective time by the Company or its subsidiaries under comparable Company benefit plans. With respect to each maintained at or after the effective time by Purchaser, the Company or its subsidiaries for the benefit of such employees that is a welfare benefit plan, Purchaser has agreed to, where applicable, use commercially reasonable efforts to, waive all limitations as to pre-existing conditions or eligibility limitations and give effect, for the applicable plan year in which the closing occurs, for purposes of satisfying any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, employees under similar plans maintained by the Company and its subsidiaries immediately prior to the effective time of the arrangement.

From and after the effective time of the arrangement, Purchaser shall, or shall cause the Company and its subsidiaries to, assume and honor, in accordance with their respective terms, (i) each existing employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its subsidiaries, on the one hand, and any officer, director or employee of that company, on the other hand, (ii) each bonus plan, program or agreement and (iii) all obligations pursuant to existing compensation and benefit arrangements of the Company or its subsidiaries in effect as of the effective date of the arrangement, in the case of each of the foregoing clauses (i), (ii) and (iii), to the extent legally binding on the Company or any of its subsidiaries; provided that, for the avoidance of doubt, the foregoing shall not prohibit Purchaser, the Company, or any of their respective subsidiaries from amending or terminating any plan, policy, program, agreement, or arrangement referenced in the foregoing clauses (i), (ii) and (iii) to the extent permitted by the terms thereof.

Indemnification and Insurance

From and after the effective time of the arrangement, Purchaser shall cause the Company to, to the greatest extent permitted by law, indemnify and hold harmless (and comply with all of the Company’s and its subsidiaries’ obligations existing as of the date of the arrangement agreement to indemnify and holder harmless, including obligations to advance funds for expenses) each person who served or serves as a former or present director, manager or officer of the Company or any of its subsidiaries and each person who served or serves as a director, officer, manager, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its subsidiaries (each such person, together with such person’s heirs, executors or administrators, an “Indemnified Person”), against any and all costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), incurred in connection with any proceeding or investigation with respect to matters existing or occurring at or prior to the effective time of the arrangement (including arrangement agreement and the transactions contemplated thereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of the Company or any of its subsidiaries or is or was serving at the request or for the benefit of the Company or any of its subsidiaries as a director, officer, member, trustee or fiduciary of another Person, whether asserted or claimed prior to, at or after the effective time of the arrangement. Purchaser shall, and shall cause the Company to, use reasonable best efforts to assist in the defense of such matter with the Indemnified Person in the defense of any such proceeding.

As of the effective time of the arrangement, the Company shall have purchased, and, following the effective time of the arrangement, Purchaser shall cause the Company to maintain, a tail policy to the current policy of directors’ and officers’ liability insurance maintained on the date hereof by the Company (the “Current Policy”), which tail policy shall be effective for a period from the effective time through and including the date six (6) years after the effective date of the arrangement with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and which tail policy shall contain substantially the same coverage and amount as, and contain terms and conditions no less favorable, in the aggregate, than the coverage currently provided by the Current Policy; provided, that the Company shall not be required to pay any amounts in respect of such coverage prior to the effective time of the arrangement and provided, further that the cost of such tail policy shall not exceed 300% of the Company’s current annual premium for its Current Policy (the “Current Premium”), it being understood that if the cost of such tail policy would exceed 300% of the Current Premium then the Company shall purchase a tail policy that contains the highest level of coverage that can be obtained for such amount.

Reorganization

The arrangement agreement provides that the Company shall, and shall cause each of its subsidiaries to, reasonably cooperate with Purchaser in planning, preparing and effectuating any reorganization of the Company’s or any of its subsidiaries’ corporate structure, capital structure, business or operations, or transfer of securities, assets or business, in each case, to be completed prior to the effective time of the arrangement, as Purchaser may reasonably request or as may be necessary or appropriate to complete the transactions contemplated by the arrangement agreement. The Company is not obligated to effectuate any such reorganization transaction, however, under certain circumstances (including if such reorganization transaction would, in the opinion of the Company, acting reasonably, be prejudicial to the holders of securities of the Company, the Company or any of its subsidiaries), and no such reorganization transaction shall become effective unless Purchaser has irrevocably waived or confirmed in writing the satisfaction of all conditions to each parties’ obligations to complete the arrangement (other than conditions solely to the Company’s obligations to complete the arrangement) and has confirmed in writing that Purchaser will, upon completion of such reorganization transaction, promptly and without condition or delay proceed to effect the arrangement. Without limiting the foregoing, Purchaser may enter into one or more transactions designed to step up the adjusted cost base of certain non-depreciable capital property of the Company or its subsidiaries for purposes of the Tax Act.

Amendment, Extension and Waiver

To the extent permitted by applicable law, the parties may amend the arrangement agreement at any time; provided, however, that after we have obtained our shareholders’ approval of the arrangement, there shall be no amendment that by law requires further approval by our shareholders without such approval having been obtained. Further, at no time can certain amendments be made to the extent that such amendments relate to the debt financing sources without prior written consent of the debt financing sources. All amendments to the arrangement agreement must be in writing signed by us, Purchaser and Parent.

At any time before the consummation of the arrangement, each of the parties to the arrangement agreement may, by written instrument:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party contained in the arrangement agreement or in any document delivered pursuant to the arrangement agreement; or

•	subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the arrangement agreement.

Specific Performance

Subject to the terms and conditions set forth in the arrangement agreement, Mitel, Parent and Purchaser are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the arrangement agreement and to enforce specifically the terms of the arrangement agreement, in addition to any other remedy to which they are entitled at law or in equity.

Mitel’s right to specific performance in connection with enforcing Parent’s obligation to cause the equity financing to be funded and Parent and Purchaser’s obligation to consummate the arrangement is subject to the following requirements: (1) all of the conditions applicable to Parent, Purchase and Mitel’s obligations to close the arrangement and all of the conditions applicable to Parent and Purchaser’s obligations to close the arrangement (as described in “The Arrangement Agreement (Proposal No. 1)—Conditions to the Arrangement,” beginning on page 83) have been satisfied or waived; (2) the debt financing has been funded or will be funded in full at the closing if the equity financing is funded at the closing; (3) Purchaser and Parent fail to consummate the closing on the date closing is required to occur under the arrangement agreement; (4) Mitel has irrevocably confirmed in a written notice to Purchaser that if specific performance is granted and the equity financing and debt financing are funded, then it would take such actions that are required of it by the arrangement agreement to cause the closing to occur; and (5) Purchaser and Parent fail to complete the closing within two business days after delivery of the such confirmation.

Governing Law

The arrangement agreement is governed by the laws of the Province of Ontario and the federal laws of Canada, without giving effect to any principle of conflict of law that would require or permit the application of the law of another jurisdiction.

Waiver of Jury Trial

Each of the parties irrevocably waived any right to trial by jury in respect of any proceeding directly or indirectly arising out of or relating to the arrangement agreement or the transactions contemplated thereby (including the debt financing commitments or the performance of services thereunder).

Non-Recourse

All proceedings that may be based upon, in respect of, arising under, out of or by reason of, be connected with, or relate in any manner to: (1) the arrangement agreement, any other transaction document, the arrangement or the transactions contemplated thereby; (2) the negotiation, execution or performance of any transaction document (including any representation or warranty made in connection with any transaction document); (3) any breach or violation of the arrangement agreement or any other transaction document; and (4) any failure of the arrangement (including the equity financing and the debt financing) or any other transactions contemplated thereunder to be consummated, in each case, may be made only against the persons that are parties to such agreement and in accordance with, and subject to the terms and conditions of, such agreement.

The maximum aggregate liability, whether in equity, law or otherwise, of Purchaser’s related parties collectively (A) under the arrangement agreement or any other transaction document, (B) in connection with the failure of the transactions contemplated by the arrangement agreement (including the financing) or under the transaction documents to be consummated, or (C) in respect of any representation or warranty made or alleged to have been made in connection with the arrangement agreement or any other transaction document, will not exceed under any circumstances an amount equal to (i) the termination fee, if any, due and owing to Mitel by Parent pursuant to the arrangement agreement, plus (ii) the amount, if any, of enforcement expenses due and owing under the arrangement agreement, plus (iii) the amount, if any, of reimbursement obligations due and owing; provided, that in no event shall the aggregate amount of the obligations described in clauses (ii) and (iii) exceed $1.5 million, and in no event will Mitel, its affiliates or any of the foregoing’s respective representatives seek, directly or indirectly, to recover against or compel payment by the Purchaser’s related parties of any damages or other payments whatsoever in excess of the maximum liability described in this paragraph.

DISSENTING SHAREHOLDERS’ RIGHTS

Section 190 of the CBCA provides registered shareholders of a corporation with the right to dissent from certain resolutions that effect extraordinary corporate transactions or fundamental corporate changes. The interim order will expressly provide registered shareholders as of the record date for the special meeting with the right to dissent from the arrangement resolution pursuant to section 190 of the CBCA, with modifications to the provisions of section 190 as provided in the plan of arrangement and the interim order. Any registered shareholder as of the record date for the special meeting who dissents from the arrangement resolution in compliance with section 190 of the CBCA, as modified by the plan of arrangement and the interim order, will be entitled, in the event the arrangement becomes effective, to be paid the fair value of the common shares held by such dissenting shareholder (“Dissenting Shareholder”) determined as of the close of business on the day before the arrangement resolution is approved. Shareholders are cautioned that fair value may be the same as, more than or less than the Consideration offered under the arrangement and that the proceeds of disposition received by a Dissenting Shareholder may be treated in a different, and potentially more adverse, manner under Canadian and United States federal income tax laws than had such shareholder submitted its common shares to the Company for the Consideration pursuant to the plan of arrangement. If a Dissenting Shareholder fails to comply strictly with the requirements of the dissent rights set out in the interim order, it will lose its dissent rights, Mitel will return to the shareholder the certificates representing the dissenting common shares that were delivered to Mitel, if any, and, if the arrangement is completed, that Dissenting Shareholder shall be deemed to have participated in the arrangement on the same terms as a shareholder who did not exercise its dissent rights.

Section 190 of the CBCA provides that a Dissenting Shareholder may only make a claim under that section with respect to all of the shares of a class held by the Dissenting Shareholder on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. One consequence of this provision is that only a registered holder of common shares may exercise the dissent rights in respect of common shares that are registered in that shareholder’s name.

In many cases, shares beneficially owned by a non-registered shareholder are registered either (a) in the name of an intermediary (such as a broker, trust or bank) or (b) in the name of a clearing agency (such as DTC or CDS) of which the intermediary is a participant. Accordingly, a non-registered shareholder will not be entitled to exercise its dissent rights directly (unless the common shares are re-registered in the non-registered shareholder’s name). A non-registered shareholder who wishes to exercise dissent rights should immediately contact the intermediary with whom the non-registered shareholder deals in respect of its common shares and either (i) instruct the intermediary to exercise the dissent rights on the non-registered shareholder’s behalf (which, if the common shares are registered in the name of DTC or CDS or another clearing agency, may require that such common shares first be re-registered in the name of the intermediary), or (ii) instruct the intermediary to re-register such common shares in the name of the non-registered shareholder, in which case the non-registered shareholder would be able to exercise the dissent rights directly. In addition, pursuant to section 190 of the CBCA and the interim order, a Dissenting Shareholder may not exercise dissent rights in respect of only a portion of such Dissenting Shareholder’s common shares but may dissent only with respect to all common shares held by such Dissenting Shareholder.

The dissent procedures require that a registered shareholder who wishes to dissent must send a written notice of dissent (“Dissent Notice”) to Mitel at (i) 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7 (Attention: Corporate Secretary) or (ii) by facsimile transmission to (613) 592-7813 (Attention: Corporate Secretary), in each case at or before 5:00 p.m. (Ottawa time) on July 6, 2018 (or 5:00 p.m. (Ottawa time) on the second business day immediately preceding any adjourned or postponed special meeting, and must otherwise strictly comply with the dissent procedures). A registered shareholder who intends to exercise dissent rights in respect of the arrangement resolution should seek legal advice as failure to strictly comply with the dissent procedures will result in loss of dissent rights.

The filing of a Dissent Notice does not deprive a registered shareholder of the right to vote at the special meeting. However, the CBCA provides, in effect, that a registered shareholder who has submitted a Dissent Notice and who votes (or instructs or is deemed, by submission of an incomplete proxy or otherwise, to have instructed the Shareholder’s proxyholder to vote) in favor of the arrangement resolution will no longer be considered a Dissenting Shareholder with respect to the common shares voted in favor of the arrangement resolution, being the common shares in respect of which the Dissent Notice was made. The CBCA does not provide, and Mitel will not assume, that a proxy submitted to Mitel instructing the proxyholder to vote against the arrangement resolution constitutes a Dissent Notice, but a registered shareholder need not vote its common shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favor of the arrangement resolution does not constitute a Dissent Notice. However, any proxy granted by a registered shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxyholder from voting such common shares in favor of the arrangement resolution and thereby causing the registered shareholder to forfeit its dissent rights. A Dissenting Shareholder, however, may vote as a proxy for a shareholder whose proxy required an affirmative vote, without affecting the Dissenting Shareholder’s right to exercise its Dissent Rights. See “The Special Meeting—Voting and Revocation of Proxies,” beginning on page 71.

The Company is required within 10 days after the shareholders adopt the arrangement resolution to notify each Dissenting Shareholder that the arrangement resolution has been adopted. Such notice is not required to be sent to any Shareholder that voted in favor of the arrangement resolution or who has withdrawn its Dissent Notice.

A Dissenting Shareholder who has not withdrawn its Dissent Notice prior to the special meeting must, within twenty (20) days after receipt of notice that the arrangement resolution has been approved, or if the Dissenting Shareholder does not receive such notice, within twenty (20) days after learning that the arrangement resolution has been approved, send or deliver in person to Mitel c/o Computershare Investor Services, Inc., 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 (the “Transfer Agent”) a written notice (a “Demand for Payment”) containing such Dissenting Shareholder’s name and address, the number of common shares in respect of which he, she or it dissents (the “Dissenting Common Shares”), and a demand for payment of the fair value of such Dissenting Common Shares. Within 30 days after sending the Demand for Payment, the Dissenting Shareholder must send to Mitel or the Transfer Agent certificates representing Dissenting Common Shares. Mitel or the Transfer Agent will endorse on the share certificates received from a Dissenting Shareholder a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder. A Dissenting Shareholder who fails to make a Demand for Payment in the time required, or to send certificates representing Dissenting Common Shares in the time required, has no right to make a claim under section 190 of the CBCA.

Under section 190 of the CBCA, as modified by the plan of arrangement and the interim order, after sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a shareholder in respect of its Dissenting Common Shares other than the right to be paid the fair value of the Dissenting Common Shares as determined pursuant to the interim order, unless (a) the Dissenting Shareholder withdraws its Dissent Notice before Mitel makes an offer to pay (as described below), (b) Mitel fails to make an offer to pay in accordance with subsection 190(12) of the CBCA and the Dissenting Shareholder withdraws the Demand for Payment, or (c) the Board revokes the arrangement resolution, in which case the Dissenting Shareholder’s rights as a shareholder will be reinstated. In (a) and (b), the Dissenting Shareholder shall be deemed to have participated in the arrangement on the same basis as any non-Dissenting Shareholder as at and from the effective time of the arrangement. Pursuant to the plan of arrangement, in no case shall Mitel, the Purchaser or any other person be required to recognize any Dissenting Shareholder as a shareholder after the closing date, and the names of such shareholders shall be deleted from the list of registered shareholders at the closing date.

Pursuant to the plan of arrangement, Dissenting Shareholders who are ultimately determined to be entitled to be paid fair value for their Dissenting Common Shares shall be (i) deemed to have transferred such Dissenting Common Shares to Purchaser at the effective time of the arrangement, (ii) deemed to not have participated in the plan of arrangement, (iii) entitled to be paid the fair value for their Dissenting Common Shares by Purchaser and (iv) will not be entitled to any other payment or consideration, including any payment that would be payable under the plan of arrangement had such Dissenting Shareholders not exercised their Dissent Rights.

Pursuant to the plan of arrangement, Dissenting Shareholders who are ultimately determined not to be entitled to be paid fair value for their Dissenting Common Shares, for any reason, shall be deemed to have participated in the arrangement on the same basis as any non-Dissenting Shareholder as at and from the effective date.

Mitel is required, not later than seven (7) days after the later of the closing date and the date on which a Demand for Payment is received from a Dissenting Shareholder, to send to each Dissenting Shareholder who has sent a Demand for Payment an offer to pay for its Dissenting Common Shares in an amount considered by the Board to be the fair value of the common shares, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. Mitel must pay for the Dissenting Common Shares of a Dissenting Shareholder within ten (10) days after an offer to pay has been accepted by a Dissenting Shareholder, but any such offer lapses if Mitel does not receive an acceptance within thirty (30) days after the offer to pay has been made.

If Mitel fails to make an offer to pay for a Dissenting Shareholder’s common shares, or if a Dissenting Shareholder fails to accept an offer to pay that has been made, Mitel may, within fifty (50) days after the closing date or within such further period as a court may allow, apply to a court to fix a fair value for the common shares of a Dissenting Shareholder. If Mitel fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of twenty (20) days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application. Any such application by Mitel or a Dissenting Shareholder must be made to a court in Ontario or a court having jurisdiction in the place where the Dissenting Shareholder resides if Mitel carries on business in that province.

Before making any such application to a court itself after receiving a notice that a Dissenting Shareholder has made an application to a court, Mitel will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. Upon an application to a court, all Dissenting Shareholders who have not accepted an offer to pay will be joined as parties and be bound by the decision of the court. Upon any such application to a court, the court may determine whether any person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the Dissenting Common Shares of all Dissenting Shareholders. The final order of a court will be rendered against Mitel in favor of each Dissenting Shareholder for the amount of the fair value of its Dissenting Common Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the closing date until the date of payment. Registered shareholders who are considering exercising dissent rights should be aware that there can be no assurance that the fair value of their common shares as determined under the applicable provisions of the CBCA (as modified by the plan of arrangement and the interim order) will be more than or equal to the Consideration. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Shareholder of Consideration for such Dissenting Shareholder’s Dissenting Common Shares.

The arrangement agreement provides that it is a condition to completion of the arrangement in favor of the Purchaser that the number of common shares held by shareholders that have validly exercised Dissent Rights shall not exceed 10% of the common shares issued and outstanding as of the date of the arrangement agreement. See “Summary Term Sheet — The Arrangement and the Arrangement Agreement – Conditions to the Arrangement,” beginning on page 3.

The foregoing is only a summary of the dissenting shareholder provisions of the CBCA (as modified by the plan of arrangement and the interim order or any other interim order of the court), which are technical and complex. A complete copy of section 190 of the CBCA is attached as Annex F hereto. It is recommended that any registered shareholder wishing to avail itself of its dissent rights under those provisions seek legal advice, as failure to comply strictly with the provisions of the CBCA (as modified by the plan of arrangement and the interim order) may prejudice its dissent rights.

For a general summary of certain income tax implications to a Dissenting Shareholder, see “The Arrangement—Material U.S. Federal Income Tax Consequences, beginning on page 61 and “The Arrangement—Material Canadian Federal Income Tax Consequences, beginning on page 63.

MARKET PRICE OF COMMON SHARES

The common shares trade on Nasdaq under the symbol MITL and on the TSX under the symbol MNW, As of May 31, 2018 there were 122,604,330 common shares outstanding. The following table shows the high and low sales prices on the Nasdaq of 1 common share for our second quarter of fiscal 2018 (through June 7, 2018) and each of our preceding fiscal quarters in 2018, 2017 and 2016:

	High	Low
Year ended December 31, 2016
First Quarter	$8.34	$5.91
Second Quarter	$8.35	$5.94
Third Quarter	$8.52	$5.81
Fourth Quarter	$7.91	$6.34

Year ended December 31, 2017
First Quarter	$7.39	$6.40
Second Quarter	$7.75	$6.21
Third Quarter	$8.94	$6.99
Fourth Quarter	$9.13	$7.13

Year ended December 31, 2018
First Quarter	$9.84	$7.87
Second Quarter (through June 7, 2018)	$11.31	$9.17

The following table shows the high and low sales prices on the TSX of 1 common share for our second quarter of fiscal 2018 and each of our preceding fiscal quarters in 2018, 2017 and 2016:

	High		Low
Year ended December 31, 2016
First Quarter	C$	10.79	C$	8.60
Second Quarter	C$	10.80	C$	7.78
Third Quarter	C$	11.10	C$	7.56
Fourth Quarter	C$	10.58	C$	8.50

Year ended December 31, 2017
First Quarter	C$	9.69	C$	8.59
Second Quarter	C$	10.39	C$	8.50
Third Quarter	C$	11.23	C$	8.86
Fourth Quarter	C$	11.55	C$	9.17

Year ended December 31, 2018
First Quarter	C$	12.46	C$	10.21
Second Quarter (through June 7, 2018)	C$	14.52	C$	11.67

The closing sale price of common shares on the Nasdaq on April 23, 2018, the last trading day prior to the announcement of the arrangement, was $10.16 per common share. The $11.15 per share to be paid for each common share in the arrangement represents a premium of approximately 9.7% to the Nasdaq closing price on April 23, 2018. The $11.15 to be paid for each common share exceeds Mitel’s 52-week and last three-year-high price and represents a premium of approximately 24% to the 90-calendar-day volume-weighted average price of common shares on the Nasdaq through April 23, 2018. The closing sale price of common shares on the TSX on April 23, 2018, was C$13.04 per common share. The $11.15 per common share to be paid for each common share in the arrangement, or C$14.30 based on the Bank of Canada daily exchange rate on April 23, 2018, represents a premium of approximately 9.7% to the TSX closing price on April 23, 2018. On June 7, 2018, the most recent practicable date before the date of this proxy statement, the closing sale price of common shares on the Nasdaq was $11.02 per common share and on the TSX was C$14.30 per common share. You are encouraged to obtain current market quotations for Mitel common shares in connection with voting your shares.

DIVIDENDS

We have never declared or paid, nor do we anticipate paying for the foreseeable future, cash dividends on our common shares. Any determination to pay dividends to holders of our common shares in the future will be at the discretion of the Board and will depend on many factors, including our financial condition, earnings, legal requirements and other factors as the Board deems relevant. In addition, our outstanding credit agreement limits our ability to pay dividends and we may in the future become subject to debt instruments or other agreements that further limit our ability to pay dividends. The arrangement agreement provides that we will not, and will not permit any of our subsidiaries to, make or pay any dividends until the consummation of the arrangement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common shares as of May 31, 2018 and shows the number of shares and percentage of outstanding common shares owned by:

•	each person or entity who is known by us to own beneficially 5% or more of the common shares;

•	each member of the Board;

•	each of our NEOs; and

•	all members of the Board and our executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person or entity who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares that a person would receive upon exercise of stock options or warrants, or upon conversion of convertible securities held by that person that are exercisable or convertible within 60 days of the determination date, which in the case of the following table is May 31, 2018. Shares issuable pursuant to exercisable or convertible securities are deemed to be outstanding for computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 122,604,330 Mitel common shares outstanding as of May 31, 2018. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number	Percentage of Class
Five Percent Shareholders:
Connor, Clark & Lunn Investment Management Ltd.(2)	6,876,723	5.6%
River Road Asset Management, LLC(3)	7,491,040	5.3%

Executive Officers and Directors:
Benjamin H. Ball(4)	293,536	0.2%
Martha H. Bejar	31,555	—
Peter D. Charbonneau(5)	206,349	0.2%
Terence H. Matthews(6)	2,006,121	1.6%
Richard D. McBee	1,130,191	0.9%
John P. McHugh	228,581	0.2%
Sudhakar Ramakrishna	78,208	0.1%

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number	Percentage of Class
David M. Williams(7)	269,390	0.2%
Steven E. Spooner(8)	734,378	0.6%
Todd Abbott	25,000	—
Robert D. Agnes	107,638	0.1%
Graham Bevington	293,168	0.2%
Wesley Durow	38,458	—
Thomas Lokar	31,015	—
Jamshid Rezaei	3,577	—
All directors and executive officers as a group (15 persons)	5,457,165	4.5%

(1)	Except as otherwise indicated, the address for each beneficial owner is c/o Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.
(2)	The number of shares is based on the shareholder’s Form 13F filed on May 14, 2018. The address for Connor, Clark & Lunn Investment Management Ltd. is 2300-1111 West Georgia Street, Vancouver, BC, V6E 4M3.
(3)	The number of shares is based on the shareholder’s Form 13F filed on May 4, 2018. The address for River Road Asset Management, LLC is 462 S. 4th Street, Suite 2000, Louisville, Kentucky, 40202.
(4)	Of this total, stock options to acquire 265,320 Mitel common shares that are exercisable are registered to Francisco Partners Management, LLC. Benjamin Ball, a partner of Francisco Partners Management, LLC, has voting and investment power over the Mitel common shares owned by Francisco Partners Management, LLC, and therefore beneficially owns the Mitel common shares held by this entity. Mr. Ball holds 26,579 Mitel common shares directly. The address for each of Francisco Partners Management LLC and Benjamin Ball is c/o Francisco Partners Management, LLC, One Letterman Drive, Building C-Suite 410, San Francisco, California, 94129.
(5)	Of this total, 13,927 Mitel common shares are registered to Mr. Charbonneau’s wife, Joan Charbonneau, for which he disclaims beneficial ownership. Includes options to acquire 152,517 Mitel common shares at exercise prices ranging from $2.61 to $10.83.
(6)	Of this total, 1,766,690 Mitel common shares are owned by Wesley Clover International Corporation (formerly Kanata Research Park Corporation), controlled by Dr. Matthews. Includes stock options to acquire 182,423 Mitel common shares that are currently exercisable. Dr. Matthews has voting and investment power over the Mitel common shares owned by Wesley Clover International Corporation (“WCIC”) and therefore beneficially owns the Mitel common shares held by WCIC. The address for WCIC and Dr. Matthews is 390 March Road, Kanata, Ontario, Canada K2K 0G7.
(7)	Of this total, 2,300 Mitel common shares are registered to Mr. Williams’ wife, June Williams, for which he disclaims beneficial ownership. Includes options to acquire 39,460 Mitel common shares at exercise prices ranging from $7.17 to $10.83.
(8)	Of this total, 5,100 Mitel common shares are registered to the Spooner Children Trust, a trust of which Mr. Spooner is one of three trustees. Includes 488,874 Mitel common shares issuable upon the exercise of options at exercise prices ranging from $3.80 to $10.11.

For the purpose of this table, which contains information that is also included in our Form 10-K filing for the year ended December 31, 2017, the term “executive officer” has the meaning ascribed to it under Rule 405 promulgated under the U.S. Securities Act of 1933, as amended, which is referred to as the 1933 Act, and the term “named executive officer” or NEO, has the meaning ascribed to it under Item 403(a)(3) of Regulation S-K promulgated under the 1933 Act. The information with respect to beneficial ownership of our directors, NEOs and executive officers is based upon information furnished by each director, NEO or executive officer or information contained in insider reports made with the Canadian Securities Administrators.

On May 3, 2018, the holder of approximately 1.18 million warrants exercised such warrants, pursuant to the terms of the warrants, for no consideration, and upon exercise received approximately 1.18 million common shares. As of the date of this proxy statement, approximately 1.3 million warrants remain issued and outstanding, which upon exercise entitles the holder of such warrants to receive, for no consideration, one common share for each such warrant.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Company and Company management’s assessment of the effectiveness of internal control over financial reporting included in the annual report on Form 10-K for the year ended December 31, 2017, incorporated by reference in this proxy statement, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports appearing in such annual report on Form 10-K.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER ARRANGEMENT-RELATED COMPENSATION

(PROPOSAL NO. 2)

In accordance with Section 14A of the Exchange Act, Mitel is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers (NEOs) of Mitel in connection with the arrangement, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page 60. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the NEO arrangement-related compensation proposal. As required by Section 14A of the Exchange Act, Mitel is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Mitel’s NEOs in connection with the arrangement, as disclosed under “The Arrangement – Interests of the Company’s Directors and Executive Officers in the Arrangement – Golden Parachute Compensation,”” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the NEO arrangement-related compensation proposal is a vote separate and apart from the vote on the arrangement proposal. Accordingly, you may vote to approve the arrangement proposal and vote not to approve the NEO arrangement-related compensation proposal, and vice versa. Because the vote to approve the NEO arrangement-related compensation proposal is only advisory in nature, it will not be binding on Mitel or Purchaser. Accordingly, because Mitel is contractually obligated to pay such arrangement-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the arrangement proposal is approved, regardless of the outcome of the advisory vote.

Approval of the NEO arrangement-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions, the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of the NEO arrangement-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the NEO arrangement-related compensation proposal, your shares will be voted in favor of the proposal.

The Board recommends that you vote “FOR” the NEO arrangement-related compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING

(PROPOSAL NO. 3)

Mitel may ask its shareholders to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution. We do not intend to propose adjournment at our special meeting if there are sufficient votes to approve the arrangement resolution. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of common shares present or represented by proxy and entitled to vote on the matter. Abstentions, the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of the proposal to adjourn the special meeting.

The Board recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Shareholder Proposals

If the arrangement is consummated, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the arrangement is not completed, we expect to hold a 2019 annual meeting of shareholders. The CBCA and Rule 14a-8 (“Rule 14a-8”) promulgated under the Exchange Act provides that, in certain circumstances, eligible shareholders are entitled to submit to the Company notice of a matter that such shareholder proposes to raise at a meeting of shareholders. The final date by which we must receive such a proposal to be raised at our next annual meeting of shareholders (subsequent to this meeting), (i) if submitted pursuant to the CBCA, is January 25, 2019 and (ii) if submitted pursuant to Rule 14a-8, is November 29, 2018. Any eligible shareholder who may wish to exercise this right should carefully consider whether they are eligible to make such a proposal, and comply with the relevant provisions of the CBCA and the rules and regulation of the SEC. Any shareholder proposals to be considered timely for inclusion in next year’s proxy statement must be submitted in writing to Mitel Networks Corporation, 350 Legget Drive, Ottawa (Kanata), ON, K2K 2W7, Attention: Corporate Secretary.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing an address by delivering a single proxy statement, as applicable, addressed to those shareholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that shareholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of our common shares held through brokerage firms. If you family has multiple accounts holding our common shares, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Mitel as the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing to: Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa (Kanata), ON, K2K 2W7 or by calling (613) 592-2122.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed in this proxy statement, Mitel is not aware of any director, executive officer or any person who, to the knowledge of the directors or officers of Mitel, beneficially owns or controls or exercises discretion over common shares carrying more than 10% of the votes attached to the common shares, or any associate or affiliate of any of the foregoing, having any material interest, direct or indirect, in any transaction or proposed transaction since January 1, 2018, which has materially affected or would materially affect Mitel or any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC and the Canadian securities commissions. You can obtain copies from the SEC or SEDAR, through the SEC’s or the SEDAR websites at the addresses indicated above, or from Mitel by requesting them in writing or by telephone at the following address and telephone number:

By Mail:

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

Telephone: (613) 592-2122

These documents are available from Mitel without charge, excluding any exhibits to them. You can also find information about Mitel at their Internet website at www.mitel.com. Information contained on the website does not constitute part of this proxy statement and therefore is not, and shall not be deemed to be, incorporated by reference. Financial information is contained in Mitel’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference the documents listed below and any documents we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this proxy statement and before the special meeting:

Mitel Filing	Period/Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2017, filed as of February 27, 2018.

Definitive proxy statement on Schedule 14A with respect to the 2018 annual meeting of shareholders	Filed as of March 29, 2018.

Quarterly Report on Form 10-Q	Quarter ended March 31, 2018, filed as of May 3, 2018.

Current Reports on Form 8-K	Filed as of February 22, 2018, February 27, 2018, April 24, 2018, April 30, 2018, May 10, 2018 and May 31, 2018.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, and any other information which is furnished, but not filed with the SEC, is not incorporated by reference in this proxy statement.

You may request a copy of the documents incorporated by reference into this proxy statement, excluding certain exhibits, by writing to or telephoning us. Requests for documents should be directed to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7, Telephone: (613) 592-2122. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 8, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

APPROVAL OF DIRECTORS

The undersigned hereby certifies that the contents and the sending of this proxy statement have been approved by the Board.

DATED as of June 8, 2018

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Terence H. Matthews
Name: Terence H. Matthews
Title: Chairman

ANNEX A

ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF THE COMPANY SHAREHOLDERS

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving Mitel Networks Corporation (the “Company”) as more particularly described and set forth in the Company Proxy Statement of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.

2.	The plan of arrangement, as it may be or has been amended, modified or supplemented in accordance with the terms of the Arrangement Agreement, (the “Plan of Arrangement”) involving the Company, the full text of which is attached to the Company Proxy Statement, is hereby authorized, approved and adopted.

3.	The Arrangement Agreement by and among MLN TopCo Ltd., MLN AcquisitionCo ULC and the Company dated April 23, 2018 (the “Arrangement Agreement”), as it has been or may be modified, supplemented or amended in accordance with its terms, the actions of the officers and directors of the Company in approving the Arrangement, in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto and causing the performance by the Company of its obligations thereunder are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Company Shareholders and the Company Warrant Holder (each as defined in the Arrangement Agreement) or that the Arrangement has been approved by the Ontario Superior Court of Justice (the “Court”), the directors of the Company are hereby authorized and empowered without further approval of the Company Shareholders and the Company Warrant Holder (i) to amend or terminate the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement, at any time prior to the Effective Time, as such term is defined in the Arrangement Agreement.

5.	The Company is hereby authorized to apply for a final order from the Court to approve the Arrangement in accordance with and subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver the articles of arrangement giving effect to the Arrangement and such other documents as are necessary or desirable to the director appointed under Section 260 of the CBCA in accordance with the Arrangement Agreement.

7.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

ANNEX B

ARRANGEMENT AGREEMENT

EXECUTION VERSION

ARRANGEMENT AGREEMENT

BY AND BETWEEN

MITEL NETWORKS CORPORATION,

MLN ACQUISITIONCO ULC,

and

MLN TOPCO LTD.

April 23, 2018

ARRANGEMENT AGREEMENT

This ARRANGEMENT AGREEMENT (this “Agreement”) is made and entered into as of this 23rd day of April, 2018 by and between Mitel Networks Corporation, a Canadian corporation (the “Company”), MLN AcquisitionCo ULC, a British Columbia unlimited liability company (“Purchaser”) and MLN TopCo Ltd., a Cayman Islands exempted company (“Parent”). The Company, Parent and Purchaser are sometimes referred to in this Agreement as a “party” and collectively as the “parties.”

RECITALS

WHEREAS, the parties intend that, pursuant to a plan of arrangement (the “Arrangement”) under Section 192 of the CBCA, among other things, Purchaser shall acquire all of the Shares.

WHEREAS, the Board has (a) determined that the Arrangement is fair to the Company Shareholders, (b) determined that it is advisable and in the best interests of the Company to enter into this Agreement, (c) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (d) resolved to recommend approval of the Arrangement by the Company Shareholders.

WHEREAS, the Company has agreed upon the terms and subject to the conditions set forth herein (a) to submit the Arrangement Resolution to the Company Shareholders and the Company Warrant Holder for approval at the Company Meeting and (b) to submit the Arrangement to the Court for approval.

WHEREAS, the Board of Directors of Purchaser has approved this Agreement and declared it advisable for Purchaser to enter into this Agreement.

WHEREAS, the Company and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Arrangement and also to prescribe certain conditions to the Arrangement, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing provisions no less favorable to the Company in any material respect than those contained in the Confidentiality Agreement (without giving effect to the amendments set forth in Section 6.10), except that an Acceptable Confidentiality Agreement may omit provisions similar to those contained in Section 8 of the Confidentiality Agreement and may be modified as set forth in Section 1.1(a) of the Company Disclosure Letter.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons (other than Purchaser or its Affiliates) relating to (a) any direct or indirect acquisition, purchase, sale or disposition, in a single transaction or series of related transactions (by amalgamation, merger, plan of arrangement, or otherwise), of (i) businesses or assets (including equity interests of Subsidiaries) with a fair market value equal to 20% or more of the fair market value of, or that constitutes 20% or more of the revenue or assets of, the Company and its Subsidiaries, taken as a whole, or (ii) 20% or more of the outstanding Shares, (b) any direct or indirect tender offer, take-over bid, exchange offer or issuance that if consummated would result in such Person or group of Persons beneficially owning 20% or more of the outstanding Shares, or (c) any amalgamation, merger, plan of arrangement, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries that if consummated would result in such Person or group of Persons beneficially owning (i) businesses or assets (including equity interests of Subsidiaries) with a fair market value equal to 20% or more of the fair market value of, or that constitutes 20% or more of the revenue or assets of, the Company and its Subsidiaries, taken as a whole, (ii) 20% or more of the outstanding Shares or (iii) in the case of such a transaction involving the Company (as opposed to its Subsidiaries) in which the Company is not the surviving entity, 20% or more of the total voting power of such surviving entity.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that, with respect to Parent and its Subsidiaries (including the Company and its Subsidiaries following the Closing), “Affiliate” shall not include any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Searchlight Capital Partners, L.P.; provided, further, that the preceding proviso shall not apply with respect to Section 3.9, Section 3.19, Section 4.5, Section 4.7, Section 6.1(b), Section 6.2(f) and the definition of “Purchaser Related Parties” and “Related Parties” and the uses of such terms in this Agreement. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Anticorruption Laws” means the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the U.K. Bribery Act 2010, any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and any other anti-bribery or anticorruption Law in any jurisdiction applicable to the Company and its Subsidiaries.

“Applicable Courts” has the meaning set forth in Section 9.11(c).

“Arrangement Resolution” means a special resolution, substantially in the form of Exhibit A hereto.

“Arrangement” has the meaning set forth in the Recitals.

“Articles of Arrangement” has the meaning set forth in Section 2.2(d).

“Board” means the Board of Directors of the Company.

“Bump Transactions” has the meaning set forth in Section 6.14(c).

“Burdensome Condition” means any Regulatory Requirement that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect (except that the proviso in the definition of “Material Adverse Effect” shall be disregarded for purposes of this definition).

“Business Day” means any day other than the days on which banks in New York, New York or Ottawa, Ontario are required or authorized to close.

“Canadian Securities Administrators” has the meaning set forth in Section 3.9.

“Canadian Securities Laws” means the Canadian provincial or territorial securities laws and the rules, regulations and published policies thereunder.

“CBCA” means the Canada Business Corporations Act.

“Change” has the meaning set forth in the definition of “Material Adverse Effect” in this Section 1.1.

“Closing” has the meaning set forth in Section 2.7.

“Code” means the Internal Revenue Code of 1986.

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to Subsection 7(1) of the Competition Act or the Commissioner of Competition’s designee.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” has the meaning set forth in Section 3.13(a).

“Company Credit Agreement” means the Credit Agreement dated as of March 9, 2017 by and among the Company and Mitel U.S. Holdings, Inc., as the borrowers, the lenders named therein, Citizens Bank, N.A., as the administrative agent and issuing lender and the other parties thereto, as amended by the First Amendment thereto dated as of September 25, 2017, and as may be further amended from time to time in compliance with this Agreement.

“Company Disclosure Letter” has the meaning set forth in the preamble to Article III.

“Company Employees” means any current, former or retired director, officer, employee, officer, consultant or independent contractor of the Company or any of its Subsidiaries.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or a Subsidiary leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Meeting” has the meaning set forth in Section 6.1(a).

“Company Option” means any option, outstanding as of immediately prior to the Effective Time, exercisable to acquire one or more Shares from the Company.

“Company Proxy Statement” has the meaning set forth in Section 3.9.

“Company PSU” means any performance share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share (or more or less than one Share).

“Company Registered IP” means the Registered IP owned by the Company or any of its Subsidiaries.

“Company Related Parties” has the meaning set forth in Section 8.2(h).

“Company Reports” has the meaning set forth in Section 3.7(a).

“Company RSU” means any restricted share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share.

“Company Securities” has the meaning set forth in Section 3.5(b).

“Company Shareholder” means a registered and/or beneficial holder of Shares and, where the context so provides, includes joint holders of such Shares.

“Company Warrant Holder” means the holder of Company Warrants.

“Company Warrants” means the 2,478,325.73 warrants issued to the Company Warrant Holder, which upon exercise entitles the Company Warrant Holder to receive, for no consideration, one (1) Share for each Company Warrant.

“Competition Act” means the Competition Act (Canada).

“Competition Law” means the HSR Act, the Competition Act, FLN 135 and any other Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Competition Notification” has the meaning set forth in Section 6.2(a)(ii)(B).

“Compliant” means, with respect to any Required Information, that (a) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, in light of the circumstances under which they were made, not misleading and (b) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in any of the Required Information.

“Confidentiality Agreement” means the Confidentiality Agreement by and between the Company and Searchlight Capital Partners, L.P., dated January 3, 2018, as amended by Section 6.10.

“Contract” has the meaning set forth in Section 3.4.

“Court” means the Ontario Superior Court of Justice (Commercial List) located in the City of Toronto.

“Current Employee” has the meaning set forth in Section 6.7(a).

“Current Policy” has the meaning set forth in Section 6.5(b).

“Current Premium” has the meaning set forth in Section 6.5(b).

“Cut-Off Time” means the Go-Shop Period End Time; provided that, if the foregoing date would be a date that is during (x) a Notice Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to a Superior Proposal which was submitted by an Excluded Party at or prior to the Go-Shop Period End Time or (y) an Excluded Party Notice Period, then the Cut-Off Time shall be extended such that the date of the Cut-Off Time is the last day of the last Excluded Party Notice Period (which, for the avoidance of doubt, could result in the Cut-Off Time being extended on multiple occasions in connection with multiple Notice Periods and Excluded Party Notice Periods).

“Damages” has the meaning set forth in Section 6.5(a).

“Debt Financing Commitments” has the meaning set forth in Section 4.7.

“Debt Financing Sources” means the Persons that have committed to provide the Debt Financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Financing Commitments or any alternative debt financings, if applicable, in connection with the Arrangement, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, and their and their Affiliates’

current or future officers, directors, employees, agents, representatives, stockholders, limited partners, managers, members or partners and their successors and assigns.

“Debt Financing” has the meaning set forth in Section 4.7.

“Depositary” means Computershare Investor Services Inc. or a bank or trust company selected by Purchaser in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in Article 4 pursuant to a depositary or paying agent agreement in form and substance reasonably acceptable to the parties.

“Director” has the meaning set forth in Section 2.2(d).

“Dissent Rights” has the meaning set forth in Section 2.3(e).

“Effective Date” means the date upon which the Arrangement becomes effective, as set out in the Plan of Arrangement.

“Effective Time” has the meaning ascribed to such term in the Plan of Arrangement.

“Employee Benefit Plan” has the meaning set forth in Section 3(3) of ERISA.

“End Date” has the meaning set forth in Section 8.1(b)(i).

“Enforceability Exceptions” means (i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles, whether enforceability is considered in a proceeding at law or equity.

“Enforcement Expenses” has the meaning set forth in Section 8.2(f).

“Environmental Laws” means all Laws that (a) regulate or relate to pollution, the protection or clean-up of the environment, occupational safety and health in respect of exposure to Hazardous Materials or the use, treatment, storage, transportation, handling, disposal or release of Hazardous Materials or (b) impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief) or standards of care with respect to any of the foregoing.

“Environmental Permit” means any Permit required under any applicable Environmental Law.

“Equity Commitment Letters” means the equity commitment letters, dated as of the date hereof, by and between Parent, on the one hand, and each other party to the applicable equity commitment letter, on the other hand.

“Equity Financing Sources” means the parties (other than Parent) to the Equity Commitment Letters.

“Equity Financing” has the meaning set forth in Section 4.7.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Party” means any Person or group of Persons that submitted a bona fide written Acquisition Proposal to the Company prior to the Go-Shop Period End Time that the Board determines, prior to the Go-Shop Period End Time, in good faith (after consultation with its outside counsel and financial advisors) constitutes a Superior Proposal (for the avoidance of doubt, in addition to making the determination contemplated by clause (B) of the first proviso to Section 6.4(e) prior to such time), provided that the Company commences, at or prior to the Go-Shop Period End Time, a Notice Period with respect to its intention to terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to such Superior Proposal); provided that any such Person or group of Persons shall cease to be an Excluded Party upon the earliest to occur of the following: (a) if at any time prior to the Cut-Off Time, such Person’s or group of Persons’ Acquisition Proposal is withdrawn, terminated or expires or the last Excluded Party Notice Period with respect to such Person or group of Persons expires; (b) in the case of a group, if (i) the Persons in such group as of the time such group submitted the Superior Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by each of voting power and value) of such group, provided that the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that was an Excluded Party prior to the Go-Shop Period End Time or (ii) any Person becomes a member of such group following the Go-Shop Period End Time as a result of any initiation, solicitation, proposal, knowing encouragement, knowing facilitation or knowing assistance, in each case, to do so, of the Company, its Subsidiaries or their respective Representatives and (c) the Cut-Off Time.

“Excluded Party Notice Period” means, with respect to an Excluded Party, a period of four (4) Business Days commencing upon the expiration of the first Notice Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to a Superior Proposal which was submitted by such Excluded Party at or prior to the Go-Shop Period End Time, it being agreed that if a new Notice Period is commenced, at or before the expiration of such four (4) Business Day Period, with respect to the Company’s intention to terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to a material revision to such Superior Proposal, then a new Excluded Party Notice Period of two (2) Business Days shall commence upon the expiration of such new Notice Period (and another new Excluded Party Notice Period of two (2) Business Days shall commence upon the expiration of any further such new Notice Period that commences at or before the expiration of the prior Excluded Party Notice Period), it being understood that if any Excluded Party Notice Period expires without such a new Notice Period having been commenced at or before such expiration, there shall be no further Excluded Party Notice Periods with respect to such Excluded Party.

“Expense Reimbursement” has the meaning set forth in Section 8.2(d).

“FCC” means the Federal Communications Commission.

“Final Order” has the meaning set forth in Section 2.2(a).

“Financial Advisor” has the meaning set forth in Section 3.18.

“Financing Commitments” has the meaning set forth in Section 4.7.

“Financing” has the meaning set forth in Section 4.7.

“FLN 135” means Federal Law No.135-FZ dated 26 July 2006, “On Protection of Competition” (Russian Federation).

“GAAP” means U.S. generally accepted accounting principles.

“Go-Shop Period End Time” has the meaning set forth in Section 6.4(a).

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal.

“Guarantee” has the meaning set forth in Section 4.8.

“Guarantors” has the meaning set forth in Section 4.8.

“Hazardous Materials” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Law, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (without duplication) (a) for borrowed money (including obligations in respect of drawings under overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contracts, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases (in accordance with GAAP), (e) in respect of outstanding letters of credit and bankers’ acceptances, but only to the extent drawn, (f) for Contracts relating to interest rate protection, swap agreements and collar agreements, and (g) under all guarantees with respect to indebtedness of another Person of a type described in clauses (a) through (f) above, whether as obligor, guarantor or otherwise.

“Indemnified Person” has the meaning set forth in Section 6.5(a).

“Intellectual Property” means any and all rights of the following types, which may exist under the Laws of any jurisdiction in the world: intellectual property rights, including trademarks, service marks, trade names, brand names, logos, trade dress and similar designations of source or origin (including any registrations or applications for registration, as well as common law rights in any of the foregoing), together with all goodwill related to the foregoing; patents (including any continuations, continuations in part, renewals, divisionals, provisionals, extensions and applications for any of the foregoing); copyrights (including any registrations and applications therefor and whether registered or unregistered) and works of authorship; Internet domain names; rights in computer programs and software (including source code, object code and executables) and documentation related thereto; rights in data and databases; trade secrets and other confidential information, including know-how, technology, proprietary processes, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, methodologies, industrial property rights, research and development information and business plans.

“Interim Order” has the meaning set forth in Section 2.2(a).

“Intervening Event” means any effect, fact, development, circumstance, event, occurrence or change that (a) is material to the Company and its Subsidiaries, taken as a whole, (b) is first arising or occurring after the date of this Agreement, (c) was unknown to, and was not reasonably foreseeable by, the Board as of the date of this Agreement and (d) does not relate to (i) any Acquisition Proposal or (ii) the Changes described in clause (d) of the definition of “Material Adverse Effect;” provided that the underlying cause of any such Change referenced in this clause (d)(ii) may be considered in determining whether an Intervening Event has occurred.

“ITA” means the Income Tax Act (Canada).

“Knowledge” means (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of the Persons set forth in Section 1.1(b) of the Company Disclosure Letter and (b) with respect to the Purchaser and Parent, the actual knowledge, after reasonable inquiry, of Andrew S. Frey and Adam J. Reiss.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Governmental Authority.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Marketing Period” means the first period of 17 consecutive Business Days after the date of this Agreement and throughout and on the last day of which (a) Purchaser shall have the Required Information, and such Required Information is and remains Compliant, and (b) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2 not to be satisfied assuming the Closing were to be scheduled for any time during such consecutive 17-Business Day period; provided, that, the Marketing Period shall not commence prior to the date on which the Company Proxy Statement is mailed to the holders of Shares pursuant to Section 6.1; provided, further, that if, as of the time of such mailing,

Purchaser concludes in its good faith judgment (after consultation with the Company and regulatory counsel) that any of the conditions set forth in Sections 7.1(c) or (d) (in the case of (d), only if the Restraint relates to Competition Laws or Telecom Approvals) will not be satisfied as of September 30, 2018, then the Marketing Period shall not commence prior to September 4, 2018; provided, further, the Marketing Period shall not be deemed to have commenced if, prior to the completion of such 17-Business Day period, (i) the Required Information ceases to be Compliant for any reason, in which case the Marketing Period will not be deemed to commence until Purchaser has received all of the Required Information and all of such Required Information is and remains Compliant throughout the Marketing Period, (ii) the Company shall have announced any intention to restate any financial statements included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will not be deemed to commence at the earliest unless and until such restatement has been completed and the applicable financial statements have been amended or the Company has announced that it has concluded that no restatement is required, (iii) the Company shall have failed to file (A) any quarterly or annual report with the SEC when due, in which case the Marketing Period will not be deemed to commence unless and until all such reports have been filed or (B) any current report on Form 8-K with the SEC when due, in which case the Marketing Period will be tolled until such current report has been filed, provided that if the failure to file such current report occurs during the final two (2) Business Days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the second (2nd) Business Day after such report has been filed; or (iv) the financial statements included in the Required Information that are available to Purchaser on the first day of any such 17-Business Day period would not be sufficiently current on any day during such 17-Business Day period to permit the Company’s independent auditors to issue a customary comfort letter to the Debt Financing Sources (in accordance with its customary practices and procedures) on the last day of the 17-Business Day period, in which case the Marketing Period shall commence upon Purchaser receiving updated Required Information that would be sufficiently current to permit the actions described in this clause (iv) on the last day of such new 17-Business Day period; provided that (i) none of May 28, 2018, July 4, 2018, July 5, 2018, November 22, 2018 or November 23, 2018 shall be considered a Business Day for purposes of calculating such period, (ii) if such period shall not have been completed prior to August 20, 2018, then such period shall not commence prior to September 4, 2018 and (iii) if such period shall not have been completed prior to December 24, 2018, then such period shall not commence prior to January 2, 2019.

“Material Adverse Effect” means any effect, fact, development, circumstance, event, occurrence or change (each, a “Change”) that, together with all other Changes, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect: (a) Changes in general economic or political conditions or in the financial, credit or securities markets; (b) Changes generally affecting, the industries in which the Company and its Subsidiaries operate; (c) failure of the Company to meet internal or external projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures shall not be excluded); (d) Changes in the price or trading volume of the Shares in and of itself (provided that the underlying causes of such

Changes shall not be excluded); (e) Changes that result from the announcement of this Agreement or the transactions contemplated hereby or the identity of Purchaser or any of its Affiliates as the acquiror of the Company, including the loss of employees or customers (other than for purposes of any representation or warranty addressing the effect of the announcement, execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement); (f) compliance with the express terms of, or the taking of any action expressly required by, this Agreement or consented to or requested by Purchaser in writing (other than for purposes of any representation or warranty addressing the effect of the announcement, execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement); (g) acts of terrorism or war; (h) Changes in GAAP or the authoritative interpretation thereof after the date hereof; (i) Changes in Law or the authoritative interpretation thereof after the date hereof; or (j) Changes in currency exchange or interest rates, except, in the case of clauses (a), (b), (g), (h), (i) and (j), to the extent such Changes referred to therein have or would be reasonably expected to have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate.

“Material Contract” has the meaning set forth in Section 3.22(a).

“MI 61-101” means Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions.

“NASDAQ” means the NASDAQ Global Select Market.

“No Action Letter” means written confirmation from the Commissioner of Competition that the Commissioner of Competition does not, at that time, intend to make an application under Section 92 of the Competition Act.

“Notice Period” has the meaning set forth in Section 6.4(e)(i).

“OFAC” has the meaning set forth in Section 3.14(f)(i).

“Organizational Documents” has the meaning set forth in Section 2.3(d).

“Parent” has the meaning set forth in the Preamble.

“Payoff Letter” has the meaning set forth in Section 6.9.

“Permits” means any licenses, franchises, permits, waivers, notices, certificates, consents, approvals or other similar authorizations of, from or by a Governmental Authority possessed by or granted to, or necessary for the ownership of the assets or conduct of the business of, the Company or its Subsidiaries.

“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) mechanics, carriers’, workmen’s, repairmen’s, materialmen’s or other similar Liens or security interests arising in the ordinary course of business that are not material, individually or in the aggregate; (c) Liens imposed by applicable Law with respect to real property and improvements that arise in the ordinary course of business and do not materially impair the existing use of the subject real property and improvements; (d) pledges or deposits to secure obligations under workers’ compensation Laws or similar Laws or to secure public or statutory obligations arising in the ordinary course of business, that are not material, individually or in the aggregate; (e) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case arising in the ordinary course of business that are not material, individually or in the aggregate; (f) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property leased, used or held for use by the Company or any of its Subsidiaries; (g) Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in any SEC Report filed prior to the date hereof; (h) licenses of Intellectual Property entered into in the ordinary course of business; (i) any other Liens that do not secure a liquidated amount or debt for borrowed money, that have been incurred or suffered in the ordinary course of business and that could not, individually or in the aggregate, have a material effect on the Company and its Subsidiaries, taken as a whole; and (j) Liens created pursuant to the Company Credit Agreement and any related security documents.

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

“Plan of Arrangement” has the meaning set forth in Section 2.2(a).

“Preferred Shares” has the meaning set forth in Section 3.5(a).

“Privacy and Security Requirements” means all applicable Laws related to data privacy and data security and data privacy and security policies of the Company and its Subsidiaries.

“Proceeding” has the meaning set forth in Section 3.11.

“Purchaser Plan” has the meaning set forth in Section 6.7(a).

“Purchaser Related Parties” has the meaning set forth in Section 8.2(g).

“Purchaser Termination Fee” means $84,690,000.

“Purchaser” has the meaning set forth in the Preamble.

“Recommendation Withdrawal” has the meaning set forth in Section 6.4(e).

“Recommendation” has the meaning set forth in Section 6.1(a).

“Registered IP” means all United States, international and foreign (a) issued patents and applications for patents, (b) registered trademarks and service marks and applications to register trademarks and service marks (including intent-to-use applications), (c) registered copyrights and applications for copyrights, (d) registered mask works and applications to register mask works and (e) domain name registrations and social media account identifiers.

“Regulatory Requirement” has the meaning set forth in Section 6.2(d)(i).

“Reimbursement Obligations” has the meaning set forth in Section 6.8(a).

“Related Parties”, with respect to a party, means the Company Related Parties or Purchaser Related Parties, as the case may be.

“Reorganization Transaction” has the meaning set forth in Section 6.14(a).

“Representatives” has the meaning set forth in Section 6.4(a).

“Required Information” means financial statements, audit reports and other information regarding the Company and its Subsidiaries and its and their respective businesses and properties as required in the Debt Financing Commitments, including (a) the financial statements regarding the Company and its Subsidiaries specified in paragraph 4 of Exhibit D of the Debt Financing Commitments (or any analogous section in any amendment, restatement, replacement, supplement or other modification thereto) and (b) all financial and other information regarding the Company and its Subsidiaries necessary to permit Purchaser to prepare the pro forma financial information specified in paragraph 3 of Exhibit D of the Debt Financing Commitments (or any analogous section in any amendment, restatement, replacement, supplement or other modification thereto).

“Requisite Vote” has the meaning set forth in Section 2.3(b).

“Restraint” has the meaning set forth in Section 7.1(d).

“Restricted Parties” has the meaning set forth in Section 3.14(f)(i).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means, collectively, the Securities Act, the Exchange Act and Canadian Securities Laws.

“Shares” means the issued and outstanding common shares in the capital of the Company.

“Subsidiary”, with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, (a) securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) more than 50% of the equity interests of the second Person.

“Superior Proposal” means a bona fide written Acquisition Proposal that the Board in good faith determines (after consultation with its outside counsel and financial advisors) (a) is more favorable from a financial point of view to the Company Shareholders (solely in their capacities as Company Shareholders) than the Arrangement and is reasonably capable of being consummated in accordance with its terms, in each case after taking into account all other relevant factors permitted by applicable Law (including regulatory, legal, financing, timing and other factors, all conditions included in such Acquisition Proposal and the identity of the Person or group of Persons making such Acquisition Proposal) and (b) is not subject to any diligence or financing condition; provided, that for purposes of the definition of “Superior Proposal”, the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “a majority”.

“Takeover Laws” has the meaning set forth in Section 3.20.

“Tax Return” means any return, declaration, election, form, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds or estimates of Taxes, any information returns and any amendments, supplements, or schedules to any of the foregoing.

“Tax” means any and all national, supranational, federal, provincial, state, regional, local or municipal and other taxes, levies, excises, fees, assessments, imposts, duties, and other similar charges imposed by a Governmental Authority (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (i) taxes imposed on, or measured by gross or net income, franchise, profits, receipts, gains, windfalls, capital, production, or recapture and (ii) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), government pension plan premiums or contributions, unemployment, health, employee health, worker’s compensation, education, utility, severance, excise, stamp, occupation, premium, transfer taxes, land transfer taxes and customs duties.

“Telecom Approvals” has the meaning set forth in Section 7.1(c)(ii).

“Termination Fee” means $49,410,000, except that the Termination Fee shall be equal to $17,650,000 in the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal.

“Transaction Documents” means collectively, this Agreement, the Plan of Arrangement, the Guarantee, the Financing Commitments and any agreement or document contemplated to be delivered hereby or thereby.

“TSX” means The Toronto Stock Exchange.

“Willful and Material Breach” means a deliberate act or a deliberate failure to act by a party, which act or failure to act constitutes in and of itself a material breach of this Agreement by such party and which was undertaken with the knowledge of such party that such act or failure to act would be, or would reasonably be expected to cause, a material breach of this Agreement.

Section 1.2 Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(c) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d) Any reference in a particular Section of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) all other representations and warranties of the Company that are contained in this Agreement if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent based on the content and context of such disclosure that such information, item or matter is relevant to such other section or subsection. The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication with respect to any of the foregoing. All disclosures in the Company Disclosure Letter are intended only to allocate rights and risks between the parties to the Agreement and are not intended to be admissible against any party by any Person who is not a party, or give rise to any claim or benefit to any Person who is not a party.

(e) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(g) The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(h) Any reference to a party to this Agreement or a party to any other agreement or document contemplated hereby shall include such Person’s successors and permitted assigns.

(i) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(j) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(k) A reference to any Contract shall include any modification, amendment or restatement thereof; provided, that with respect to any representation or warranty contained in this Agreement, such reference shall mean the Contract, as modified, amended or restated as of the date that such representation or warranty is made.

(l) If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(m) The phrases “made available” and “delivered,” when used in reference to anything made available to Purchaser prior to the execution of this Agreement, shall be deemed to mean uploaded to and made available to Purchaser in the online data room hosted on behalf of the Company under the name “Project Matador” or by email to the Purchaser or its counsel at the email addresses specified Section 9.1 prior to the time of execution of this Agreement.

(n) References to time are to local time in Ottawa, Ontario, and when computing any time period in this Agreement, the following rules shall apply:

(i) the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included; and

(ii) if such time period is not a number of Business Days, any day that is not a Business Day shall be included in the calculation of the time period; provided, however, if the day of the deadline or expiry of the time period falls on a day that is not a Business Day, the deadline or time period shall be extended to the next Business Day.

ARTICLE II

THE ARRANGEMENT

Section 2.1 Arrangement. The Company and Purchaser agree that the Arrangement will be implemented in accordance with the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

Section 2.2 Implementation Steps by the Company.

(a) As promptly as reasonably practicable after the date the SEC confirms its review of the Company Proxy Statement is substantially complete and after the Go-Shop Period End Time, the Company will (i) apply, in a manner reasonably acceptable to Purchaser, to the Court under Section 192 of the CBCA for an interim order (as such interim order may be amended, modified, varied or supplemented with the consent of the Company and Purchaser, the “Interim Order”) in respect of the Arrangement, as contemplated by Section 2.3, and will prepare, file and diligently pursue, in cooperation with the Purchaser, an application for, the Interim Order, (ii) apply in accordance with Section 2.2(c) for an order approving the Arrangement on the terms and subject to the conditions set out in the plan of arrangement (the “Plan of Arrangement”) substantially in the form of Exhibit B hereto (as such order may be amended, modified, supplemented or varied at any time prior to the Effective Time with the consent of the Company and Purchaser, or, if appealed, then unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided, that any such amendment is acceptable to the Company and the Purchaser, which acceptance shall not be unreasonably withheld, conditioned or delayed) on appeal at the direction of the Court, the “Final Order”), and (iii) in connection with the Company’s applications for the Interim Order and Final Order, the Company shall give notice to the Director in accordance with the Director’s Policy on Arrangements under Section 192 of the CBCA.

(b) The Company shall, subject to obtaining the Interim Order and in the manner contemplated by Section 6.1(a), convene and hold the Company Meeting, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting and agreed to by Purchaser acting reasonably).

(c) If the Interim Order is obtained and the Arrangement Resolution is passed at the Company Meeting, the Company shall, as soon as reasonably practicable take all steps necessary or desirable to (i) submit the Arrangement to the Court and diligently pursue the application to the Court for the Final Order approving the Arrangement and (ii) have the hearing before the Court of the application of the Final Order pursuant to Section 192 of the CBCA held as soon as reasonably practicable following the approval of the Arrangement Resolution at the Company Meeting.

(d) The Company shall, in accordance with Section 2.7 and subject to obtaining the Final Order and the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be (and are capable of being) satisfied at the Closing), send to the Director appointed pursuant to Section 260 of the CBCA (the “Director”), for endorsement by and filing with the Director, the articles of arrangement (the “Articles of Arrangement”, which Articles of Arrangement shall include the Plan of Arrangement and otherwise be in form and content satisfactory to the Purchaser, acting reasonably) and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

Section 2.3 Interim Order. The notice of motion for the Interim Order referred to in Section 2.2(a) shall request that the Interim Order provide:

(a) for the class or classes (if applicable) of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided (including the Company Shareholders and the Company Warrant Holder and, if required by applicable Law or the Interim Order, the holders of the Company Options, Company RSUs and Company PSUs);

(b) that the requisite approval for the Arrangement Resolution shall be (i) 66  2⁄3% of the votes cast on the Arrangement Resolution by Company Shareholders and the Company Warrant Holder (voting together as a single class) present in person or represented by proxy at the Company Meeting; and (ii) if required by MI 61-101, a simple majority of the votes cast on the Arrangement Resolution by Company Shareholders present in person or represented by proxy at the Company Meeting, excluding Shares held by Persons described in items (a) through (d) of Section 8.1(2) of MI 61-101, if any (together, the “Requisite Vote”);

(c) that, subject to Section 6.1(a), the Company Meeting may be adjourned or postponed from time to without the need for additional approval of the Court;

(d) that, in all other respects, other than as ordered by the Court, the terms, restrictions and conditions of the Articles of Amalgamation or By-laws or equivalent organizational documents (the “Organizational Documents”) of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(e) for the grant of the rights of dissent in respect of the Arrangement described in Article 5 of the Plan of Arrangement (the “Dissent Rights”);

(f) for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g) confirmation of the record date for the purposes of determining the Company Shareholders entitled to receive material and vote at the Company Meeting in accordance with the Interim Order; and

(h) for such other matters as the Purchaser or the Company may reasonably require, subject to obtaining the prior written consent of the other, such consent not to be unreasonably withheld or delayed, and subject to approval by the Court.

Section 2.4 Company Proxy Statement.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and complete, in consultation with Purchaser and otherwise in accordance with Section 6.1, the Company Proxy Statement (and any amendments thereto) together with any other documents required by applicable Securities Laws and other applicable Laws in connection with the Company Meeting and the Arrangement. As promptly as reasonably practicable thereafter, but no earlier than obtaining the Interim Order, the Company shall cause the Company Proxy Statement and other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and the Company Warrant Holder and any other Person as required by the Interim Order and applicable Law and to be filed with applicable Governmental Authorities, as required by the Interim Order and/or applicable Laws and in accordance with Section 6.1.

Section 2.5 Dissenting Shareholders. The Company shall give Purchaser prompt written notice of any written notice exercising or purporting to exercise Dissent Rights, withdrawals of the exercise of such rights and any other instruments given by any Company Shareholders pursuant to the CBCA and received by the Company in connection with the Arrangement or the Company Meeting. Purchaser shall have the right to (a) participate in all negotiations and proceedings with respect to the exercise of such Dissent Rights and (b) review and comment upon any written communications sent by or on behalf of the Company with respect to the exercise of such Dissent Rights. Without the prior written consent of Purchaser, the Company shall not settle, compromise or make any payment prior to the Effective Time with respect to any such rights (or purported exercise of such rights); offer to settle, compromise or make any payment prior to the Effective Time with respect to any such rights (or purported exercise of such rights); participate in any discussions with any Person (including such Person’s representatives) who exercises Dissent Rights (or purports to exercise Dissent Rights) with respect to any such rights (or purported rights); or commit to do any of the foregoing.

Section 2.6 Effects of the Arrangement on Shares, Company Options, Company RSUs, Company Warrants. Each Share, Company Option, Company RSU, Company PSU and Company Warrant, in each case that is outstanding as of immediately prior to the Effective Time, shall be dealt with as provided in the Plan of Arrangement. In furtherance of the foregoing, the Company shall take all actions contemplated by Section 6.12.

Section 2.7 Closing. The closing of the Arrangement and the other transactions contemplated hereby (the “Closing”) shall take place (a) by the exchange of documents by facsimile, PDF or other electronic means on the second Business Day after which the last to be fulfilled or, to the extent permitted by applicable Law, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be (and are capable of being) satisfied at the Closing, but subject to fulfillment or, to the extent permitted by applicable Law, waiver of those conditions at the Closing) shall be satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and Purchaser may agree in writing; provided, however, that Purchaser shall not be required to consummate the Arrangement and the other transactions contemplated hereby prior to the later of (i) the earlier of (A) a date during the Marketing Period specified by Purchaser on no less than two (2) Business Days’ notice to the Company and (B) the third (3rd) Business Day after the end of the Marketing Period and (ii) completion of the Reorganization Transaction(s), if any (it being agreed that, notwithstanding anything to the contrary in this Agreement, the Reorganization Transaction(s), if any, will not, in the reasonable judgment of the Company, materially delay the Closing).

Section 2.8 Court Proceedings. Subject to the terms of this Agreement, Purchaser shall cooperate with and assist the Company in seeking the Interim Order and the Final Order, including by providing to the Company, on a timely basis, any information reasonably required to be supplied by Purchaser in connection therewith. The Company shall provide Purchaser and Purchaser’s legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement (including by providing, on a timely basis and prior to the service and filing of such material, a description of any information required to be supplied by the Purchaser for inclusion in such material), and will give reasonable consideration to all such comments and will accept the reasonable comments of the Purchaser and its legal counsel with respect to any such materials. Subject to applicable Law, the Company shall not file any material with the Court in connection with the Arrangement or serve any such material, and shall not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, nothing herein shall require Purchaser to agree or consent to any increase in or variation in the form of consideration payable to the Company Shareholders, the Company Warrant Holder or the holders of the Company Options, Company RSUs or Company PSUs pursuant to the plan of Arrangement or other modification or amendment to such filed or served materials that expands or increases Purchaser’s obligations, or diminishes or limits Purchaser’s rights, set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to Purchaser and Purchaser’s legal counsel on a timely basis, copies of any notice of appearance, evidence or other Court documents served on the Company in respect of the motion for the Interim Order or application for the Final Order (or any appeals therefrom), as well as any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company shall ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company shall not object to Purchaser or Purchaser’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate; provided that the Company is advised as promptly as practicable of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. The Company shall also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, Purchaser.

Section 2.9 Payment of Consideration. Prior to or substantially concurrently with the Effective Time, Purchaser will deposit, or cause to be deposited, with the Depositary sufficient funds to satisfy the aggregate consideration payable to the Company Shareholders and Company Warrant Holder pursuant to the terms of the Plan of Arrangement.

Section 2.10 Withholding Taxes. Purchaser, the Company, the Depositary and/or any other Person that has any withholding obligation with respect to any amount payable hereunder shall be entitled to deduct and withhold from any consideration or other amount payable or otherwise deliverable to any Person hereunder such amounts as are required to be deducted and withheld with respect to such payment under the ITA, the Code or any provision of any federal, provincial, territorial, state, local or other Tax Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are timely remitted to the appropriate Governmental Authority.

Section 2.11 List of Holders. At the reasonable request of the Purchaser from time to time, the Company shall, as soon as reasonably practicable, provide the Purchaser with a list of the registered holders of Company Securities together with their addresses and respective holdings of Company Securities and a list of non-objecting beneficial owners of Shares, together with their addresses and respective holdings of Shares, all as of a date that is as close as reasonably practicable prior to the date of delivery of such lists. The Company shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of Company Shareholders and lists of holdings and other assistance as the Purchaser may reasonably request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the correspondingly numbered section of the disclosure letter delivered to Purchaser by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that any reference in a particular Section of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) all other representations and warranties of the Company that are contained in this Agreement if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent based on the content and context of such disclosure) or (b) other than for purposes of the representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.6, 3.18, 3.19 and 3.20, as disclosed in the Company Reports filed or furnished with the SEC or filed with the Canadian Securities Administrators on or after January 1, 2016 and prior to the date hereof (excluding (i) any disclosure in any risk factor section, (ii) any disclosure of risks included in any “forward-looking statements” disclaimer and (iii) any other statements that are not historical facts to the extent that they are general, cautionary, predictive or forward-looking in nature), but only if, the nature and content of the applicable disclosure in such Company Reports is such that its applicability to a representation or warranty contained in this Article III would be reasonably apparent based on the content and context of such disclosure, the Company hereby represents and warrants to Purchaser and Parent that:

Section 3.1 Corporate Existence and Power. The Company is duly organized, and validly existing under the CBCA. The Company has all corporate power and authority required to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to (x) have, individually or in the aggregate, a Material Adverse Effect or (y) individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. The Company is not in violation of its Organizational Documents, which are in full force and effect. The Company has made available to Purchaser true and complete copies of its Organizational Documents, in each case as amended through the date hereof.

Section 3.2 Corporate Authorization.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Vote and the Final Order, to consummate the transactions contemplated hereby and to perform each of its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board. Except for the approval of the Arrangement by the Requisite Vote in accordance with the terms of the Interim Order, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. The Board at a duly held meeting has (i) determined that the Arrangement is fair to the Company Shareholders, (ii) determined that it is in the best interests of the Company to enter into this Agreement, (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iv) resolved to recommend that the Company Shareholders approve the Arrangement Resolution and directed that such matter be submitted for consideration of the Company Shareholders at the Company Meeting. The only vote of the Company Shareholders or the Company Warrant Holder required to approve the Arrangement and the other transactions contemplated hereby is the Requisite Vote.

(b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (a) filings under the CBCA; (b) compliance with the applicable requirements of Competition Laws; (c) compliance with the applicable requirements of Securities Laws (including the filing of the Company Proxy Statement); (d) compliance with the applicable requirements of the rules and regulations of the NASDAQ and the TSX; (e) compliance with any applicable foreign, state or provincial securities or blue sky laws; (f) the Interim Order and Final Order; (g) consents, approvals and authorizations from the FCC, state public utility commissions and other similar Governmental Authorities having jurisdiction over the assets, business and operations of the Company and its Subsidiaries, in each case as listed in Section 3.3(g) of the Company Disclosure Letter; (h) the consents and/or notices listed in Section 3.3(h) of the Company Disclosure Letter; and (i) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, and would not reasonably be expected to, individually or in the aggregate, (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 3.4 Non-Contravention. Except as set forth in Section 3.4 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this

Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational or governing documents of the Company; (b) assuming compliance with the matters referenced in Section 3.3 and the receipt of the Requisite Vote, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (c) require the consent, approval or authorization of, or notice to or filing with any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any of its Subsidiaries, or result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiaries under any agreement, contract, loan or credit agreement, note, bond, mortgage, indenture, lease, license or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound, except in the case of clauses (b) and (c) above, which would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 3.5 Capitalization. (a) The authorized share capital of the Company consists of an unlimited number of Shares and an unlimited number of preferred shares (the “Preferred Shares”). As of the second Business Day prior to the date hereof, there were (i) (A) 121,225,823 Shares issued and outstanding, and (B) no Preferred Shares issued and outstanding, (ii) Company Options issued and outstanding, exercisable to purchase an aggregate of 4,128,223 Shares, with a weighted average exercise price of $7.48 per Share, (iii) 5,638,798 Company RSUs issued and outstanding, (iv) Company PSUs issued and outstanding which upon vesting would be exchanged for 1,202,968 Shares (assuming the level of achievement of the applicable performance goals set forth in Section 3.1(d) of the Plan of Arrangement) and (v) Company Warrants issued and outstanding, exercisable to receive an aggregate of 2,478,325.73 Shares for no consideration. All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. No Subsidiaries of the Company own any Shares or other equity securities of the Company.

(b) Except (x) as set forth in the second sentence of Section 3.5(a) (including the Company Options, Company Warrants, Company RSUs, and Company PSUs referenced in the second sentence of Section 3.5(a)), (y) for the Shares that may be issued upon the exercise of such Company Options or Company Warrants or the vesting of such Company RSUs or Company PSUs and (z) securities or other interests owned by the Company or its wholly-owned Subsidiaries, there are no outstanding (i) shares of capital or other voting securities of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital or voting securities of the Company; (iii) rights or options to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital, voting securities or securities convertible into or exchangeable for shares of capital or voting securities of the Company, as the case may be; or (iv) equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (i) through (iv) collectively, “Company Securities”). Except as set forth in Section 3.5(b) of the Company Disclosure Letter or in respect of obligations owed to the Company or its wholly-owned Subsidiaries, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any equity interests or securities convertible into or exchangeable for equity interests of any Subsidiary of the Company. There are no preemptive rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any Company Securities or any equity interests or securities convertible into or exchangeable for equity interests of any Subsidiary of the Company other than may be granted to the Company or its wholly-owned Subsidiaries. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries.

(c) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Company Shareholders may vote are outstanding.

Section 3.6 Subsidiaries.

(a) Section 3.6(a) of the Company Disclosure Letter sets forth a list of all of the Subsidiaries of the Company and for each such Subsidiary (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the holders of its equity ownership interests. Neither the Company nor any Subsidiary of the Company, directly or indirectly, owns any equity interest in any person other than the Subsidiaries of the Company.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, except where the failure to be so organized, existing and in good standing (x) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (y) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. Each of the Company’s Subsidiaries has all corporate or similar power and authority required to own, lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority (x) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (y) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. Each of the Company’s Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so licensed or qualified (x) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (y) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. None of the Company’s Subsidiaries is in violation of its Organizational Documents, which are all in full force in effect, in any material respect. The Company has made available to Purchaser true and complete in all material respects copies of the Organizational Documents of each of its Subsidiaries, in each case as amended through the date hereof.

(c) Except as set forth in Section 3.6(c) of the Company Disclosure Letter, all equity interests of any Subsidiary of the Company held by the Company or any other Subsidiary of the Company are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call, or right of first refusal or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than transfer restrictions under applicable securities laws and Liens created pursuant to the Company Credit Agreement and any related security documents.

Section 3.7 Reports and Financial Statements. (a) Except as set forth in Section 3.7(a) of the Company Disclosure Letter, the Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC and the Canadian Securities Administrators since January 1, 2016 (all such forms, reports, statements, certificates and other documents filed since January 1, 2016, with any amendments thereto, collectively, the “Company Reports”), each of which, including any financial statements included therein, as finally amended prior to the date hereof, complied as to form in all material respects with the applicable requirements of Securities Laws as of the date filed with the SEC or the Canadian Securities Administrators, as applicable. None of the Company’s Subsidiaries is required to file periodic reports with the SEC or any of the Canadian Securities Administrators. None of the Company Reports contained, when filed with the SEC or the Canadian Securities Administrators, as applicable, or, if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff or the staff of any of the Canadian Securities Administrators with respect to the Company Reports. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document filed or furnished by the Company with the SEC since January 1, 2016.

(b) The consolidated historical financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) fairly present, in all material respects, the results of the consolidated operations, comprehensive income (loss), shareholders’ equity and cash flows and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates set forth therein (subject, in the case of the unaudited statements, to normal year-end audit adjustments). Such consolidated financial statements (including the related notes) complied, as of the date of filing, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC and the Canadian Securities Administrators, as applicable, with respect thereto and each of such financial statements (including the related notes) was prepared in accordance with GAAP, consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by the rules related to Quarterly Reports on Form 10-Q promulgated under the Exchange Act.

(c) Management of the Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (x) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the Knowledge of the Company, no events, facts or circumstances have arisen or become known since December 31, 2017 of the type referred to in clauses (ii)(x) or (ii)(y) of the immediately preceding sentence.

(d) Since January 1, 2016, the Company has not received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any credible complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

Section 3.8 Undisclosed Liabilities. Except as set forth in Section 3.8 of the Company Disclosure Letter and except (a) for those liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company (including the notes thereto) for the year ended December 31, 2017 included in the Company Reports, (b) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2017, (c) for liabilities that have been discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, (d) for liabilities incurred in connection with the execution of this Agreement and the transactions contemplated hereby, or (e) for liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

Section 3.9 Disclosure Documents. The proxy statement and management proxy circular of the Company to be prepared by the Company in connection with seeking the Requisite Vote at the Company Meeting (the “Company Proxy Statement”), as may be amended or supplemented, to be filed by the Company with the SEC and the relevant Canadian securities regulatory authorities (the “Canadian Securities Administrators”), and any other filing by the Company with the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, as may be amended or supplemented, will not, at the date it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the Company Proxy Statement or any other document required to be mailed to the Company Shareholders under applicable Securities Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the Company Shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause each of the Company Proxy Statement and each related filing of the Company with the SEC and the Canadian Securities Administrators to comply as to form, in all material respects, with the applicable requirements of Securities Laws and the Interim Order as of the date of such filing. Notwithstanding the foregoing, no representation is made by the Company with respect to information contained in the Company Proxy Statement or such related filings if such information was supplied by Purchaser or any of its Affiliates specifically for inclusion or incorporation by reference therein.

Section 3.10 Absence of Certain Changes or Events. Since December 31, 2017, (a) no Change has occurred or existed which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) except as set forth in Section 3.10 of the Company Disclosure Letter, the Company and each of its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice in all material respects (except for actions taken in connection with this Agreement). From December 31, 2017 through the date of this Agreement, the Company and its Subsidiaries have not taken or failed to take any action that, had such action been taken or failed to have been taken after the date hereof, would (without Purchaser’s consent) have constituted a breach of any of the covenants set forth in Section 5.1(c), (i) or (m).

Section 3.11 Litigation. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (a “Proceeding”) of any nature against the Company or any of its Subsidiaries, except for Proceedings which have not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company, its Subsidiaries or any of their businesses or properties are subject to or bound by any injunction, order, judgment, decree or regulatory restriction of any Governmental Authority specifically imposed upon the Company, its Subsidiaries or their respective properties or assets, except for any injunction, order, judgment, decree or regulatory restriction which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.12 Taxes. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) all Tax Returns required by Law to be filed by the Company or any of its Subsidiaries have been properly prepared and timely filed with the appropriate Governmental Authority (taking into account any extension of time to file granted or obtained), and any such filed Tax Returns are true, correct and complete;

(b) the Company and its Subsidiaries have fully and timely paid all Taxes (whether or not shown to be due on the Tax Returns referred to in Section 3.12(a)), other than Taxes that are not yet due and payable or that are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP in the Company’s financial statements included in the Company Reports, and since the date of the Company’s most recent financial statements, no liability in respect of material Taxes has been incurred or accrued (other than in the ordinary course of business) or has been assessed or proposed in writing to be assessed;

(c) there are no Liens for Taxes, other than Permitted Liens, on any of the assets of the Company or any of its Subsidiaries;

(d) each of the Company and each of its Subsidiaries has withheld and collected all amounts required by Law to be withheld or collected by it on account of Taxes, have remitted all such amounts to the appropriate Governmental Authority when required by Law to do so and have otherwise complied with applicable Laws related to the collection, withholding and remittance of Taxes;

(e) no deficiency for any amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries (or, to the Company’s Knowledge, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith and are Taxes for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP on the Company’s financial statements included in the Company Reports;

(f) no audit, investigation, examination or other proceeding by any Governmental Authority is pending (or, to the Company’s Knowledge, has been threatened) against or with respect to the Company or any of its Subsidiaries with respect to any Taxes or any Tax Returns;

(g) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or Tax Returns or agreed to any extension of time with respect to an assessment or deficiency for or the collection of Taxes, which period (after giving effect to such waiver or extension) has not yet expired (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);

(h) no claim in writing has been made by any Governmental Authority in a jurisdiction in which the Company and its Subsidiaries do not file Tax Returns of a particular type that the Company or any of its Subsidiaries is, or may be, subject to taxation of such type by, or required to file any Tax Return with respect to Taxes of such type in, that jurisdiction;

(i) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Date as a result of any: (i) change in method of Tax accounting made prior to the Closing; (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) executed prior to the Closing; or (iii) an election made pursuant to Section 108(i) of the Code (or any analogous provision of state, local or non-U.S. Law) prior to the Closing;

(j) neither the Company nor any of its Subsidiaries has at any time, entered into any transactions or arrangements with persons with whom they do not deal at arm’s length (within the meaning of the ITA) other than for consideration equal to fair market value, nor has the Company or any of its Subsidiaries been deemed to have done so for purposes of the ITA, and the Company and each such Subsidiary have made or obtained records or documents that meet the requirements of applicable Law respecting transfer pricing documentation in all applicable jurisdictions;

(k) the Company is a “taxable Canadian corporation” and a resident of Canada for purposes of the ITA. Each of the Subsidiaries is resident for tax purposes in the country under the Laws of which it was formed and is not resident in any other country;

(l) neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such agreements or arrangements exclusively between or among the Company and/or its Subsidiaries or (ii) customary provisions contained in commercial agreements entered into in the ordinary course of business, the principal purpose of which is not Tax);

(m) neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code filing a consolidated U.S. federal income Tax Return, or any other affiliated, consolidated, combined, unitary or similar group (other than a group the common parent of which is the Company or any of its Subsidiaries) for purposes of filing Tax Returns or paying Taxes; or (ii) has any material liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or non-U.S. Law), as a transferee or successor or otherwise;

(n) to the knowledge of the Company (without duty of investigation) the Company is not, and has never been, a “passive foreign investment company” within the meaning of Section 1297 of the Code or the Treasury Regulations promulgated thereunder;

(o) to the knowledge of the Company (without duty of investigation) no Subsidiary of the Company that is a “United States person” within the meaning of Section 7701(a)(30) of the Code is, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(p) within the past two (2) years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code; and

(q) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous provision of state, local or non-U.S. Law).

Section 3.13 Employee Benefits. (a) With respect to each Employee Benefit Plan and each stock purchase, stock option, severance, employment, change in-control, bonus, incentive, deferred compensation, pension, supplemental pension, retirement savings, and other material employee benefit plan, agreement, program, policy, practice or other arrangement, whether or not subject to ERISA, under which any Company Employee has any present or future right to benefits, which is maintained or contributed to by the Company or any of its

Subsidiaries, or under which the Company or any of its Subsidiaries has any present or future liability, excluding any government-sponsored benefit plans which the Company or any of its Subsidiaries is required to participate in under applicable statutes or regulations (each, a “Company Benefit Plan”), no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability (other than a claim for benefits or other event in the ordinary course of business) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Company Benefit Plan has been operated, registered, qualified, funded and administered in compliance with its terms and with all applicable requirements of Law, except as would not subject the Company or any of its Subsidiaries to any liability that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries, any director, officer or employee of the Company or any of its Subsidiaries or any Company Benefit Plan that is subject to ERISA, or, to the Knowledge of the Company, any trust created thereunder or any trustee or administrator thereof, has engaged in a nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Benefit Plan that is subject to ERISA. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to any Company Benefit Plan or against any fiduciary of any Company Benefit Plan with respect to the operation of such plan (other than routine benefits claims). Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Company Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any Taxes, penalties, payments or levies under applicable Laws. Except as set forth in Section 3.13(a) of the Company Disclosure Letter, only Company Employees or directors participate in the Company Benefit Plan, and no entity other than the Company or any of its Subsidiaries is a participating employer under any Company Benefit Plan.

(b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter or as expressly contemplated by the Plan of Arrangement (as such may be amended in accordance with the terms of this Agreement), neither the execution of this Agreement nor the completion of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in (i) the payment to any Company Employee of any money or other property, (ii) the acceleration of vesting or payment or provision of any other rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Company Employee, (iii) any increase to the compensation or benefits otherwise payable under any Company Benefit Plan, (iv) any forgiveness of indebtedness of any Company Employee or (v) payment of any amount or provision of any benefit, in each case, that would reasonably be expected to constitute an excess parachute payment within the meaning of Code Section 280G. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.

(c) Section 3.13(c) of the Company Disclosure Letter sets forth a list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Purchaser a true and complete copy of (i) the current plan document, (ii) each amendment to the current plan document, (iii) any related trust agreement, and (iv) the most recent actuarial valuation report, if applicable.

(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to such Company Benefit Plan for which determination letters are currently available that such Company Benefit Plan is so qualified and each trust established in connection with such Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. None of the Company or any of its ERISA Affiliates has, at any time during the last six (6) years, maintained or contributed to, or been obligated to maintain or contribute to (i) any plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” as defined in, and subject to, Section 3(37) of ERISA, or (iii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control within the meaning of Section 4063 of ERISA. Except as set forth on Section 3.13(d)(i) of the Company Disclosure Letter, no Company Benefit Plan provides subsidized post-retirement or other post-termination health or life insurance benefits except as required by applicable Law. Section 3.13(d)(ii) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan that is a defined benefit pension plan.

(e) Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries reasonably believe that they have properly classified their independent contractors as non-employees for purposes of withholding of Taxes, employment Taxes and employment Law, and neither the Company nor any of its Subsidiaries has incurred, any liability arising under the Fair Labor Standards Act or any similar Law.

(f) Except as set forth in Section 3.13(f) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract or any works council agreement, or letter of understanding or binding letter of intent with any trade union, association which may qualify as a trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent which would cover any Company Employee, (ii) to the Knowledge of the Company, there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize any employees of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has experienced any work stoppage, labor strike, slowdown, or other material labor disruption. The Company and its Subsidiaries are in compliance with all applicable Laws respecting employment practices, terms and conditions of employment and wages and hours, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no (i) unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any similar state agency, or (ii) administrative charge or court complaint against the Company or any of its Subsidiaries concerning workman’s compensation, alleged employment discrimination or other employment related matters or breach of any Law or Contract pending or, to the Knowledge of the Company, threatened in writing before the U.S. Equal Employment Opportunity Commission or any other similar Governmental Authority, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.14 Compliance With Laws. (a) Each of the Company and its Subsidiaries is, and at all times since January 1, 2016 has been, in compliance with all Laws applicable to the Company and its Subsidiaries and their respective businesses and activities, except for such noncompliance that has not been, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries has and maintains in full force and effect, and is in compliance with, all Permits necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted, except as has not been, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Since January 1, 2013, none of the Company, its Subsidiaries, their directors or officers or, to the Knowledge of the Company, (i) any other employee of the Company and its Subsidiaries (but solely in connection with such employee’s employment with the Company or its Subsidiaries) or (ii) any agent or representative of the Company or any of its Subsidiaries (but solely in connection with such agent’s or representative’s performance of its business with the Company or its Subsidiaries), has (A) violated any applicable anti-money laundering Laws or (B) been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions by, or made any voluntary disclosures to, any Governmental Authority relating to material violations of applicable anti-money laundering Laws. The Company has policies and procedures designed to reasonably ensure material compliance by the Company, its Subsidiaries and Representatives acting on behalf of the Company and its Subsidiaries with applicable anti-money laundering Laws.

(d) Since January 1, 2013, none of the Company, its Subsidiaries, their directors or officers or, to the Knowledge of the Company, (i) any other employee of the Company and its Subsidiaries (but solely in connection with such employee’s employment with the Company or its Subsidiaries) or (ii) any agent or representative of the Company or any of its Subsidiaries (but solely in connection with such agent’s or representative’s performance of its business with the Company or its Subsidiaries), has (A) violated any applicable sanctions, export control, anti-boycott, customs Laws or (B) been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions by, or made any voluntary disclosures to, any Governmental Authority relating to violations of applicable sanctions, export control, anti-boycott, or customs Laws. The Company has policies and procedures designed to reasonably ensure material compliance by the Company, its Subsidiaries and Representatives acting on behalf of the Company and its Subsidiaries with applicable sanctions, export control, anti-boycott, and customs Laws.

(e) Since January 1, 2013, none of the Company, its Subsidiaries, their directors or officers or, to the Knowledge of the Company, (i) any other employee of the Company and its Subsidiaries (but solely in connection with such employee’s employment with the Company or its Subsidiaries) or (ii) any agent or representative of the Company or any of its Subsidiaries (but solely in connection with such agent’s or representative’s performance of its business with the Company or its Subsidiaries), has (A) violated applicable Anticorruption Laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of applicable Anticorruption Laws or (B) been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions by, or made any voluntary disclosures to, any Governmental Authority relating to material violations of applicable Anticorruption Laws. The Company has policies and procedures designed to reasonably ensure material compliance by the Company, its Subsidiaries and Representatives acting on behalf of the Company and its Subsidiaries with applicable Anticorruption Laws.

(f) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries: (i) is, or, to the extent the concept of ownership or control is applicable to such Person, is owned or controlled by, a person or entity subject to the sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or included on the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List, or any other lists of known or suspected terrorists, terrorist organizations or other prohibited persons made publicly available or provided to the Company or any of its Subsidiaries by any Governmental Authority (such entities, persons or organizations collectively, the “Restricted Parties”); or (ii) except as would not be, or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, has conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or countries subject to economic or trade sanctions imposed by the United States, including Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria, or Canada in violation of applicable Law, or has otherwise been in violation of any such sanctions, restrictions or any similar Law.

Section 3.15 Intellectual Property Rights.

(a) Section 3.15(a) of the Company Disclosure Letter contains a complete and accurate list (in all material respects) as of the date hereof of all material Company Registered

IP, the jurisdiction in which such item of Company Registered IP has been registered or filed and the applicable registration or serial number. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Company Registered IP is in full force and effect and, to the Knowledge of the Company, valid and enforceable.

(b) Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) to the Knowledge of the Company, the Company and its Subsidiaries own, have a valid license, or otherwise have a right to use, free of all Liens other than Permitted Liens, all Intellectual Property used in the conduct of the businesses of the Company and its Subsidiaries as currently conducted, and (ii) the Company and its Subsidiaries have taken commercially reasonable actions to maintain the confidentiality of the material trade secrets owned by the Company and its Subsidiaries.

(c) Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) to the Knowledge of the Company, since January 1, 2016, no Intellectual Property owned by the Company and its Subsidiaries was infringed, misappropriated or otherwise violated by any third party; and (ii) since January 1, 2016, neither the Company nor any Subsidiary of the Company infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

(d) Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) there is no pending or, to the Knowledge of the Company, threatened Proceeding regarding the ownership, validity, enforceability or registrability of, or use by, the Company or any Subsidiary of any Intellectual Property owned by the Company or any of its Subsidiaries; and (ii) since January 1, 2016, neither the Company nor any of its Subsidiaries received any written notice of any infringement, misappropriation or other violation of the rights of any third party with respect to the use of any Intellectual Property.

(e) Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) since January 1, 2016, the Company and its Subsidiaries have been and are in compliance with Privacy and Security Requirements applicable to Company and its Subsidiaries; (ii) the Company and its Subsidiaries have established and have in place commercially reasonable security measures, policies and procedures that, in each case, are reasonably designed to protect (A) the security, confidentiality and integrity of transactions executed through their information technology systems, and of all confidential and proprietary data and personally identifiable information maintained by the Company and its Subsidiaries and (B) against unauthorized access to their information technology systems; and (iii) since January 1, 2016, to the Knowledge of the Company, neither the Company nor its Subsidiaries has suffered a security breach of, unauthorized access to, unauthorized use of information technology systems and (iv) to the Company’s Knowledge, there are no current, pending, or threatened investigations or audits by any Governmental Authority related to the Privacy and Security Requirements.

Section 3.16 Properties. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary thereof has good title to, or, in the case of property held under a lease or other

Contract, a valid leasehold interest in all of the owned or leased properties and assets of the Company and its Subsidiaries, including all assets reflected in the most recent consolidated balance sheet of the Company included in the Company Reports or acquired after the date of such balance sheet (except for such assets that have been sold or otherwise disposed of since such balance sheet date in the ordinary course of business). The Company or a Subsidiary owns all such owned material assets and properties free and clear of all Liens, other than Permitted Liens. The Company does not own any real property. Section 3.16 of the Company Disclosure Letter contains a complete and accurate list of each material Company Lease. As of the date hereof, the Company has delivered to or made available to Purchaser a true and complete copy of each material Company Lease. Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Lease is in full force and effect and is a valid and binding obligation of the Company or its Subsidiaries, as the case may be, except as may be limited by the Enforceability Exceptions and (ii) neither the Company nor any of its Subsidiaries is, nor, to the Knowledge of the Company, is any other party (in each case, with or without notice or lapse of time, or both) in breach or default under any Company Lease.

Section 3.17 Insurance. Except as would not, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the insurance policies maintained by the Company and its Subsidiaries provide insurance in such amounts and against such risks as are customary and adequate for companies of similar size and operating in the same industry and jurisdictions as the Company and its Subsidiaries; (b) such insurance policies are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect and all premiums due with respect to all such policies have been paid; and (c) neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification under any such insurance policy.

Section 3.18 Finders’ Fees. No agent, broker, investment banker, financial advisor or other firm or Person except Jefferies LLC and National Bank Financial Inc. (each, a “Financial Advisor”) is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee from the Company in connection with any of the transactions contemplated hereby. The Company has disclosed to Purchaser all material terms of the engagement of each Financial Advisor, including the amount of such fees and any right of first offer or other “tail” provisions.

Section 3.19 Opinion of Financial Advisor. Each Financial Advisor has delivered to the Board an opinion to the effect that, as of the date hereof, the consideration to be received by holders of Shares (other than holders of Shares that are Affiliates of Purchaser) pursuant to the Arrangement is fair, from a financial point of view, to such holders.

Section 3.20 Rights Agreement; Anti-Takeover Provisions. The Company does not have any shareholder rights plans in effect. None of the Company, this Agreement, the Arrangement or any of the other transactions contemplated hereby is subject to any takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar Law enacted under any

Law applicable to the Company (“Takeover Laws”), assuming compliance with MI 61-101, if applicable.

Section 3.21 Environmental Matters. Except as has not had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries is, and has been since January 1, 2016, in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and since January 1, 2016, none of the Company or any of its Subsidiaries has received any written notice, demand, letter or claim, in each case, alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law.

(b) Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written notice of, and to the Knowledge of the Company, there has been no spill or other release of any Hazardous Materials at, on or under any property owned or leased by the Company or any of its Subsidiaries that would reasonably be expected to result in liability under Environmental Laws on the part of the Company or any of its Subsidiaries.

(c) Neither the Company nor any Subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

Section 3.22 Material Contracts.

(a) Except for this Agreement and except as set forth on Section 3.22 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, in each case other than any Company Benefit Plan:

(i) any Contract that would be required to be filed by the Company as a “material contract” under Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) any Contract that contains any provision that materially limits or restricts (or purports to materially limit or restrict) the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, in each case, other than the Organizational Documents of the Company and its Subsidiaries;

(iii) any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) relating to the creation, incurrence, assumption or guarantee of Indebtedness of the Company and its Subsidiaries in a principal amount that exceeds $10.0 million;

(iv) any Contract that is a settlement or similar agreement with any Governmental Authority or order or consent of a Governmental Authority to which the Company or any of its Subsidiaries is subject involving future performance by the Company, its Subsidiaries or their respective Affiliates, in each case that is material to the Company and its Subsidiaries, taken as a whole;

(v) any Contract that (A) limits in any material respect either the type of business in which the Company, its Subsidiaries and their respective Affiliates may engage or the manner or locations in which any of them may so engage in any business, or (B) grants “most favored nation” status in a manner that would materially restrict or affect the future business activity of the Company and its Subsidiaries and their respective Affiliates, in each case that is material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract that grants any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to the sale of any ownership interest of the Company or its Subsidiaries or any business or assets of the Company and its Subsidiaries, taken as a whole, in each case that is material to the Company and its Subsidiaries, taken as a whole;

(vii) any Contract that obligates the Company or any of its Subsidiaries to make any (or any series of related) capital commitment or capital expenditure in excess of $3,000,000 individually after the date hereof through December 31, 2018 or $5,000,000 individually thereafter;

(viii) any Contract that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company and/or its Subsidiaries in an amount having an expected value in excess of $25 million in the fiscal year ending December 31, 2018 or in any fiscal year thereafter and cannot be cancelled by the Company and/or its Subsidiaries without penalty or further payment without more than 180 days’ notice (provided that for purposes of the use of the defined term “Material Contract” in Section 5.1(l), references to “$25 million” in this clause (viii) shall be deemed to be “$15 million”);

(ix) any Contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any material joint venture, limited liability company, partnership or other similar arrangement; and

(x) any Contract that (A) relates to the acquisition, disposition or similar business combination transaction of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which (x) any material earn-out or deferred or contingent payment obligations remain outstanding or (y) a material claim for indemnification may still be made against the Company or any of its Subsidiaries (excluding for breaches of representations and warranties), or (B) relates to any pending acquisition, disposition or similar business combination transaction (whether by merger, sale of stock, sale of assets or otherwise), in each case where the consideration is in excess of $10,000,000.

Each Contract constituting any of the foregoing types of Contract (whether or not listed on Section 3.22 of the Company Disclosure Letter) is referred to as a “Material Contract”.

(b) A true and complete copy of each Material Contract has been made available to Purchaser. Except for expirations in the ordinary course and in accordance with the terms of such Material Contract, each Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, each Material Contract is enforceable by the Company or its Subsidiaries, as applicable, in accordance with its terms, except as may be limited by the Enforceability Exceptions and except where the failure of such Material Contract to be enforceable would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no default under any such Material Contracts by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice challenging the validity or enforceability of any Material Contract except where the failure of such Material Contract to be valid or enforceable would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

Each of Purchaser and Parent hereby represents and warrants to the Company that:

Section 4.1 Corporate Existence and Power. Purchaser is duly organized, validly existing and in good standing under the Laws of British Columbia and has all unlimited liability company power and authority required to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform each of its obligations hereunder. Parent is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all limited company power and authority required to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform each of its obligations hereunder.

Section 4.2 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent. No corporate proceedings other than those previously taken or conducted on the part of Purchaser and Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Parent and, assuming the due and valid execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of Purchaser and Parent enforceable against Purchaser and Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 4.3 Governmental Authorization. Assuming the accuracy of the representations and warranties in Section 3.3, the execution, delivery and performance by Purchaser and Parent of this Agreement and the consummation by Purchaser and Parent of the transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (a) filings under the CBCA; (b) compliance with the applicable requirements of Competition Laws; (c) compliance with the applicable requirements of Securities Laws; (d) compliance with any applicable foreign, state or provincial securities or blue sky laws; (e) the Interim Order and Final Order; (f) the consents and/or notices listed in Section 3.3 of the Company Disclosure Letter; and (g) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 4.4 Non-Contravention. The execution, delivery and performance by Purchaser and Parent of this Agreement and the consummation by Purchaser and Parent of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational documents of Purchaser or Parent, (b) assuming compliance with the items specified in Section 4.3, contravene, conflict with or constitute a violation of any provision of any Law binding upon or applicable to Purchaser or any of its properties or assets, or (c) require the consent, approval or authorization of, or notice to or filing with any third party with respect to, result in any breach or violation of or constitute a default (or any event which with notice or lapse of time or both would become a default), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or Parent or to a loss of any material benefit to which Purchaser or Parent is entitled under any Contract, except in the case of clauses (b) and (c) above only, which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 4.5 Disclosure Documents. None of the information supplied or to be supplied by Purchaser or any of its Affiliates specifically for inclusion in the Company Proxy Statement or, if applicable, any other filing by the Company with the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, in each case, as may be amended or supplemented, will, at the time it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the Company Proxy Statement or any other document required to be mailed to the Company Shareholders under applicable Securities Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the Company Shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Litigation. There is no Proceeding pending or, to the Knowledge of Purchaser or Parent, threatened in writing against Purchaser or Parent which would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby or the compliance by Purchaser or Parent with its obligations under this Agreement. There is no order, writ or injunction of any Governmental Authority outstanding against Purchaser or Parent that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 4.7 Financing. Purchaser and Parent, as applicable, have delivered to the Company true and complete copies of (a) the commitment letter, dated as of the date hereof, among Parent and the Debt Financing Sources party thereto (the “Debt Financing Commitments”), pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms thereof, to lend the amounts set forth therein (the “Debt Financing”), and (b) the equity commitment letters, dated as of the date hereof, by and between Parent, on the one hand, and the Equity Financing Sources, on the other hand. (the “Equity Commitment Letters,” and, together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which the parties thereto have committed, subject to the terms thereof, to invest the cash amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). As of the date hereof, (A) none of the Financing Commitments has been amended or modified, and (B) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date hereof, each of the Equity Commitment Letters, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and, to the Knowledge of Purchaser, the other parties thereto, except as may be limited by the Enforceability Exceptions. As of the date hereof each of the Debt Financing Commitments, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and, to the Knowledge of Purchaser, the other parties thereto for so long as it remains in full force and effect, except as may be limited by the Enforceability Exceptions. As of the date hereof and assuming the accuracy of all representations and warranties of the Company in this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Debt Financing Commitments or Parent under any term or condition of the Equity Commitment Letters. Other than as expressly set forth in the Financing Commitments, there are no conditions precedent related to the funding of the full proceeds of the Financing (including any “flex” provisions) pursuant to any agreement relating to the Financing to which Purchaser, Parent or any of their Affiliates is a party. As of the date hereof and assuming the accuracy of all representations and warranties of the Company in this Agreement and compliance by the Company with its agreements hereunder, Purchaser has no reason to believe that Parent will be unable to satisfy on a timely basis any condition to closing to be satisfied by Parent contained in the Financing Commitments. Parent has fully paid, or caused to be fully paid, any and all commitment and other fees required by the terms of the Financing Commitments to be paid on or before the date hereof. Assuming the accuracy of the Company’s representations and warranties contained herein and compliance by the Company with its agreements hereunder, the proceeds from the Financing (together with the available cash of the Company and its Subsidiaries) will be sufficient for all amounts required to be paid by Purchaser on the Effective Date in connection with the transactions contemplated by this Agreement, including the cash payment to fund the Arrangement as described in Article 3 and Article 4 of the Plan of Arrangement.

Section 4.8 Guarantee. Concurrently with the execution of this Agreement, Purchaser has delivered to the Company the limited guarantee of each of (A) Searchlight Capital II, L.P., (B) Searchlight Capital II PV, L.P., (C) Searchlight Capital II (FC) MLN AIV, L.P. and (D) Searchlight Capital II PV MLN AIV, L.P. (the “Guarantors”) with respect to certain matters on the terms specified therein (the “Guarantee”). The Guarantee is in full force and effect and is a legal, valid and binding obligation of each applicable Guarantor, except as may be limited by the Enforceability Exceptions.

Section 4.9 Operations of Purchaser and Parent. Each of Purchaser and Parent has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations and will have no assets other than in connection with the transactions contemplated hereby, including in connection with arranging the Financing. Parent owns beneficially all of the outstanding capital stock of, and other equity and voting interest in, Purchaser free and clear of all Liens (other than Permitted Liens).

Section 4.10 Solvency. Assuming that (a) the conditions to the obligation of Purchaser to consummate the Arrangement set forth in Section 7.1 and Section 7.2 have been satisfied, (b) the accuracy of the representations and warranties of the Company in Article III, and (c) the estimates, projections or forecasts provided by or on behalf of the Company or its Subsidiaries to Purchaser prior to the date hereof have been prepared in good faith on assumptions that were, and continue to be, reasonable, at and immediately after the Effective Time, then immediately following the Effective Time and after giving effect to all of the transactions contemplated hereby, including the Debt Financing, the payment of the aggregate consideration under the Plan of Arrangement and payment of all related fees and expenses, the Company and its Subsidiaries, when taken as a whole on a consolidated basis will, (i) have property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (ii) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (iii) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.

Section 4.11 ICA Status. As of the Effective Time, the Purchaser will not be a “non-Canadian” as defined pursuant to Section 3 of the Investment Canada Act.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 5.1 Conduct of the Company and Subsidiaries. Except for matters set forth in Section 5.1 of the Company Disclosure Letter, as otherwise expressly contemplated by or specifically provided in this Agreement, as consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed) or as required by applicable Law, from the date hereof until the Effective Time, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, (a) conduct their respective businesses in the ordinary course consistent with past practice, (b) preserve intact in all material respects its business organization, and their existing relationships with Persons having material business relationships therewith, and (c) comply with all applicable Law in all material respects. Without limiting the generality of the foregoing, and except for matters set forth in Section 5.1 of the Company Disclosure Letter or as expressly contemplated or specifically provided in this Agreement (including the Plan of Arrangement), without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit its Subsidiaries to:

(a) amend or otherwise change the Company’s Organizational Documents or, as would be materially adverse to Purchaser, amend or otherwise change the Organizational Documents of the Company’s Subsidiaries;

(b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or acceleration of the vesting of, any shares of capital stock of any class of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, any phantom interest) of the Company or any of its Subsidiaries, or any Company Securities, except for (i) the issuance of Shares pursuant to the exercise of Company Options or Company Warrants or the vesting of Company RSUs or Company PSUs outstanding on the date hereof (in accordance with their terms) or (ii) the granting of Company RSUs to employees or directors of the Company or any of its Subsidiaries (excluding any such employees holding the position of Senior Vice President or above as of the date of grant) in the ordinary course of business, with the aggregate number of Shares subject to such equity awards issuable hereunder not to exceed 450,000 Company RSUs in the aggregate, and with such terms as are consistent with past practice (including, vesting acceleration upon specified events, provided that such awards will not provide for any vesting acceleration to occur as a result of the consummation of the transactions contemplated hereby, either alone or in conjunction with a termination of employment);

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any of the Company’s direct or indirect wholly owned Subsidiaries to the Company or any of its other wholly owned Subsidiaries;

(d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including by merger, consolidation, amalgamation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, the purchase price of which is in excess of $2,500,000 per acquisition or $5,000,000 in the aggregate; (ii) except for borrowings under the Company Credit Agreement for working capital purposes, incur any Indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business; (iii) enter into any contract or agreement other than in the ordinary course of business, except such contracts or agreements as may be permitted by any other clause of this Section 5.1(e); (iv) make, authorize, or make any commitment with respect to, capital expenditures except capital expenditures which are (A) contemplated by the Company’s fiscal 2018 budget and capital expenditure plan made available to Purchaser prior to the date of this Agreement, or (B) of less than $1,000,000 in the aggregate per fiscal quarter; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.1(e);

(f) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its significant Subsidiaries (other than the transactions contemplated hereby and other than such transactions solely among the Company and/or its wholly-owned Subsidiaries that would not result in a material increase in the Tax liability of the Company or its Subsidiaries);

(g) except as required pursuant to existing Company Benefit Plans or collective bargaining agreements in effect on the date hereof or as required by applicable Law, (i) adopt, amend, or terminate any Company Benefit Plan, except that the Company may amend any Company Benefit Plan providing health or welfare benefits in a manner that does not increase the benefits provided thereunder, (ii) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (iii) increase the cash compensation or welfare or pension benefits of Company Employees except for merit-based salary increases in the ordinary course of business consistent with past practice and the budget made available to Purchaser solely with respect to Company Employees who are categorized as Grade 11 or below, (iv) except for grants as may be permitted by Section 5.1(e), grant any new awards under any Company Benefit Plan, (v) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to any Company Benefit Plan are made or determined, (vi) hire or promote any employee to an executive officer position, or (vii) terminate the employment of any executive officer other than for cause and after consulting with Purchaser;

(h) take any action, other than as required by GAAP or any applicable Laws, with respect to financial accounting policies or procedures;

(i) (i) change (or apply for any change to) any material Tax accounting period or make any change (or file any such change) in (x) any material method of Tax accounting or (y) any method for reporting income, deductions or accounting in respect of a material amount of Taxes, (ii) make, change or rescind any material Tax election, (iii) settle or compromise any material Tax claim, assessment, reassessment or liability or any audit, investigation, examination or other proceeding by any Governmental Authority in respect of a material amount of Taxes, (iv) file any amended Tax Return involving a material amount of additional Taxes, (v), enter into any “closing agreement” within the meaning of in Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) relating to a material amount of Taxes or

(vi) surrender any right to claim a material Tax abatement, credit, reduction, deduction, exemption or refund;

(j) knowingly take any action or knowingly permit inaction or knowingly enter into any transaction that could reasonably be expected to have the effect of materially reducing or eliminating the amount of the Tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the ITA in respect of the securities of any affiliates or Subsidiaries of the Company and other non-depreciable capital property owned by the Company or any of its Subsidiaries on the date hereof, upon an amalgamation or winding-up of the Company or any of its Subsidiaries (or any of their respective successors);

(k) make any “investment” (as defined for purposes of section 212.3 of the ITA) in any corporation that is a “foreign affiliate” of the Company (as defined in the ITA);

(l) enter into, renew, extend, amend in any material respect, waive any rights under, terminate or settle or compromise any material claim, liability or obligation under, any Contract that is or would be material to the Company and its Subsidiaries, taken as a whole, or any Material Contract, in each case, other than in the ordinary course of business consistent with past practice;

(m) settle or compromise any investigation or claim by a Governmental Authority, or any other Proceedings, or release, dismiss or otherwise dispose of any Proceeding, other than settlements or compromises of Proceedings that do not exceed, individually or in the aggregate, more than $2,500,000 (net of insurance recoveries) and do not impose any material restrictions on the business or operations of the Company or any of its Subsidiaries;

(n) take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement (provided that the foregoing shall not require the Company to waive any condition to its obligations hereunder, or require the Company to waive, or prohibit the Company from exercising, any of its rights granted under the Transaction Documents);

(o) sell, lease, license, subject to a Lien (other than a Permitted Lien) or otherwise surrender, relinquish or dispose of any material assets or property of the Company or any Subsidiary of the Company, other than (i) pursuant to existing written contracts or commitments; (ii) sales of inventory and rental streams, of products or services, or obsolete equipment, or licensing of Intellectual Property, all in the ordinary course of business, (iii) sales, licenses, leases or other transfers to the Company or any of its wholly owned Subsidiaries, (iv) abandonments, lapses or other dispositions of Intellectual Property in the ordinary course of business or (v) consistent with past practices in an amount not in excess of $5,000,000 in the aggregate;

(p) terminate or cancel any insurance coverage maintained by the Company or any of its Subsidiaries with respect to any material assets which is not replaced by a comparable amount of insurance coverage, other than in the ordinary course of business consistent with past practice or if the Company, in its reasonable judgment, determines that such cancellation, termination or failure to keep in place would not result in the Company and its Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(q) enter any new material line of business outside of its existing business as of the date of this Agreement; or

(r) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Section 5.2 Conduct of Purchaser. Each of Purchaser and Parent agrees that, from the date hereof to the Effective Time it shall not take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Purchaser or Parent to consummate the transactions contemplated by this Agreement (provided that the foregoing shall not require Purchaser or Parent to waive any condition to its obligations hereunder or under the other Transaction Documents, or require Purchaser or Parent to waive, or prohibit Purchaser or Parent from exercising, any of its rights granted hereunder or under the other Transaction Documents).

Section 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Purchaser, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Purchaser’s operations. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.4 Covenant Relating to Incentive Awards. Purchaser acknowledges and agrees that Purchaser, the Company or any other Person that makes a payment to a holder of Company Options who is a resident of Canada or who is employed in Canada or who was previously employed in Canada (both within the meaning of the ITA) in connection with the surrender or termination of the Company Options will forego any deduction under the ITA with respect to such payment and will comply with the requirements described in subsection 110(1.1) of the ITA.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Company Meeting; Proxy Material. (a) The Company shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of the Company Shareholders and the Company Warrant Holder (the “Company Meeting”) for the purpose of obtaining the approval of the Arrangement Resolution by the Company Shareholders and the Company Warrant Holder in accordance with its Organizational Documents, applicable Law and the Interim Order as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Company Proxy Statement and, if applicable, any other filing by the Company with the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, but in no event earlier than the Cut-Off Time, and, in this regard, the Company shall abridge, as necessary, any time periods that may be abridged under applicable Securities Laws for the purpose of considering the Arrangement Resolution and for any other proper purpose as may be set out in the Company Proxy Statement and agreed to by the Purchaser, acting reasonably, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Meeting without the prior written consent of the Purchaser, except (x) as required by Law or by a Governmental Authority or (y) on up to three (3) occasions, to a date no later than thirty (10) days after the date on which the Company Meeting is as of such time scheduled, if as of the time for which the Company Meeting is as of such time scheduled, there are insufficient Company Shares and Company Warrants represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or to the extent that at such time the Company has not received sufficient votes to constitute the Requisite Vote at the Company Meeting, (ii) except to the extent that the Board shall have withdrawn or modified its approval or recommendation of the Arrangement if permitted by Section 6.4, use reasonable best efforts to solicit proxies (A) in favor of the Arrangement Resolution by the Company Shareholders, including using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Arrangement Resolution and (B) against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement; (iii) include in the Company Proxy Statement (A)(1) except to the extent that the Board shall have withdrawn or modified its approval or recommendation of the Arrangement if permitted by Section 6.4, a statement that the Board, after consulting with outside legal counsel and financial advisors, has determined that the Arrangement is in the best interests of the Company and the Company Shareholders and recommends that Company Shareholders approve the Arrangement (the “Recommendation”) and (2) a statement that, to the Knowledge of the Company, each director and executive officer of the Company who owns Shares intends to vote all such individual’s Shares in favor of the Arrangement Resolution, and (B) the written opinions of the Financial Advisors referred to in Section 3.19; (iv) provide the Purchaser with copies of or access to information regarding the Company Meeting generated by any proxy solicitation services firm retained by the Company, as requested from time to time by the Purchaser; and (v) advise the Purchaser, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Meeting, as to the total number of votes received in favor and the total number of votes received opposing the Arrangement Resolution.

(b) In connection with the Company Meeting, the Company shall (i) as promptly as reasonably practicable (and, subject to the Purchaser furnishing in a timely manner all information concerning it, Parent, the Guarantors, the Equity Financing Sources, the Debt Financing Sources, any of their Affiliates and any transaction any of them have or are contemplating entering into in connection with this Agreement that is necessary in connection with the preparation of the Company Proxy Statement and any other filing by the Company with the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, in any event within twenty (20) days) after the date hereof prepare and file with the SEC and the Canadian securities regulatory authorities the Company Proxy Statement; (ii) respond as promptly as reasonably practicable to any written or oral comments received from the SEC or any other Governmental Authority with respect to such filing and will provide copies of such written comments or summaries of such oral comments to Purchaser promptly upon receipt and copies of proposed responses to SEC or other comments prior to filing; (iii) as promptly as reasonably practicable prepare and file (after Purchaser has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC or other comments or as required by Law; (iv) use its reasonable best efforts to have the SEC or any other applicable Governmental Authority confirm that it has no further comments on the Company Proxy Statement, and thereafter mail to the Company Shareholders and the Company Warrant Holder as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Meeting; provided that the Company shall be under no obligation to mail the Company Proxy Statement to the Company Shareholders and the Company Warrant Holder prior to obtaining the Interim Order or prior to the Go-Shop Period End Time; (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company Shareholders and the Company Warrant Holder any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Meeting; and (vi) otherwise use its reasonable best efforts to comply with all requirements of Law applicable to the Company Meeting and the Arrangement. Purchaser shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under applicable Law. If applicable, in connection with the filing of the Company Proxy Statement, the Company and Purchaser shall cooperate to (i) concurrently with the preparation and filing of the Company Proxy Statement, jointly prepare and file with the SEC any other filing by the Company with the SEC that may be required to be filed concurrently with the Company Proxy Statement under applicable Securities Laws in connection with the transactions contemplated hereby relating to the transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of such other filing; (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and shall consult with each other prior to providing such response; (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC or other comments or as required by Law; (iv) have the SEC confirm that it has no further comments on such other filing; and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company Shareholders any supplement or amendment to such other filing, if required by applicable Law and if any event shall occur which requires such action at any time prior to the Company Meeting. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or the filing of such other filings or response letters referred to above (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or any other Governmental Authority with respect thereto, the party responsible for filing or mailing such document shall consult with the other party and provide the other party an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party.

(c) Each of the Company and Purchaser shall promptly notify the other if at any time before the Company Meeting it becomes aware that the Company Proxy Statement or any other filing by the Company with the SEC that may be required under applicable Securities Laws with the SEC, if any, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

Section 6.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including preparing and filing as promptly as practicable all documentation to effect all necessary or appropriate filings, consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, or cause to be made:

(i) within fifteen (15) Business Days of the date hereof, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby;

(ii) within fifteen (15) Business Days of the date hereof, (A) a request, in the form of a letter from Purchaser to the Commissioner of Competition, in respect of the Arrangement for an advance ruling certificate pursuant to Section 102(1) of the Competition Act or, in the alternative, a No Action Letter and such letter shall explain why the Arrangement will not prevent or lessen, or be likely to prevent or lessen, competition substantially within the meaning of Section 92 of the Competition Act and (B) a notification pursuant to Section 114 (“Competition Notification”), unless the parties hereto, each acting reasonably, mutually agree in writing to either not file a Competition Notification or on an alternative period of time in which to file a Competition Notification (including, for example, filing the notification Competition Notification only if approval under the Competition Act has not been received within a reasonable amount of time after the request contemplated by clause (A) has been made);

(iii) within twenty (20) Business Days of the date hereof, a notification to The Federal Antimonopoly Service of the Russian Federation pursuant to FLN 135;

(iv) within twenty (20) Business Days of the date hereof, appropriate filings with each applicable Governmental Authority for the purpose of obtaining the Telecom Approvals; and

(v) as soon as practicable after the date hereof, all other filings and authorizations required under applicable Law in connection with the transactions contemplated hereby.

(b) Each party agrees to supply, as promptly as reasonably practicable, any information and documentary material that may be reasonably required by the other party in order to make the filings required by this Section 6.2, and such additional information and documentary material that may be requested by a Governmental Authority under applicable Law in connection with the transactions contemplated hereby and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.2 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations or approvals, as applicable, as required under applicable Law as soon as practicable.

(c) Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.2(a) to obtain all requisite approvals and authorizations for the transactions contemplated hereby, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any filing, submission, communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) In furtherance and not in limitation of the covenants of the parties contained in Section 6.2(a) and Section 6.2(c), if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any Proceeding is instituted (or threatened to be instituted) by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as prohibited by or violating any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand, shall:

(i) take all action necessary to resolve any such objections or suits so as to permit consummation of the transactions contemplated hereby, including offering, negotiating, agreeing to, committing to and effecting, by consent decree, hold separate order, settlement, undertaking, stipulation or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of each of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand; (B) the termination, amendment or assignment of existing relationships or contractual rights or obligations of each of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand; (C) the change or modification of any course of conduct regarding future operations of each of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand; and (D) any other restrictions on the activities of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand, with respect to, or their ability to retain, one or more of their respective businesses, assets or rights or interests therein (each of the actions in this clause (i), a “Regulatory Requirement”); and

(ii) contest, defend and appeal any Proceedings, whether judicial or administrative, brought or threatened to be brought by any Person (including any Governmental Authority) in order to avoid entry of, or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the transaction contemplated by this Agreement from occurring prior to the End Date.

(e) Except as expressly provided for in Section 6.2(f), all such efforts pursuant to this Section 6.2 shall be unconditional and shall not be qualified in any manner and no actions taken pursuant to this Section 6.2 shall be considered for purposes of determining whether an Intervening Event has occurred or would reasonably be expected to occur. If any Regulatory Requirement agreed to by Parent and/or Purchaser requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, Parent and Purchaser hereby consent to the taking of such action by the Company and its Subsidiaries to the extent required by such Regulatory Requirement.

(f) Notwithstanding anything to the contrary in this Agreement, in no event (i) will Purchaser’s Affiliates or any other Person (other than Parent, Purchaser, the Company and the Company’s Subsidiaries) be obligated to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or otherwise take any action that limits their freedom of action with respect to, or their ability to retain any share capital or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or otherwise be obligated to subject itself to any Regulatory Requirement, (ii) will the Company or any of the Company’s Subsidiaries subject itself or any other Person to any Regulatory Requirement without the prior written consent of Purchaser (which consent Purchaser shall grant if such Regulatory Requirement does not involve any Burdensome Condition), (iii) will Parent, Purchaser, the Company or the Company’s Subsidiaries be obligated to subject itself to any Regulatory Requirement unless such Regulatory Requirement is conditioned upon, and only effective as of, the Closing or (iv) will anything in this Section 6.2 require Parent, Purchaser, the Company or the Company’s Subsidiaries, any of their respective Affiliates or any other Person to become subject to any Burdensome Condition.

Section 6.3 Access to Information. (a) Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective officers and employees to provide Purchaser and its Representatives, and the Debt Financing Sources and their respective Representatives, upon reasonable advance notice, (i) such access to the offices, properties, books and records, management and other personnel of the Company and its Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company and its Subsidiaries) as Purchaser reasonably may request; (ii) monthly financial information of the type set forth in the sample monthly financial report on Section 6.3 of the Company Disclosure Letter, as and when finalized by the Company’s management and (iii) all documents that Purchaser reasonably may request. Notwithstanding the foregoing, none of Purchaser, the Debt Financing Sources or their respective Representatives shall have access to any books, records and other information the disclosure of which (A) would, in the Company’s good faith opinion, result in the loss of attorney-client privilege with respect to such books, records and other information; or (B) would violate any obligation of the Company, that is in existence as of the date hereof or comes into existence after the date hereof in the ordinary course of business, to a third party with respect to confidentiality, if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such disclosure and to prevent such obligation to come into existence to the extent it comes into existence after the date hereof. The parties will use their reasonable best efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

(c) All information obtained pursuant to this Section 6.3 shall be kept confidential in accordance with the Confidentiality Agreement.

Section 6.4 Solicitation. (a) Notwithstanding any provision of this Section 6.4 to the contrary (other than Section 6.4(d) and Section 6.4(e)), during the period beginning on the date hereof and continuing until 11:59 p.m., Ottawa, Ontario time, on June 7, 2018 (the “Go-Shop Period End Time”), the Company and its Subsidiaries and their respective directors, officers, employees, consultants, agents, advisors, Affiliates and other representatives (“Representatives”) shall have the right to directly or indirectly: (i) initiate, solicit and encourage, whether publicly or otherwise, Acquisition Proposals from any third party, including by way of providing access to non-public information or Company Employees pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Purchaser any non-public information concerning the Company or its Subsidiaries, and access to any Company Employees, that is provided to any Person given such access and which was not previously provided to Purchaser; and (ii) enter into and maintain discussions or negotiations with respect to Acquisition Proposals with any third party or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations or the making of any Acquisition Proposal from any third party. Purchaser shall not, and shall cause each of its Affiliates not to, take any action that such Person knows will interfere with or prevent the participation of any Person, including any director, officer or employee of the Company or any of its Subsidiaries and any bank, investment bank or other potential provider of debt or equity financing, in negotiations and discussions permitted by this Section 6.4(a).

(b) Subject to Section 6.4(c), from and after the Go-Shop Period End Time until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, none of the Company, its Subsidiaries or any of their respective Representatives shall, directly or indirectly: (i) initiate, solicit, propose, knowingly encourage, knowingly facilitate or knowingly assist (including by way of providing or making available information or providing access to its properties, books, records or personnel) the submission of any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, an Acquisition Proposal or continue or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or furnish or disclose to any Person (other than Purchaser and its Representatives) any information in connection therewith; (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, amalgamation agreement, arrangement agreement, plan of arrangement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or (iii) authorize or commit to do any of the foregoing. Subject to Section 6.4(c), from and after the Go-Shop Period End Time (or, with respect to an Excluded Party, after it ceases to be an Excluded Party), the Company, its Subsidiaries and their respective Representatives shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company, its Subsidiaries or any Representatives with respect to any potential Acquisition Proposals and, if not already so requested, request the prompt return, destruction or erasure of all confidential information previously furnished to any Persons or their Representatives during any solicitation, encouragement, discussion or negotiation that occurred during the period from the six (6) months prior to the date of this Agreement through the Go-Shop Period End Time (or, with respect to an Excluded Party, through the time that it ceases to be an Excluded Party).

(c) Notwithstanding any other provision of this Agreement or any standstill agreement or similarly restrictive agreement between the Company and any other Person, but subject to Section 6.4(d), if at any time following the date hereof and prior to obtaining the Requisite Vote, (i) the Company receives a bona fide written Acquisition Proposal from a third party not solicited or obtained in violation of Section 6.4(b) and (ii) the Board determines in good faith (after consultation with outside counsel and financial advisors) that (x) such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (y) that the failure to furnish information or enter into discussions or negotiations with such person pursuant to this Section 6.4(c) would be inconsistent with its fiduciary duties under applicable Law, then, prior to obtaining the Requisite Vote, the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that (x) the Company and its Representatives will not disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, and (y) the Company will promptly provide to Purchaser any non-public information concerning the Company or its Subsidiaries, and access to any Company Employees, provided to such other Person which was not previously provided to Purchaser. Notwithstanding anything to the contrary contained in Section 6.4(b) or this Section 6.4(c), if there is one or more Excluded Parties following the Go-Shop Period End Time, the Company and its Subsidiaries and their respective Representatives may continue to engage in the activities described in Section 6.4(a) after the Go-Shop Period End Time with respect to any such Excluded Party, including with respect to any amended proposal submitted by any such Excluded Party, so long as such Person or group of Persons continues to be an Excluded Party, following the Go-Shop Period End Time until the earlier of the Cut-Off Time and the time that such Excluded Party ceases to be an Excluded Party; provided that the Company, its Subsidiaries and their respective Representatives comply in all material respects with the requirements of this Section 6.4.

(d) The Company shall promptly (and in any event within twenty-four (24) hours) notify Purchaser in the event that the Company, its Subsidiaries or any of its or their respective Representatives receives (i) an Acquisition Proposal from a Person or group of related Persons (but prior to the Go-Shop Period End Time only a written Acquisition Proposal); (ii) any request made after the Go-Shop Period End Time by a Person or group of related Persons other than an Excluded Party for information relating to any potential Acquisition Proposal; or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal made after the Go-Shop Period End Time by a Person or a group of related Persons other than an Excluded Party. Any such notice required by the preceding sentence shall include the identity of the Person or group of Persons (other than, prior to the Go-Shop Period End Time, with respect to an Excluded Party or any party that may become an Excluded Party) making such proposal, request or inquiry and the material terms and conditions thereof (and shall include a copy of any written proposal, inquiry or request, which may, prior to the Go-Shop Period End Time, redact the identity of an Excluded Party or any party that may become an Excluded Party). The Company shall keep Purchaser informed on a prompt and current basis (and in any event within twenty-four (24) hours) as to the status and any material developments, modifications, discussions and negotiations concerning the matters referred to in the two preceding sentences that the Company is required to notify Purchaser in respect of, including the material terms and conditions thereof (and shall include a copy of any written modification or other material documentation relating thereto, which may, prior to the Go-Shop Period End Time, redact the identity of an Excluded Party or any party that may become an Excluded Party). Without limiting the foregoing, after the Go-Shop Period End Time, the Company shall notify Purchaser in writing promptly (and in any event within twenty-four (24) hours) upon providing or making available information or engaging in negotiations concerning an Acquisition Proposal from a Person or group of related Persons pursuant to Section 6.4(c). Notwithstanding anything to the contrary contained in this Section 6.4, the Company and its Representatives shall provide confidential information only in compliance with the requirements of this Section 6.4(d) and the Company and its Subsidiaries shall not be party to any agreement that prohibits the Company from providing or making available to Purchaser any information provided or made available to any other Person pursuant to an Acceptable Confidentiality Agreement or otherwise complying with this Section 6.4.

(e) Neither the Board nor any committee thereof shall directly or indirectly (i) modify or qualify in a manner adverse to Purchaser or withdraw, or publicly propose to modify or qualify in a manner adverse to Purchaser or withdraw, the Recommendation, (ii) approve or make any recommendation to the Company Shareholders in connection with any tender offer, take-over bid or other Acquisition Proposal (other than a recommendation against such offer), (iii) fail to include the Recommendation in the Company Proxy Statement or otherwise take any other action in connection with the Company Meeting or make any other public statement inconsistent with such Recommendation, (iv) fail to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days after Purchaser so reasonably requests in writing after a material event or development (other than a take-over bid, tender offer or exchange offer) (or within such fewer number of days as remains prior to the day that is two (2) Business Days before the Company Meeting), provided that, Purchaser may not make such request prior to the Go-Shop Period End Time, (v) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, fail to recommend, in a solicitation/recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer within ten (10) Business Days of the commencement of such tender offer or exchange offer, or (vi) in the case of a take-over bid or insider bid subject to National Instrument 62-104 - Take-Over Bids and Issuer Bids of the Canadian Securities Administrators, fail to recommend, in a directors’ circular, rejection of such take-over bid or insider bid within fifteen (15) days of the date of such take-over bid or insider bid (any of the actions referred to in the foregoing clauses (i) through (vi) taken by the Board or a committee thereof, a “Recommendation Withdrawal”); provided, that at any time prior to obtaining the Requisite

Vote, if (A) either (1) the Company receives an Acquisition Proposal which the Board concludes in good faith (after consultation with its outside counsel and financial advisors) constitutes a Superior Proposal or (2) the Board concludes in good faith (after consultation with its outside counsel and financial advisors) there has been an Intervening Event and (B) the Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, then the Board may (x) make a Recommendation Withdrawal or (y) terminate this Agreement pursuant to Section 8.1(c)(ii) in order to enter into a definitive agreement with respect to such Superior Proposal; provided, however, the Company shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and any purported termination pursuant to Section 8.1(c)(ii) shall be void and of no force or effect, unless the Company has complied with this Section 6.4 (other than with respect to any breach that is de minimis) and concurrently with such termination the Company pays to Purchaser the Termination Fee payable pursuant to Section 8.2(a) and substantially concurrently enters into a definitive agreement providing for such Superior Proposal; and provided, further, that the Board of Directors may not effect a Recommendation Withdrawal pursuant to this Section 6.4(e) or terminate this Agreement pursuant to Section 8.1(c)(ii) unless:

(i) the Company shall have provided prior written notice to Purchaser, at least four (4) Business Days in advance (the “Notice Period”), of its intention to effect a Recommendation Withdrawal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify, as applicable: (A) the material terms and conditions of any such Superior Proposal (notwithstanding anything herein to the contrary, including the identity of the Person or group of Persons making such Superior Proposal) and include all relevant transaction documents or (B) the facts and circumstances in reasonable detail of the Intervening Event;

(ii) during the Notice Period (or such shorter period as is specified in Section 6.4(f) below), the Board and its Representatives have negotiated in good faith with Purchaser (to the extent Purchaser desires to negotiate) regarding any revisions to the terms of this Agreement that may, at Purchaser’s sole discretion, be proposed by Purchaser in response to such Superior Proposal or Intervening Event, as applicable; and

(iii) at the end of the Notice Period (or such shorter period as is specified in Section 6.4(f) below), the Board (A) concludes in good faith (after consultation with its outside counsel and financial advisors) taking into account any adjustment or modification of the terms of this Agreement proposed by Purchaser that is capable of acceptance, that, as applicable, (1) the Acquisition Proposal continues to be a Superior Proposal or (2) the Intervening Event continues to warrant a Recommendation Withdrawal; and (B) concludes in good faith (after consultation with outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(f) In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Purchaser and to comply with the requirements of Section 6.4(e) with respect to such new written notice, except that the Notice Period shall be reduced to two (2) Business Days.

(g) The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits the Company from complying with this Section 6.4.

(h) Nothing contained in this Section 6.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position as required by Rules 14d-9 and 14e-2(a) under the Exchange Act or similar Laws under Canadian Securities Laws or (ii) making any disclosure to the Company Shareholders if, in the good faith judgment of the Board (after consultation with outside counsel), the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law; provided, however, that, notwithstanding the foregoing, nothing in this Section 6.4(h) shall be deemed to permit a Recommendation Withdrawal to be made without complying with Section 6.4(e).

(i) Any breach by any Subsidiaries of the Company, or any directors, officers, employees or Affiliates of the Company or any of its Subsidiaries, of this Section 6.4 shall be deemed a breach by the Company of this Section 6.4. Any material breach by any Representatives of the Company or any of its Subsidiaries (other than any directors, officers, employees or Affiliates of the Company or any of its Subsidiaries) of this Section 6.4 shall be deemed a breach by the Company of this Section 6.4.

Section 6.5 Director and Officer Liability.

(a) From and after the Effective Time, Purchaser shall and shall cause the Company to, to the greatest extent permitted by Law, indemnify and hold harmless (and comply with all of the Company’s and its Subsidiaries’ obligations existing as of the date hereof to indemnify and hold harmless, including obligations to advance funds for expenses) each Person who served or serves as a former or present director, manager or officer of the Company or any of its Subsidiaries and each Person who served or serves as a director, officer, manager, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each such Person, together with such Person’s heirs, executors or administrators, an “Indemnified Person”), against any and all costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), incurred in connection with any Proceeding or investigation with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions contemplated hereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request or for the benefit of the Company or any of its Subsidiaries as a director, officer, member, trustee or fiduciary of another Person, whether asserted or claimed prior to, at or after the Effective Time. Purchaser shall, and shall cause the Company to, use reasonable best efforts to assist in the defense of such matter with the Indemnified Person in the defense of any such Proceeding.

(b) As of the Effective Time, the Company shall have purchased, and, following the Effective Time, Purchaser shall cause the Company to maintain, a tail policy to the current policy of directors’ and officers’ liability insurance maintained on the date hereof by the Company (the “Current Policy”), which tail policy shall be effective for a period from the Effective Time through and including the date six (6) years after the Effective Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policy shall contain substantially the same coverage and amount as, and contain terms and conditions no less favorable, in the aggregate, than the coverage currently provided by the Current Policy; provided, that the Company shall not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided, further that the cost of such tail policy shall not exceed 300% of the Company’s current annual premium for its Current Policy (the “Current Premium”), it being understood that if the cost of such tail policy would exceed 300% of the Current Premium then the Company shall purchase a tail policy that contains the highest level of coverage that can be obtained for such amount.

(c) This Section 6.5 shall survive the consummation of the Arrangement and is intended to be for the benefit of, and shall be enforceable by each Indemnified Person (each of whom shall, for the avoidance of doubt, be deemed third-party beneficiaries of this Agreement for purposes of this Section 6.5) and shall be binding on Purchaser, the Company and their successors and assigns. In the event that Purchaser or the Company, as applicable, or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person (including by dissolution), then, and in each such case, Purchaser shall cause proper provision to be made so that the successors and assigns of Purchaser or the Company, as applicable, assume and honor the obligations set forth in this Section 6.5.

(d) The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any insurance policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.5 is not prior to or in substitution for any such claims under any such policies.

Section 6.6 Public Announcements. The initial press release issued by Purchaser and the Company concerning this Agreement and the transactions contemplated hereby shall be a joint press release, the contents of which have received prior approval from both such parties, and thereafter, except with respect to any press release or other public statement in connection with a Recommendation Withdrawal or any action taken pursuant to and, in each case, only to the extent permitted by Section 6.4(e), Section 6.4(h) or Article VIII), so long as this Agreement is in effect, the parties will consult with each other in good faith before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable Law, will not issue any such press release or make any such public statement without the consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed); provided, that the restrictions set forth in this Section 6.6 shall not apply to any press release or other public statement issued or made, or proposed to be issued or made, that is consistent in all material respects with previous press releases or public statements made by a party hereto in accordance with this Section 6.6.

Section 6.7 Employee Matters.

(a) Without limiting any additional rights that any Company Employee employed by the Company or any of its Subsidiaries at the Effective Time (“Current Employee”) may have under any Company Benefit Plan, Purchaser shall, or shall cause the Company and each of its Subsidiaries, for so long as a Current Employee remains employed by Purchaser and its Subsidiaries during the period commencing at the Effective Time and ending on the first anniversary thereof, to maintain for such Current Employee (i) his or her salary or hourly wage rate, commission structure and opportunities, and/or target cash bonus opportunities that are each no less favorable, and (ii) all other compensation and benefits, including severance, that are substantially comparable in the aggregate, to those maintained for and provided to such Current Employee immediately prior to the Effective Time; provided, however, nothing herein shall prevent the amendment or termination of any Company Benefit Plans or interfere with Purchaser’s or Company’s right or obligation to make such changes as are necessary to conform with applicable Law. Nothing in this Section 6.7 shall limit the right of Purchaser, the Company or any of its Subsidiaries to terminate the employment of any Current Employee at any time in a manner consistent with any applicable Law and any applicable Company Benefit Plan.

(b) As of and after the Effective Time, Purchaser shall, or shall cause the Company to, give each Current Employee full credit for purposes of eligibility to participate and vesting (but not for purposes of benefit accruals, except for purposes of vacation and severance) under any Employee Benefit Plans and any other pension, supplemental pension, retirement, employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements, in each case maintained for the benefit of Current Employees as of and after the Effective Time by Purchaser, the Company or its Subsidiaries (each, a “Purchaser Plan”) for such Current Employee’s service with the Company and its Subsidiaries and their predecessor entities prior to the Effective Time, to the same extent such service is recognized as of immediately prior to the Effective Time by Purchaser, the Company or its Subsidiaries under comparable Company Benefit Plans. With respect to each Purchaser Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) and any other similar plan maintained in a jurisdiction other than the United States, with respect to which a Current Employee becomes eligible to participate for the first time after the Effective Time and during the year in which the Effective Time occurs, Purchaser shall, or shall cause the Company and its Subsidiaries to, where applicable, use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations or exclusions and actively-at-work requirements with respect to the Current Employees and their eligible dependents and (ii) give effect, for the year in which the Effective Time occurs, for purposes of satisfying any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Current Employees and their eligible dependents under the corresponding Company Benefit Plan in which such Current Employees and their eligible dependents participated immediately prior to the Effective Time.

(c) From and after the Effective Time, Purchaser shall, or shall cause the Company and its Subsidiaries to, assume and honor, in accordance with their respective terms,

(i) each existing employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its Subsidiaries, on the one hand, and any officer, director or employee of that company, on the other hand, (ii) each bonus plan, program or agreement and (iii) all obligations pursuant to existing compensation and benefit arrangements of the Company or its Subsidiaries in effect as of the Effective Time, in the case of each of the foregoing clauses (i), (ii) and (iii), to the extent legally binding on the Company or any of its Subsidiaries; provided that, for the avoidance of doubt, the foregoing shall not prohibit Purchaser, the Company, or any of their respective Subsidiaries from amending or terminating any plan, policy, program, agreement, or arrangement referenced in the foregoing clauses (i), (ii) and (iii) to the extent permitted by the terms thereof.

(d) The provisions of this Section 6.7 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) confer upon or give to any person (including, for the avoidance of doubt, any Company Employees), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.7) under or by reason of any provision of this Agreement, (ii) establish, amend, or modify any benefit plan, program, agreement or arrangement, including any Company Benefit Plan or any Purchaser Plan, (iii) alter or limit the ability of any of Purchaser, the Company, or any of their respective Subsidiaries, to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) is intended to confer upon any Company Employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

Section 6.8 Financing.

(a) From and after the date hereof and prior to the Effective Time, or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall provide, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives, including legal and accounting, to provide all cooperation reasonably requested by Parent in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, taken as a whole), including (i) participation, including participation by management of the Company with appropriate seniority and expertise, on a timely basis in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies; (ii) assisting Parent and the Debt Financing Sources with the preparation of materials for rating agency presentations, bank information memoranda, business projections, marketing materials and similar documents required in connection with the Debt Financing; (iii) executing and delivering any pledge and security documents, guarantees, currency or interest rate hedging arrangements, other definitive financing documents or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters and consents of auditors for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral (including obtaining third party consents and estoppels); provided, that, in each case, any such document, certificate, opinion or pledge shall be conditioned on Closing and shall only be effective at or after the Effective Time; (iv) furnishing Parent and the Debt Financing Sources as promptly as practicable with all Required Information and as promptly as practicable, informing Parent if the Company or its Subsidiaries have actual knowledge of any facts that would be reasonably likely to require the restatement of any financial statements comprising a portion of the Required Information; (v) taking all actions reasonably necessary to (A) permit the Debt Financing Sources to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) effective on or after the Effective Time, establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; (vi) taking all corporate actions, and other actions that are reasonably requested by Parent and within the control of the Company or its Subsidiaries, to satisfy any requirements necessary to consummate the Debt Financing and the direct borrowing or incurrence of all of the proceeds of the Debt Financing by Parent or the Company, as applicable; provided that the corporate actions described in clause (vi) shall be conditioned on Closing and shall only be effective on or after the Effective Time; (vii) promptly furnishing to Parent and the Debt Financing Sources at least four (4) Business Days prior the Effective Date with all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, relating to the Company or its Subsidiaries, in each case reasonably requested by Parent at least seven (7) Business Days prior to the Effective Date; (viii) assisting Parent in connection with the preparation of pro forma financial information and pro forma financial statements of the Company and its Subsidiaries of the type required by the Debt Financing Commitment or necessary or reasonably required by Debt Financing Sources to be included in any customary marketing materials; provided that none of the Company or any of its Subsidiaries or Representatives shall be required to actually prepare any such pro forma financial information; and (ix) providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing customary representations that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and the accuracy of the information contained in the disclosure and the marketing materials. None of the Company or any of its Subsidiaries shall be required to pay prior to the Effective Time any commitment or other similar fee in connection with the Debt Financing that is not promptly (within five (5) Business Days of delivery of documentation evidencing such cost or expense) reimbursed by Parent. Parent shall on the earlier of the Effective Date and the termination of this Agreement, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities and Damages suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided by or on behalf of the Company or the Subsidiaries), in each case, other than to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct of, or material breach of this Section 6.8 by, the Company or any of its Subsidiaries or their respective Representatives (the reimbursement and indemnification obligations of Parent set forth in this sentence and in Section 6.14 are referred to, collectively, as the “Reimbursement Obligations”). The Company hereby consents to the use of its and its Subsidiaries’ trademarks and logos in connection with the Debt Financing, provided that such trademarks and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their trademarks or logos. All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to this Section 6.8(a) shall be kept confidential in accordance with the Confidentiality Agreement; provided, however, that (x) such information may be shared on a confidential basis with any actual or prospective Debt Financing Sources, their representatives and Affiliates in connection with the Debt Financing and (y) Parent, its Representatives and the Debt Financing Sources shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Debt Financing so long as Parent and its Representatives reasonably cooperate with the Company in order to permit the Company to comply with its obligations under applicable Law relating to the disclosure of such confidential information.

(b) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions in the Debt Financing Commitments at or prior to the Effective Time, including (i) negotiating definitive agreements with respect thereto on the terms and conditions contained therein or on other terms, taken as a whole, no less favorable to Parent, (ii) satisfying on a timely basis all conditions applicable to Parent in such definitive agreements that are within its control and (iii) enforcing all of its rights under the Debt Financing Commitments (or any definitive agreements with respect thereto), including by filing one or more Proceedings against the Debt Financing Sources to fully enforce the Debt Financing Sources’ obligations under the Debt Financing Commitments. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, Parent shall use its reasonable best efforts to obtain alternative financing commitments from alternative sources on terms, taken as a whole, no less favorable to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. For purposes of this Section 6.8(b), the term “Debt Financing Commitments” shall be deemed to include any such commitment with respect to an alternative financing to the extent such commitment is then in effect and the term “Debt Financing” shall be deemed to include any alternative financing so obtained or arranged by Parent. Parent shall keep the Company reasonably apprised of material developments relating to the Debt Financing.

(c) Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other material provision under the Debt Financing Commitments and Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other material provision under the Equity Commitment Letters, in each case, without the consent of the Company if such amendments, modifications or waivers would impose any new or additional condition or otherwise amend, modify or waive any of the conditions to the receipt of the applicable Financing, in each case in a manner that would be reasonably likely to cause any material delay in the satisfaction of the conditions set forth in Article VII (it being understood that Parent may, without the consent of the Company, amend, restate, modify, supplement or replace the Debt Financing Commitments to add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities and to provide for the assignment and reallocation of a portion of the financing commitments).

(d) In no event shall Purchaser or any of its Affiliates (i) award any investment banker or financial advisor any financial advisory role on an exclusive basis, or

(ii) engage any bank or investment bank or other provider of debt financing on an exclusive basis (or otherwise on terms that would reasonably be expected to prevent such provider from providing or seeking to provide financing to any third party in connection with an Acquisition Proposal), in the case of clauses (i) and (ii) in connection with the transactions contemplated hereby; provided, however, that the foregoing shall not restrict any arrangements with Evercore Group L.L.C., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC or TD Bank, N.A. (or any of their respective Affiliates) as financial advisors but not, for the avoidance of doubt, exclusive arrangements as debt financing sources. Until the Go-Shop Period End Time, and after such time with respect to an Excluded Party, if any, until the time that it ceases to be an Excluded Party, neither Purchaser nor any of its Affiliates shall seek or obtain any equity commitments or equity financing in respect of the transactions contemplated hereby, or provide any information in respect thereof to any potential investor in Purchaser, or any of Purchaser’s or any such investor’s financing sources or potential financing sources or other Representatives who have not been provided any such information prior to the date hereof. Purchaser shall cause its Affiliates to comply with the foregoing covenant. In addition, Purchaser and its Affiliates shall not cause any of the portfolio companies affiliated with Searchlight Capital Partners, L.P. that would, but for the provisos in the definition of “Affiliate”, be Affiliates of Purchaser, to take any of the actions prohibited by the foregoing covenant.

(e) Notwithstanding anything in this Agreement or in the Confidentiality Agreement to the contrary, Purchaser and its respective Affiliates may enter into discussions, negotiations, arrangements or understandings with respect to equity financing or equity financing commitments in respect of the transactions contemplated by this Agreement (including confidentiality and exclusivity agreements) with any Person that (y) is an Equity Financing Source or a limited partner (or equivalent) of investment funds of Searchlight Capital Partners, L.P. as of the date hereof (or an Affiliate thereof), or (z) is set forth on Section 6.8(d) of the Company Disclosure Letter, in each case of (y) and (z) and any advisor thereof; and provide information in connection therewith, without any such Persons being required to execute a joinder to the Confidentiality Agreement or otherwise enter into a confidentiality agreement.

(f) Notwithstanding anything in this Agreement to the contrary, the Company’s breach of any of its covenants and agreements required to be performed by it under Section 6.8(a) will not be considered in determining the satisfaction of the conditions in Section 7.2(b) unless such breach results in, or is a cause of, Parent being unable to obtain the proceeds of the Debt Financing prior to or at the Closing.

Section 6.9 Treatment of Company Credit Agreement. The Company shall deliver all notices in accordance with the terms of the Company Credit Agreement and any related loan document, and take all other reasonable actions to facilitate, and shall use reasonable best efforts to obtain and deliver to Purchaser no later than three (3) Business Days prior to the Effective Time a customary, executed payoff letter (the “Payoff Letter”) with respect to, (i) the satisfaction and release of all of the Company and its Subsidiaries’ liabilities and obligations (including all Indebtedness for borrowed money, if any, of the Company and its Subsidiaries outstanding as of the Closing, but excluding any contingent indemnification obligations that are not then due and payable and that by their terms are to survive the termination of the Company Credit Agreement and the related loan documents and any letters of credit or similar instruments that are cash collateralized on the Effective Date in accordance with the terms of the Company

Credit Agreement and the related loan documents) under the Company Credit Agreement and the related loan documents, (ii) the termination of the Company Credit Agreement and all related loan documents and (iii) the release of all Liens and guarantees related to the Company Credit Agreement and the related loan documents; provided that (A) in no event shall this Section 6.9 require the Company to cause any such satisfaction, termination or release other than at the Effective Time and (B) Purchaser shall provide, or cause to be provided, all funds required to effect such repayment.

Section 6.10 Confidentiality Agreement. Purchaser acknowledges the terms of the Confidentiality Agreement, and the parties hereto acknowledge and agree that this Agreement does not in any manner modify or limit the Company’s rights under such agreement other than as expressly specified in Section 6.8(e); provided that Sections 7, 9 and 10 of the Confidentiality Agreement are hereby terminated and of no force or effect. The Company shall not amend or grant any waiver of any confidentiality or similar agreement, other than any standstill obligation therein.

Section 6.11 Management. In no event shall Purchaser or any of its Affiliates, Representatives or investors in Purchaser enter into any arrangements with any Company Employee that prohibits or restricts such Company Employee from discussing, negotiating or entering into, any arrangements with any third party in connection with an Acquisition Proposal not otherwise in violation of Section 6.4; provided, that this Section 6.11 does not prohibit the entering into of any rollover agreements approved by the Board. Purchaser shall cause its Affiliates, Representatives and each investor in Purchaser to comply with the foregoing covenant.

Section 6.12 Company Plans. At or prior to the Effective Time, the Company, the Board or the Compensation Committee of the Board, as applicable, shall adopt any resolutions and take all actions that are necessary to effectuate the provisions of this Agreement and the Plan of Arrangement related to the Company Options, Company RSUs and Company PSUs. The Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated hereby by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Litigation. The Company shall promptly notify Purchaser of any Proceeding brought or threatened against the Company or its directors by or on behalf of any holder of any Company Securities relating to this Agreement or the transactions contemplated hereby and shall keep Purchaser reasonably and promptly informed with respect to the status thereof. The Company shall give Purchaser the right to review and comment on all material filings or responses to be made by the Company in connection with any such Proceeding (and the Company shall in good faith take such comments into account) and the opportunity to participate in the defense and settlement of such Proceeding, and the Company shall not agree to any such settlement without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.14 Reorganization.

(a) The Company shall, and shall cause each of its Subsidiaries to, reasonably cooperate with Purchaser in planning, preparing and effectuating any reorganization of the Company’s or any of its Subsidiaries’ corporate structure, capital structure, business or operations, or transfer of securities, assets or business, in each case, to be completed prior to the Closing, as Purchaser may reasonably request or as may be necessary or appropriate to complete the transactions contemplated hereby, including amalgamations, liquidations, reorganizations or stock or asset transfers (each a “Reorganization Transaction”), and to use its commercially reasonable efforts to implement any such Reorganization Transaction as Purchaser may reasonably request; provided, however, that (i) such Reorganization Transaction does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (ii) such Reorganization Transaction is not, in the opinion of the Company, acting reasonably, prejudicial to the holders of Company Securities, the Company or any of its Subsidiaries and does not result in Taxes being imposed on, or any adverse Tax or other consequences to, any holder of Company Securities, (iii) such Reorganization Transaction shall not materially impede or delay, or prevent, the receipt of any regulatory approvals, the satisfaction of any other conditions set forth in Article VII, the ability of Purchaser to obtain the Financing or consummation of the transactions contemplated hereby, (iv) such Reorganization Transaction does not require the Company to obtain the approval of the Company Shareholders (other than is obtained by virtue of the approval of the Arrangement) and does not require the Company or any of its Subsidiaries to obtain any consent of any third party if obtaining such consent would reasonably be expected to materially impede or delay the consummation of the transactions contemplated hereby, (v) Purchaser shall pay all direct or indirect costs and liabilities, fees, Damages, penalties and Taxes that may be incurred by the Company or its Subsidiaries as a consequence of the implementation of or to unwind any such Reorganization Transaction if the Arrangement is not completed, including actual out-of-pocket costs and expenses for filing fees and expenses of external counsel and auditors which may be incurred in connection with such Reorganization Transaction, (vi) no such Reorganization Transaction or any action of the Company or its Subsidiaries requested by the Purchaser in connection therewith shall be considered to constitute a breach of the representations, warranties, covenants or agreements of the Company hereunder or in determining whether any of the conditions in Section 7.1 or Section 7.2 have been satisfied, (vii) such Reorganization Transaction shall not be contrary to applicable Laws or the organizational documents of the Company or any of its Subsidiaries (excluding wholly owned Subsidiaries) and would not result in any breach by the Company or any of its Subsidiaries of any Contract or Permit and (viii) such Reorganization Transaction shall not become effective unless Purchaser has irrevocably waived or confirmed in writing the satisfaction of all conditions in Section 7.1 and Section 7.2 and shall have confirmed in writing that it will, upon completion of the Reorganization Transaction, promptly and without condition or delay proceed to effect the Arrangement and (ix) such Reorganization Transaction is effected as close as reasonably practicable to the Effective Time.

(b) Purchaser shall provide written notice to the Company of any proposed Reorganization Transaction at least ten (10) Business Days prior to the anticipated Effective Time. Upon receipt of such notice, Purchaser and the Company shall, subject in all cases to Section 6.14(a), work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are reasonably necessary, including making amendments to this Agreement or the Plan of Arrangement, to give effect to such Reorganization Transaction. No Reorganization Transaction will be made effective unless (i) it is reasonably certain, after consulting with the Company, that the Arrangement will become effective, (ii) such Reorganization Transaction can be reversed or unwound without materially adversely affecting the holders of Company Securities, the Company or any of its Subsidiaries in the event the Arrangement does not become effective and this Agreement is terminated (after giving effect to any reimbursement required by to this Section 6.14), or (iii) the Company otherwise consents to such Reorganization Transaction, acting reasonably. The obligation of Purchaser to reimburse the Company for fees and expenses and be responsible for costs as set out in this Section 6.14 will be in addition to any other payment Purchaser may be obligated to make hereunder and will survive termination of this Agreement. If the Arrangement is not completed for any reason, and without prejudice to any other remedy of the Company, Purchaser hereby indemnifies and holds harmless the Company and its Subsidiaries and their respective Representatives from and against all liabilities, losses, Damages, Taxes suffered or incurred by any of them in connection with or as a result of any Reorganization Transaction, or to reverse or unwind any Reorganization Transaction.

(c) Without limiting the generality of the foregoing, but subject in all cases to Section 6.14(a) and Section 6.14(b), the Company acknowledges that Purchaser may enter into one or more transactions (the “Bump Transactions”) designed to step up the adjusted cost base of certain non-depreciable capital property of the Company or its Subsidiaries for purposes of the ITA, and agrees to use commercially reasonable efforts to assist Purchaser and to provide information reasonably required by Purchaser in this regard on a timely basis and to assist in the obtaining of any such information in order to facilitate a successful completion of the Bump Transactions or any such other reorganizations or transactions as is reasonably requested by Purchaser.

Section 6.15 Parent. Parent will cause Purchaser to comply with all of its obligations under this Agreement.

Section 6.16 Certain French Subsidiaries. Purchaser and the direct and indirect equityholders of Purchaser intend to cause any Subsidiaries that are organized in France to be directly or indirectly transferred to the Subsidiaries of the direct and indirect equityholders of Purchaser that are organized in France, and Purchaser and its direct and indirect equityholders intend to effect this transfer immediately after the Closing, all in accordance with, and for the purpose of applying, the provisions of section 223 B, c, of the French tax code (code général des impôts). Nothing described in this Section 6.16 will impede or delay, or prevent, the receipt of any regulatory approvals, the satisfaction of any other conditions set forth in Article VII, the ability of Purchaser to obtain the Financing or consummation of the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO THE ARRANGEMENT

Section 7.1 Conditions to the Obligations of Each Party. The obligations of each of the Company, Purchaser and Parent to consummate the Arrangement are subject to the satisfaction of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, with the written consent of each of Purchaser and the Company):

(a) Shareholder Approval. The Arrangement shall have been approved by the Requisite Vote and in accordance with any additional conditions which may be imposed by the Interim Order.

(b) Interim Order and Final Order. The Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of the Company and Purchaser, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise.

(c) Regulatory Approvals.

(i) Any applicable waiting period (or extensions thereof) or approvals under each Competition Law set forth on Section 7.1(c)(i) of the Company Disclosure Letter shall have expired, been terminated, been waived or been obtained; and

(ii) All filings, consents and approvals of (or filings or registrations with) any Governmental Authority required in connection with the transactions contemplated by this Agreement and set forth on Section 7.1(c)(ii) of the Company Disclosure Letter (the “Telecom Approvals”) shall have been obtained or made and shall be in full force and effect, and any applicable waiting periods in respect thereof shall have expired or been terminated.

(d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other Law (each, a “Restraint”) shall be in effect which prohibits, restrains or renders illegal the consummation of the Arrangement.

Section 7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser and Parent to consummate the Arrangement are subject to the satisfaction or valid waiver of the following further conditions (which may be waived, in whole or in part, with the written consent of Purchaser):

(a) Representations and Warranties. Each representation and warranty (i) set forth in the second sentence of Section 3.5(a) and the first sentence of Section 3.5(b) shall be true and correct in all respects both as of the date of this Agreement and at and as of the Closing as if made at and as of such time, other than failures to be true and correct which, individually or in the aggregate, are a de minimis inaccuracy, (ii) set forth in Section 3.1, Section 3.2, Section 3.5(a) (other than the second sentence), Section 3.5(b) (other than the first sentence), Section 3.18 and Section 3.20 shall be true and correct in all material respects both as of the date of this Agreement and at and as of the Closing as if made at and as of such time; (iii) set forth in Section 3.10(a) shall be true and correct both as of the date of this Agreement and as at and as of the Closing as if made at and as of such time; and (iv) set forth in Article III, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) both as of the date hereof and at and as of the Closing as if made at and as of such time, except in the case of this clause (iv) where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, provided, in each case, that any representation and warranty made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c) Officer’s Certificate. Purchaser shall have received a certificate signed by a senior officer of the Company certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).

(d) Material Adverse Effect. Since the date of this Agreement, no Change that is a Material Adverse Effect shall have occurred and be continuing.

(e) Dissent Rights. Dissent Rights shall not have been exercised in respect of more than 10% of the outstanding Shares.

Section 7.3 Conditions of the Obligations of the Company. The obligation of the Company to consummate the Arrangement is subject to the satisfaction or valid waiver of the following further conditions (which may be waived, in whole or in part, with the written consent of the Company):

(a) Representations and Warranties. Each representation and warranty of Purchaser and Parent contained in this Agreement shall be true and correct as of the Closing as if made at and as of such time, except where the failure of any such representation and warranty to be so true would not prevent the consummation of the transactions contemplated hereby; provided, in each case, that any representation and warranty made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only.

(b) Performance of Obligations of Purchaser. Purchaser and Parent shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) Officer’s Certificate. The Company shall have received a certificate signed by a senior officer of Purchaser and Parent certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Arrangement and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any prior approval of the Arrangement by the Company Shareholders):

(a) by mutual written consent of the Company and Purchaser;

(b) by either the Company or Purchaser, if:

(i) the Effective Time shall not have occurred on or before 5:00 p.m., New York City time, on January 23, 2019 (the “End Date”) unless the failure of the Effective Time to occur by such time is the result of, or caused by, the failure of the party seeking to exercise such termination right (with respect to Purchaser, including Parent) to perform or observe any of the covenants or agreements of such party (with respect to Purchaser, including Parent) set forth in this Agreement; provided, however, that if as of immediately prior to such time, all the conditions to Closing, other than the conditions set forth in Section 7.1(c), shall have been satisfied or shall be capable of being satisfied, the End Date may be extended by either Purchaser or the Company by written notice to the other party to April 22, 2019, which date shall thereafter be deemed to be the End Date;

(ii) if any Restraint having the effect set forth in Section 7.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party if their (with respect to Purchaser, including Parent’s) breach of any provision of this Agreement is the principal cause of or resulted in the application or imposition of such Restraint; or

(iii) at the Company Meeting or any adjournment thereof at which the Arrangement has been voted upon, the Company Shareholders and Company Warrant Holder fail to approve the Arrangement in accordance with the Interim Order.

(c) by the Company:

(i) if a breach of any representation, warranty, covenant or agreement on the part of Purchaser or Parent set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and such breach is incapable of being cured by the End Date or has not been cured prior to the 30th (thirtieth) day after giving of written notice thereof by the Company to Purchaser; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied;

(ii) prior to obtaining the Requisite Vote, in order to substantially concurrently enter into a definitive acquisition agreement providing for a Superior Proposal in accordance with, and subject to the terms and conditions of, Section 6.4(e); or

(iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Purchaser fails to consummate the Closing on the date required pursuant to Section 2.7, (C) the Company has irrevocably confirmed to Purchaser in writing that it is ready, willing and able to consummate the Closing; and (D) Purchaser fails to consummate the Closing within two (2) Business Days after the delivery of the notice described in clause (C).

(d) by Purchaser, if:

(i) there has been a Willful and Material Breach of any of the obligations under Section 6.4;

(ii) a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement (other than its obligations under Section 6.4) shall have occurred which would cause any of the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied, and such breach is incapable of being cured by the End Date or has not been cured prior to the 30th (thirtieth) day after the giving of written notice thereof by Purchaser to the Company; provided, however, that neither Purchaser or Parent is then in material breach of this Agreement so as to cause any of the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied; or

(iii) (A) the Board or any committee thereof shall have effected a Recommendation Withdrawal, or publicly proposed to effect a Recommendation Withdrawal or (B) the Company fails to include the Recommendation in the Company Proxy Statement.

The party desiring to terminate this Agreement shall give notice to the other party in accordance with Section 9.1 specifying the provision or provisions pursuant to which said termination is effective.

Section 8.2 Termination Fee.

(a) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) or by Purchaser pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii), then the Company shall pay the Termination Fee to Parent (or as directed by Parent) as directed in writing by Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.1(c)(ii) or within two (2) Business Days following termination of this Agreement in the case of a termination pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii).

(b) In the event that (1) this Agreement is terminated by Purchaser or the Company pursuant to (i) Section 8.1(b)(i) or Section 8.1(b)(iii) (or is terminated by the Company pursuant to a different section of Section 8.1 at a time when this Agreement was terminable by Purchaser pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii)), or (ii) is terminated by Purchaser pursuant to Section 8.1(d)(ii) (or is terminated by the Company pursuant to a different section of Section 8.1 at a time when this Agreement was terminable by Purchaser pursuant to Section 8.1(d)(ii)) and, (2) at any time after the date hereof and prior to such termination, an Acquisition Proposal shall have been publicly announced or publicly made known and not publicly withdrawn (or, in the case of clause (ii), shall have been communicated or made known to the Board and not withdrawn) and, (3) if within twelve (12) months after such termination, the Company or any of its Subsidiaries consummates an Acquisition Proposal, or enters into a definitive agreement with respect to an Acquisition Proposal which is subsequently consummated, then, on the date of the consummation of such Acquisition Proposal, the Company shall pay the Termination Fee to Parent (or as directed by Parent) (for purposes of the foregoing clauses (2) and (3), references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”).

(c) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(iii), then Parent shall pay to the Company the Purchaser Termination Fee within two (2) Business Days following such termination by the Company.

(d) In the event that this Agreement is terminated by Purchaser or the Company pursuant to Section 8.1(b)(iii) (or is terminated by the Company pursuant to a different section of Section 8.1 at a time when this Agreement was terminable by Purchaser pursuant to Section 8.1(b)(iii)), then the Company shall pay Parent (or as directed by Parent) $7,500,000 (the “Expense Reimbursement”) in respect of expenses incurred by Parent, Purchaser and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby without need for supporting documentation within two (2) Business Days following such termination. Any Expense Reimbursement shall be credited against any subsequently payable Termination Fee.

(e) Any amount that becomes payable pursuant to Section 8.2(a), Section 8.2(b), Section 8.2(c) or Section 8.2(d) shall be paid by wire transfer of immediately available funds to an account designated by the party entitled to receive such payment.

(f) Each of the Company, Parent and Purchaser acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated hereby, and that, without these agreements, neither the Company, Parent nor Purchaser would have entered into this Agreement, and that any amounts payable pursuant to this Section 8.2 are not a penalty. If the Company fails to pay as directed in writing by Parent any amounts due to accounts designated by Parent pursuant to this Section 8.2 within the time periods specified in this Section 8.2 or Parent fails to pay the Company any amounts due to the accounts designated by the Company pursuant to this Section 8.2 within the time periods specified in this Section 8.2, the Company or Parent, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Purchaser or Parent, on the one hand (which shall be paid to Parent (or as directed by Parent)) or the Company, on the other hand, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal plus 5.0%, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment (the obligations in this sentence are referred to collectively as the “Enforcement Expenses”).

(g) Notwithstanding anything to the contrary in this Agreement, but except as provided in Section 9.10 with respect to equitable remedies, the Company’s right to receive payment of a Purchaser Termination Fee and any Enforcement Expenses from Parent pursuant to this Section 8.2 or Section 6.15 or from the Guarantors pursuant to the Guarantee shall be the sole and exclusive remedy available to the Company, its Affiliates and its Subsidiaries against Parent, Purchaser, the Guarantors and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents and the Debt Financing Sources (collectively, the “Purchaser Related Parties”) with respect to this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby (including for any liabilities and Damages suffered as a result of the failure of the transactions contemplated hereby (including the Financing) to be consummated under any theory or for any reason), and upon payment of such amount, none of the Purchaser Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby (except that the applicable parties shall also be obligated with respect to, and the applicable parties may be entitled to remedies with respect to the Confidentiality Agreement, the Guarantee and the Reimbursement Obligations).

(h) Notwithstanding anything to the contrary in this Agreement, but except as provided in Section 9.10 with respect to equitable remedies and in Section 8.3, Parent’s right to receive or direct payment of the Termination Fee or the Expense Reimbursement in the circumstances in which it is payable (and, in the case of the Expense Reimbursement, in the event that the Termination Fee does not become payable pursuant to Section 8.2(b)) and any Enforcement Expenses from the Company pursuant to this Section 8.2 shall be the sole and exclusive remedy available to Parent, Purchaser and their respective Affiliates for money damages against the Company, its Subsidiaries and any of their respective former, current, or future shareholders, directors, officers, Affiliates or agents (collectively, the “Company Related Parties”) with respect to this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby (including for any liabilities and Damages suffered as a result of the failure of the transactions contemplated hereby to be consummated under any theory or for any reason), and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby.

Section 8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Purchaser or Parent, except that the Guarantee referred to in Section 4.8, the Reimbursement Obligations and Section 6.3(b), Section 8.2, Section 8.3 and Article IX will survive the termination hereof in accordance with their respective terms and the terms hereof; provided, however, that nothing herein shall relieve the Company from liabilities for Damages incurred or suffered by the Purchaser or Parent as a result of any actual and intentional fraud or Willful and Material Breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent of such Damages.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

if to Purchaser or Parent, to:

MLN AcquisitionCo ULC

c/o Searchlight Capital Partners, L.P.

745 Fifth Avenue, 27th Floor

New York, New York

Attention: Nadir Nurmohamed

Email:       nnurmohamed@searchlightcap.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd StreetNew York,

New York 10019

Attention: Steve Cohen / Victor Goldfeld

Email:       SACohen@wlrk.com / VGoldfeld@wlrk.com

and

Goodmans LLP

333 Bay St., Suite 3400

Toronto, Ontario, Canada

M5H 2S7

Attention: Robert Vaux / Jamie van Diepen

Email:       rvaux@goodmans.ca / jvandiepen@goodmans.ca

if to the Company, to:

Mitel Networks Corporation

350 Legget Drive

Kanata, Ontario, Canada K2K 2W7

Attention: Greg Hiscock

Email:       greg.hiscock@mitel.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ross Fieldston / Adam M. Givertz

Email:       rfieldston@paulweiss.com / agivertz@paulweiss.com

and

Osler, Hoskin & Harcourt LLP

100 King Street West

1 First Canadian Place

Suite 6200, P.O. Box 50

Toronto ON M5X 1B8

Attention: Jeremy Fraiberg

Email:       jfraiberg@osler.com

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) on the day of sending, if sent by email prior to 5:00 p.m., New York City time, on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m., New York City time, on any Business Day or on any day other than a Business Day or (b) if given by any other means, when delivered at the address specified in this Section 9.1.

Section 9.2 Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time and then only to such extent. For the avoidance of doubt, Section 6.5 shall survive for six (6) years from the Effective Time and shall be enforceable by the Indemnified Persons against Purchaser and the Company during such period. Each of Purchaser and the Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement, (b) no person has been authorized by any party to make any representation or warranty relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is expressly the subject of any representation or warranty set forth in this Agreement.

Section 9.3 Expenses. Except as otherwise expressly provided in Section 6.8, Section 6.14 and Section 8.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.4 Amendment. Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may be amended by an instrument in writing signed by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after approval of the Arrangement by the Company Shareholders; provided, however, that (a) after approval of the Arrangement by the Company Shareholders, no amendment may be made which under applicable Law requires the further approval of the Company Shareholders without such further approval and (b) Section 8.2(g), this Section 9.4, Section 9.7, Section 9.10(d), Section 9.11(c), Section 9.11(d) and Section 9.13, to the extent relating to the Debt Financing Sources, may not be amended without the prior written consent of the Debt Financing Sources.

Section 9.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained for the benefit of such party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 9.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto (and any purported assignment without such consent shall be void and without effect), except that each of Purchaser and Parent may assign all or any of its rights and obligations hereunder (a) to any Affiliate thereof or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing and, after the Effective Date, any such Financing Source may exercise all of the rights and remedies of Purchaser or Parent, as applicable (or its Affiliate, as applicable) hereunder in connection with the enforcement of any security or exercise of any remedies to the extent permitted under the Debt Financing; provided, however, that no such assignment shall relieve Purchaser or Parent of any of its obligations hereunder.

Section 9.7 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by the other party hereto. No provision of this Agreement is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder or with respect hereto, except (a) the Indemnified Persons are express beneficiaries of and may enforce Section 6.5, (b) the Purchaser Related Parties are express beneficiaries of and may enforce Section 8.2(g) and Section 9.13, (c) the Company Related Parties are express beneficiaries of and may enforce Section 8.2(h) and Section 9.13 and (d) the Debt Financing Sources are express beneficiaries of and may enforce Section 9.4, this Section 9.7, Section 9.10(d), Section 9.11(c) and Section 9.11(d).

Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.9 Entire Agreement. This Agreement (including to the extent referred to herein, the Confidentiality Agreement, the Financing Commitments and the Guarantee) constitutes the entire agreement of the parties hereto with respect to its subject matter and supersedes all oral or written prior agreements and understandings between the parties with respect to such subject matter. In entering into this Agreement no party is relying upon any promise, statement or representation made by or on behalf of any party except as expressly set forth herein. The parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

Section 9.10 Remedies. (a) Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. For the avoidance of doubt, notwithstanding anything herein to the contrary, although the Company may pursue both a grant of specific performance and payment of the Purchaser Termination Fee, under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive: (i) both (A) a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letters) or the Closing to occur or other equitable relief, on the one hand, and (B) payment of any monetary damages whatsoever and/or the payment of the Purchaser Termination Fee, the Enforcement Expenses and the Reimbursement Obligations, on the other hand; or (ii) both (A) payment of any monetary damages whatsoever, on the one hand, and (B) payment of the Purchaser Termination Fee, the Enforcement Expenses and the Reimbursement Obligations, on the other hand.

(b) The parties hereto agree that irreparable damage would occur, monetary damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or threatened to be breached). It is accordingly agreed that in the event of a breach or threatened breach of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. The parties irrevocably waive any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

(c) Notwithstanding anything to the contrary in this Agreement, and subject in all respects to this Section 9.10(c), it is acknowledged and agreed that Parent has an obligation hereunder to cause the Equity Financing to be funded, including by exercising its rights under the Equity Commitment Letters, and such obligation of Parent, and the right of the Company to specific performance in connection with enforcing such obligation of Parent (whether under this Agreement or the Equity Commitment Letters) and the obligation of Purchaser and Parent to consummate the Closing, will be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) the Debt Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded at the Closing; (iii) Purchaser and Parent fail to consummate the Closing on the date required pursuant to Section 2.7; and (iv) the Company has irrevocably confirmed in a written notice to Purchaser that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur, and Purchaser and Parent fail to complete the Closing within two (2) Business Days after delivery of the Company’s irrevocable written confirmation. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded or to complete the Arrangement if the Debt Financing would not be funded in full at the Closing substantially concurrently with the funding of the Equity Financing.

(d) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, without limiting the Company’s right to obtain specific performance in accordance with Section 9.10(a) through Section 9.10(c), the maximum aggregate liability, whether in equity or at Law, in Contract, in tort or otherwise, of the Purchaser Related Parties collectively (including the Purchaser Termination Fee and monetary damages for fraud or breach, whether willful, material, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) (A) under this Agreement or any other Transaction Document; (B) in connection with the failure of the transactions contemplated hereby (including the Financing) or under the Transaction Documents to be consummated; or (C) in respect of any representation or warranty made or alleged to have been made in connection with this Agreement or any other Transaction Document, will not exceed under any circumstances an amount equal to (i) the Purchaser Termination Fee, if any, due and owing to the Company pursuant to Section 8.2(c), plus (ii) the amount, if any, of Enforcement Expenses due and owing under Section 8.2(e), plus (iii) the amount, if any, of Reimbursement Obligations due and owing (collectively, the “Maximum Liability Amount”); provided, that in no event shall the aggregate amount of the obligations described in clauses (ii) and (iii) of this Section 9.10(d) exceed $1,500,000, and in no event will the Company, its Affiliates or any of the foregoing’s respective Representatives seek, directly or indirectly, to recover against the Purchaser Related Parties, or compel payment by the Purchaser Related Parties of, any damages or other payments whatsoever in excess of the Maximum Liability Amount.

Section 9.11 Governing Law; Jurisdiction; No Trial by Jury.

(a) This Agreement and all Proceedings arising in whole or part under or in connection herewith shall be interpreted, construed, performed, governed and enforced by and in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the Law of another jurisdiction.

(b) Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the Court or, only if the Court does not accept or have jurisdiction, such other court of competent jurisdiction located in the City of Toronto, in respect of any Proceeding arising out of or relating to this Agreement, the documents referred to in this Agreement, or the transactions contemplated hereby or thereby, and each hereby waives, and agrees not to assert, as a defense, by motion or otherwise, in any such Proceeding that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and each of the parties irrevocably agrees that it is the intention of each such party that all claims with respect to such Proceeding shall be heard and determined in such a court.

(c) Notwithstanding the foregoing, with respect to any Proceeding of any kind (whether at law, in equity, in contract, in tort or otherwise) involving any Debt Financing Source arising out of or relating to this Agreement or the agreements delivered in connection herewith or any of the transactions contemplated hereby or thereby, the Debt Financing or the Debt Financing Commitments or the performance of services thereunder, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the United States District Court for the

Southern District of New York or any New York State court sitting in the Borough of Manhattan and any appellate court therefrom (“Applicable Courts”), and agrees that all claims in respect of any such Proceeding be heard and determined only in the Applicable Courts, (ii) agrees that such party shall not bring or permit any of its Affiliates to bring any Proceeding referred to in this Section 9.11(c), or voluntarily support any other Person in bringing any such Proceeding, in any courts other than the Applicable Courts, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any Applicable Court and (iv) except as specifically set forth in the Debt Financing Commitments, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any Debt Financing Source in any way relating to the Debt Financing Commitments or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any principle of conflict of law that would require or permit the application of Laws of another jurisdiction.

(d) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING COMMITMENTS OR THE PERFORMANCE OF SERVICES THEREUNDER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11(d).

Section 9.12 Authorship. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 9.13 Non-Recourse. Notwithstanding anything herein to the contrary, each party agrees, on behalf of itself and its Related Parties, that all Proceedings (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any other Transaction Document, the Arrangement or the transactions contemplated hereunder or thereby; (b) the negotiation, execution or performance of any Transaction Document (including any representation or warranty made in connection with, or as an inducement to any Transaction Document); (c) any breach or violation of this Agreement or any other Transaction Document; and (d) any failure of the Arrangement (including the Financing) or any other transactions contemplated hereunder or thereunder to be consummated, in each case, may be made only against (and are those solely of), in this case of this Agreement, the Persons that are expressly identified as parties to this Agreement, and in the case of the other Transaction Documents, the applicable parties thereto, and in accordance with, and subject to the terms and conditions of such Transaction Documents. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, each party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the other Transaction Documents or in connection with the Arrangement (including the Financing) or any other transactions contemplated hereunder or under any other Transaction Document will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any personal liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), in each case, except for claims that the Company, Parent or Purchaser, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.3, Section 8.2(g), Section 8.2(h), Section 9.10 and this Section 9.13): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (ii) against each Guarantor under, if, as and when required pursuant to the terms and conditions of the Guarantee; (iii) against the Guarantors and the other Equity Financing Sources for specific performance of their obligation to fund their committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, the applicable Equity Commitment Letter; or (iv) against the Company, Parent or Purchaser, as applicable, solely in accordance with, and pursuant to the terms and conditions of, this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Arrangement Agreement to be duly executed by its authorized officer as of the day and year first written above.

MITEL NETWORKS CORPORATION

By:	/s/ Steven E. Spooner
Name: Steven E. Spooner
Title: Chief Financial Officer

MLN ACQUISITIONCO ULC

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Director

MLN TOPCO LTD.

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Director

[Signature Page to Arrangement Agreement]

EXHIBIT A

SPECIAL RESOLUTION OF THE COMPANY SHAREHOLDERS

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving Mitel Networks Corporation (the “Company”) as more particularly described and set forth in the Company Proxy Statement of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.

2.	The plan of arrangement, as it may be or has been amended, modified or supplemented in accordance with the terms of the Arrangement Agreement, (the “Plan of Arrangement”) involving the Company, the full text of which is attached to the Company Proxy Statement, is hereby authorized, approved and adopted.

3.	The Arrangement Agreement by and among MLN TopCo Ltd., MLN AcquisitionCo ULC and the Company dated April 23, 2018 (the “Arrangement Agreement”), as it has been or may be modified, supplemented or amended in accordance with its terms, the actions of the officers and directors of the Company in approving the Arrangement, in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto and causing the performance by the Company of its obligations thereunder are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Company Shareholders and the Company Warrant Holder (each as defined in the Arrangement Agreement) or that the Arrangement has been approved by the Ontario Superior Court of Justice (the “Court”), the directors of the Company are hereby authorized and empowered without further approval of the Company Shareholders and the Company Warrant Holder (i) to amend or terminate the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement, at any time prior to the Effective Time, as such term is defined in the Arrangement Agreement.

5.	The Company is hereby authorized to apply for a final order from the Court to approve the Arrangement in accordance with and subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver the articles of arrangement giving effect to the Arrangement and such other documents as are necessary or desirable to the director appointed under Section 260 of the CBCA in accordance with the Arrangement Agreement.

7.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

EXHIBIT B

PLAN OF ARRANGEMENT

Under Section 192 of the Canada Business Corporations Act

concerning

MITEL NETWORKS CORPORATION

ARTICLE 1

INTERPRETATION

1.1 Definitions

For the purposes of this Plan of Arrangement, the following have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to Parent and its Subsidiaries (including the Company and its Subsidiaries following the Closing), “Affiliate” shall not include any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Searchlight Capital Partners, L.P.;

“Arrangement” means the arrangement under the provisions of Section 192 of the CBCA on the terms and conditions set out in this Plan of Arrangement subject to any amendments or variations hereto made in accordance with Section 6.1 of this Plan of Arrangement or made at the direction of the Court in accordance with the Final Order with the consent of the Company and Purchaser;

“Arrangement Agreement” means the Arrangement Agreement by and among Mitel Networks Corporation, Purchaser and Parent entered into as of the 23rd day of April, 2018;

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, to be considered at the Company Meeting, substantially in the form and content of Exhibit A of the Arrangement Agreement;

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the CBCA to be filed with the Director after the Final Order is made in order for the Arrangement to become effective, which shall include the Plan of Arrangement and otherwise be in form and content satisfactory to the Purchaser, acting reasonably;

“Business Day” means any day other than the days on which banks in New York, New York or Ottawa, Ontario are required or authorized to close;

“Cashed-Out RSU” means each Company RSU (i) that has vested in accordance with its terms prior to the Effective Time but has not been settled in accordance with its terms prior to the Effective Time, (ii) that is held by a non-employee member of the Board, or (iii) the vesting of which is accelerated at the Effective Time pursuant to a Contract with the Holder thereof as a result of the consummation of the transactions contemplated by the Arrangement;

“CBCA” means the Canada Business Corporations Act;

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

“Code” means the United States Internal Revenue Code of 1986;

“Company” means Mitel Networks Corporation, a corporation existing under the CBCA;

“Company Debt” means the Indebtedness identified on the certificate that will be provided to the Company at least three (3) Business Days prior to the Effective Date (for purposes of the definition of “Company Debt”, “Indebtedness” shall have the meaning as used in the Arrangement Agreement);

“Company Meeting” has the meaning set forth in the Arrangement Agreement;

“Company Option” means any option, outstanding as of immediately prior to the Effective Time, exercisable to acquire one or more Shares from the Company;

“Company Proxy Statement” has the meaning set forth in the Arrangement Agreement;

“Company PSU” means any performance share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share (or more or less than one Share);

“Company RSU” means any restricted share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share;

“Company Securityholders” means Holders of Shares, Company Options, Company RSUs and Company Warrants;

“Company Shareholders” means Holders of Shares;

“Company Warrant Holder” means the Holder of Company Warrants.

“Company Warrants” means the 2,478,325.73 warrants issued to the Company Warrant Holder, which upon exercise entitles the Company Warrant Holder to receive, for no consideration, one (1) Share for each Company Warrant;

“Contract” means a binding agreement between the Company or one of its Subsidiaries, on the one hand, and a Holder of Company Options, Company PSUs or Company RSUs, on the other hand;

“Court” means the Ontario Superior Court of Justice (Commercial List) located in the City of Toronto;

“Debt Payoff Loan” has the meaning set forth in Section 3.1(a);

“Debt Repayment Notice” means a notice in writing provided by Purchaser to the Company at least three (3) Business Days prior to the Effective Time specifying (i) the portion of the Company Debt that the Company and/or one or more designated Subsidiaries of the Company shall repay pursuant to Section 3.1(b), and (ii) the manner in which the Company and/or one or more designated Subsidiaries of the Company shall be funded for the repayment;

“Depositary” means Computershare Investor Services Inc. or a bank or trust company selected by Purchaser in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in the Plan of Arrangement pursuant to a depositary or paying agent agreement in form and substance reasonably acceptable to the parties;

“Director” means the Director appointed under Section 260 of the CBCA;

“Dissent Rights” has the meaning set forth in Section 5.1;

“Dissenting Shareholder” means any Company Shareholder as of the record date for the Company Meeting who has properly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such Dissent Rights;

“Effective Date” means the date shown on the Certificate of Arrangement;

“Effective Time” means 12:01 a.m. (Ottawa time) on the Effective Date, or such other time as specified in writing by Purchaser on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended or varied by the Court at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal at the direction of the Court;

“Holders” means (a) when used with reference to the Shares, the holders thereof shown from time to time in the register of holders of Shares maintained by or on behalf of the Company and, where the context so provides, includes joint holders of such Shares, (b) when used with reference to the Company Options, means the holders thereof shown from time to time in the register maintained by or on behalf of the Company in respect of Company Options,

(c) when used with reference to the Company PSUs, means the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of the Company PSUs, (d) when used with reference to the Company RSUs, means the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of the Company RSUs and (d) when used with reference to the Company Warrants, means the holder thereof;

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement;

“ITA” means the Income Tax Act (Canada);

“Letter of Transmittal” means the letter of transmittal for use by the Company Shareholders, in the form accompanying the Company Proxy Statement (which shall be reasonably acceptable to Purchaser), which shall specify that delivery shall be effected, and risk of loss and title to the Share certificates shall pass, only upon proper delivery of the Share certificates (or effective affidavits of loss in lieu thereof) to the Depositary and which shall be in such form and have such other customary provisions as Purchaser and the Company may reasonably specify;

“Option Payment Loan” has the meaning set forth in Section 3.1(a);

“Parent” means MLN TopCo Ltd., a Cayman exempted company;

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof;

“Plan of Arrangement”, “hereof”, “herein”, “hereunder”, and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto;

“PSU Payment Loan” has the meaning set forth in Section 3.1(a);

“Purchase Price” has the meaning set forth in Section 3.1(f);

“Purchaser” means MLN AcquisitionCo ULC, a British Columbia unlimited liability company;

“RSU Payment Loan” has the meaning set forth in Section 3.1(a);

“Shares” means the common shares in the capital of the Company;

“Subsidiary”, with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, (a) securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) more than 50% of the equity interests of the second Person; and

“Tax” and “Taxes” have the meanings ascribed thereto in the Arrangement Agreement.

1.2 Headings and References

The division of this Plan of Arrangement into Articles and sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Articles and sections are to Articles and sections of this Plan of Arrangement.

1.3 Time Periods

Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.4 Currency

All sums of money which are referred to in this Plan of Arrangement are expressed in United States currency unless otherwise specified.

1.5 Time

Unless otherwise indicated, all times expressed herein or in any Letter of Transmittal are to local time, Ottawa, Ontario.

1.6 Construction

In this Plan of Arrangement:

(a) unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b) the word “including” or “includes” shall mean “including (or includes) without limitation”; and

(c) any reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7 Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the CBCA, and the laws of the Province of Ontario and other federal laws of Canada applicable therein.

ARTICLE 2

PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1 Arrangement

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

2.2 Effectiveness

This Plan of Arrangement, upon filing the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective and will be binding without any further authorization, act or formality on the part of the Court, the Director, Purchaser (or its Affiliates), the Company, or the Company Securityholders, from and after the Effective Time and, other than as expressly provided in Article 3, no portion of this Plan of Arrangement shall take effect with respect to any Person until the Effective Time.

ARTICLE 3

THE ARRANGEMENT

3.1 Arrangement

Pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur in the order in which they appear without any further act or formality (unless otherwise specified):

(a) At the Effective Time, Purchaser will provide by wire transfer of immediately available funds (i) a loan (the “Debt Payoff Loan”) to the Company in an aggregate amount equal to all amounts required to repay and discharge the Company Debt in accordance with the Debt Repayment Notice, (ii) a loan to the Company equal to the aggregate amount payable under Section 3.1(c) (the “Option Payment Loan”), (iii) a loan to the Company equal to the aggregate amount payable under Section 3.1(d) (the “PSU Payment Loan”) and (iv) a loan to the Company equal to the aggregate amount payable under Section 3.1(e)(i) (the “RSU Payment Loan”). The Debt Payoff Loan, the Option Payment Loan, the PSU Payment Loan and the RSU Payment Loan will be evidenced by demand promissory notes issued by the Company to the lender thereof.

(b) Five (5) minutes following the step contemplated in Section 3.1(a), the Company and/or one or more of its Subsidiaries (as the case may be) will repay in full all amounts required to repay and discharge the portion of the Company Debt as set out in the Debt Repayment Notice.

(c) Five (5) minutes following the step contemplated in Section 3.1(b), each Company Option that has not been exercised prior to the Effective Time will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in an amount equal to the product of (i) the excess, if any, of (A) the Purchase Price over (B) the per Share exercise price of such Company Option as of the Effective Time multiplied by (ii) the total number of

Shares subject to such Company Option (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company Option shall immediately be cancelled. For the avoidance of doubt, all Company Options outstanding as of the Effective Time that have a per Share exercise price equal to or exceeding the Purchase Price shall be cancelled by the Company for no consideration.

(d) Contemporaneously with the step contemplated in Section 3.1(c): each Company PSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in the amount equal to the product of (i) the Purchase Price multiplied by (ii) the total number of Shares subject to such Company PSU, which if not earned prior to the Effective Time shall be calculated in accordance with the following sentence (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company PSU shall immediately be cancelled. With respect to each Company PSU for which the performance period has not been completed and/or performance has not yet been determined prior to the Effective Time, for purposes of this Section 3.1(d), the total number of Shares subject to such Company PSU shall be determined by multiplying (A) the number of Shares subject to such Company PSU at target as set forth in the applicable award agreement, by (B) in the case of a Company PSU granted in 2017, 120.83%, or in the case of a Company PSU granted in 2018, 117.11%.

(e) Contemporaneously with the step contemplated in Section 3.1(c): (i) each Cashed-Out RSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in an amount equal to the product of (A) the Purchase Price and (B) the total number of Shares subject to such Cashed-Out RSU (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Cashed-Out RSU shall immediately be cancelled, and (ii) each Company RSU that is not a Cashed-Out RSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b), but subject to the vesting conditions of such Company RSU, in an aggregate amount equal to the product of (x) the Purchase Price and (y) the total number of Shares subject to such Company RSU (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company RSU shall immediately be cancelled.

(f) Five (5) minutes following the steps contemplated in Section 3.1(c), Section 3.1(d) and Section 3.1(e), each outstanding Share, other than Shares held by Dissenting Shareholders described in Section 3.1(g) will be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in exchange for cash in the amount of $11.15 per Share (the “Purchase Price”) to be paid in accordance with the second sentence of Section 4.1(a), and Purchaser will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances (and, for greater certainty, the Depositary shall deduct and withhold any amounts required to be deducted or withheld in respect of Taxes pursuant to Section 4.5).

(g) Contemporaneously with the step contemplated in Section 3.1(f), the outstanding Shares held by Dissenting Shareholders shall be deemed to be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in consideration for the right to receive an amount determined and payable in accordance with Article 5 hereof, and the names of such Holders will be removed from the register of Holders, and Purchaser will be recorded as the registered Holder so transferred and will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances; such that following the transactions contemplated by Section 3.1(f) and Section 3.1(g), the Purchaser shall be the legal and beneficial owner of 100% of the Shares.

(h) Contemporaneously with the step contemplated in Section 3.1(f), each outstanding Company Warrant that has not been exercised prior to the Effective Time will be transferred by the Holder thereof to Purchaser without any further authorization, act or formality by such Holder, in exchange for cash in the amount equal to the Purchase Price per Company Warrant to be paid in accordance with the second sentence of Section 4.1(a) , and Purchaser will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances (and, for greater certainty, the Depositary shall deduct and withhold any amounts required to be deducted or withheld in respect of Taxes pursuant to Section 4.5).

ARTICLE 4

PAYMENT

4.1 Delivery of Cash

(a) At or immediately prior to the Effective Time, Purchaser shall deposit or cause to be deposited with the Depositary, for the benefit of each Company Shareholder and the Company Warrant Holder, the cash, in United States dollars, to which each such Company Shareholder and Company Warrant Holder is entitled pursuant to Section 3.1(f) or Section 3.1(h), as applicable, upon the transfer of the Shares or Company Warrants to Purchaser, as applicable. Upon surrender by a Company Shareholder or the Company Warrant Holder to the Depositary of a certificate which immediately prior to the Effective Time represented one or more Shares or Company Warrants, together with a duly completed and executed Letter of Transmittal and any other documents reasonably requested by Purchaser and the Depositary (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement, it being understood that any references herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Shares), the Holder of such surrendered certificate(s) of Shares or Company Warrants shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Shareholder or the Company Warrant Holder, as soon as practicable after the Effective Time, by wire transfer or by a cheque issued by the Depositary (or other form of immediately available funds) representing that amount of cash which such Company Shareholder or the Company Warrant Holder has the right to receive pursuant to Section 3.1(f) or Section 3.1(h), as applicable, less any amounts withheld pursuant to Section 4.5.

(b) The Company shall deliver (or cause one of its Subsidiaries to deliver) to each Holder of Company Options, Company PSUs and Company RSUs, through the Company’s or one of its Subsidiary’s payroll systems (or by such other means as the Company may elect or as otherwise directed by the Purchaser including with respect to the timing and manner of such delivery) that amount which such Holder of Company Options, Company PSUs and/or Company RSUs has the right to receive pursuant to Section 3.1(c), Section 3.1(d) or Section 3.1(e), as applicable, less any amounts withheld pursuant to Section 4.5, which (i) in the case of Company Options, Company PSUs and Cashed-Out RSUs, shall occur as soon as practicable after the Effective Time (but no later than the Company and its Subsidiaries second regular payroll payment after the Effective Time) and (ii) in the case of a Company RSU that is not a Cashed-Out RSU, shall occur within 15 Business Days after the date such Company RSU would have vested, subject to the vesting conditions of such Company RSU, including the Holder’s continued employment with the Company and its Subsidiaries through the applicable vesting date, except as otherwise provided by the terms of such Company RSU (and, for greater certainty, if such vesting conditions are not met, such Holder shall forfeit the right to receive any payment in respect of such Company RSU). Notwithstanding anything herein to the contrary, with respect to any Company Option, Company PSU, or Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code, to the extent that payment at the time described in this Section 4.1(b) would otherwise cause the imposition of a Tax or penalty under Section 409A of the Code, such payment shall instead be made at the earliest time permitted under the terms of the applicable Company Benefit Plan and applicable award agreement that will not result in the imposition of such Tax or penalty.

(c) Until surrendered as contemplated by this Section 4.1, each certificate of Shares and Company Warrants shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a cash payment in the manner contemplated by this Section 4.1, less any amounts withheld pursuant to Section4.5.

(d) In the event of the surrender of a certificate of Shares or Company Warrants that is not registered in the transfer records of the Company under the name of the Person surrendering such certificate, the amount of cash to which the registered Holder is entitled pursuant to Section 3.1 shall be paid to such a transferee if such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered Holder have been paid.

(e) Any portion of the amount deposited with the Depositary (including any interest and other income resulting from any investment of the Depositary with respect to such amount) that remains unclaimed by the Holders and other eligible Persons in accordance with this Article 4 following 180 days after the Effective Time shall be delivered to the Company, and any Holder who has not previously complied with this Article 4 shall thereafter look only to the Company for, and, subject to Section 4.4, the Company shall remain liable for, payment of such Holder’s claim for payment under this Section 4.1.

4.2 Distributions with respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to Shares with a record date after the Effective Time shall be paid to the Holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 3.1. At the time of such surrender of any such certificate, there shall be paid to the Holder of the certificates representing Shares, without interest, the amount of cash to which such Holder is entitled pursuant to Section 3.1.

4.3 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Shares or Company Warrants that were transferred or cancelled pursuant to Section 3.1 is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a cheque (or other form of immediately available funds) for the cash amount, deliverable in accordance with such Holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash is to be delivered shall, as a condition precedent to the payment thereof, give a bond satisfactory to Purchaser and the Company and their respective transfer agents in such sum as Purchaser and the Company may direct or otherwise indemnify Purchaser and the Company in a manner satisfactory to Purchaser and the Company against any claim that may be made against Purchaser or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4 Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Shares or Company Warrants that were transferred or cancelled pursuant to Section 3.1, and not deposited, with all other instruments required by Section 4.1, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Holder of Shares or Company Warrants or for the receipt of cash. On such date, the cash to which the former Holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Purchaser. None of Purchaser or the Company shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.5 Withholding Rights

Notwithstanding anything to the contrary contained herein, each of Purchaser, the Company, the Depositary and any other Person that has any withholding obligation with respect to any amount payable hereunder shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder such amounts as are required to be deducted and withheld with respect to such payment under the ITA, the Code or any provision of any federal, provincial, territorial, state, local or other Tax Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are timely remitted to the appropriate Governmental Authority.

4.6 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any and all liens, charges, claims, encumbrances or other claims of third parties of any kind.

4.7 Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Securities, including Shares, Company Options, Company RSUs, Company PSUs and the Company Warrant, issued or outstanding prior to the Effective Time; and (b) the rights and obligations of the holders (registered or beneficial) Company Securities, including Shares, Company Options, Company RSUs, Company PSUs and the Company Warrant, the Purchaser and its affiliates, the Depositary and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement.

ARTICLE 5

RIGHTS OF DISSENT

5.1 Rights of Dissent

Holders of Shares as of the record date for the Company Meeting may exercise rights of dissent with respect to such Shares pursuant to and in the manner set forth in Section 190 of the CBCA as modified by the Interim Order and this Article 5 (“Dissent Rights”) in connection with the Arrangement; provided that, notwithstanding Subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in Subsection 190(5) of the CBCA must be received by the Company not later than 5:00 p.m. on the second (2nd) Business Day preceding the Company Meeting. Holders of Shares who duly exercise Dissent Rights and who:

(a) are ultimately determined to be entitled to be paid fair value for their Shares shall: (i) be deemed to have transferred such Shares to Purchaser as of the time stipulated in Section 3.1(g); (ii) in respect of such Shares be treated as not having participated in the transactions in Article 3 (other than Section 3.1(g)); (iii) be entitled to be paid, subject to Section 4.5, the fair value of such Shares by the Purchaser, which fair value shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Company Meeting; and (iv) not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Holders not exercised their Dissent Rights; or

(b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares shall be deemed to have participated in the Arrangement on the same basis and at the same time as non-Dissenting Shareholders;

but in no case shall the Company, Purchaser, the Depositary or any other Person be required to recognize such holders as holders of Shares after the time stipulated in Section 3.1(g), and the name of such holders of Shares shall be deleted from the register of holders of Shares at the time stipulated in Section 3.1(g) and Purchaser shall be considered the holder of 100% of the Shares immediately following the completion of the transactions contemplated by Section 3.1. For the avoidance of doubt, in no circumstances shall the Purchaser, the Company, the Depositary or any other Person be required to recognize a Person exercising Dissent Rights: (A) unless, as of the deadline for exercising Dissent Rights (as set forth in Section 5.1), such Person is the registered holder of those Shares in respect of which such Dissent Rights are sought to be exercised, (B) if such Person has voted or instructed a proxy holder to vote such Shares in favor of the Arrangement Resolution, or (C) unless such Person has strictly complied with the procedures for exercising Dissent Rights and does not withdraw such dissent prior to the Effective Time. In addition to any other restrictions under section 190 of the CBCA, none of the following shall be entitled to exercise Dissent Rights: holders of Company Options, Company RSUs, Company PSUs or the Company Warrant (in their capacity as holders of Company Options, Company RSUs, Company PSUs or the Company Warrant, as applicable).

ARTICLE 6

AMENDMENTS

6.1 Amendments

(a) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date provided that any such amendment, modification, and/or supplement must be (i) set out in writing, (ii) approved by Purchaser, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and (iv) communicated to Company Shareholders and the Company Warrant Holder if and as required by the Court.

(b) Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Company Meeting (provided that Purchaser shall have consented thereto) with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification and/or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company and Purchaser and (ii) if required by the Court, it is consented to by the Company Shareholders and the Company Warrant Holder voting in the manner directed by the Court. Any amendment, modification or supplement to this Plan of Arrangement may be made following the Company Meeting without filing such amendment, modification or supplement with the Court or seeking Court approval, provided that (A) it concerns a matter which, in the reasonable opinion of the Purchaser and the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any holder of Shares, Company Options, Company RSUs, Company PSUs or the Company Warrant or (ii) is an amendment contemplated in Section 6.1(d).

(d) Any amendment, modification and/or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Purchaser, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former Holder.

ARTICLE 7

FURTHER ASSURANCES

7.1 Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

ANNEX C

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT

Under Section 192 of the Canada Business Corporations Act

concerning

MITEL NETWORKS CORPORATION

ARTICLE 1

INTERPRETATION

1.1 Definitions

For the purposes of this Plan of Arrangement, the following have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to Parent and its Subsidiaries (including the Company and its Subsidiaries following the Closing), “Affiliate” shall not include any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Searchlight Capital Partners, L.P.;

“Arrangement” means the arrangement under the provisions of Section 192 of the CBCA on the terms and conditions set out in this Plan of Arrangement subject to any amendments or variations hereto made in accordance with Section 6.1 of this Plan of Arrangement or made at the direction of the Court in accordance with the Final Order with the consent of the Company and Purchaser;

“Arrangement Agreement” means the Arrangement Agreement by and among Mitel Networks Corporation, Purchaser and Parent entered into as of the 23rd day of April, 2018;

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, to be considered at the Company Meeting, substantially in the form and content of Exhibit A of the Arrangement Agreement;

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the CBCA to be filed with the Director after the Final Order is made in order for the Arrangement to become effective, which shall include the Plan of Arrangement and otherwise be in form and content satisfactory to the Purchaser, acting reasonably;

“Business Day” means any day other than the days on which banks in New York, New York or Ottawa, Ontario are required or authorized to close;

“Cashed-Out RSU” means each Company RSU (i) that has vested in accordance with its terms prior to the Effective Time but has not been settled in accordance with its terms prior to the Effective Time, (ii) that is held by a non-employee member of the Board, or (iii) the vesting of which is accelerated at the Effective Time pursuant to a Contract with the Holder thereof as a result of the consummation of the transactions contemplated by the Arrangement;

“CBCA” means the Canada Business Corporations Act;

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

“Code” means the United States Internal Revenue Code of 1986;

“Company” means Mitel Networks Corporation, a corporation existing under the CBCA;

“Company Debt” means the Indebtedness identified on the certificate that will be provided to the Company at least three (3) Business Days prior to the Effective Date (for purposes of the definition of “Company Debt”, “Indebtedness” shall have the meaning as used in the Arrangement Agreement);

“Company Meeting” has the meaning set forth in the Arrangement Agreement;

“Company Option” means any option, outstanding as of immediately prior to the Effective Time, exercisable to acquire one or more Shares from the Company;

“Company Proxy Statement” has the meaning set forth in the Arrangement Agreement;

“Company PSU” means any performance share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share (or more or less than one Share);

“Company RSU” means any restricted share unit outstanding as of immediately prior to the Effective Time that corresponds to one Share;

“Company Securityholders” means Holders of Shares, Company Options, Company RSUs and Company Warrants;

“Company Shareholders” means Holders of Shares;

“Company Warrant Holder” means the Holder of Company Warrants.

“Company Warrants” means the 2,478,325.73 warrants issued to the Company Warrant Holder, which upon exercise entitles the Company Warrant Holder to receive, for no consideration, one (1) Share for each Company Warrant;

“Contract” means a binding agreement between the Company or one of its Subsidiaries, on the one hand, and a Holder of Company Options, Company PSUs or Company RSUs, on the other hand;

“Court” means the Ontario Superior Court of Justice (Commercial List) located in the City of Toronto;

“Debt Payoff Loan” has the meaning set forth in Section 3.1(a);

“Debt Repayment Notice” means a notice in writing provided by Purchaser to the Company at least three (3) Business Days prior to the Effective Time specifying (i) the portion of the Company Debt that the Company and/or one or more designated Subsidiaries of the Company shall repay pursuant to Section 3.1(b), and (ii) the manner in which the Company and/or one or more designated Subsidiaries of the Company shall be funded for the repayment;

“Depositary” means Computershare Investor Services Inc. or a bank or trust company selected by Purchaser in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in the Plan of Arrangement pursuant to a depositary or paying agent agreement in form and substance reasonably acceptable to the parties;

“Director” means the Director appointed under Section 260 of the CBCA;

“Dissent Rights” has the meaning set forth in Section 5.1;

“Dissenting Shareholder” means any Company Shareholder as of the record date for the Company Meeting who has properly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such Dissent Rights;

“Effective Date” means the date shown on the Certificate of Arrangement;

“Effective Time” means 12:01 a.m. (Ottawa time) on the Effective Date, or such other time as specified in writing by Purchaser on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended or varied by the Court at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal at the direction of the Court;

“Holders” means (a) when used with reference to the Shares, the holders thereof shown from time to time in the register of holders of Shares maintained by or on behalf of the Company and, where the context so provides, includes joint holders of such Shares, (b) when used with reference to the Company Options, means the holders thereof shown from time to time in the register maintained by or on behalf of the Company in respect of Company Options,

(c) when used with reference to the Company PSUs, means the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of the Company PSUs, (d) when used with reference to the Company RSUs, means the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of the Company RSUs and (d) when used with reference to the Company Warrants, means the holder thereof;

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement;

“ITA” means the Income Tax Act (Canada);

“Letter of Transmittal” means the letter of transmittal for use by the Company Shareholders, in the form accompanying the Company Proxy Statement (which shall be reasonably acceptable to Purchaser), which shall specify that delivery shall be effected, and risk of loss and title to the Share certificates shall pass, only upon proper delivery of the Share certificates (or effective affidavits of loss in lieu thereof) to the Depositary and which shall be in such form and have such other customary provisions as Purchaser and the Company may reasonably specify;

“Option Payment Loan” has the meaning set forth in Section 3.1(a);

“Parent” means MLN TopCo Ltd., a Cayman exempted company;

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof;

“Plan of Arrangement”, “hereof”, “herein”, “hereunder”, and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto;

“PSU Payment Loan” has the meaning set forth in Section 3.1(a);

“Purchase Price” has the meaning set forth in Section 3.1(f);

“Purchaser” means MLN AcquisitionCo ULC, a British Columbia unlimited liability company;

“RSU Payment Loan” has the meaning set forth in Section 3.1(a);

“Shares” means the common shares in the capital of the Company;

“Subsidiary”, with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, (a) securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) more than 50% of the equity interests of the second Person; and

“Tax” and “Taxes” have the meanings ascribed thereto in the Arrangement Agreement.

1.2 Headings and References

The division of this Plan of Arrangement into Articles and sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Articles and sections are to Articles and sections of this Plan of Arrangement.

1.3 Time Periods

Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.4 Currency

All sums of money which are referred to in this Plan of Arrangement are expressed in United States currency unless otherwise specified.

1.5 Time

Unless otherwise indicated, all times expressed herein or in any Letter of Transmittal are to local time, Ottawa, Ontario.

1.6 Construction

In this Plan of Arrangement:

(a) unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b) the word “including” or “includes” shall mean “including (or includes) without limitation”; and

(c) any reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7 Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the CBCA, and the laws of the Province of Ontario and other federal laws of Canada applicable therein.

ARTICLE 2

PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1 Arrangement

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

2.2 Effectiveness

This Plan of Arrangement, upon filing the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective and will be binding without any further authorization, act or formality on the part of the Court, the Director, Purchaser (or its Affiliates), the Company, or the Company Securityholders, from and after the Effective Time and, other than as expressly provided in Article 3, no portion of this Plan of Arrangement shall take effect with respect to any Person until the Effective Time.

ARTICLE 3

THE ARRANGEMENT

3.1 Arrangement

Pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur in the order in which they appear without any further act or formality (unless otherwise specified):

(a) At the Effective Time, Purchaser will provide by wire transfer of immediately available funds (i) a loan (the “Debt Payoff Loan”) to the Company in an aggregate amount equal to all amounts required to repay and discharge the Company Debt in accordance with the Debt Repayment Notice, (ii) a loan to the Company equal to the aggregate amount payable under Section 3.1(c) (the “Option Payment Loan”), (iii) a loan to the Company equal to the aggregate amount payable under Section 3.1(d) (the “PSU Payment Loan”) and (iv) a loan to the Company equal to the aggregate amount payable under Section 3.1(e)(i) (the “RSU Payment Loan”). The Debt Payoff Loan, the Option Payment Loan, the PSU Payment Loan and the RSU Payment Loan will be evidenced by demand promissory notes issued by the Company to the lender thereof.

(b) Five (5) minutes following the step contemplated in Section 3.1(a), the Company and/or one or more of its Subsidiaries (as the case may be) will repay in full all amounts required to repay and discharge the portion of the Company Debt as set out in the Debt Repayment Notice.

(c) Five (5) minutes following the step contemplated in Section 3.1(b), each Company Option that has not been exercised prior to the Effective Time will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in an amount equal to the product of (i) the excess, if any, of (A) the Purchase Price over (B) the per Share exercise price of such Company Option as of the Effective Time multiplied by (ii) the total number of

Shares subject to such Company Option (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company Option shall immediately be cancelled. For the avoidance of doubt, all Company Options outstanding as of the Effective Time that have a per Share exercise price equal to or exceeding the Purchase Price shall be cancelled by the Company for no consideration.

(d) Contemporaneously with the step contemplated in Section 3.1(c): each Company PSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in the amount equal to the product of (i) the Purchase Price multiplied by (ii) the total number of Shares subject to such Company PSU, which if not earned prior to the Effective Time shall be calculated in accordance with the following sentence (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company PSU shall immediately be cancelled. With respect to each Company PSU for which the performance period has not been completed and/or performance has not yet been determined prior to the Effective Time, for purposes of this Section 3.1(d), the total number of Shares subject to such Company PSU shall be determined by multiplying (A) the number of Shares subject to such Company PSU at target as set forth in the applicable award agreement, by (B) in the case of a Company PSU granted in 2017, 120.83%, or in the case of a Company PSU granted in 2018, 117.11%.

(e) Contemporaneously with the step contemplated in Section 3.1(c): (i) each Cashed-Out RSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b) in an amount equal to the product of (A) the Purchase Price and (B) the total number of Shares subject to such Cashed-Out RSU (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Cashed-Out RSU shall immediately be cancelled, and (ii) each Company RSU that is not a Cashed-Out RSU will be deemed to be assigned and transferred to the Company in consideration for the right to receive a cash payment from the Company at the time and in the manner set forth in Section 4.1(b), but subject to the vesting conditions of such Company RSU, in an aggregate amount equal to the product of (x) the Purchase Price and (y) the total number of Shares subject to such Company RSU (and, for greater certainty, the Company shall withhold any required withholding Taxes pursuant to Section 4.5), and each such Company RSU shall immediately be cancelled.

(f) Five (5) minutes following the steps contemplated in Section 3.1(c), Section 3.1(d) and Section 3.1(e), each outstanding Share, other than Shares held by Dissenting Shareholders described in Section 3.1(g) will be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in exchange for cash in the amount of $11.15 per Share (the “Purchase Price”) to be paid in accordance with the second sentence of Section 4.1(a), and Purchaser will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances (and, for greater certainty, the Depositary shall deduct and withhold any amounts required to be deducted or withheld in respect of Taxes pursuant to Section 4.5).

(g) Contemporaneously with the step contemplated in Section 3.1(f), the outstanding Shares held by Dissenting Shareholders shall be deemed to be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in consideration for the right to receive an amount determined and payable in accordance with Article 5 hereof, and the names of such Holders will be removed from the register of Holders, and Purchaser will be recorded as the registered Holder so transferred and will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances; such that following the transactions contemplated by Section 3.1(f) and Section 3.1(g), the Purchaser shall be the legal and beneficial owner of 100% of the Shares.

(h) Contemporaneously with the step contemplated in Section 3.1(f), each outstanding Company Warrant that has not been exercised prior to the Effective Time will be transferred by the Holder thereof to Purchaser without any further authorization, act or formality by such Holder, in exchange for cash in the amount equal to the Purchase Price per Company Warrant to be paid in accordance with the second sentence of Section 4.1(a) , and Purchaser will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances (and, for greater certainty, the Depositary shall deduct and withhold any amounts required to be deducted or withheld in respect of Taxes pursuant to Section 4.5).

ARTICLE 4

PAYMENT

4.1 Delivery of Cash

(a) At or immediately prior to the Effective Time, Purchaser shall deposit or cause to be deposited with the Depositary, for the benefit of each Company Shareholder and the Company Warrant Holder, the cash, in United States dollars, to which each such Company Shareholder and Company Warrant Holder is entitled pursuant to Section 3.1(f) or Section 3.1(h), as applicable, upon the transfer of the Shares or Company Warrants to Purchaser, as applicable. Upon surrender by a Company Shareholder or the Company Warrant Holder to the Depositary of a certificate which immediately prior to the Effective Time represented one or more Shares or Company Warrants, together with a duly completed and executed Letter of Transmittal and any other documents reasonably requested by Purchaser and the Depositary (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement, it being understood that any references herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Shares), the Holder of such surrendered certificate(s) of Shares or Company Warrants shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Shareholder or the Company Warrant Holder, as soon as practicable after the Effective Time, by wire transfer or by a cheque issued by the Depositary (or other form of immediately available funds) representing that amount of cash which such Company Shareholder or the Company Warrant Holder has the right to receive pursuant to Section 3.1(f) or Section 3.1(h), as applicable, less any amounts withheld pursuant to Section 4.5.

(b) The Company shall deliver (or cause one of its Subsidiaries to deliver) to each Holder of Company Options, Company PSUs and Company RSUs, through the Company’s or one of its Subsidiary’s payroll systems (or by such other means as the Company may elect or as otherwise directed by the Purchaser including with respect to the timing and manner of such delivery) that amount which such Holder of Company Options, Company PSUs and/or Company RSUs has the right to receive pursuant to Section 3.1(c), Section 3.1(d) or Section 3.1(e), as applicable, less any amounts withheld pursuant to Section 4.5, which (i) in the case of Company Options, Company PSUs and Cashed-Out RSUs, shall occur as soon as practicable after the Effective Time (but no later than the Company and its Subsidiaries second regular payroll payment after the Effective Time) and (ii) in the case of a Company RSU that is not a Cashed-Out RSU, shall occur within 15 Business Days after the date such Company RSU would have vested, subject to the vesting conditions of such Company RSU, including the Holder’s continued employment with the Company and its Subsidiaries through the applicable vesting date, except as otherwise provided by the terms of such Company RSU (and, for greater certainty, if such vesting conditions are not met, such Holder shall forfeit the right to receive any payment in respect of such Company RSU). Notwithstanding anything herein to the contrary, with respect to any Company Option, Company PSU, or Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code, to the extent that payment at the time described in this Section 4.1(b) would otherwise cause the imposition of a Tax or penalty under Section 409A of the Code, such payment shall instead be made at the earliest time permitted under the terms of the applicable Company Benefit Plan and applicable award agreement that will not result in the imposition of such Tax or penalty.

(c) Until surrendered as contemplated by this Section 4.1, each certificate of Shares and Company Warrants shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a cash payment in the manner contemplated by this Section 4.1, less any amounts withheld pursuant to Section4.5.

(d) In the event of the surrender of a certificate of Shares or Company Warrants that is not registered in the transfer records of the Company under the name of the Person surrendering such certificate, the amount of cash to which the registered Holder is entitled pursuant to Section 3.1 shall be paid to such a transferee if such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered Holder have been paid.

(e) Any portion of the amount deposited with the Depositary (including any interest and other income resulting from any investment of the Depositary with respect to such amount) that remains unclaimed by the Holders and other eligible Persons in accordance with this Article 4 following 180 days after the Effective Time shall be delivered to the Company, and any Holder who has not previously complied with this Article 4 shall thereafter look only to the Company for, and, subject to Section 4.4, the Company shall remain liable for, payment of such Holder’s claim for payment under this Section 4.1.

4.2 Distributions with respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to Shares with a record date after the Effective Time shall be paid to the Holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 3.1. At the time of such surrender of any such certificate, there shall be paid to the Holder of the certificates representing Shares, without interest, the amount of cash to which such Holder is entitled pursuant to Section 3.1.

4.3 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Shares or Company Warrants that were transferred or cancelled pursuant to Section 3.1 is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a cheque (or other form of immediately available funds) for the cash amount, deliverable in accordance with such Holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash is to be delivered shall, as a condition precedent to the payment thereof, give a bond satisfactory to Purchaser and the Company and their respective transfer agents in such sum as Purchaser and the Company may direct or otherwise indemnify Purchaser and the Company in a manner satisfactory to Purchaser and the Company against any claim that may be made against Purchaser or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4 Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Shares or Company Warrants that were transferred or cancelled pursuant to Section 3.1, and not deposited, with all other instruments required by Section 4.1, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Holder of Shares or Company Warrants or for the receipt of cash. On such date, the cash to which the former Holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Purchaser. None of Purchaser or the Company shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.5 Withholding Rights

Notwithstanding anything to the contrary contained herein, each of Purchaser, the Company, the Depositary and any other Person that has any withholding obligation with respect to any amount payable hereunder shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder such amounts as are required to be deducted and withheld with respect to such payment under the ITA, the Code or any provision of any federal, provincial, territorial, state, local or other Tax Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are timely remitted to the appropriate Governmental Authority.

4.6 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any and all liens, charges, claims, encumbrances or other claims of third parties of any kind.

4.7 Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Securities, including Shares, Company Options, Company RSUs, Company PSUs and the Company Warrant, issued or outstanding prior to the Effective Time; and (b) the rights and obligations of the holders (registered or beneficial) Company Securities, including Shares, Company Options, Company RSUs, Company PSUs and the Company Warrant, the Purchaser and its affiliates, the Depositary and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement.

ARTICLE 5

RIGHTS OF DISSENT

5.1 Rights of Dissent

Holders of Shares as of the record date for the Company Meeting may exercise rights of dissent with respect to such Shares pursuant to and in the manner set forth in Section 190 of the CBCA as modified by the Interim Order and this Article 5 (“Dissent Rights”) in connection with the Arrangement; provided that, notwithstanding Subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in Subsection 190(5) of the CBCA must be received by the Company not later than 5:00 p.m. on the second (2nd) Business Day preceding the Company Meeting. Holders of Shares who duly exercise Dissent Rights and who:

(a) are ultimately determined to be entitled to be paid fair value for their Shares shall: (i) be deemed to have transferred such Shares to Purchaser as of the time stipulated in Section 3.1(g); (ii) in respect of such Shares be treated as not having participated in the transactions in Article 3 (other than Section 3.1(g)); (iii) be entitled to be paid, subject to Section 4.5, the fair value of such Shares by the Purchaser, which fair value shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Company Meeting; and (iv) not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Holders not exercised their Dissent Rights; or

(b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares shall be deemed to have participated in the Arrangement on the same basis and at the same time as non-Dissenting Shareholders;

but in no case shall the Company, Purchaser, the Depositary or any other Person be required to recognize such holders as holders of Shares after the time stipulated in Section 3.1(g), and the name of such holders of Shares shall be deleted from the register of holders of Shares at the time stipulated in Section 3.1(g) and Purchaser shall be considered the holder of 100% of the Shares immediately following the completion of the transactions contemplated by Section 3.1. For the avoidance of doubt, in no circumstances shall the Purchaser, the Company, the Depositary or any other Person be required to recognize a Person exercising Dissent Rights: (A) unless, as of the deadline for exercising Dissent Rights (as set forth in Section 5.1), such Person is the registered holder of those Shares in respect of which such Dissent Rights are sought to be exercised, (B) if such Person has voted or instructed a proxy holder to vote such Shares in favor of the Arrangement Resolution, or (C) unless such Person has strictly complied with the procedures for exercising Dissent Rights and does not withdraw such dissent prior to the Effective Time. In addition to any other restrictions under section 190 of the CBCA, none of the following shall be entitled to exercise Dissent Rights: holders of Company Options, Company RSUs, Company PSUs or the Company Warrant (in their capacity as holders of Company Options, Company RSUs, Company PSUs or the Company Warrant, as applicable).

ARTICLE 6

AMENDMENTS

6.1 Amendments

(a) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date provided that any such amendment, modification, and/or supplement must be (i) set out in writing, (ii) approved by Purchaser, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and (iv) communicated to Company Shareholders and the Company Warrant Holder if and as required by the Court.

(b) Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Company Meeting (provided that Purchaser shall have consented thereto) with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification and/or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company and Purchaser and (ii) if required by the Court, it is consented to by the Company Shareholders and the Company Warrant Holder voting in the manner directed by the Court. Any amendment, modification or supplement to this Plan of Arrangement may be made following the Company Meeting without filing such amendment, modification or supplement with the Court or seeking Court approval, provided that (A) it concerns a matter which, in the reasonable opinion of the Purchaser and the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any holder of Shares, Company Options, Company RSUs, Company PSUs or the Company Warrant or (ii) is an amendment contemplated in Section 6.1(d).

(d) Any amendment, modification and/or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Purchaser, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former Holder.

ARTICLE 7

FURTHER ASSURANCES

7.1 Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

ANNEX D

OPINION OF JEFFERIES LLC

OPINION OF JEFFERIES LLC

Jefferies LLC

520 Madison Avenue

New York, NY 10022

www.jefferies.com

April 23, 2018

The Board of Directors

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario K2K 2W7

Canada

Members of the Board:

We understand that Mitel Networks Corporation (the “Company”), MLN AcquisitionCo ULC (“Purchaser”) and MLN TopCo Ltd. (“Parent”), propose to enter into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which and in accordance with the terms and subject to the conditions contained in the Arrangement Agreement and the Plan of Arrangement (as defined in the Arrangement Agreement), each issued and outstanding common share in the capital of the Company (the “Shares”), other than Shares as to which dissent rights have been properly exercised and not withdrawn, will be transferred by the holders thereof to Purchaser in exchange for cash in the amount of $11.15 (the “Consideration”). As a result of the Plan of Arrangement, Purchaser will acquire all of the Shares (the “Arrangement”). The terms and conditions of the Arrangement are more fully set forth in the Arrangement Agreement and the Plan of Arrangement.

You have asked for our opinion as to whether the Consideration to be received by the holders of Shares pursuant to the Arrangement is fair, from a financial point of view, to such holders, other than holders of Shares that are affiliates of Purchaser (the “Excluded Holders”).

In arriving at our opinion, we have, among other things:

(i)	reviewed drafts dated April 23, 2018 of the Arrangement Agreement and the Plan of Arrangement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Shares and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Arrangement with the financial terms of certain other transactions that we deemed relevant; and

(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Arrangement Agreement and the Plan of Arrangement to the Company and its shareholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Shares. We have assumed that the Arrangement will be consummated in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements and that the final forms of the Arrangement Agreement and the Plan of Arrangement will be substantially similar to the last drafts reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Arrangement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Purchaser or the contemplated benefits of the Arrangement.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its consideration of the Arrangement, and our opinion does not address the relative merits of the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Arrangement or the terms of the Arrangement Agreement, the Plan of Arrangement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Shares should vote on the Arrangement or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of Shares (other than the Excluded Holders). We express no opinion as to the price at which Shares will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Arrangement relative to the Consideration to be received by holders of Shares or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Arrangement and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Arrangement. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Company and to certain affiliates of Purchaser and Parent, including portfolio companies of funds managed by Searchlight Capital Partners, L.P. (“Searchlight Capital”), and may continue to do so and have received, and may receive, fees for the rendering of such services. We maintain a market in the securities of the Company, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company, Purchaser or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Purchaser, Parent or entities that are affiliated with the Company, Purchaser, Parent or Searchlight Capital, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Shares pursuant to the Arrangement is fair, from a financial point of view, to such holders, other than the Excluded Holders.

Very truly yours,

JEFFERIES LLC

ANNEX E

OPINION OF NATIONAL BANK FINANCIAL INC.

OPINION OF NATIONAL BANK FINANCIAL INC.

April 23, 2018

The Board of Directors of

Mitel Networks Corporation

350 Legget Drive Kanata

Ottawa, Ontario, Canada

K2K 2W7

To the Board of Directors:

National Bank Financial Inc. (“NBF”, “we”, or “us”) understands that Mitel Networks Corporation (“Mitel”) is contemplating entering into an arrangement agreement (the “Arrangement Agreement”) to be dated April 23, 2018 with MLN AcquisitionCo ULC (the “Purchaser”) and MLN Topco Ltd. pursuant to which the Purchaser will acquire all of the issued and outstanding common shares of Mitel (the “Shares”) for $11.15 per Share in cash (the “Consideration”). The Purchaser is a British Columbia unlimited liability company formed by funds advised by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”). The transaction contemplated by the Arrangement Agreement will be effected pursuant to a court-approved plan of arrangement under the Canada Business Corporations Act (the “Arrangement”).

We understand that the terms and conditions of the Arrangement will be summarized in a management proxy circular (the “Information Circular”) to be prepared by Mitel and mailed to the holders of Shares (the “Shareholders”) in connection with a special meeting of Shareholders to be called by Mitel to seek Shareholder approval of the Arrangement.

NBF also understands that the Board of Directors of Mitel (the “Board”) is considering, among other things, whether the Arrangement is fair to the Shareholders.

All references to “$” in this opinion are to U.S. dollars.

Engagement of NBF

Mitel initially contacted NBF regarding a potential advisory assignment on April 10, 2018. Pursuant to an engagement agreement dated April 11, 2018 (the “Engagement Agreement”), the Board retained the services of NBF to prepare and deliver to the Board an opinion (the “Fairness Opinion”) as to whether the Consideration is fair, from a financial point of view, to the Shareholders and to provide such other advice and assistance to the Board directly related or ancillary thereto as may be reasonably requested by the Board.

The Engagement Agreement provides that NBF is to be paid a fixed fee for the delivery of the Fairness Opinion. No portion of the fees payable to NBF are contingent on the completion of the Arrangement or the conclusion reached in the Fairness Opinion. In addition, NBF is to be reimbursed for its reasonable out-of-pocket expenses. Mitel has agreed to indemnify NBF and its subsidiaries and each of their respective directors, officers, employees, partners, agents and each other person, if any, controlling NBF or any of its subsidiaries and each shareholder of NBF against certain losses, claims, damages and liabilities arising from the Engagement Agreement and NBF’s engagement thereunder.

NBF understands that this Fairness Opinion and a summary thereof will be included in the Information Circular and, subject to the terms of the Engagement Agreement, NBF consents to such disclosure. NBF has not been engaged to prepare a formal valuation under Multilateral Instrument 61-101 Protection of

Minority Security Holders in Special Transactions of Mitel or the Shares or any other securities or assets of Mitel, and this Fairness Opinion should not be construed as such.

This Fairness Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada (“IIROC”) but IIROC has not been involved in the preparation or review of this Fairness Opinion.

Independence of NBF

None of NBF or any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario) or the rules made thereunder) of Mitel or the Purchaser, nor is it a financial advisor to Searchlight in connection with the Arrangement (collectively, the “Interested Parties”). None of NBF or any of its affiliates has had a relationship with Mitel or Searchlight which would have an effect on NBF’s independence for purposes of providing this Fairness Opinion.

There are no current understandings, agreements or commitments between NBF and any of the Interested Parties with respect to future business dealings. NBF or its affiliates may, in the ordinary course of their respective businesses, provide financial advisory or investment banking or other services to one or more of the Interested Parties. In addition, National Bank of Canada (“NBC”), of which NBF is a wholly-owned subsidiary, or one or more affiliates of NBC, may provide banking or other financial services to one or more of the Interested Parties in the ordinary course of business.

NBF acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may from time to time have positions in certain securities of the Interested Parties, may have executed or may execute transactions for such interested parties and clients from whom it received or may receive compensation. NBF, as an investment dealer, conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Interested Parties.

Credentials of NBF

NBF is a leading Canadian investment dealer whose businesses include corporate finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. NBF has been a financial advisor in a significant number of transactions involving public and private companies in various industry sectors and has extensive experience in preparing fairness opinions and in transactions similar to the Arrangement.

This Fairness Opinion is the opinion of NBF and the form and content herein has been reviewed and approved for release by a group of managing directors of NBF, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

Scope of Review

In connection with rendering this Fairness Opinion, NBF has reviewed and relied upon or carried out, among other things, the following:

•	information in respect of the Arrangement, including the draft Arrangement Agreement dated April 22, 2018, as well as drafts of the Debt Financing Commitments and Equity Commitment Letters (as each such term is defined in the Arrangement Agreement);

•	publicly available documents regarding Mitel, including annual and interim reports on Form 10-K and 10-Q, annual and interim financial statements and related MD&A, annual information forms, management proxy circulars and other filings deemed relevant;

•	a three year strategic plan prepared by Mitel’s management in respect of the fiscal years 2018 to 2020;

•	a financial model prepared by Mitel’s management, including detailed forecasts for the fiscal years ended December 31, 2018 to 2022;

•	various reports published by equity research analysts and industry sources regarding Mitel and other public companies, to the extent deemed relevant by us;

•	trading statistics and selected financial information of Mitel and other selected public companies;

•	comparable acquisition transactions considered by us to be relevant;

•	certain other non-public information prepared and provided to us by Mitel’s management, primarily financial in nature, concerning the business, assets, liabilities and prospects of Mitel;

•	consultation with legal advisors to the Board and Mitel;

•	in addition to the written information described above, NBF participated in discussions with Mitel’s management with regards to, among other things, the Arrangement, as well as Mitel’s business, operations, financial position, forecast, key assets and prospects;

•	such other information, discussions (including discussions with third parties) and analyses as NBF considered necessary or appropriate in the circumstances; and

•	a certificate addressed to NBF, from senior officers of Mitel regarding the completeness and accuracy of the information upon which this Fairness Opinion is based.

NBF has not, to the best of its knowledge, been denied access by Mitel to any information under its control that has been requested by NBF. No limitation has been placed on NBF’s scope of review.

Assumptions and Limitations

NBF has relied upon the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources or information provided to us by Mitel, its subsidiaries or their respective directors, officers, associates, affiliates, consultants, advisors and representatives (collectively, the “Information”). NBF did not meet with the auditors of Mitel and has assumed the accuracy and fair presentation of, and relied upon, the audited consolidated financial statements of Mitel and the reports of the auditors thereon as well as the unaudited interim financial statements of Mitel. This Fairness Opinion assumes such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, we have not attempted to independently verify the completeness, accuracy or fair presentation of any of the Information.

Senior officers of Mitel have represented to NBF in a representation letter dated as of the date hereof, among other things, that: (i) with the exception of forecasts, projections or estimates (collectively, “Forecasts”), the Information (financial and otherwise) provided orally by, or in the presence of, an officer or employee of Mitel or in writing by Mitel or any of its subsidiaries (as such term is defined in the Securities Act (Ontario)) or their respective agents to NBF relating to Mitel or any of its subsidiaries or the Arrangement for the purpose of preparing this Fairness Opinion was, at the date the Information was provided to NBF, and is, as of the date hereof, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of Mitel, its subsidiaries or the Arrangement and did not and does not omit to state a material fact in respect of Mitel, its subsidiaries or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) since the dates on which the

Information was provided to NBF, except as disclosed in writing to NBF, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Mitel or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on this Fairness Opinion; (iii) to the best of the senior officers’ knowledge, information and belief after due inquiry, there are no independent appraisals or valuations or material non-independent appraisals or valuations relating to Mitel or any of its subsidiaries or any of their respective material assets or liabilities which have been prepared as of a date within the two years preceding the date hereof and which have not been provided to NBF; and (iv) any portions of the Information provided to NBF (or filed on SEDAR) which constitute Forecasts (a) were prepared using the assumptions identified therein, which, in the reasonable opinion of Mitel, are (or were at the time of preparation and continue to be) reasonable in the circumstances and (b) are not, in such senior officers’ reasonable belief, misleading in any material respect in light of the assumptions used therefor.

With respect to any Forecasts provided to NBF and used in its analyses, NBF notes that projecting future results of any company is inherently subject to uncertainty.

NBF has assumed that, in all respects material to its analysis, the Arrangement Agreement, Debt Financing Commitments and Equity Commitment Letters executed by the parties will be in substantially the form of the drafts provided to us, the representations and warranties of the parties contained therein are true, accurate and complete in all material respects, such parties will perform all of the respective covenants and agreements to be performed by them thereunder and all conditions to the obligations of such parties as specified therein will be satisfied without any waiver thereof. NBF has also assumed that all material approvals and consents required in connection with the consummation of the Arrangement will be obtained and that, in connection with obtaining any necessary approvals and consents, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Mitel.

This Fairness Opinion does not address the relative merits of the Arrangement as compared to other business strategies or transactions that might be available with respect to Mitel or Mitel’s underlying business decision to effect the Arrangement or any other term or aspect of the Arrangement or the Arrangement Agreement or any other agreement entered into in connection with the Arrangement.

We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Arrangement or the sufficiency of this Fairness Opinion for your purposes.

This Fairness Opinion is rendered as at the date hereof and on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Mitel as they are reflected in the Information and as they were represented to us in our discussions with the management of Mitel. In our analyses and in connection with the preparation of this Fairness Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of NBF and any party involved in the Arrangement. NBF disclaims any undertaking or obligation to advise any person of any change in any fact, information or matter affecting this Fairness Opinion that may come or be brought to NBF’s attention after the date hereof. Without limiting the foregoing, if there is any material change in any fact, information or matter affecting this Fairness Opinion after the date hereof, NBF reserves the right to change, modify or withdraw this Fairness Opinion.

This Fairness Opinion is addressed to the Board and is for the use and benefit of the Board, and may not be referred to, summarized, circulated, publicized or reproduced by Mitel (other than in the Information Circular as herein expressly specified) or disclosed (in whole or in part) to any other party for any purpose whatsoever without the express prior written consent of NBF. This Fairness Opinion is not to be construed as a recommendation to any Shareholders to vote in favour or against the Arrangement or any other matter. In addition, this Fairness Opinion does not address in any manner the prices at which any securities of Mitel will trade at any time.

NBF believes that its analyses must be considered as a whole and that selecting portions of our analyses or the factors considered by us, without considering all factors and analyses together, could create a misleading view of the process underlying this Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. This Fairness Opinion should be read in its entirety.

Approach to Fairness

In considering the fairness of the Consideration payable pursuant to the Arrangement, from a financial point of view, to the Shareholders, NBF principally considered and relied upon the following methodologies: (i) an analysis of the financial multiples of selected comparable companies whose securities are publicly traded; (ii) an analysis of the financial multiples, to the extent publicly available, of selected precedent transactions; and (iii) a discounted cash flow analysis of Mitel. Additionally, NBF reviewed and considered other factors and analyses as we considered appropriate, including the 52-week trading range and volume weighted average trading prices of the Shares, and equity research analysts’ target prices of the Shares.

Comparable Company Trading Analysis

NBF compared selected financial data of Mitel with similar data for selected publicly traded companies engaged in businesses which NBF viewed to be analogous to the businesses of Mitel based on business characteristics, including market segments, industry participation, operations and financial metrics. While the selected companies operate in a similar industry as that of Mitel, we note that none of the selected companies is identical to Mitel and certain of these companies may have characteristics that are materially different from those of Mitel.

For each of the selected companies, NBF considered the multiple of enterprise value (“EV”) (defined as fully-diluted equity value, less cash and cash equivalents, certain equity interests and promissory notes, plus total debt and capital leases) to estimated EBITDA (defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation expense) for fiscal year 2018 based on consensus research analyst estimates. The multiples were based on the selected companies’ closing share prices on April 20, 2018 and on publicly available information. The following table represents the results of this analysis:

Selected Comparable Companies	EV / 2018E EBITDA
Diversified Unified Communications
Avaya Holdings Corp.	6.5x
Plantronics, Inc.	11.5x
Ribbon Communications Inc.	7.3x

Networking Equipment Providers
Cisco Systems, Inc.	11.1x
Arista Networks, Inc.	28.1x
Juniper Networks, Inc.	6.5x
Ciena Corporation	9.1x
Extreme Networks, Inc.	3.3x

Cloud Communications Service Providers
RingCentral, Inc.	nmf	(1)
Vonage Holdings Corp.	15.3x
8x8, Inc.	nmf	(1)
Five9, Inc.	nmf	(1)

(1)	Represents projected EBITDA figures that are small or negative, resulting in implied multiples that are not meaningful (“nmf”).

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a multiple reference range of 7.5x to 9.5x for EV / 2018E EBITDA, based on its professional judgement, and applied this reference range to Mitel’s estimated EBITDA for fiscal year 2018 based on management’s forecasts. NBF then added cash and cash equivalents, certain equity interests and promissory notes and subtracted total debt and capital leases, each as of March 31, 2018, which resulted in an implied trading value range of $8.01 to $11.28 per Share.

NBF applied a control premium to the implied trading value range to determine the en bloc value for the Shares. NBF considered the range of premiums associated with acquisition of control of selected companies in the unified communications sector. The following table represents the results of this analysis:

Announcement Date	Target	Acquiror	Premium to 1-Day Unaffected Price(1)	Premium to 20-Day Unaffected VWAP(1)
October 2017	BroadSoft, Inc.	Cisco Systems, Inc.	27.8%	25.4%
July 2017	ShoreTel, Inc.	Mitel Networks Corp.	28.2%	30.1%
May 2017	West Corp.	Apollo Global Management, LLC	17.4%	12.2%
July 2016	Polycom, Inc.	Siris Capital Group, LLC	15.1%	19.8%
April 2015	Alcatel-Lucent	Nokia Corp.	10.6%	18.3%
November 2013	Aastra Technologies Ltd.	Mitel Networks Corp.	13.2%	19.4%

(1)	Unaffected price defined as the last trading price before transaction announcement or announcement of a strategic review process.

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a control premium of 20%, based on its professional judgment, and applied this premium to the implied trading value range of $8.01 to $11.28 per Share described above. This resulted in a range of implied en bloc equity values for the Shares of between $9.62 to $13.54 per Share as compared to the Consideration of $11.15 per Share.

Precedent Transaction Analysis

NBF examined selected precedent public market M&A transactions involving companies that engaged in businesses which NBF viewed to be reasonably analogous to the business of Mitel or aspects thereof based on business characteristics, including market segments, industry participation, operations and financial metrics. While the selected precedent transactions involved companies that operated in a similar industry as that of Mitel, we note that none of the selected target companies was identical to Mitel and certain of these companies may have had characteristics that were materially different from those of Mitel.

For each of the selected transactions, NBF considered the ratio of the target company’s enterprise value, implied by the transaction value, to the public estimates of one-year forward revenue following the announcement of the transaction, where publicly available. NBF reviewed the following transactions:

Announcement Date	Target	Acquiror	EV /Forward Revenue
March 2018	Polycom, Inc.	Plantronics, Inc.	n/a(1)
October 2017	BroadSoft, Inc.	Cisco Systems, Inc.	4.1x
July 2017	ShoreTel, Inc.	Mitel Networks Corp.	1.2x
May 2017	GENBAND Holdings Company	Sonus Networks, Inc.	1.0x
May 2017	West Corp.	Apollo Global Management, LLC	2.1x

August 2016	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc.	3.3x
July 2016	Polycom, Inc.	Siris Capital Group, LLC	1.2x
November 2015	Unify Inc.	Atos SE	n/a(1)
August 2015	iCore Networks, Inc.	Vonage Holdings Corp.	1.3x
April 2015	Alcatel-Lucent	Nokia Corp.	1.1x
March 2015	SimpleSignal, Inc.	Vonage Holdings Corp.	1.5x
November 2014	Telesphere Networks Ltd.	Vonage Holdings Corp.	2.0x
November 2013	Aastra Technologies Ltd.	Mitel Networks Corp.	0.5x

(1)	Forward-looking revenue estimates were not available at the time of transaction announcement.

Based on the results of this analysis and other factors that NBF considered appropriate, NBF selected a multiple reference range of 1.2x to 2.0x for EV / Forward Revenue, based on its professional judgment, and applied this reference range to Mitel’s estimated revenue for fiscal year 2018 based on management’s forecasts. NBF then added cash and cash equivalents, certain equity interests and promissory notes and subtracted total debt and capital leases, each as of March 31, 2018. This resulted in a range of implied equity values for the Shares of between $7.68 and $15.63 as compared to the Consideration of $11.15 per Share.

Discounted Cash Flow (“DCF”) Analysis

The DCF approach requires that certain assumptions be made regarding, among other things, future unlevered free cash flows, terminal values and discount rates. As a part of the DCF approach, NBF reviewed the five-year forecast provided by management, including assumptions on revenue growth and segment mix, realized margins and expected synergies from ShoreTel integration, estimated costs, capital investment and working capital.

In performing this analysis, NBF used the forecasted unlevered free cash flows (defined as earnings before interest and taxes, less taxes, capital expenditures and change in net non-cash working capital, plus depreciation and amortization and stock-based compensation) for Mitel through the fiscal year ending 2022, derived based on the forecast provided by management. NBF also calculated a range of terminal values of Mitel by applying a perpetual growth rate ranging from 1.0% to 3.0%, which range was selected by NBF in its professional judgment, to the normalized unlevered free cash flow of Mitel in the final year of the forecast period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10.8% to 12.8%, which was derived by NBF based upon an analysis of the weighted average cost of capital of Mitel. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for net debt, pension and tax attributes. Based on the results of this analysis, NBF arrived at a range of implied equity values for the Shares of between $8.18 to $13.52 as compared to the Consideration of $11.15 per Share.

Other Considerations

NBF reviewed the trading range of the Shares for the 52-week period ended April 20, 2018, which was $6.21 to $10.22 per Share, and the range of 12-month analyst target prices for the Shares, which was $9.50 to $15.00 per Share, and discounted them to present values using a discount rate of 13.1%, which was derived by NBF based upon an analysis of the cost of equity of Mitel, which resulted in a range of $8.40 to $13.26 per Share, and compared each of the foregoing to the closing price of the Shares on April 20, 2018, which was $10.08 per Share and the Consideration of $11.15 per Share. NBF noted that these considerations were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Conclusion

Based upon and subject to the foregoing and such other matters as we consider relevant, NBF is of the opinion that, as of the date hereof, the Consideration to be received by the Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders.

Yours very truly,

NATIONAL BANK FINANCIAL INC.

ANNEX F

SECTION 190 OF THE CANADIAN BUSINESS CORPORATIONS ACT

SECTION 190 OF THE CANADIAN BUSINESS CORPORATIONS ACT

§ 190. Right to dissent.

190. (1) Right to dissent—Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going private transaction or a squeeze-out transaction.

(2) Further right—A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(2.1) If one class of shares—The right to dissent described in subsection (2) applies even if there is only one class of shares.

(3) Payment for shares—In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4) No partial dissent—A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) Objection—A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

(6) Notice of resolution—The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

(7) Demand for payment—A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

(8) Share certificate—A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

(9) Forfeiture—A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10) Endorsing certificate—A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11) Suspension of rights—On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

(12) Offer to pay—A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13) Same terms—Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14) Payment—Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15) Corporation may apply to court—Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16) Shareholder application to court—If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17) Venue—An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

(18) No security for costs—A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19) Parties—On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

(20) Powers of court—On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21) Appraisers—A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22) Final order—The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

(23) Interest—A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24) Notice that subsection (26) applies—If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25) Effect where subsection (26) applies—If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may:

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder, or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26) Limitation—A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that:

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

ANNEX G

INTERIM ORDER

G-1

Court File No. CV-18-598971    ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST THE HONOURABLE     ) ) THURSDAY, THE 7th JUSTICE MCEWEN ) DAY OF JUNE, 2018    IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C.1985, c. C-44, AS AMENDED; AND IN THE MATTER OF RULE 14.05(2) OF THE RULES    OF CIVIL PROCEDURE;    THIS MOTION made by the Applicant, Mitel Networks Corporation (“Mitel”), for an interim order for advice and directions pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”), was heard this day at 330 University Avenue, Toronto, Ontario.    ON READING the Notice of Motion, the Notice of Application issued on June 1, 2018 and the affidavit of Greg Hiscock sworn June 5, 2018 (the “Hiscock Affidavit”), including the Plan of Arrangement, which is attached as Annex “C” to the draft management proxy circular of Mitel (the “Information Circular”), which is attached as Exhibit “A” to the Hiscock Affidavit, and on hearing the submissions of counsel for Mitel and counsel for MLN AcquisitionCo ULC

(“Purchaser”) and on being advised that the Director appointed under the CBCA (the “Director”) does not consider it necessary to appear.    Definitions 1.                THIS COURT ORDERS that all definitions used in this Interim Order shall have the meaning ascribed thereto in the Information Circular or otherwise as specifically defined herein. The Meeting 2.                THIS COURT ORDERS that Mitel is permitted to call, hold and conduct a special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares in the capital of Mitel (“Shares”) and the holder of warrants of Mitel (the “Warrantholder”) to be held at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2 on July 10, 2018, at 10:00 a.m. (Ottawa time) in order for the Shareholders and the Warrantholder to consider and, if determined advisable, pass special resolutions authorizing, adopting and approving, with or without variation, the Arrangement    and the Plan of Arrangement    (collectively,    the “Arrangement Resolutions”). 3.                THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the CBCA, the notice of meeting of Shareholders, which accompanies the Information Circular (the “Notice of Meeting”) and the articles and by-laws ofMitel, subject to what may be provided hereafter and subject to further order of this Honourable Court. 4.                THIS COURT ORDERS that the record date (the “Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the Meeting shall be at the close of business on June 7, 2018.

5.                THIS COURT ORDERS that the only persons entitled to attend or speak at the Meeting shall be: a)     the Shareholders or their respective proxyholders;    b) the officers, directors, auditors and advisors of Mitel;    c) the Warrantholder or its proxyholder;    d) representatives and advisors of Purchaser;    e) the Director; and    f) other persons who may receive the permission of the Chair of the Meeting.    6.                THIS COURT ORDERS that Mitel may transact such other business at the Meeting as is contemplated in the Information Circular, or as may otherwise be properly before the Meeting. Quorum 7.                THIS COURT ORDERS that the Chair of the Meeting shall be determined by Mitel and that the quorum at the Meeting shall be not less than two persons present in person at the opening of the Meeting who are entitled to vote at the Meeting either as Shareholders or proxyholders, together holding or representing by proxy not less than 33 113% of the votes attached to the Shares. Amendments to the Arrangement and Plan of Arrangement 8.                THIS COURT ORDERS that Mitel is authorized to make, subject to the terms of the Arrangement    Agreement,    and paragraph    9 below,    such amendments,    modifications    or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Shareholders, or others entitled to receive notice under paragraphs 12 and

13 hereof and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented, shall be the Arrangement and Plan of Arrangement to be submitted to the Shareholders at the Meeting and shall be the subject of the Arrangement Resolutions. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement. 9.                THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 8 above, would, if disclosed, reasonably be expected to affect a Shareholder’s decision to vote for or against the Arrangement Resolutions, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by e-mail, press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Mitel may determine. Amendments to the Information Circular 10.                THIS COURT ORDERS that Mitel is authorized to make such amendments, revisions and/or supplements to the draft Information Circular as it may determine and the Information Circular, as so amended, revised and/or supplemental, shall be the Information Circular to be distributed in accordance with paragraphs 12 and 13. Adjournments and Postponements 11.                THIS COURT ORDERS that Mitel, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Mitel may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements. Notice of Meeting 12.                THIS COURT ORDERS that, in order to effect notice of the Meeting, Mitel shall send the Information Circular (including the Notice of Application and this Interim Order), the Notice of Meeting, the form of proxy and the letter of transmittal, along with such amendments or additional documents as Mitel may determine are necessary or desirable and are not inconsistent with the terms ofthis Interim Order (collectively, the “Meeting Materials”), to the following: a)                the registered Shareholders at the close of business on the Record Date and the Warrantholder, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting, by one or more of the following methods: i)                by pre-paid ordinary or first class mail at the addresses of the Shareholders as they appear on the books and records of Mitel, or its registrar and transfer agent, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Mitel; ii)                by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

iii)                by email, facsimile or other electronic transmission to any Shareholder, who is identified to the satisfaction of Mitel, who requests such transmission in writing, and if required by Mitel, who is prepared to pay the charges for such transmission; b)                non-registered Shareholders by providing sufficient cop1es of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and c)                the respective directors of Mitel, to the Director appointed under the CBCA, and to the auditors of Mitel, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting; and that compliance with this paragraph shall constitute sufficient notice of the Meeting.    13.     THIS COURT ORDERS that, in the event that Mitel elects to distribute the Meeting Materials, Mitel is hereby directed to distribute the Information Circular (including the Notice of Application, and this Interim Order), and any other communications or documents determined by Mitel to be necessary or desirable (collectively, the “Court Materials”) to the holders of options to acquire Shares (“Options”), Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”) issued by Mitel, by any method permitted for notice to Shareholders as set forth in paragraphs 12(a) or 12(b) above, or by email, concurrently with the distribution described in paragraph 12 of this Interim Order. Distribution to such persons shall be to their addresses as

they appear on the books and records of Mitel or its registrar at the close of business on the Record Date. 14.                THIS COURT ORDERS that accidental failure or omission by Mitel to give notice of the meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Mitel, or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Mitel, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances. 15.                THIS COURT ORDERS that Mitel is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials, as Mitel may determine in accordance with the terms of the Arrangement Agreement (“Additional Information”), and that notice of such Additional Information may, subject to paragraph 9 above, be distributed by e-mail, press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Mitel may determine. 16.                THIS COURT ORDERS that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9 above. Solicitation and Revocation of Proxies 17.                THIS COURT ORDERS that Mitel is authorized to use the letter of transmittal and proxies substantially in the form of the drafts accompanying the Information Circular, with such amendments and additional information as Mitel may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Mitel and Purchaser are authorized, at their expense, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Mitel may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by Shareholders, if Mitel deems it advisable to do so. 18.                THIS COURT ORDERS that Shareholders shall be entitled to revoke their proxies in accordance with section 148(4) of the CBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to s. 148(4)(a)(i) of the CBCA: (a) may be deposited at the registered office of Mitel as set out in the Information Circular; and (b) any such instruments must be received by Mitel not later than 5:00p.m. (Ottawa Time) on the second business day immediately preceding the meeting (or any adjournment or postponement thereof). Voting 19.                THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Arrangement Resolutions, or such other business as may be properly brought before the

Meeting, shall be those Shareholders who hold Shares as of the close of business on the Record Date, as well as the Warrantholder. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolutions. 20.                THIS COURT ORDERS that votes shall be taken at the Meeting on the basis of one vote per Share and 1115 vote per Warrant, and that in order for the Plan of Arrangement to be implemented, subject to further Order of this Honourable Court, the Arrangement Resolutions must be passed, with or without variation, at the Meeting by an affirmative vote of at least two -thirds (66213%) of the votes cast on the Arrangement Resolution by Shareholders (and if applicable, the Warrantholder), present in person or represented by proxy at the Meeting. Each Warrant will be treated as the equivalent of one-fifteenth of a Share, and the Shareholders and the Warrantholder shall vote together as a single class. Such votes shall be sufficient to authorize Mitel to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the Shareholders, subject only to final approval of the Arrangement by this Honourable Court. 21.                THIS COURT ORDERS that in respect of matters properly brought before the Meeting pertaining to items of business affecting Mitel (other than in respect of the Arrangement Resolutions), each holder of Shares is entitled to one vote per Share held. Dissent Rights 22.                THIS COURT ORDERS that each registered Shareholder who holds Shares as of the close of business on the Record Date shall be entitled to exercise Dissent Rights in connection with the Arrangement Resolutions in accordance with section 190 of the CBCA (except as the· procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection 190(5) of the CBCA, any Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolutions to Mitel in the form required by section 190 of the CBCA and the Arrangement Agreement, which written objection must be received by Mitel not later than 5:00 p.m. (Ottawa Time) on the second business day immediately preceding the meeting (or any adjournment or postponement thereof), and must otherwise strictly comply with the requirements of the CBCA. For purposes of these proceedings, the “court” referred to in section 190 of the CBCA means this Honourable Court. 23.                THIS COURT ORDERS that, notwithstanding section 190(3) ofthe CBCA, Purchaser, not Mitel, shall be required to offer to pay fair value, as of the day prior to approval of the Arrangement Resolutions, for Shares held by Shareholders who duly exercise Dissent Rights, and to pay the amount to which such Shareholders may be entitled pursuant to the terms of the Plan of Arrangement. In accordance with the Plan of Arrangement and the Information Circular, all references to the “corporation” in subsections 190(3) and 190(11) to 190(26), inclusive, of the CBCA (except for the second reference to the “corporation” in subsection 190(12) and the two references to the “corporation” in subsection 190(17)) shall be deemed to refer to “Purchaser” in place of the “corporation”, and Purchaser shall have all of the rights, duties and obligations of the “corporation” under subsections 190(11) to 190(26), inclusive, of the CBCA. 24.                THIS COURT ORDERS that any Shareholder who duly exercises such Dissent Rights set out in paragraph 22 above and who:

i)                is ultimately determined by this Honourable Court to be entitled to be paid fair value for his, her or its Shares shall be deemed to have transferred those Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims, encumbrances, charges, adverse interests or security interests to Purchaser for cancellation in consideration for a payment of cash from Purchaser equal to such fair value; or ii)                is for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for his, her or its Shares pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Shareholder; but in no case shall Mitel, Purchaser or any other person be required to recognize such Shareholders as holders of Shares of Mitel at or after the date upon which the Arrangement becomes effective and the names of such Shareholders shall be deleted from Mitel’s register of holders of Shares at that time. Hearing of Application for Approval of the Arrangement 25.                THIS COURT ORDERS that upon approval by the Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, Mitel may apply to this Honourable Court for final approval of the Arrangement. 26.                THIS COURT ORDERS that distribution of the Notice of Application and the Interim Order in the Information Circular, when sent in accordance with paragraphs 12 and 13, shall constitute good and sufficient service ofthe Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 27.    27.                THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Mitel, with a copy to counsel for Purchaser, as soon as reasonably practicable, and, in any event, no less than 5 days before the hearing of this Application at the following addresses: Craig Lockwood and Lauren Harper OSLER, HOSKIN & HARCOURT LLP Box 50, 1 First Canadian Place Toronto, Canada M5X 1B8 Tel:     (416) 362-2111 Fax: (416) 862-6666 Lawyers for Mitel Networks Corporation Tom Friedland and Peter Kolla GOODMANS LLP 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7 Tel: 416.597.4218 Fax: 416.979.1234 Lawyers for MLN AcquisitionCo ULC and MLN TopCo Ltd.    28. THIS COURT ORDERS that, subject to further order of this Honourable Court, the only persons entitled to appear and be heard at the hearing of the within application shall be: i) Mitel;    ii) Purchaser and MLN TopCo Ltd.;    iii) the Director; and

iv)     any person who has filed a Notice of Appearance herein in accordance with the Notice of Application, this Interim Order and the Rules of Civil Procedure.    29.                THIS COURT ORDERS that any materials to be filed by Mitel in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order ofthis Honourable Court. 30.                THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 27 shall be entitled to be given notice of the adjourned date. Precedence 31.                THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Shares Options, Warrants, RSUs and PSUs, or the articles or by-laws ofMitel, this Interim Order shall govern. Extra-Territorial Assistance 32.                THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Page 14

Variance

ENTERED AT / INSCRIT À TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO:

JUN - 7 2018

PER / PAR:

G-15

Variance 33.     THIS COURT ORDERS that Mitel shall be entitled to seek leave to vary this Interim [GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE]Order upon such terms and upon the giving of such notice as this Honourable Court may direct.                EN1ERED AT I \NSCRIT A TORONiO OM I BOOK N’O: LEI DANS LE REGISTRE NO: JUN—7 1018    PER/PAR:

J-    IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED; AND IN THE MATTER OF RULE 14.05(2) OF THE RULES OF CIVIL PROCEDURE; AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF MITEL NETWORKS CORPORATION MITEL NETWORKS CORPORATION, APPLICANT/MOVING PARTY [GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE]Court File No.    CV-18-598971    ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) PROCEEDING COMMENCED AT TORONTO    INTERIM ORDER                 \.D..... 0    OSLER, HOSKIN & HARCOURT LLP Box 50, 1 First Canadian Place Toronto, Canada MSX 1B8 Craig Lockwood (LSO#: 46668M) Lauren Harper (LSO#: 70606L) Tel:     (416) 362-2111 Fax:    (416) 862-6666 Lawyers for the Applicant/Moving Party, Mitel Networks Corporation Matter No: 1189907

G-16

ANNEX H

NOTICE OF APPLICATION FOR FINAL ORDER

Court File No. CU-18-598971-0066
ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)
IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED;
AND IN THE MATTER OF RULE 14.05(2) OF THE RULES OF CIVIL
PROCEDURE;
AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF MITEL
NETWORKS CORPORATION
MITEL NETWORKS CORPORATION
Applicant
NOTICE OF APPLICATION
TO THE RESPONDENTS:
A LEGAL PROCEEDING HAS BEEN COMMENCED by the Applicant. The claim made by the Applicant appears on the following page.
THIS APPLICATION will come on for a hearing before a Judge presiding over the
Commercial List on July 12, 2018 at 10 a.m. or as soon after that time as the application may be heard, at 330 University Avenue, Toronto, Ontario.
IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.
IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY
EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES
ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN
YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO
OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID
MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.
Date June of 1, 2018
Issued by Olivia Rodny
Local Registrar
Local registrar
Address of 330 University A venue
court office Toronto, Ontario M5G 1R7
TO: ALL SHAREHOLDERS OF MITEL NETWORKS CORPORATION
AND TO: ALL HOLDERS OF OPTIONS OF MITEL NETWORKS CORPORATION
AND TO: ALL HOLDERS OF RESTRICTED SHARE UNITS OF MITEL
NETWORKS CORPORATION
AND TO: ALL HOLDERS OF PERFORMANCE SHARE UNITS OF MITEL
NETWORKS CORPORATION
AND TO: THE HOLDERS OF WARRANTS OF MITEL NETWORKS
CORPORATION
AND TO: THE DIRECTORS OF MITEL NETWORKS CORPORATION
AND TO: THE DIRECTOR APPOINTED UNDER THE CANADA BUSINESS
CORPORATIONS ACT
AND TO: GOODMANS LLP
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7
Tom Friedland (LSO# 31848L)
Peter Kolla (LSO# 54608K)
Tel. 416.597.4218
Fax 416.979.1234
Lawyers for MLN AcquisitionCo ULC and
MLN TopCo Ltd.

APPLICATION
1. THE APPLICANT, MITEL NETWORKS CORPORATION (“Mitel”), MAKES
APPLICATION FOR:
(a) an order abridging the time and dispensing with the requirements for service of the application materials herein;
(b) an interim order for advice and directions under section 192(4) of the Canada
Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”), in connection with a proposed arrangement (the “Arrangement”) ofMitel;
(c) a final order approving the Arrangement, pursuant to sections 192(3) and 192(4) of the CBCA; and
(d) such further and other relief as this Court may deem just.
2. THE GROUNDS FOR THE APPLICATION ARE:
(a) Mitel is a corporation incorporated pursuant to the CBCA, with its common shares listed on the Toronto Stock Exchange and on the Nasdaq;
(b) among other events and pursuant to the Arrangement, MLN Acquisition Co ULC
(“Purchaser”) will acquire all of the issued and outstanding common shares and warrants in the capital of Mitel, and the options, restricted share units and performance share units issued by Mitel will be cancelled, in each case, in exchange for cash consideration on the basis set out in the management proxy circular of
Mite I;
(c) the Arrangement is an “arrangement” as defined in section 192(1) of the CBCA;
(d) Mitel is not insolvent within the meaning of s. 192(2) of the CBCA;
(e) it is not practicable for Mitel to effect a fundamental change in the nature of the
Arrangement under any other provision of the CBCA;

(f) all statutory conditions under the CBCA have been or will have been fulfilled or, by the final return date of this Application, will have been fulfilled for the granting of approval of the proposed Arrangement;
(g) the Arrangement and application is put forward in good faith and for a valid business purpose;
(h) the Arrangement is fair and reasonable to the parties affected;
(i) section 192 of the CBCA;
G) certain of the holders of equity in Mitel and other interested persons are resident outside of Ontario and will be served at their addresses as they appear on the books and records of Mitel pursuant to rules 17.02(n) of the Rules of Civil Procedure and/or pursuant to the terms of any Interim Order this Court may grant;
(k) National Instrument 54-101 of the Canadian Securities Administrators;
(1) Rules 1.04, 3.02, 14.05(2), 37, 38, and 39 ofthe Rules ofCivil Procedure; and
(m) such further and other grounds as counsel may advise and this Court may permit.
3. THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE
HEARING OF THE APPLICATION:
(a) affidavit(s) to be sworn on behalf ofMitel, with exhibits thereto; and
(b) such further and other materials as counsel may advise and this Court may permit.

June 1, 2018

OSLER, HOSKIN & HARCOURT LLP
Box 50, 1 First Canadian Place
Toronto, ON M5X 1B8
Craig T. Lockwood (LSO#: 46668M)
Lauren Harper (LS0#:70606L)
Tel: (416) 362-2111
Fax: (416) 862-6666
Lawyers for the Applicant, Mitel Networks
Corporation

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C.
1985, c. C-44, AS AMENDED;
AND IN THE MATTER OF RULE 14.05(2) OF THE RULES OF CIVIL PROCEDURE;
AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF MITEL NETWORKS CORPORATION
MITEL NETWORKS CORPORATION, APPLICANT
Court File No. CU-18-598971-0066
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)
PROCEEDING COMMENCED AT
TORONTO
NOTICE OF APPLICATION
OSLER, HOSKIN & HARCOURT LLP
Box 50, 1 First Canadian Place
Toronto, Canada MSX 1B8
Craig T. Lockwood (LSO#: 46668M)
Lauren Harper (LSO#: 58887N)
Tel: (416) 862-5988
Fax: (416) 862-6666
Lawyers for the Applicant, Mite I Networks Corporation
MatterNo: 1189907

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

NMWQ 000001

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X CANADA	Security Class MITEL PROXY HOLDER 2018 Holder Account Number C9999999999	IND

Fold

Form of Proxy - Special Meeting to be held on July 10, 2018

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying proxy statement and other documentation provided by Management.	Fold

9.	To vote by mail – complete this proxy form in full, sign and return it in the envelope provided by 5:00 p.m., Ottawa time, on July 6, 2018.

Proxies submitted must be received by 5:00 p.m., Ottawa time, on July 6, 2018.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    23456 78901 23456

NMWQ_PRX_277427/000001/000001/i

+	SAM SAMPLE	C9999999999		+
		IND	PR1

Appointment of Proxyholder
I/We, being holder(s) of Mitel Networks Corporation hereby appoint: Richard McBee or, failing him, Steven Spooner, or failing him, Gregory Hiscock	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Mitel Networks Corporation to be held at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario on July 10, 2018 at 10:00 a.m., Ottawa time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain

1. Arrangement Resolution

To consider, pursuant to an interim order of the Ontario Superior Court of Justice, dated as of June 7, 2018 and, if deemed advisable, to pass, with or without variation, a special resolution (the “arrangement resolution”) to approve an arrangement (the “arrangement”) under section 192 of the Canada Business Corporations Act pursuant to the Arrangement Agreement, dated as of April 23, 2018, among Mitel, MLN AcquisitionCo ULC (“Purchaser”), a British Columbia unlimited liability company and MLN TopCo Ltd., a Cayman Islands exempted company, to effect among other things, the acquisition by Purchaser of all of the outstanding common shares of the Company in exchange for $11.15 cash (less any applicable withholding taxes) per common share.	☐	☐	☐	----- Fold

	For	Against	Abstain

2. Compensation proposal
To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the arrangement.	☐	☐	☐

	For	Against	Abstain

3. Solicitation
To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the arrangement resolution.	☐	☐	☐

----- Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		DD/MM/YY

∎	N M W Q	2 7 7 4 2 7	2 P R	A R 0	9 9 9 9 9	+

This Letter of Transmittal is for use in connection with the plan of arrangement involving Mitel Networks Corporation, MLN AcquisitionCo ULC and MLN TopCo Ltd.

This Letter of Transmittal must be validly completed, duly executed and returned to the depositary, Computershare Trust Company of Canada. It is important that you validly complete, duly execute and return this Letter of Transmittal on a timely basis in accordance with the instructions contained herein.

You are strongly urged to read the accompanying management information circular as well as the Instructions accompanying this Letter of Transmittal before completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

FOR COMMON SHARES

OF

MITEL NETWORKS CORPORATION

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for common shares (the “Common Shares”) of Mitel Networks Corporation (“Mitel”) deposited in connection with the proposed arrangement (the “Arrangement”) involving Mitel, MLN AcquisitionCo ULC (“Purchaser”) and MLN TopCo Ltd. (“Parent”), that is being submitted for approval at the special meeting of shareholders of Mitel to be held on July 10, 2018 (as it may be postponed or adjourned) (the “Meeting”) as described in a proxy statement dated June 8, 2018 (the “Proxy Statement”).

A copy of the Proxy Statement is available at the SEC’s website at www.sec.gov and the Canadian Securities Administrators’ website at www.sedar.com.

This Letter of Transmittal is for use by registered holders (“Registered Shareholders”) of Common Shares only and is not to be used by holders of Common Shares whose Common Shares are not registered in their name but rather are held by an intermediary on their behalf (“Beneficial Shareholders”, and collectively with the Registered Shareholders, the “Shareholders”).

If you are a Beneficial Shareholder you should contact your intermediary for instructions and assistance in receiving the Consideration (as defined below) for such Common Shares.

Following the closing of the Arrangement (the “Closing”), Shareholders other than Registered Shareholders who properly exercise dissent rights will be entitled to receive, in exchange for each Share held, U.S. $11.15 in cash, without interest (the “Consideration”) (unless an election is made under “Currency Election” in Box C of this Letter of Transmittal, as described below). No payment of any Consideration will be made prior to the Closing. Notwithstanding the foregoing, in accordance with the Arrangement, Mitel, Purchaser or Computershare Trust Company of Canada, as depositary (the “Depositary”), shall be entitled to deduct or withhold from any amount payable to any Shareholder such amounts as Mitel, Purchaser or the Depositary determines, acting reasonably, are required or permitted to be deducted or withheld with respect to such payment under the Income Tax Act (Canada), the U.S. Internal Revenue Code of 1986, as amended or any provision of any other law.

The Consideration is denominated and will be paid in U.S. dollars. However, a Registered Shareholder may prior to the effective time elect instead to receive payment in Canadian dollars by completing the election under “Currency Election” in Box C of this Letter of Transmittal, in which case, such Registered Shareholder will have acknowledged and agreed to the terms set out therein. If you are a Beneficial Shareholder, you should contact your intermediary for instructions and assistance if you intend to elect to receive payment in Canadian dollars.

The Arrangement is subject to the satisfaction of certain conditions, including, among other things, the approval of the Shareholders at the Meeting, approval by the Ontario Superior Court of Justice and certain regulatory approvals. Shareholders should refer to the Proxy Statement for more information regarding the expected timing for completion and other information relating to the Arrangement.

The Closing is subject to a number of conditions, some of which are beyond the control of Mitel, Parent and Purchaser. Accordingly, the exact timing of the consummation (if such consummation occurs) of the Arrangement is not currently known. The Trust and Purchaser currently expect the Arrangement, if approved at the Meeting, to be completed in the second half of 2018.

Under no circumstances will interest accrue or be paid by Mitel, Purchaser or the Depositary on the Consideration to persons depositing Common Shares with the Depositary, regardless of any delay in making any payment for the Common Shares. The Depositary will act as the agent of persons who have deposited Common Shares pursuant to the Arrangement for the purpose of receiving and transmitting the Consideration to such persons, and receipt of the Consideration by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares.

If you are a U.S. Shareholder (as defined below in Box “D”), you must complete an IRS Form W-9 or the applicable IRS Form W-8. See Instruction #7.

Please read the Proxy Statement and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than the addresses as set forth herein will not constitute a valid delivery. If Common Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. Please note that the delivery of this Letter of Transmittal does not constitute a vote in favour of the arrangement resolution or any other matters to be considered at the Meeting. To exercise your right to vote at the Meeting, Registered Shareholders must complete and return the form of proxy that accompanied the Proxy Statement in accordance with the instructions set out in the Proxy Statement.

Whether or not Registered Shareholders deliver this Letter of Transmittal, the certificates representing Common Shares and all other required documentation to the Depositary, Registered Shareholders will cease to be Shareholders of Mitel as of the effective time and certificates representing Common Shares shall represent only (a) the right to receive the aggregate Consideration in respect of such Common Shares required under the Arrangement, less any amounts withheld as provided under the Arrangement Agreement or the Plan of Arrangement or (b) in the case of Registered Shareholders who properly exercise dissent rights, the right to receive fair value for their Common Shares in accordance with the Canada Business Corporations Act, as modified by the Plan of Arrangement and the Interim Order. See the section entitled “Dissenting Shareholders’ Rights” in the Proxy Statement.

Registered Shareholders who do not deliver their Share certificates and all other required documents to the Depositary on or before the sixth anniversary of the Effective Date will lose their right to receive any Consideration for their Common Shares.

All elections and deposits made under this Letter of Transmittal are irrevocable except that all Letters of Transmittal will be automatically revoked if the Arrangement does not proceed for any reason.

TO:	MITEL NETWORKS CORPORATION

AND TO:	MLN ACQUISITIONCO ULC AND MLN TOPCO LTD.

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA. at its offices set out herein.

In connection with the Arrangement being considered for approval at the Meeting, the undersigned delivers to you the enclosed certificate(s) for Common Shares. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name in Which Registered	Number of Common Shares Deposited

The undersigned transmits herewith the certificate(s) described above for cancellation upon the Arrangement becoming effective. The undersigned acknowledges receipt of the Proxy Statement and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Common Shares represented by the enclosed certificate(s) (the “Deposited Shares”) and at the effective time, Purchaser will acquire good title to the Deposited Shares (as the same are modified pursuant to the Plan of Arrangement) free from all liens, charges, encumbrances, claims and equities and in accordance with the following: IN CONNECTION WITH THE ARRANGEMENT AND FOR VALUE RECEIVED at the effective time all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the effective date of the Arrangement, as well as the right of the undersigned to receive any and all distributions shall have been assigned to Purchaser. If, notwithstanding such assignment, any distributions are received by or made payable to or to the order of the undersigned, then (i) in the case of any such cash distribution that does not exceed the cash purchase price per Common Share, the consideration payable per Common Share pursuant to the Arrangement will be reduced by the amount of any such dividend or distribution received in respect of that Common Share, and (ii) in the case of any such cash distribution in an amount that exceeds the cash purchase price per Common Share in respect of which the distribution is made, or in the case of any other distribution, the undersigned shall promptly pay or deliver the whole of any such distribution to the Depositary for the account of Purchaser, together with appropriate documentation of transfer.

The undersigned irrevocably constitutes and appoints each of Richard McBee, Steven Spooner and Gregory Hiscock, each of whom is an officer of Mitel, and any other person designated by Purchaser in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased in connection with the Arrangement with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares consisting of securities on the registers of Mitel; and (b) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions other than as set out in this Letter of Transmittal and in any proxy granted for use at the Meeting. Other than in connection with the Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for in connection with the Arrangement.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and distributions effectively to Purchaser.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs Purchaser and the Depositary, upon the Arrangement becoming effective, to mail the cheques by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below. Should the Arrangement Agreement be terminated in accordance with its terms, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés d’avoir requis que tout contrat attesté par l’arrangement et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

This Letter of Transmittal and any action or proceeding arising in whole or part under or in connection herewith shall be interpreted, construed, performed, governed and enforced by and in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the law of another jurisdiction.

BOX A

ENTITLEMENT DELIVERY

All cash payments will be issued and mailed to your existing registration unless otherwise stated. If you would like your cash or shares issued to a different name or address, please complete
BOX B and refer to INSTRUCTION 2 & 3

☐   MAIL CHEQUE TO ADDRESS ON RECORD (DEFAULT)

☐   MAIL CHEQUE TO A DIFFERENT ADDRESS (MUST
COMPLETE BOX B)

☐   HOLD CHEQUE FOR PICKUP AT COMPUTERSHARE
OFFICE (CHECK LOCATION)

○ TORONTO    ○ MONTREAL    ○ VANCOUVER    ○ CALGARY

SEE INSTRUCTION SECTION 9 FOR OFFICE ADDRESSES

☐   DELIVER FUNDS VIA WIRE* (COMPLETE BOX E)

BOX B
ISSUE PAYMENT IN THE NAME OF*:
☐ CHECK BOX IF SAME AS EXISTING REGISTRATION (DEFAULT)

(NAME)

(STREET NUMBER & NAME)

(CITY AND PROVINCE/STATE)

(COUNTRY AND POSTAL/ZIP CODE)

(TELEPHONE NUMBER (BUSINESS HOURS)

(SOCIAL INSURANCE/SECURITY NUMBER)
* IF THIS NAME OR ADDRESS IS DIFFERENT FROM YOUR REGISTRATION, PLEASE PROVIDE SUPPORTING TRANSFER REQUIREMENTS (SEE INSTRUCTION SECTION 2 & 3)

BOX C

CURRENCY ELECTION

ALL CASH PAYMENTS WILL BE ISSUED IN UNITED STATES DOLLARS UNLESS OTHERWISE ELECTED BELOW

☐	Issue my cash entitlement payment(s) in Canadian Dollars

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by Computershare, in its capacity as foreign exchange service provider to Mitel, on behalf of the electing shareholders, on the date the funds are converted; (b) the risk of any fluctuation in such rate will be borne by the undersigned; and (c) Computershare may earn commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

Failure to make an election will result in any cash payment under the arrangement being paid in United States Dollars.

BOX D

RESIDENCY DECLARATION

ALL MITEL SHAREHOLDERS ARE REQUIRED TO COMPLETE A RESIDENCY DECLARATION. FAILURE TO COMPLETE A RESIDENCY DECLARATION MAY RESULT IN A DELAY IN YOUR PAYMENT.

The undersigned represents that:

☐	The beneficial owner of the Mitel common shares deposited herewith is a U.S. Shareholder.

☐	The beneficial owner of the Mitel common shares deposited herewith is not a U.S. Shareholder.

A “U.S. Shareholder” is any Mitel shareholder who is either (i) providing an address in Box “A” that is located within the United States or any territory or possession thereof, or (ii) a “U.S. person” for the United States federal income tax purposes as defined in Instruction 8 below. If you are a U.S. person or acting on behalf of a U.S. person, then in order to avoid backup withholding of U.S. federal income tax you must provide a complete IRS Form W-9 (enclosed) below or otherwise provide certification that the U.S. person is exempt from backup withholding, as provided in the instructions (see Part VIII). If you are not a U.S. Shareholder as defined in (ii) above, but you provide an address that is located within the United States, you must complete an appropriate IRS Form W-8.

BOX E

WIRE PAYMENT*

*PLEASE NOTE THAT THERE IS A $50 BANKING FEE ON WIRE PAYMENTS. ALTERNATIVELY, CHEQUE PAYMENTS ARE ISSUED AT NO ADDITIONAL COST

*IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, COMPUTERSHARE WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF WE CANNOT CORRECT THE ISSUE PROMPTLY, A CHEQUE WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD. NO FEES WILL BE CHARGED

Please provide email address and phone number in the event that we need to contact you for corrective measures:

EMAIL ADDRESS:	PHONE NUMBER:

**Beneficiary Name(s) that appears on the account at your financial institution – this MUST be the same name and address that your shares are registered to

**Beneficiary Address	**Province/State	**Postal Code/Zip Code

**Beneficiary Bank/Financial Institution

**Bank Address	**Province/State	**Postal Code/Zip Code

PLEASE ONLY COMPLETE THE APPLICABLE BOXES BELOW, AS PROVIDED BY YOUR FINANCIAL INSTITUTION. YOU ARE NOT REQUIRED TO COMPLETE ALL BOXES

**Bank Account Number	Transit/Routing Number	SWIFT Code	ABA (US)

IBAN Number (Europe)	Sort Code (GBP)	BSB Number	BIC Number

Additional Notes and special routing instructions:

** Mandatory fields

BOX F

LOST CERTIFICATES

If your lost certificate(s) forms part of an estate or trust, or are valued at more than CAD $200,000.00, please contact Computershare for additional instructions. Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

Premium Calculation:

Number of lost Shares                                  X U.S. $0.3345 = Premium Payable $                                 NOTE: Payment NOT required if premium is less than $5.00

The option to replace your certificate by completing this Box F will expire on June 8, 2021. After this date, shareholders must contact Computershare for alternative replacement options. I enclose my certified cheque, bank draft or money order payable to Computershare Trust Company of Canada.

STATEMENT OF LOST CERTIFICATES:

The undersigned (solitarily, jointly and severally, if more than one) represents and agrees to the following: (i) the undersigned is (and, if applicable, the registered owner of the the Common Shares represented by the missing certificate(s) (the “Original(s)”), at the time of their death, was the lawful and unconditional owner of the Original(s) and is entitled to the full and exclusive possession thereof; (ii) the missing certificate(s) representing the Original(s) have been lost, stolen or destroyed, and have not been endorsed, cashed, negotiated, transferred, assigned, pledged, hypothecated, encumbered in any way, or otherwise disposed of; (iii) a diligent search for the certificate(s) has been made and they have not been found; and (iv) the undersigned makes this Statement for the purpose of transferring or exchanging the Original(s) (including, if applicable, without probate or letters of administration or certification of estate trustee(s) or similar documentation having been granted by any court), and hereby agrees to surrender the certificate(s) representing the Original(s) for cancellation should the undersigned, at any time, find the certificate(s).

The undersigned hereby agrees, for myself and my heirs, assigns and personal representatives, in consideration of the transfer or exchange of the Original(s), to completely indemnify, protect and hold harmless Mitel, Computershare Trust Company of Canada, Aviva Insurance Company of Canada, each of their lawful successors and assigns, and any other party to the transaction (the “Obligees”), from and against all losses, costs and damages, including court costs and attorneys’ fees that they may be subject to or liable for in respect of the cancellation and/or replacement of the Original(s) and/or the certificate(s) representing the Original(s) and/ or the transfer or exchange of the Originals represented thereby, upon the transfer, exchange or issue of the Originals and/or a cheque for any cash payment. The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I acknowledge that a fee of U.S. $0.3345 per lost Common Share is payable by the undersigned. Surety protection for the Obligees is provided under Blanket Lost Original Instruments/Waiver of Probate or Administration Bond No. 35900-16 issued by Aviva Insurance Company of Canada.

Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by	Dated: , 2018
(if required under Instruction 3)
Authorized Signature Name of Guarantor (please print or type) Address of Guarantor (please print or type)

Signature of Shareholder or authorized representative (see Instructions 2 and 4)

Address

Name of Shareholder (please print or type)

Telephone No

Name of authorized representative, if applicable

(please print or type)

Form W-9 (Rev. November 2017) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
	2 Business name/disregarded entity name, if different from above										4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.										Exempt payee code (if any)
	☐	Individual/sole proprietor or single- member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
☐

Limited liability company. Enter the tax classification (C=C corporation, S=S corporation,
P=Partnership) ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S.
federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

	☐	Other (see instructions) ▶
	5 Address (number, street, and apt. or suite no.) See instructions.									Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

Cat. No. 10231X	Form W-9 (Rev. 11-2017)

Form W-9 (Rev. 11-2017)	Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 11-2017)	Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

• LLC treated as a partnership for U.S. federal tax purposes,

• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

  1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

  2—The United States or any of its agencies or instrumentalities

  3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

  4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

  5—A corporation

  6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

  7—A futures commission merchant registered with the Commodity Futures Trading Commission

  8—A real estate investment trust

  9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 11-2017)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 11-2017)	Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor [2]
5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
6.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

	For this type of account:	Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner
9.	A valid trust, estate, or pension trust	Legal entity [4]
10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12.	Partnership or multi-member LLC	The partnership
13.	A broker or registered nominee	The broker or nominee
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

Form W-9 (Rev. 11-2017)	Page 6

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

INSTRUCTIONS

1. Use of Letter of Transmittal

The method used to deliver this Letter of Transmittal and any accompanying certificates representing Common Shares is at the option and risk of the holder, and delivery will be deemed effective, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates representing Common Shares (or effective affidavits of loss in lieu thereof). Purchaser recommends that the necessary documentation be hand delivered to the Depositary at its office(s) specified on the last page of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is highly recommended. A shareholder whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that broker, investment dealer, bank, trust company or other nominee for assistance in depositing those Common Shares.

2. Signatures

This Letter of Transmittal must be filled in and signed by the holder of Common Shares described above or by such holder’s duly authorized representative (in accordance with Instruction 4).

(a)

If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)

the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3. Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Mitel, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4. Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either Purchaser or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5. Miscellaneous

(a)

If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	The Arrangement and any agreement in connection with the Arrangement will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Proxy Statement and this Letter of Transmittal may be obtained from the Depositary at any of its respective offices at the addresses listed below.

6. Lost Certificates

Option #1: If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements.

Option #2: Alternatively, shareholders who have lost, stolen, or destroyed their certificate(s) may participate in Computershare’s blanket bond program with Aviva Insurance Company of Canada by completing BOX F above, and submitting the applicable certified cheque or money order made payable to Computershare Trust Company of Canada.

7. Transfer Taxes

Except as otherwise provided in this Instruction 7, Purchaser will pay any transfer taxes with respect to the transfer and sale of Common Shares to it or to its order pursuant to the Arrangement. If, however, payment of the Consideration in respect of any Common Shares is to be made to any person other than the registered holder(s) or if Common Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the payment to such other person will be deducted from the purchase price of the Common Shares purchased, unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted with the Letter of Transmittal.

8. Tax Withholding

IRS FormW-9 — U.S. Shareholders: In order to avoid “backup withholding” of U.S. federal income tax on payments made with respect to the Common Shares, a Shareholder that is a U.S. holder (as defined below) must generally provide the Shareholder’s correct taxpayer identification number (“TIN”) on the IRS FormW-9 above and certify, under penalties of perjury, that such number is correct, that such Shareholder is not subject to backup withholding, and that such Shareholder is a U.S. person (including a U.S. resident alien), or otherwise establish that such Shareholder is not subject to backup withholding. If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the Common Shares may be subject to backup withholding at a rate of 24%. For the purposes of this Letter of Transmittal, a “U.S. holder” means: a beneficial owner of Common Shares that, for U.S. federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation, that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person or (ii) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership or other entity classified as a partnership that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Certain persons are exempt from backup withholding. Shareholders should consult their tax advisors as to the shareholders’ possible qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

The TIN for an individual U.S. citizen or resident is the individual’s social security number. A U.S. holder who does not have a TIN should consult the instructions to IRS Form W-9 for information on applying for a TIN and completing and signing the IRS Form W-9 while the TIN application is in process. Payments made to such U.S. holder will be subject to backup withholding unless the U.S. holder has furnished the Depositary with his, her or its TIN by the time payment is made. However, such amounts will be refunded to such U.S. holder if a TIN is provided to the Depositary within 60 days. Such U.S. holder should furnish the Depositary with the U.S. holder’s TIN as soon as it is received.

Failure to furnish TIN — If you fail to furnish your correct TIN, you are subject to a penalty of U.S. $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

IRS FormW-8 — Non-U.S. Shareholders: Non-U.S. holders receiving payments in the U.S. should submit to the Depositary the appropriate IRS Form W-8 to establish an applicable withholding exemption from backup withholding (generally, IRS Forms W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI or W-8EXP). In the case of non-U.S. holders for which IRS Form W-8BEN or IRS Form W-8BEN-E is the appropriate form, IRS Form W-8BEN and IRS Form W-8BEN-E require a non-U.S. Holder to provide such non-U.S. holder’s name and address, along with certain other information, and to certify, under penalties of perjury, as to such non-U.S. holder’s non-U.S. status. Non-U.S. holders may obtain an IRS Form W-8BEN and instructions (or other appropriate IRS Form W-8) from the Depositary upon request and may also be obtained from the IRS website (www.irs.gov).

9. Privacy Notice

The Depositary is committed to protecting personal information. In the course of providing services, the Depositary receives non-public personal information about shareholders from transactions the Depositary performs, forms a shareholder may send to the Depositary or other communications the Depositary may have with a shareholder and its representatives. This information could include a shareholder’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer a shareholder’s account, to better serve client needs and for other lawful purposes relating to its services. The Depositary has prepared a Privacy Code to tell shareholders more about its information practices and how their privacy is protected. It is available at the Depositary’s website, at www.computershare.com, or by writing to the Depositary at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. The Depositary will use any information a Shareholder provides with this Letter of Transmittal in order to process a Shareholder’s request and will consider a Shareholder’s submission of this Letter of Transmittal as its consent to the above.

10. Payment Entitlement Pickup Locations

Entitlements may be picked up at applicable Computershare office locations with Counter services. Pick-up instructions must be selected in Box A. Below are the applicable Computershare office locations:

Montreal	Toronto	Calgary	Vancouver

1500 Boulevard Robert- Bourassa, 7th Floor Montréal, QC H3A 3S8	100 University Ave 8th Floor, North Tower Toronto ON M5J 2Y1	530 8 Ave SW, 6th Floor Calgary, AB T2P 3S8	510 Burrard Street, 2nd Floor, Vancouver, BC V6C 3A8

The Depositary is:

COMPUTERSHARE TRUST COMPANY OF CANADA

By Hand or by Courier

100 University Avenue, 8th Floor

Toronto, Ontario

M5J 2Y1

By Mail

P.O. Box 7021

31 Adelaide St E

Toronto, ON    M5C 3H2

Attention: Corporate Actions

Toll Free: 1-800-564-6253

E-Mail: corporateactions@computershare.com